   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1999

                                                      REGISTRATION NO. 333-68889
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

   EXACT NAME OF THE         STATE OR OTHER          PRIMARY STANDARD          I.R.S. EMPLOYER
    REGISTRANTS AS           JURISDICTION OF            INDUSTRIAL           IDENTIFICATION NO.
  SPECIFIED IN THEIR        INCORPORATION OR        CLASSIFICATION CODE
       CHARTERS               ORGANIZATION                NUMBER
 SUPERIOR TELECOM INC.          Delaware                   3357                  55-2248978
   SUPERIOR TRUST I             Delaware                   9999                  51-0386384

                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412
                                 (212) 757-3333
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                            ------------------------

                                STEVEN S. ELBAUM
                             SUPERIOR TELECOM INC.
                                SUPERIOR TRUST I
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412
                                 (212) 757-3333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

         RONALD R. PAPA, ESQ.                      RICHARD CLIMAN, ESQ.
          PROSKAUER ROSE LLP                        PAUL QUINLAN, ESQ.
            1585 BROADWAY                           COOLEY GODWARD LLP
       NEW YORK, NEW YORK 10036                   FIVE PALO ALTO SQUARE
            (212) 969-3000                         3000 EL CAMINO REAL
                                               PALO ALTO, CALIFORNIA 94306
                                                      (650) 843-5000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and the effective time of the proposed merger of SUT Acquisition Corp. with and into Essex International Inc., as described in the Agreement and Plan of Merger dated as of October 21, 1998, attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / / ________

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / / ______________________________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________________________________________________

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              [LOGO]

[LOGO]                          [LOGO]

February __, 1999

Dear Stockholder:

    The boards of directors of Superior TeleCom Inc. and Essex International Inc. have agreed to merge our companies. If the merger is completed, Essex will become a wholly owned subsidiary of Superior.

    In the merger, Essex stockholders will receive 0.64 of an 8 1/2% trust convertible preferred security of Superior Trust I, a business trust formed by Superior, for each share of Essex common stock that they own. After six months, each trust preferred security will be convertible into 1.1161 shares of Superior common stock. This conversion rate is subject to adjustment. We estimate that the trust preferred securities to be issued to Essex stockholders will be convertible into approximately 17% of the outstanding common stock of Superior after the merger.

    You should be aware that:

    a. Superior can exchange the trust preferred securities for debt with similar terms whenever it wants;

    b. this debt is subordinate to all of Superior's current and future senior secured debt; and

    c. the payment of distributions on the trust preferred securities can be deferred by Superior.

    The merger cannot be completed unless the stockholders of Essex approve it. In addition, Superior is requesting that its stockholders approve the amendment of Superior's certificate of incorporation to increase the number of authorized shares of preferred stock and common stock of Superior and the issuance of trust preferred securities to Essex stockholders in the merger. Superior is also requesting that its stockholders approve an amendment to the Superior 1996 Stock Option Plan.

    We have scheduled special meetings for our stockholders to vote on these matters. Whether or not you plan to attend your stockholders' meeting, please take the time to vote on the proposal(s) to be submitted at your meeting by completing and mailing the enclosed proxy card to us. The dates, times and places of the stockholders' meetings are as follows:


    FOR ESSEX INTERNATIONAL     FOR SUPERIOR TELECOM INC. STOCKHOLDERS:
INC. STOCKHOLDERS:     MARCH    MARCH 31, 1999 AT 11:00 A.M., LOCAL TIME
31, 1999 AT 10:00 A.M., LOCAL   THE ESSEX HOUSE, 2ND FLOOR
TIME                                160 CENTRAL PARK SOUTH
    THE ESSEX HOUSE, 2ND FLOOR      NEW YORK, NEW YORK 10019
    160 CENTRAL PARK SOUTH
    NEW YORK, NEW YORK 10019


    This Joint Proxy Statement/Prospectus provides you with detailed information about the matters to be considered by the stockholders of Essex and Superior. We encourage you to read this entire document carefully.


Steven S. Elbaum                           Steven S. Elbaum
Chief Executive Officer                    Chairman of the Board and Chief Executive
of Essex International Inc.                Officer of Superior TeleCom Inc.


    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 9.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE OFFERS OR SALES ARE NOT PERMITTED.

    This Joint Proxy Statement/Prospectus is dated February   , 1999 and is
first being mailed to stockholders on or about February   , 1999.

PRELIMINARY JOINT PROXY STATEMENT

                            ESSEX INTERNATIONAL INC.
                                1601 WALL STREET
                           FORT WAYNE, INDIANA 46802


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 31, 1999


TO THE STOCKHOLDERS OF
ESSEX INTERNATIONAL INC.:


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Essex International Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on March 31, 1999, at The Essex House, 2nd Floor, 160 Central Park South, New York, New York 10019, for the following purposes:



1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Superior TeleCom Inc., a Delaware corporation, SUT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Superior, and Essex, as amended. The merger agreement provides for the merger of SUT Acquisition Corp. with and into Essex with the result that Essex will become a wholly owned subsidiary of Superior. The merger agreement also provides that Essex stockholders will receive in the merger 0.64 of an 8 1/2% trust convertible preferred security of Superior Trust I in exchange for each outstanding share of Essex common stock that they own. Superior Trust I is a business trust in which Superior owns all the common equity interests. The merger is described more fully in the attached Joint Proxy Statement/Prospectus, which includes a copy of the merger agreement.


2. To consider and act upon such other business and matters or proposals as may properly come before the Essex meeting.

    The board of directors of Essex has fixed the close of business on February 16, 1999 as the record date for determining the holders of Essex common stock having the right to receive notice of, and to vote at, the Essex meeting. Only holders of record of Essex common stock at the close of business on such date are entitled to notice of, and to vote at, the Essex meeting. A list of Essex's stockholders entitled to vote at the Essex meeting will be available during normal business hours at Superior's executive offices, 1790 Broadway, New York, New York 10019, for ten days before the Essex meeting for examination by any Essex stockholder for purposes germane to the Essex meeting.

    THE BOARD OF DIRECTORS OF ESSEX RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE OTHER PROPOSALS PRESENTED AT THE ESSEX MEETING.

    Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Essex common stock entitled to vote at the Essex meeting. All stockholders are cordially invited to attend the Essex meeting in person. Whether or not you expect to attend the Essex meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of the board of directors of Essex. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

    BECAUSE SUT ACQUISITION CORP. OWNS A MAJORITY OF THE OUTSTANDING SHARES OF ESSEX COMMON STOCK, IT HAS SUFFICIENT VOTING POWER TO APPROVE AND ADOPT THE MERGER AGREEMENT EVEN IF NO OTHER STOCKHOLDER OF ESSEX VOTES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. SUT ACQUISITION CORP. HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. THEREFORE, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AT THE ESSEX MEETING IS ASSURED.

                                          By Order of the Board of Directors

                                          Debra F. Minott
                                          Senior Vice President, General Counsel
                                          and Secretary

Fort Wayne, Indiana
February   , 1999

                         YOUR VOTE IS IMPORTANT TO US.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.
                    HOLDERS OF ESSEX COMMON STOCK SHOULD NOT
                SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

PRELIMINARY PROXY STATEMENT

                               SUPERIOR TELECOM INC.
                                 1790 BROADWAY
                            NEW YORK, NEW YORK 10019


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 31, 1999


TO THE STOCKHOLDERS
OF SUPERIOR TELECOM INC.:


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Superior TeleCom Inc., a Delaware corporation, will be held at 11:00 a.m., local time, on March 31, 1999, at The Essex House, 2nd Floor, 160 Central Park South, New York, New York 10019, for the following purposes:


    1.  To consider and vote upon a proposal

       (a) to amend Superior's certificate of incorporation to increase the number of authorized shares of preferred stock and common stock of Superior and


       (b) to authorize the issuance of 8 1/2% trust convertible preferred securities of Superior Trust I, a business trust in which Superior owns all the common equity interests, and the common stock of Superior issuable upon conversion of the trust preferred securities, as provided in the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Superior, SUT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Superior, and Essex International Inc., a Delaware corporation, as amended. The terms of the trust preferred securities are described more fully in the attached Joint Proxy Statement/Prospectus, which includes a copy of the merger agreement.


    2. To consider and vote upon a proposal to approve an amendment to the Superior 1996 Stock Option Plan.

    3. To consider and act upon such other business and matters or proposals as may properly come before the Superior meeting.

    The board of directors of Superior has fixed the close of business of February 16, 1999 as the record date for determining the holders of Superior common stock having the right to receive notice of, and to vote at, the Superior meeting. Only holders of record of Superior common stock at the close of business on such date are entitled to notice of, and to vote at, the Superior meeting. A list of Superior's stockholders entitled to vote at the Superior meeting will be available during normal business hours at Superior's executive offices, 1790 Broadway, New York, New York 10019, for ten days before the Superior meeting for examination by any Superior stockholder for purposes germane to the Superior meeting.

    THE BOARD OF DIRECTORS OF SUPERIOR RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF PROPOSALS 1 AND 2 DESCRIBED ABOVE AND THE OTHER PROPOSALS PRESENTED AT THE SUPERIOR MEETING.

    Approval of Proposal 1 described above requires the affirmative vote of the holders of a majority of the outstanding shares of Superior common stock entitled to vote at the Superior meeting. Approval of Proposal 1 is a condition to the merger with Essex. Approval of Proposal 2 above requires the affirmative vote of holders of a majority of the outstanding shares of Superior present in person or represented by proxy at the Superior meeting and entitled to vote on the proposal, provided that the total vote cast represents over 50% in interest of all shares entitled to vote on the proposal. All stockholders are cordially invited to attend the Superior meeting in person. Whether or not you plan to attend the Superior meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of the board of directors of Superior. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

    THE ALPINE GROUP, INC., THE MAJORITY STOCKHOLDER OF SUPERIOR, OWNS AND HAS THE RIGHT TO VOTE AT THE SUPERIOR MEETING SUFFICIENT SHARES TO APPROVE PROPOSALS 1 AND 2 WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER AND HAS AGREED TO VOTE ITS SHARES IN FAVOR OF PROPOSALS 1 AND 2 AT THE SUPERIOR MEETING. THEREFORE, THE APPROVAL OF THESE PROPOSALS IS ASSURED.

                                          By Order of the Board of Directors

                                          Stewart H. Wahrsager
                                          Secretary

New York, New York
February   , 1999

                         YOUR VOTE IS IMPORTANT TO US.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                               TABLE OF CONTENTS


                                                                                                                  PAGE
                                                                                                                  -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................................................           1
SUMMARY......................................................................................................           3
RISK FACTORS.................................................................................................           9
  Risks Relating to the Combined Company.....................................................................           9
  Risks Relating to the Trust Preferred Securities...........................................................          12
SELECTED HISTORICAL FINANCIAL INFORMATION....................................................................          15
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.................................................          17
THE MEETINGS.................................................................................................          26
  Purpose of the Meetings....................................................................................          26
  Record Date and Voting Rights..............................................................................          26
  Proxies....................................................................................................          28
  Solicitation and Revocation of Proxies.....................................................................          28
THE MERGER...................................................................................................          29
  General....................................................................................................          29
  Background of the Merger...................................................................................          29
  Recommendation of the Essex Board and the Reasons for the Recommendation...................................          32
  Opinions of the Essex Financial Advisors...................................................................          35
  Projections of Superior and Essex..........................................................................          44
  Superior's Reasons for the Merger..........................................................................          46
  Merger Consideration.......................................................................................          46
  Stock Options and Benefit Plans............................................................................          46
  Appraisal Rights...........................................................................................          47
  Financing of The Tender Offer and The Merger...............................................................          49
  Effective Time.............................................................................................          52
  Conversion of Shares; Procedures for Exchange of Certificates; Dividends; No Fractional Shares.............
                                                                                                                       52
  NYSE Listing...............................................................................................          53
  Expenses...................................................................................................          53
  Interests of Certain Persons in The Merger.................................................................          53
  Material Federal Income Tax Consequences...................................................................          55
  Accounting Treatment.......................................................................................          60
  Regulatory Matters.........................................................................................          60
  Resale of Trust Preferred Securities and Superior Common Stock Following the Merger........................          61
THE MERGER AGREEMENT AND RELATED AGREEMENTS..................................................................          62
  General....................................................................................................          62
  Consideration to Be Received in the Merger.................................................................          62
  Corporate Matters..........................................................................................          63
  Conditions to the Merger...................................................................................          63
  Representations and Warranties.............................................................................          64
  Certain Covenants..........................................................................................          65
  Termination................................................................................................          67
  Amendment; Waiver..........................................................................................          68
  Fees and Expenses..........................................................................................          68
  Stockholders' Agreement....................................................................................          69
  Voting Agreement...........................................................................................          69
  Confidentiality Agreement..................................................................................          69
  Agreements of Essex Affiliates.............................................................................          69
THE COMPANIES................................................................................................          71

                                                                                                                  PAGE
                                                                                                                  -----
  Essex International Inc....................................................................................          71
  Superior TeleCom Inc.......................................................................................          72
DESCRIPTION OF SUPERIOR CAPITAL STOCK........................................................................          74
  Common Stock...............................................................................................          74
  Preferred Stock............................................................................................          74
  Possible Anti-Takeover Effect of Certain Certificate of Incorporation and Bylaw Provisions.................          74
DESCRIPTION OF THE TRUST PREFERRED SECURITIES................................................................          77
  General....................................................................................................          77
  Distributions..............................................................................................          77
  Conversion Rights..........................................................................................          78
  Conversion Rate Adjustments................................................................................          79
  Special Event Exchange.....................................................................................          80
  Optional Redemption........................................................................................          81
  Mandatory Redemption.......................................................................................          81
  Redemption Upon Change of Control..........................................................................          82
  Redemption Procedures......................................................................................          82
  Priority of Trust Preferred Securities.....................................................................          82
  Distribution of Debentures Upon Dissolution................................................................          83
  Declaration Events of Default; Enforcement of Certain Rights By Holders of Trust Preferred Securities......
                                                                                                                       83
  Voting Rights; Amendment of the Declaration................................................................          84
  Additional Voting Rights...................................................................................          85
  Payment of Amounts Due on Trust Preferred Securities.......................................................          86
  Property Trustee; Transfer Agent, Registrar and Paying, Conversion and Exchange Agent......................          86
DESCRIPTION OF THE GUARANTEE AGREEMENT.......................................................................          87
  General....................................................................................................          87
  Status of the Guarantee Agreement..........................................................................          87
  Amendments and Assignment..................................................................................          88
  Certain Covenants of Superior..............................................................................          88
  Guarantee Events of Default................................................................................          88
  Information Concerning the Guarantee Trustee...............................................................          89
  Termination of the Guarantee Agreement.....................................................................          89
DESCRIPTION OF THE DEBENTURES................................................................................          90
  General....................................................................................................          90
  Interest...................................................................................................          90
  Option to Defer Interest Payments..........................................................................          91
  Mandatory Redemption.......................................................................................          92
  Optional Redemption........................................................................................          92
  Redemption Upon Change of Control..........................................................................          92
  Conversion of the Debentures...............................................................................          93
  Modification of Indenture..................................................................................          93
  Debenture Events of Default; Enforcement of Certain Rights by Holders of Trust Preferred Securities........
                                                                                                                       94
  Consolidation, Merger, Sale of Assets and Other Transactions...............................................          95
  Satisfaction and Discharge.................................................................................          95
  Priority of Payment........................................................................................          96
  Payment and Paying Agent...................................................................................          97
  Information Concerning the Indenture Trustee...............................................................          97
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE DEBENTURES AND THE GUARANTEE AGREEMENT................
                                                                                                                       98

                                                                                                                  PAGE
                                                                                                                  -----
  Full and Unconditional Guarantee...........................................................................          98
  Sufficiency of Payments....................................................................................          98
  Limited Purpose of Issuer..................................................................................          99
  Rights Upon Dissolution....................................................................................          99
COMPARISON OF STOCKHOLDERS' RIGHTS...........................................................................          99
  General....................................................................................................          99
  Authorized Capital Stock...................................................................................         100
  Preemptive Rights..........................................................................................         100
  Quorum.....................................................................................................         100
  Stockholder Voting.........................................................................................         100
  Special Meetings of Stockholders...........................................................................         101
  Directors..................................................................................................         101
  Removal of Directors.......................................................................................         101
  Vacancies on the Board of Directors........................................................................         102
  Certain Business Combinations..............................................................................         102
  Amendment to Certificates of Incorporation.................................................................         102
  Amendment of Bylaws........................................................................................         103
  Appraisal/Dissenters' Rights...............................................................................         104
  Indemnification of Directors and Officers..................................................................         104
  Insurance..................................................................................................         105
PROPOSAL TO AMEND SUPERIOR'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED STOCK AND TO ISSUE THE
  TRUST PREFERRED SECURITIES.................................................................................
                                                                                                                      106
PROPOSAL TO AMEND THE SUPERIOR 1996 STOCK OPTION PLAN........................................................         108
  Purpose of the Superior 1996 Stock Option Plan.............................................................         109
  Available Shares...........................................................................................         109
  Eligibility and Types of Awards............................................................................         109
  Administration.............................................................................................         109
  Amendment and Termination of Plan..........................................................................         110
  Non-Employee Director Stock Option Grants..................................................................         110
  Miscellaneous..............................................................................................         111
  Material Federal Income Tax Consequences Relating to the Superior 1996 Stock Option Plan...................         111
  Future Plan Awards.........................................................................................         113
  Vote Required and Board Recommendation.....................................................................         113
OTHER MATTERS................................................................................................         113
EXPERTS......................................................................................................         113
LEGAL MATTERS................................................................................................         113
RELATIONSHIP WITH INDEPENDENT AUDITORS.......................................................................         114
STOCKHOLDER PROPOSALS........................................................................................         114
WHERE YOU CAN FIND MORE INFORMATION..........................................................................         115
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................................................         115
FORWARD-LOOKING STATEMENTS...................................................................................         117
  Appendix A-1       Agreement and Plan of Merger
  Appendix A-2       Amendment No. 1 to Agreement and Plan of Merger
  Appendix B-1       Opinion of Goldman, Sachs & Co.
  Appendix B-2       Opinion of Chase Securities Inc.
  Appendix C         Section 262 of the Delaware General Corporation Law
  Appendix D         Amended and Restated Superior TeleCom Inc. 1996 Stock Option Plan

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

    A. We believe that the merger of Superior and Essex will create a stronger, unified company and will diversify the product range of the individual companies.

Q. WHAT WILL I RECEIVE IN THE MERGER?

    A. If the merger is completed, Essex stockholders will receive 0.64 of an 8 1/2% trust convertible preferred security to be issued by a trust formed by Superior in exchange for each share of Essex common stock that they own. These trust preferred securities will be convertible after six months into shares of common stock of Superior at an initial conversion rate of 1.1161 shares of Superior common stock for each trust preferred security, subject to adjustment. For example, if you own 1,000 shares of Essex common stock, you will receive 640 trust preferred securities in exchange for your Essex shares. Those 640 trust preferred securities will be convertible after six months into 714 shares of common stock of Superior. No fractional shares of trust preferred securities will be issued. Instead, Essex stockholders will receive an amount in cash, without interest, equal to the product of the fraction you would have otherwise received, multiplied by the average closing price of the trust preferred securities for a specified period. Existing holders of Superior common stock will continue to own their shares after the merger and will not receive any trust preferred securities as a result of the merger.

Q. WHAT ARE THE TAX CONSEQUENCES TO STOCKHOLDERS OF THE MERGER?


    A. The merger is a taxable event for federal income tax purposes for Essex stockholders. Superior stockholders will not recognize any gain or loss in connection with the merger. Tax matters, however, are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. We encourage you to contact your tax advisors to determine the tax consequences of the merger to you. To review the tax consequences to Essex stockholders in greater detail, see pages 55 to 60 of this Joint Proxy Statement/Prospectus.


Q. IF ALL OF THE TRUST PREFERRED SECURITIES ISSUED TO ESSEX STOCKHOLDERS IN THE MERGER WERE CONVERTED INTO COMMON STOCK OF SUPERIOR, WHAT PERCENTAGE OF THE OUTSTANDING COMMON STOCK OF SUPERIOR WOULD BE HELD BY ESSEX STOCKHOLDERS?

    A. Essex stockholders would hold approximately 17% of the outstanding common stock of Superior.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

    A. We hope to complete the merger in the first quarter of 1999, shortly after the special meetings.

Q. WHAT DO I NEED TO DO NOW?

    A. After carefully reading and considering the information contained in this document and its appendices, indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the proposal or proposals to be voted upon at your special meeting. If you do not vote or you abstain, it will in most cases have the effect of a vote against the proposal or proposals presented to your special meeting. The board of directors of Essex recommends voting in favor of the merger agreement and the merger. The board of directors of Superior recommends voting in favor of the amendment to the certificate of incorporation to increase the authorized shares of preferred stock and common stock, the issuance of the trust preferred securities in connection with the merger and the amendment to the 1996 stock option plan.

Q. IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

    A. Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares according to your directions. Without instructions, your broker will not vote your shares.

Q. IF I AM NOT GOING TO ATTEND THE STOCKHOLDER MEETING, SHOULD I RETURN MY PROXY CARD INSTEAD?

    A. Yes. Please fill out your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at your special meeting.

Q. WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

    A. You should send in a later, dated, signed proxy card to your company's corporate secretary before your special meeting or attend your special meeting in person and vote.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

    A. No. After the merger is completed, we will send Essex stockholders written instructions for exchanging their stock certificates. Superior stockholders do not need to exchange their certificates.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

    A.  If you would like additional copies of this Joint Proxy
Statement/Prospectus or if you have questions about the merger and you are an Essex stockholder, you can contact us at Essex International Inc., 1601 Wall Street, Fort Wayne, Indiana 46802, Attention: Michael Smith, or you can call us at (219) 461-4000.

    If you would like additional copies of this Joint Proxy Statement/Prospectus or if you have questions about the merger and you are a Superior stockholder, you can contact us at Superior TeleCom Inc., 1790 Broadway, New York, New York 10019, Attention: Suzanne Fernandez, or you can call us at (212) 757-3333.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND RELATED TRANSACTIONS AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER AND RELATED TRANSACTIONS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH YOU ARE REFERRED. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE
115. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

                            THE COMPANIES (PAGE 71)

ESSEX INTERNATIONAL INC.
1601 Wall Street
Fort Wayne, Indiana 46802
(219) 461-4000

    Essex is a Delaware holding company that operates through its subsidiary, Essex Group, Inc. Essex Group develops, manufactures and distributes wire and cable and insulation products, including building wire for commercial and residential construction applications, magnet wire and insulation materials for electromechanical devices, copper voice and datacom wire, industrial wire and automotive wire. After the merger, Essex's principal executive officers will continue to be located at 1601 Wall Street, Fort Wayne, Indiana 46802.

SUPERIOR TELECOM INC.
1790 Broadway
New York, New York 10019
(212) 757-3333

    Superior is a Delaware holding company that operates through its subsidiaries. Superior is the largest North American manufacturer of copper telecommunications cable, which is the most widely used medium for voice and data transmission in the local loop. The local loop is the segment of the telecommunications network that connects the customer's premises to the nearest telephone switching center or central office. Superior's customers include four of the five regional Bell operating companies, Sprint Corporation and GTE Corporation.


              WHAT ESSEX STOCKHOLDERS WILL RECEIVE (PAGES 29, 77)


    Superior will acquire Essex through the merger of a wholly owned subsidiary of Superior, which owns approximately 81% of Essex's common stock, with Essex. As a result of this merger, Superior will acquire the remaining outstanding shares of Essex. The merger is described in this Joint Proxy
Statement/Prospectus.


    As a result of the merger, Essex stockholders will receive 0.64 of an 8 1/2% trust convertible preferred security for each share of Essex common stock that they own. The trust preferred securities are preferred securities to be issued by Superior Trust I, a trust formed by Superior. The trust preferred securities will:


    - bear a dividend at an annual rate of $4.25 per share;

    - accumulate dividends from the date of issue, whether payment is deferred or not;

    - be convertible at your option into common stock of Superior beginning six months after the date they are issued at an initial conversion rate of
      1.1161 shares of Superior common stock for each trust preferred security, subject to adjustment;

    - be redeemable at Superior's option beginning four years after the date they are issued, or during the third year of issuance depending on the price of Superior's common stock;

    - be exchangeable at Superior's option at any time for a like amount of convertible subordinated debentures of Superior having payment terms substantially identical to those of the trust preferred securities; and

    - be subordinate to all current and future senior secured debt of Superior.


    At the same time that the trust issues the trust preferred securities, Superior will issue debt, represented by debentures, to the trust. The debentures will have "back-to-back" terms with the trust preferred securities, which means that Superior will make payments on the debt at the same time, and in the same amounts, as payments due on the trust preferred securities. If Superior does not pay interest or other amounts due on the debentures, the trust will not be able to pay to you distributions or other amounts due on the trust preferred securities. Superior, in a guarantee agreement, will guarantee the trust's obligations to make these payments to you, but only to the extent Superior makes payments on the debt. The risks associated with this structure are described under "Risk Factors" beginning on page 12.



                             THE MEETINGS (PAGE 26)



    The special meeting of stockholders of Essex will be held at 10:00 a.m., local time, on March 31, 1999, at The Essex House, 2nd Floor, 160 Central Park South, New York, New York 10019. At the Essex meeting, holders of Essex common stock will consider and vote upon:


    - a proposal to adopt the merger agreement and approve the merger; and

    - any other matters that may properly come before the Essex meeting.


    The special meeting of stockholders of Superior will be held at 11:00 a.m., local time, on March 31, 1999, at The Essex House, 2nd Floor, 160 Central Park South, New York, New York 10019. At the Superior meeting, holders of Superior common stock will consider and vote upon:


    - a proposal to approve and adopt:

       (1) an amendment to Superior's certificate of incorporation to increase the authorized number of shares of preferred stock and common stock of Superior; and

       (2) the issuance of:

           (a) the trust preferred securities to stockholders of Essex in the merger; and

           (b) the common stock of Superior issuable upon conversion of the trust preferred securities;

    - a proposal to approve and adopt an amendment to the Superior 1996 Stock Option Plan; and

    - any other matters that may properly come before the Superior meeting.


                 OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGE 32)


    The Essex board of directors believes that the merger is in the best interests of the Essex stockholders and recommends that the Essex stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger because:

    - the merger will conclude a two-step process whereby Essex will become a wholly owned subsidiary of Superior;

    - the merger will allow the combined company greater flexibility to operate than if Essex continued with 19% of its shares being publicly held; and

    - the trust preferred securities represent a better ongoing investment in the combined company than an equity interest in an 81% owned subsidiary of Superior.

    The Superior board of directors believes that the merger is in the best interests of the Superior stockholders. Therefore, to facilitate the merger and related transactions, the Superior board unanimously recommends that the Superior stockholders vote "FOR" the proposals to:

    (1) approve and adopt:

        (a) the amendment to Superior's certificate of incorporation to increase the authorized shares of common stock and preferred stock of Superior; and

        (b) the issuance of trust preferred securities to Essex stockholders in the merger;

    (2) approve and adopt the amendment to the Superior 1996 Stock Option Plan; and

    (3) approve any other matters that may properly come before the Superior meeting.


                            VOTES REQUIRED (PAGE 26)


    Adoption of the merger agreement and approval of the merger require the affirmative vote of a majority of the outstanding shares of Essex common stock entitled to vote at the Essex meeting. AS A RESULT OF THE COMPLETION OF A TENDER OFFER FOR APPROXIMATELY 81% OF THE SHARES OF ESSEX COMMON STOCK ON NOVEMBER 27, 1998, SUPERIOR AND ITS WHOLLY OWNED ACQUISITION SUBSIDIARY HAVE SUFFICIENT VOTING POWER TO CAUSE THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER. SUPERIOR AND ITS SUBSIDIARY HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER. THEREFORE, ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AT THE ESSEX MEETING IS ASSURED.

    Approval of the amendment to Superior's certificate of incorporation and the issuance of the trust preferred securities require the affirmative vote of the holders of a majority of the outstanding shares of Superior common stock entitled to vote at the Superior meeting. Approval of the amendment to the Superior 1996 Stock Option Plan requires the affirmative vote of holders of a majority of the outstanding shares of Superior present in person or represented by proxy at the Superior meeting and entitled to vote on the proposal, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal. THE ALPINE GROUP, INC., THE MAJORITY STOCKHOLDER OF SUPERIOR, HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE APPROVAL AND ADOPTION OF BOTH PROPOSALS. THEREFORE, A VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF BOTH PROPOSALS AT THE SUPERIOR MEETING IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER.


                              THE MERGER (PAGE 29)



    THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A-1 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT, BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.



THE APPOINTMENT OF NEW ESSEX DIRECTORS AFTER THE OFFER AND THE MANAGEMENT OF
  ESSEX FOLLOWING THE MERGER (PAGE 29)



    When the tender offer was completed, Steven R. Abbott, W.L. Lyons Brown, Jr., Rodney A. Cohen, Edward O. Gaylord, Stuart S. Janney, III and Ward W. Woods resigned from the board of directors of Essex and Superior nominated three new directors, Steven S. Elbaum, Bragi F. Schut and David S. Aldridge, who were appointed to the board of directors of Essex. Robert D. Lindsay remained as a director of Essex. Superior's management expects that Essex's operating management generally will remain in place after the merger, with Essex operating as a business unit of Superior.

INTERESTS OF ESSEX OFFICERS AND DIRECTORS IN THE MERGER THAT ARE DIFFERENT FROM
  THE INTERESTS OF ESSEX STOCKHOLDERS (PAGE 53)


    In considering the recommendation of the board of directors of Essex that you vote in favor of the merger, stockholders of Essex should be aware that a number of executive officers and directors have benefit plans and other arrangements that provide them with interests in the merger that are different from, or in addition to, your interests.


CONDITIONS TO THE OBLIGATION OF ESSEX AND SUPERIOR TO COMPLETE THE MERGER (PAGE
  63)


    The obligations of Essex and Superior to complete the merger depend upon the satisfaction of various conditions, including the following:

    - the adoption by the stockholders of Essex of the merger agreement;

    - the approval by the stockholders of Superior of the amendment to Superior's certificate of incorporation and the issuance of the trust preferred securities as set forth in the merger agreement; and

    - the absence of any injunction or other court order that would prohibit or prevent the merger.

    With the exception of the condition noted in the next sentence, Superior and Essex will not waive any of these conditions to the merger because satisfaction of these conditions is legally required. The approval of the issuance of the trust preferred securities by Superior's stockholders is not legally required and thus may be waived. It is unlikely that any waiver of this condition will be necessary because the approval of this matter at the Superior meeting is assured.

    In addition, Essex's obligation to complete the merger depends upon the approval for listing on the New York Stock Exchange of the trust preferred securities and the shares of Superior common stock to be issued upon conversion of the trust preferred securities. If these securities are not approved for listing on the New York Stock Exchange, Essex would consider waiving this condition if the securities will be listed on another national securities exchange or a national market system, such as the Nasdaq National Market. Any waiver of this condition would require the approval of a majority of the Essex directors who were not nominated by Superior and are not executive officers of Essex. If Essex waives this condition, it will issue a press release to that effect, but it will not resolicit the approval of its stockholders, unless required under applicable law.


CIRCUMSTANCES WHERE ESSEX AND/OR SUPERIOR CAN TERMINATE THE MERGER AGREEMENT
  (PAGE 67)


    Essex and Superior may agree in writing to terminate the merger agreement before the merger has been completed. Either Essex or Superior may also terminate the merger:

    - if the merger has not happened by October 31, 2000. However, neither party can terminate the merger agreement if its failure to fulfill any obligation under the merger agreement caused the failure of the merger to occur before that date; and

    - if a court or governmental authority has permanently restrained or prohibited the merger.

    Under the merger agreement, the approval of a majority of directors of Essex who were not nominated by Superior and are not executive officers of Essex is required for Essex to authorize the termination of the merger agreement.

    The fees and expenses expected to be incurred by Superior and Essex in connection with the tender offer and the merger total approximately $60 million, of which $33 million is financing fees and $27 million is transaction expenses.

OPINIONS OF THE ESSEX FINANCIAL ADVISORS WITH RESPECT TO THE FAIRNESS OF THE
  CONSIDERATION TO BE RECEIVED BY THE ESSEX STOCKHOLDERS (PAGE 35)


    Goldman, Sachs & Co. and Chase Securities Inc. have acted as financial advisors to Essex in connection with the merger agreement. They have delivered to the board of directors of Essex written opinions, dated October 21, 1998, to the effect that, as of such date, the consideration to be received by holders of Essex common stock in the tender offer and the merger, taken together as a unitary transaction, is fair from a financial point of view to such holders. The full text of the written opinions of Goldman Sachs and Chase, which set forth the assumptions made, matters considered and limitations on the review undertaken, are attached as Appendices B-1 and B-2 to this Joint Proxy Statement/ Prospectus. You should read them carefully.


APPRAISAL RIGHTS AVAILABLE TO ESSEX STOCKHOLDERS WHO DISSENT FROM THE MERGER
  (PAGE 47)


    Under Section 262 of the Delaware General Corporation Law, a stockholder of Essex may dissent from the merger and seek to obtain payment for the fair value of that stockholder's shares. If you are an Essex stockholder and wish to dissent, you must deliver to Essex, before the vote on the merger agreement at the Essex meeting, a written demand for appraisal of your shares. You also must not vote in favor of the merger agreement. To not vote in favor of the merger agreement, you can either:

    - vote no in person at the Essex meeting or by proxy;

    - abstain from voting;

    - fail to vote; or

    - revoke a duly executed proxy.

    Beneficial owners of shares of Essex common stock whose shares are held of record by another person, such as a broker, bank or nominee, and who wish to seek appraisal, should instruct the record holder to follow the procedures in
Section 262 of the Delaware General Corporation Law, a copy of which is included as Appendix C to this Joint Proxy Statement/Prospectus. Failure to take any necessary step may result in a termination or waiver of appraisal rights under Delaware law.


SUPERIOR'S ACCOUNTING TREATMENT OF THE ACQUISITION (PAGE 60)


    Superior expects to account for the acquisition of Essex using purchase accounting. In general, under purchase accounting, assets acquired and liabilities assumed are recorded at their fair value.


HART-SCOTT-RODINO REGULATORY APPROVAL HAS BEEN OBTAINED (PAGE 60)


    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits parties to a transaction that is reportable under the Act, as this one was, from completing the transaction until after the expiration of a statutory waiting period. The waiting period has expired, and thus we may complete the transaction.


LISTING OF TRUST PREFERRED SECURITIES AND SUPERIOR COMMON STOCK ON THE NEW YORK
  STOCK EXCHANGE (PAGE 53)


    Superior will cause the trust preferred securities to be issued in the merger and the Superior common stock issuable upon conversion of the trust preferred securities to be listed on the New York Stock Exchange.

SUPERIOR'S FINANCING OF THE ACQUISITION (PAGE 49)


    The total amount of funds required to consummate the tender offer and the merger, including the refinancing of certain existing indebtedness of Superior and Essex, and to pay related fees and expenses is estimated to be approximately $1.35 billion. Superior provided the funds needed for the tender offer, and will provide other required funds, from amounts borrowed under Superior's bank credit facilities.

                    COMPARATIVE PER SHARE MARKET INFORMATION

    Superior and Essex common stock are both listed on the New York Stock Exchange. The following table sets forth the closing price per share of Superior common stock and Essex common stock and the equivalent per share price of Essex common stock as of October 21, 1998, the last trading day before Superior and Essex publicly announced the execution of the merger agreement, and on February
  , 1999, the last trading day before the date of this Joint Proxy Statement/Prospectus. The "equivalent per share price" of Essex common stock equals the closing price per share of Superior common stock on that date multiplied by the exchange ratio of 0.64 used in the merger, and then by 1.1161, the rate at which the trust preferred securities are convertible into Superior common stock.

                                                                                        MARKET PRICES
                                                                                          PER SHARE
                                                                            --------------------------------------
                                                                              SUPERIOR       ESSEX     EQUIVALENT
                                                                               COMMON        COMMON     PER SHARE
                                                                                STOCK        STOCK        PRICE
                                                                            -------------  ----------  -----------
October 21, 1998..........................................................    $   36.80    $  23.1875   $   26.29
         , 1999...........................................................

                              RECENT DEVELOPMENTS

    On January 11, 1999, Superior declared a five-for-four stock split of its common stock. The stock split was effected in the form of a 25% stock dividend, which was paid on February 3, 1999 to stockholders of record on January 20, 1999. All references in this document to shares of Superior common stock, except shares authorized, and to per share information have been adjusted to give effect to this stock split on a retroactive basis.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, ESSEX STOCKHOLDERS SHOULD CONSIDER THE FOLLOWING RISK FACTORS BEFORE THEY DECIDE WHETHER OR NOT TO VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. UNLESS THE CONTEXT INDICATES OTHERWISE, REFERENCES TO SUPERIOR OR THE COMPANY INCLUDE ESSEX SINCE SUPERIOR ALREADY OWNS APPROXIMATELY 81% OF ESSEX.

RISKS RELATING TO THE COMBINED COMPANY

    IF WE CANNOT SUCCESSFULLY INTEGRATE OUR COMPANIES, OUR BUSINESS COULD BE ADVERSELY AFFECTED. To combine Essex and Superior, we will need to integrate and coordinate the management and administrative functions, product offerings and sales, marketing, and research and development efforts of each company. If we cannot successfully integrate our companies' operations, our business and the results of operations of the combined businesses could be adversely affected.

    Combining our companies will present a number of challenges, including the management of businesses with different customer bases and different approaches to manufacturing, sales and service, and the integration of a number of geographically separated research and development and other facilities. Whether or not this will succeed will depend largely on our companies' ability to retain key management, sales and research and development personnel. In addition, our management will be occupied with integrating our companies' operations following the merger and this may temporarily distract management from our companies' day-to-day businesses. We thus cannot assure you that our companies will be smoothly and successfully integrated.

    SUPERIOR'S SUBSTANTIAL DEBT OBLIGATIONS COULD DETRIMENTALLY AFFECT ITS BUSINESS AND YOUR ABILITY TO RECEIVE PAYMENTS ON THE TRUST PREFERRED SECURITIES. In connection with its acquisition of approximately 81% of the outstanding stock of Essex on November 27, 1998, Superior increased its debt level to about $1.4 billion through borrowings under new credit facilities. Superior's substantial indebtedness could have material and adverse consequences to you, as a future holder of trust preferred securities, and to Superior, including the following:

    - a significant portion of Superior's cash flow from operations must be dedicated to repaying debt and may not be available for other purposes, such as ensuring that payments are made on the trust preferred securities;

    - Superior's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions will be limited;

    - Superior may be more indebted than its competitors and this may place Superior at a competitive disadvantage by increasing the relative cost of future borrowings;

    - Superior's level of indebtedness will limit its flexibility in reacting to adverse economic conditions; and

    - certain of Superior's borrowings are, or in the future may be, at variable interest rates that may make Superior vulnerable to interest rate increases.

    Subject to the restrictions set forth in Superior's credit agreements, Superior expects to continue to incur indebtedness from time to time in the ordinary course of business and for different purposes, such as acquisitions and business expansion. Also, the terms of the trust preferred securities do not limit the amount of additional debt that Superior may issue or incur.

    If Superior cannot generate sufficient cash flow from operations to repay its debt obligations or if its business deteriorates substantially, then it may need to refinance its debt, raise additional capital or take other actions such as reducing its capital expenditures. We cannot assure you that any of these actions could be completed on terms satisfactory to Superior or that they would be permitted by the terms of any future credit arrangements.

    THE LOSS OF, OR ADVERSE CONDITIONS AFFECTING, OUR SIGNIFICANT CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS. Superior's copper telecommunications wire and cable business is dependent on the regional Bell operating companies and two major independent telephone companies. Therefore, Superior's results of operations and financial condition could be materially and adversely affected by adverse conditions affecting any of the industries in which Superior's customers are engaged or by the loss of any of these significant customers.

    For the fiscal year ended April 30, 1998, the regional Bell operating companies and two independent telephone companies with which Superior currently has multi-year arrangements accounted for 87.9% of Superior's copper telecommunications wire and cable net sales. Five of these customers, GTE Corporation, Bell Atlantic, Sprint Corporation, SBC Corporation and BellSouth Corporation, accounted for 19.4%, 19.0%, 17.3%, 16.2% and 13.3%, respectively, of Superior's net sales for that period. These percentages will, of course, be reduced when Essex's results are included. As a result of announced industry consolidations, it is expected that the number of regional Bell operating companies will be reduced. Continued consolidation among the regional Bell operating companies could alter these customers' purchasing patterns and affect the pricing in the copper telecommunications wire and cable business.

    THE INTRODUCTION OF NEW PRODUCTS AND ALTERNATIVE TECHNOLOGIES MAY REDUCE THE MARKET FOR OUR PRODUCTS. Companies are introducing fiber optic products and other alternative technologies for use in the local loop. This may reduce the demand and market for our copper wire and cable products and adversely affect our business.

    The commercial development of fiber optics has had and is expected to continue to have an effect on the copper telecommunications wire and cable business. Fiber optic technology has had a major impact on certain components of the telecommunications network where its use is cost-effective, particularly in trunk lines and the long distance network. To a lesser degree, fiber optic cable has been used in certain high-density feeder applications between telephone central offices or remote locations and major distribution points. This has reduced the total market for certain products that we manufacture.

    Superior's telecommunications wire and cable business is concentrated in the local loop portion of the telecommunications network where copper wire has remained the most widely used medium for transmission. Telephone companies are evaluating, and in isolated cases installing on a test basis, alternative technologies, including coaxial and fiber optic cable for providing video entertainment or other new services. Because the telecommunications industry is undergoing rapid and intense technological change, we cannot predict the impact that these developments may have on the total demand for copper wire in the local loop. A decline in the level of purchases of copper telecommunications wire and cable by the regional Bell operating companies and other independent telephone companies could have an adverse effect on the copper telecommunications wire and cable industry and Superior. Wireless technologies such as microwave, satellite and cellular transmission, along with other, newly-developed technologies, could also have an adverse impact on the market for our copper telecommunications wire and cable products in the future.

    WE MAY NOT BE ABLE TO EXPAND OUR MANUFACTURING FACILITIES, WHICH ARE CURRENTLY OPERATING AT HIGH UTILIZATION RATES TO MEET THE DEMANDS OF OUR CUSTOMERS. We are currently operating our manufacturing facilities at high utilization rates and need to invest in additional manufacturing equipment to meet growing customer demand. Failure to have new equipment operational in a timely manner or shut-downs of existing capacity due to breakdowns or other reasons could adversely affect our results of operations and financial condition. In addition, Superior's credit facilities limit the amount of capital expenditures we can make, which may affect our ability to expand capacity in our businesses.

    INCREASED COMPETITION MAY REDUCE PRICES FOR OUR BUILDING WIRE AND MAGNET WIRE PRODUCTS, THUS DECREASING OUR PROFITABILITY. Competition in our building wire and magnet wire business segments may reduce the prices for our products, which could adversely affect our profitability and operating results.

    With respect to our building wire business, there has been in the past, and we expect that there will be in the future, considerable earnings and revenue volatility. This volatility could adversely affect our results of operations and financial condition. Also, we believe that increased capacity in the building wire segment of the U.S. wire and cable industry may reduce prices for our building wire products.

    We believe that over the next two years certain of our competitors plan to bring into operation additional capacity in the magnet wire business. Since demand for magnet wire is not expected to keep pace with this expanded capacity, this added supply could increase competition and lead to reduced prices for our magnet wire products.

    OUR BUSINESSES ARE SENSITIVE TO FLUCTUATIONS IN BUSINESS CYCLES, WHICH COULD AFFECT DEMAND FOR OUR PRODUCTS. We supply certain products primarily to customers in industries that are particularly sensitive to fluctuations in the general business cycles of the United States and world economies. Demand for these products varies with these fluctuations; significant fluctuations could thus adversely affect our businesses.

    Demand for copper telecommunications wire and cable depends on several types of business cycles, including:

    (1) the rate at which new access lines are installed in homes and businesses;

    (2) the level of infrastructure spending for items such as road-widenings and bridges, which generally necessitates replacement of existing utilities, including telephone cable;

    (3) the level of general maintenance spending by telephone companies; and

    (4) the level of new home construction.

    Demand for building wire depends, in part, on the cyclical nature of new construction and building renovation. Demand for magnet wire depends, in part, to the cyclical nature of light vehicle sales and consumer product and appliance purchases.

    VOLATILITY IN THE PRICE AND SUPPLY OF COPPER COULD ADVERSELY AFFECT OUR BUSINESS. Our profitability and operating results could be adversely affected by sudden increases in the price of copper or our inability to obtain sufficient quantities of necessary raw materials. The principal raw materials used in the manufacture of wire and cable products are copper, aluminum, bronze, steel and plastics, such as polyethylene and polyvinyl chloride. The cost of copper, the most significant raw material we use in our wire and cable businesses, has been subject to considerable volatility over the years. Volatility in the price of copper will in turn lead to significant fluctuations in our net sales. Sharp increases in the price of copper can reduce demand and thus overall profitability if customers decide to defer their purchases of copper wire and cable products or seek to purchase substitute products until copper prices decline. Although we attempt to reflect copper price changes in the sale price of our products, there is no assurance that we can do so. In addition, particular plastics have, at times, been difficult to obtain.

    THE FAILURE TO ATTRACT OR THE LOSS OF SENIOR MANAGEMENT PERSONNEL COULD DETRIMENTALLY IMPACT OUR BUSINESS. The success of our combined company depends to a significant extent on the efforts of our senior management. The loss of one or more of these individuals could adversely affect us. Our continued success will depend on our ability to retain existing, and attract additional, qualified senior management personnel. We may not be successful in doing this.

RISKS RELATING TO THE TRUST PREFERRED SECURITIES



    YOU MAY NOT RECEIVE PAYMENTS ON THE TRUST PREFERRED SECURITIES IF SUPERIOR DOES NOT RECEIVE DISTRIBUTIONS FROM ITS SUBSIDIARIES. If Superior's subsidiaries are unable to make cash distributions to Superior, Superior may be unable to pay to the trust amounts owed on the debt that it will issue to the trust. If Superior cannot make payments on this debt, the trust will be unable to pay to you amounts due on the trust preferred securities. In this case, you would not be able to rely on Superior's guarantee agreement.


    Superior is a holding company whose principal assets are its investments in its subsidiaries, including Essex. Therefore, Superior's ability to meet its financial obligations, including its obligations under the debentures and the guarantee agreement, depends on the flow of cash to Superior from its subsidiaries in the form of dividends and other distributions. Certain covenants in Superior's bank credit facilities limit the ability of Superior's subsidiaries to pay dividends to Superior. The ability of these subsidiaries to make distributions to Superior may also be restricted by law or by new loan or other agreements that they may enter into in the future.

    IF SUPERIOR OR ITS SUBSIDIARIES ARE LIQUIDATED, THEIR CREDITORS WILL GENERALLY BE PAID BEFORE YOU. Superior's obligations under the debentures and the guarantee agreement are:

    (a) unsecured;

    (b) behind, in terms of the right of payment to all current and future senior secured indebtedness of Superior; and

    (c) effectively behind, in terms of the right to payment to all obligations of Superior's subsidiaries.

These factors may impair Superior's ability to make payments on the debentures and, in turn, the trust's ability to make payments to you on the trust preferred securities.

    Because the debentures and the guarantee agreement are obligations of Superior and not of its subsidiaries, Superior's obligations under these instruments will be effectively behind, in terms of the right to payment to all obligations of Superior's subsidiaries. The effect is that creditors of Superior's subsidiaries would be entitled to a claim on the assets of these subsidiaries before any claims by Superior. In the event of a liquidation or reorganization of any of Superior's subsidiaries, creditors of the subsidiary are likely to be paid in full before Superior receives any distribution. Even if Superior itself is recognized as a creditor of the subsidiary, Superior's claims would still be behind, in terms of the right to payment to any security interest in the assets of the subsidiary and to any indebtedness of the subsidiary that is senior to that held by Superior.

    As of October 31, 1998, on a pro forma basis after giving effect to the completion of the merger, Superior would have had outstanding $1.4 billion to which payment on the trust preferred securities is behind. The terms of the trust preferred securities do not limit the amount of senior indebtedness or other indebtedness that Superior or its subsidiaries may incur.

    DEFERRAL OF DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES WOULD RESULT IN ADVERSE TAX CONSEQUENCES TO YOU. Superior may, at its option and at any time, cause the trust to defer payment of cash distributions to you on the trust preferred securities for a specified period. Even though you would not receive distributions from the trust during this deferral period, you would be taxed as though you did receive this income. You would be required to include this income, in the form of original issue discount, in your gross income for United States federal income tax purposes before you actually receive the cash distributions from the trust.

    All accrued but unpaid distributions will increase your basis in the trust preferred securities. If you sell your trust preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain, or increase the amount of any capital loss, that you may have otherwise realized on the sale. You cannot offset a capital loss against ordinary income for United States federal income tax purposes, except in limited circumstances and to a limited extent.

    Superior would elect to defer distributions if it does not for any reason have the financial resources to make the required payments, including as a result of the risk factors described above.

    CONVERSIONS AND SALES OF THE TRUST PREFERRED SECURITIES WOULD ALSO RESULT IN ADVERSE TAX CONSEQUENCES TO YOU. You would also face adverse tax consequences upon the conversion or sale of your trust preferred securities, whether or not during a deferral period.

    If you elect to convert your trust preferred securities into Superior common stock, you will either:

    - not receive distributions to the date of conversion; or

    - have to forfeit any distributions you do receive, unless your trust preferred securities have been called for redemption.

However, you would be taxed as though you received these distributions. Also, the conversion rate would not take into account the unpaid distributions.

    If you dispose of trust preferred securities between record dates for payments of distributions, you will nevertheless be required, for United States federal income tax purposes, to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary income. You must also add that amount to your adjusted tax basis in your trust preferred securities. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss. A capital loss, except in limited circumstances and to a limited extent, cannot be applied to offset ordinary income for United States federal income tax purposes.


    For more information regarding the tax consequences of the trust preferred securities, please refer to "The Merger--Material Federal Income Tax Consequences" on page 55 of this Joint Proxy Statement/Prospectus.


    BECAUSE SUPERIOR MAY EXCHANGE YOUR TRUST PREFERRED SECURITIES FOR DEBENTURES AT ANY TIME, YOU ARE ALSO MAKING AN INVESTMENT DECISION ABOUT THE DEBENTURES. Superior may dissolve the trust at any time and cause the debentures to be distributed to you. Therefore, you are not only making an investment decision about the trust preferred securities, but also about the debentures, and you should carefully review all the information about the debentures in this document. Also, if it becomes likely that the trust will be required to register as an "investment company" or that Superior or the trust will suffer adverse tax consequences relating to the trust preferred securities, the trust preferred securities will or may be exchanged, in whole or in part, for the debentures.

    SUPERIOR'S GUARANTEE AGREEMENT DOES NOT FULLY PROTECT YOUR RIGHT TO RECEIVE PAYMENT ON THE TRUST PREFERRED SECURITIES. If Superior does not make payments on the debentures, then you will not receive payments on your trust preferred securities. This is because the trust will not have the funds with which to make those payments and Superior's guarantee agreement will not apply.

    Superior, in the guarantee agreement, will guarantee that the following payments will be made to you:

    (1) accumulated and unpaid distributions on the trust preferred securities;

    (2) the redemption price of trust preferred securities called for redemption; and

    (3) if debentures are not distributed to you, amounts that may be payable upon the dissolution or liquidation of the trust.

However, Superior will guarantee these payments only if, and to the extent, the trust has funds on hand to make these payments. Therefore, if Superior does not pay amounts owed on the debentures when due, the trust will not have funds with which to make these payments and the guarantee agreement will not apply.


    YOU WILL HAVE LIMITED VOTING RIGHTS TO PROTECT YOUR INTERESTS AS A HOLDER OF TRUST PREFERRED SECURITIES. Superior and the trust may act in ways that promote their interests, possibly at the expense of your rights as a holder of trust preferred securities. You will have limited ability to control this.

    You will have limited voting rights as a holder of trust preferred securities to direct the activities of the trustees of the trust, and you will have no voting rights with respect to the activities of Superior. You also may not appoint or remove any of the trustees of the trust. Only Superior or certain of the other trustees may do this. Superior and the trustees of the trust can also act without your consent to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust, even if this action adversely affects your interests as a holder of trust preferred securities.

    POSSIBLE TAX LAW CHANGES COULD RESULT IN DISTRIBUTION OF THE DEBENTURES TO YOU. The United States Congress has introduced legislation in the past that, if enacted, would have denied an interest deduction to issuers for instruments such as the debentures that were issued after the date the legislation was proposed. We cannot assure you that legislation will not ultimately be enacted, possibly with retroactive effect, or that there will not be other developments that would adversely affect the tax treatment of the debentures and that could consequently result in the exchange of the trust preferred securities for debentures. No such legislation is pending now, however.

    IT MAY BE DIFFICULT FOR YOU TO SELL YOUR TRUST PREFERRED SECURITIES AND YOU MAY NOT RECEIVE AN ACCEPTABLE PRICE FOR THEM. It may not be easy for you to sell the trust preferred securities, and your securities may trade below the value allocated to them in the merger, for the following reasons:

    - there is currently no active trading market for the trust preferred securities and an active trading market may not be developed or maintained.

    - if Superior elects to defer interest payments in the future, this may affect the market price of the trust preferred securities. In addition, Superior's right to defer interest payments may cause the trading prices of the trust preferred securities to be more volatile than the trading prices of other securities, the distributions on which may not be deferred.

    - the trust preferred securities may trade at a price that does not fully reflect the value of accrued and unpaid interest on the underlying debentures.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

    Each of Essex and Superior has made forward-looking statements in this Joint Proxy Statement/ Prospectus, and in documents that are incorporated by reference in this Joint Proxy Statement/Prospectus, that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Essex and Superior, including the anticipated benefits from the merger. Also, when Essex and Superior use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors could affect the future financial results of Essex and Superior and could cause the results to differ materially from those expressed in our forward-looking statements. Such factors include, without limitation, those disclosed in the "Risk Factors" section of this Joint Proxy Statement/ Prospectus.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    Superior and Essex are providing the following selected financial information to assist you in your analysis of the merger. This information is only a summary and you should read it in conjunction with the historical financial statements of Superior and Essex and the related notes contained in the annual and quarterly reports and other information that Superior and Essex have filed with the Securities and Exchange Commission. Results of operations for unaudited interim periods are not necessarily indicative of the results that may occur for any other interim or annual period. See "Where You Can Find More Information" on page 115.

                           SUPERIOR AND SUBSIDIARIES

    The following table presents summary selected historical consolidated financial data of Superior as of and for each of its five fiscal years ended April 30, 1998 and the six months ended October 31, 1998 and 1997.

                                                                  FISCAL YEAR ENDED                            SIX MONTHS ENDED
                                            -------------------------------------------------------------  ------------------------
                                             MAY 1,     APRIL 30,    APRIL 28,    APRIL 30,    APRIL 30,   OCTOBER 31,  OCTOBER 31,
                                              1994        1995         1996         1997         1998         1997         1998
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                                                                 (UNAUDITED)
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $  68,510   $ 164,485    $ 410,413    $ 463,840    $ 516,599    $ 270,445    $ 302,971
Cost of goods sold........................     56,250     142,114      362,854      384,271      417,358      220,761      235,203
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
  Gross profit............................     12,260      22,371       47,559       79,569       99,241       49,684       67,768

Selling, general and administrative
  expenses................................      8,884      11,632       14,223       17,166       22,181       10,854       16,368
Amortization of goodwill..................      2,186       1,124        1,556        1,726        1,715          860          884
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
  Operating income........................      1,190       9,615       31,780       60,677       75,345       37,970       50,516

Interest expense..........................     (1,742)     (3,700)     (17,006)     (12,869)      (8,053)      (4,656)      (4,252)
Preferred stock dividends of subsidiary...     --          --           --             (319)         (37)         (18)         (18)
Other income (expense), net...............        (61)        231           55          (24)         206           81         (691)
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from continuing operations
  before income taxes and minority
  interest................................       (613)      6,146       14,829       47,465       67,461       33,377       45,555
Provision for income taxes................       (521)     (2,240)      (6,722)     (18,989)     (26,786)     (13,147)     (18,026)
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) from continuing operations
  before minority interest................     (1,134)      3,906        8,107       28,476       40,675       20,230       27,529
Minority interest in earnings of
  subsidiary..............................     --          --           --           --           --           --             (628)
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
  Income (loss) from continuing
    operations............................     (1,134)      3,906        8,107       28,476       40,675       20,230       26,901
(Loss) from discontinued operations.......       (287)       (176)      --           --           --           --           --
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
  Income (loss) before extraordinary
    (loss)................................     (1,421)      3,730        8,107       28,476       40,675       20,230       26,901

Extraordinary (loss) on early
  extinguishment of debt..................     --          --           (2,645)      --           --           --           --
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
  Net income (loss).......................  $  (1,421)  $   3,730    $   5,462    $  28,476    $  40,675    $  20,230    $  26,901
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
Net income per share of common stock:
  Basic...................................                                           0.90(1)        2.01         1.00         1.33
  Diluted.................................                                           0.89(1)        1.97         0.98         1.30


                                             MAY 1,     APRIL 30,    APRIL 28,    APRIL 30,    APRIL 30,   OCTOBER 31,  OCTOBER 31,
                                              1994        1995         1996         1997         1998         1997         1998
                                            ---------  -----------  -----------  -----------  -----------  -----------  -----------
                                                                                                                 (UNAUDITED)
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital...........................  $  23,558   $  22,750    $  58,726    $  47,617    $  38,532    $  43,203    $  49,600
Total assets..............................    115,338     120,127      244,065      238,108      232,243      237,566      325,507
Total debt, including intercompany........     39,095      37,067      125,760      122,089       75,380       91,176      104,593
Total stockholders' equity................     48,123      49,854       51,656       44,028       82,206       64,469       99,103

(1) Superior completed an initial public offering in October 1996. Superior thus determines basic and diluted net income per share for the period from October 1996 to April 30, 1997 based on net income for the seven months ended April 30, 1997 of $17,390.

                             ESSEX AND SUBSIDIARIES

    The following table presents summary selected historical consolidated financial data of Essex as of and for each of the five years ended December 31, 1997 and the nine months ended September 30, 1998 and 1997.

                                                     YEARS ENDED                          NINE MONTHS ENDED
                                                     DECEMBER31,                            SEPTEMBER 30,
                                -----------------------------------------------------  ------------------------
                                  1993       1994       1995       1996       1997        1998         1997
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                                             (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.....................  $ 858,846  $1,010,075 $1,201,650 $1,332,049 $1,701,329  $1,142,354   $1,309,275
Cost of goods sold............    745,875    846,611  1,030,511  1,102,460  1,370,232     913,169    1,059,504
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Gross profit................    122,971    163,464    171,139    229,589    331,097     229,185      249,771

Selling, general and
  administrative expenses.....     71,684     81,145     89,324    116,887    149,925     107,556      109,779
Amortization of goodwill......      4,064      4,064      4,077      4,167      4,222       3,210        3,162
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Operating income............     47,223     78,255     77,738    108,535    176,950     118,419      136,830

Interest expense..............    (56,723)   (60,155)   (49,055)   (39,994)   (37,711)    (20,166)     (29,836)
Other income (expense), net...        196     (1,114)    (1,032)    (2,045)       515      (4,457)         634
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
Income (loss) from continuing
  operations before income
  taxes.......................     (9,304)    16,986     27,651     66,496    139,754      93,796      107,628
Provision for income taxes....     (1,552)    (9,500)   (14,380)   (28,988)   (55,800)    (37,591)     (42,900)
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Income (loss) before
    extraordinary (loss)......    (10,856)     7,486     13,271     37,508     83,954      56,205       64,728

Extraordinary (loss) on early
  extinguishment of debt......     (3,367)    --         (2,971)    (1,183)    --          (7,487)      --
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Net income (loss)...........  $ (14,223) $   7,486  $  10,300  $  36,325  $  83,954   $  48,718    $  64,728
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
PER SHARE DATA:
Basic earnings:
Income before extraordinary
  charge......................  $   (0.91) $    0.04  $    0.32  $    1.32  $    3.03   $    1.90    $    2.39
Extraordinary charge..........       0.19     --           0.17       0.06     --            0.25       --
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
Net Income....................  $   (1.10) $    0.04  $    0.15  $    1.26  $    3.03   $    1.65    $    2.39
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
DILUTED EARNINGS:
Income before extraordinary
  charge......................  $   (0.91) $    0.04  $    0.30  $    1.22  $    2.83        1.85         2.21
Extraordinary charge..........       0.19     --           0.16       0.05     --            0.25       --
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
Net Income....................  $   (1.10) $    0.04  $    0.14  $    1.17  $    2.83   $    1.60    $    2.21
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------


                                DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER    SEPTEMBER    SEPTEMBER
                                   31,        31,        31,        31,        31,         30,          30,
                                  1993       1994       1995       1996       1997        1998         1997
                                ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                                             (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital...............  $ 176,001  $ 221,480  $ 171,166  $ 231,707  $ 259,434   $ 195,079    $ 260,825
Total assets..................    712,051    750,930    746,063    842,755    863,752     929,324      883,429
Total debt, including
  intercompany................    428,942    458,960    424,510    463,829    353,502     419,122      376,526
Total stockholders' equity....     59,667     60,828     64,300    146,090    294,096     298,994      273,399

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    Superior and Essex are providing the following unaudited pro forma financial information to give you a picture of what the results of operations and financial position of Superior and Essex would have looked like, absent any operational or other changes, if our businesses had been combined for the periods and at the dates indicated.

    The unaudited pro forma condensed combined financial statements of Superior give effect to the acquisitions of Essex and Cables of Zion United Works Ltd. as if they had occurred on May 1, 1997. The acquisitions are reflected using the purchase method of accounting for business combinations. The pro forma adjustments have been applied to the following:

    (a) the historical financial statements of Superior for the fiscal year ended April 30, 1998, which statements have been derived from Superior's audited consolidated financial statements;

    (b) the unaudited condensed historical financial statements of Superior as of October 31, 1998 and for the six months then ended;

    (c) the unaudited condensed historical financial statements of Essex for the twelve-month period ended March 31, 1998;

    (d) the unaudited condensed historical financial statements of Essex as of September 30, 1998 and for the six months then ended; and

    (e) the unaudited condensed historical financial statements of Cables of Zion for the twelve-month period ended March 31, 1998.

    The unaudited pro forma condensed combined financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been achieved if the events set forth above had been effected on the dates indicated or of those results that may be achieved in the future. These pro forma financial statements are based on estimates of values and transaction costs, among other things. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

             FOR THE TWELVE MONTHS ENDED APRIL 30, 1998 (SUPERIOR),

           MARCH 31, 1998 (ESSEX) AND MARCH 31, 1998 (CABLES OF ZION)

                                                                             HISTORICAL
                                                 HISTORICAL     HISTORICAL    CABLES OF    PRO FORMA
                                                  SUPERIOR        ESSEX         ZION      ADJUSTMENTS     PRO FORMA
                                                -------------  ------------  -----------  ------------  -------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.....................................  $     516,599  $  1,675,969   $  84,678                 $   2,277,246
Cost of goods sold............................        417,358     1,343,228      70,370           134(a)     1,831,090
                                                -------------  ------------  -----------  ------------  -------------
  Gross profit................................         99,241       332,741      14,308           134         446,156
Selling, general and administrative
  expenses....................................         22,181       150,872       8,199          (690)(b)       179,562
                                                                                               (1,000)(b)
Amortization of goodwill......................          1,715         4,233                        79(a)        21,949
                                                                                               15,922(c)
                                                -------------  ------------  -----------  ------------  -------------
  Operating income............................         75,345       177,636       6,109       (14,445)        244,645
Interest expense..............................         (8,090)      (33,946)     (1,697)      (80,296)(d)      (124,029)
Other income (expense), net...................            206           703      (1,416)                         (507)
                                                -------------  ------------  -----------  ------------  -------------
  Income before income taxes, minority
    interest and Distributions on
    Company-obligated Mandatorily Redeemable
    Trust Convertible Preferred Securities of
    Superior Trust I holding solely
    Convertible Debentures....................         67,461       144,393       2,996       (94,741)        120,109
Provision for income taxes....................        (26,786)      (58,000)       (441)       35,616(e)       (49,611)
                                                -------------  ------------  -----------  ------------  -------------
  Income before minority interest and
    Distributions on Company-obligated
    Mandatorily Redeemable Trust Convertible
    Preferred Securities of Superior Trust I
    holding solely Convertible Debentures.....         40,675        86,393       2,555       (59,125)         70,498
Distributions on Company-obligated Mandatorily
  Redeemable Trust Convertible Preferred
  Securities of Superior Trust I holding
  solely Convertible Debentures...............                                                (14,161)(d)       (14,161)
                                                -------------  ------------  -----------  ------------  -------------
  Income before minority interest in
    subsidiary................................         40,675        86,393       2,555       (73,286)         56,337
Minority interest in earnings of subsidiary...                                      (79)       (1,012)(f)        (1,091)
                                                -------------  ------------  -----------  ------------  -------------
  Net income..................................  $      40,675  $     86,393   $   2,476    $  (74,298)  $      55,246
                                                -------------  ------------  -----------  ------------  -------------
                                                -------------  ------------  -----------  ------------  -------------
Net income per share of common stock:
  Basic:
    Basic net income per share of common
      stock...................................          $2.01                                                   $2.74
                                                -------------                                           -------------
                                                -------------                                           -------------
    Average common shares outstanding.........     20,205,000                                              20,205,000
                                                -------------                                           -------------
                                                -------------                                           -------------
  Diluted:
    Diluted net income per share of common
      stock...................................          $1.97                                                   $2.62
                                                -------------                                           -------------
                                                -------------                                           -------------
    Average common shares outstanding.........     20,683,000                                              24,401,000
                                                -------------                                           -------------
                                                -------------                                           -------------

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

              FOR THE SIX MONTHS ENDED OCTOBER 31, 1998 (SUPERIOR)

                         AND SEPTEMBER 30, 1998 (ESSEX)

                                                             HISTORICAL    HISTORICAL   PRO FORMA
                                                              SUPERIOR       ESSEX     ADJUSTMENTS     PRO FORMA
                                                            -------------  ----------  ------------  -------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.................................................  $     302,971  $  756,936                $   1,059,907
Cost of goods sold........................................        235,203     609,266                      844,469
                                                            -------------  ----------                -------------
  Gross profit............................................         67,768     147,670                      215,438
Selling, general and administrative expenses..............         16,368      70,697         (500)(b)        86,565
Unusual charges (1).......................................                      6,003                        6,003
Amortization of goodwill..................................            884       2,150        7,961(c)        10,995
                                                            -------------  ----------  ------------  -------------
  Operating income........................................         50,516      68,820       (7,461)        111,875
Interest expense..........................................         (4,270)    (12,804)     (44,051)(d)       (61,125)
Other income (expense), net...............................           (691)      1,298                          607
                                                            -------------  ----------  ------------  -------------
  Income before income taxes, minority interest and
    Distributions on Company-obligated Mandatorily
    Redeemable Trust Convertible Preferred Securities of
    Superior Trust I holding solely Convertible
    Debentures............................................         45,555      57,314      (51,512)         51,357
Provision for income taxes................................        (18,026)    (22,791)      19,262(e)       (21,555)
                                                            -------------  ----------  ------------  -------------
  Income before minority interest and Distributions on
    Company-obligated Mandatorily Redeemable Trust
    Convertible Preferred Securities of Superior Trust I
    holding solely Convertible Debentures.................         27,529      34,523      (32,250)         29,802
Distributions on Company-obligated Mandatorily Redeemable
  Trust Convertible Preferred Securities of Superior Trust
  I holding solely Convertible Debentures.................                                  (7,081)(d)        (7,081)
                                                            -------------  ----------  ------------  -------------
  Income before minority interest in subsidiary...........         27,529      34,523      (39,331)         22,721
Minority interest in earnings of subsidiary...............           (628)                                    (628)
                                                            -------------  ----------  ------------  -------------
  Net income..............................................  $      26,901  $   34,523   $  (39,331)  $      22,093
                                                            -------------  ----------  ------------  -------------
                                                            -------------  ----------  ------------  -------------
Net income per share of common stock:
  Basic:
    Income before unusual charges.........................          $1.33                                    $1.27
    Unusual charges(1)....................................       --                                          (0.18)
                                                            -------------                            -------------
      Net income per basic share of common stock..........          $1.33                                    $1.10
                                                            -------------                            -------------
                                                            -------------                            -------------
    Average common shares outstanding.....................     20,151,000                               20,151,000
                                                            -------------                            -------------
                                                            -------------                            -------------
  Diluted:
    Income before unusal charges..........................          $1.30                                    $1.22
    Unusual charges(1)....................................       --                                          (0.14)
                                                            -------------                            -------------
      Net income per diluted share of common stock........          $1.30                                    $1.08
                                                            -------------                            -------------
                                                            -------------                            -------------
    Average common shares outstanding.....................     20,736,000                               24,451,000
                                                            -------------                            -------------
                                                            -------------                            -------------

------------------------

(1) During its quarter ended September 30, 1998, Essex recorded unusual charges of $3,600 ($6,003 before tax) with respect to an early retirement program offered to certain senior executives of the company and plant closing costs.

 See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial
                                   Statements

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

        AS OF OCTOBER 31, 1998 (SUPERIOR) AND SEPTEMBER 30, 1998 (ESSEX)

                                                                  HISTORICAL  HISTORICAL   PRO FORMA
                                                                   SUPERIOR     ESSEX     ADJUSTMENTS    PRO FORMA
                                                                  ----------  ----------  ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
                             ASSETS

Current assets:
  Cash and cash equivelents.....................................  $   12,734  $    7,626                $     20,360
  Accounts receivable, net......................................      61,974     204,871                     266,845
  Inventories...................................................      58,679     268,377                     327,056
  Other curent assets...........................................      10,285      13,162                      23,447
                                                                  ----------  ----------                ------------
    Total current assets........................................     143,672     494,036                     637,708

Property, plant equipment, net..................................     126,588     298,377                     424,965
Other assets....................................................      10,086       6,361        (1,358 (g)       45,762
                                                                                                (2,127 (g)
                                                                                                32,800(h)
Goodwill, net...................................................      45,161     130,550       665,664(i)      841,375
                                                                  ----------  ----------  ------------  ------------
    Total assets................................................  $  325,507  $  929,324  $    694,979  $  1,949,810
                                                                  ----------  ----------  ------------  ------------
                                                                  ----------  ----------  ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..............................................  $   58,265  $   64,068  $             $    122,333
  Accrued expenses..............................................      28,939      74,659        10,000(i)      113,598
  Notes payable to banks........................................                 157,730       (25,630 (g)      132,100
  Current portion of long-term debt.............................       6,868       2,500                       9,368
                                                                  ----------  ----------  ------------  ------------
    Total current liabilities:..................................      94,072     298,957       (15,630)      377,399
Long-term debt, less current portion............................      96,222     258,892     1,189,600(h)    1,210,244
                                                                                              (334,470 (g)
Minority interest in subsidiary.................................      16,283                                  16,283
Other long-term liabilities.....................................      19,827      72,481                      92,308
                                                                  ----------  ----------  ------------  ------------
    Total liabilities...........................................     226,404     630,330       839,500     1,696,234
                                                                  ----------  ----------  ------------  ------------
Company-obligated Mandatorily Redeemable Trust Convertible
  Preferred Securities of Superior Trust I holding solely
  Convertible Debentures........................................                               166,600(j)      166,600
Stockholders equity:
  Common stock..................................................         162         302          (302 (i)          162
  Capital in excess of par value................................      28,355     198,379      (198,379 (i)       28,355
  Accumulated comprehensive income..............................      (4,218)                                 (4,218)
  Retained earnings.............................................      80,921     154,434      (154,434 (i)       68,794
                                                                                                (2,127 (g)
                                                                                               (10,000 (k)
                                                                  ----------  ----------  ------------  ------------
                                                                     105,220     353,115      (365,242)       93,093
  Shares of common stock in treasury............................      (6,117)    (54,121)       54,121        (6,117)
                                                                  ----------  ----------  ------------  ------------
    Total stockholders' equity..................................      99,103     298,994      (311,121)       86,976
                                                                  ----------  ----------  ------------  ------------
      Total liabilities and stockholders' equity................  $  325,507  $  929,324  $    694,979  $  1,949,810
                                                                  ----------  ----------  ------------  ------------
                                                                  ----------  ----------  ------------  ------------

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) Reflects the changes to historical depreciation and the incremental goodwill amortization resulting from the acquisition of Cables of Zion United Works Ltd., which was completed in May 1998.

(b) Reflects the elimination of management fees allocated by the controlling shareholders of Cables of Zion ($690,000) and Essex ($1 million) for the twelve months ended March 31, 1998. Net sales and expenses of Cables of Zion and Essex would not have materially changed without the management services provided by the respective controlling stockholders.

(c) Reflects the incremental goodwill amortization resulting from the acquisition of Essex.

(d) Reflects the adjustment to interest expense resulting from debt incurred and the issuance of the trust preferred securities in connection with the acquisition as more fully described in Notes (h) and (j) below. The effect on net income, net of tax, of a 1/8% variance in the interest rates related to the term loans, revolving credit facility and senior subordinated debt would be approximately $0.9 million for the twelve months ended April 30, 1998 and approximately $0.4 million for the six months ended October 31, 1998.

(e) Reflects the pro forma adjustment to income tax expense resulting from the Cables of Zion and Essex transactions. The pro forma effective tax rate of 46.8% and 48.7% for the twelve months ended April 30, 1998 and the six months ended October 31, 1998, respectively, reflects the non-deductibility of purchased goodwill and includes the tax impact of the trust preferred securities' distributions.

(f) Reflects the adjustment to minority interest in earnings of subsidiaries to reflect the 49% minority interest in Cables of Zion for the twelve months ended April 30, 1998.

(g) Reflects the debt extinguished in connection with the financing described in Note (h) and the write-off of $1.4 million and $2.1 million, respectively, in deferred financing charges previously capitalized by Essex and Superior.

(h) Represents the proceeds from Superior's initial borrowings under the new facilities as follows:

                                                                                     AMOUNT
                                                                                       (IN
                                                                                    MILLIONS)
                                                                                   -----------
Term Loan A......................................................................   $   500.0
Term Loan B......................................................................       425.0
Revolving credit facility*.......................................................        64.6
Senior subordinated notes........................................................       200.0
                                                                                   -----------
                                                                                    $ 1,189.6
                                                                                   -----------
                                                                                   -----------

       *Total availability under Superior's revolving credit facility amounts to $225 million.

   The use of these proceeds from Superior's initial borrowings are as follows, with no net impact to cash.

           Use of proceeds:

Purchase 81% of Essex common stock................  $   722.0
Repay Essex existing long-term debt...............      270.1
Repay Superior existing long-term debt............       90.0
Redemption of Essex unexercised stock options.....       47.5
Transaction fees and other expenses...............       60.0
                                                    ---------
  Total use of proceeds...........................  $ 1,189.6
                                                    ---------
                                                    ---------

   In connection with the above facilities, Superior estimates that deferred financing charges will amount to approximately $32.8 million.

(i) Reflects the preliminary allocation of the purchase price to the net assets of Essex based upon estimated fair values of such assets:

                                                                                     AMOUNT
                                                                                       (IN
                                                                                    MILLIONS)
                                                                                   -----------
Estimated acquisition cost (including $17.2m in expense).........................   $   905.8
Less: historical book values of net assets at September 30, 1998.................      (299.0)
Add: Redemption of Essex unexercised stock options...............................        47.5
     Accrual of expenses.........................................................        10.0
     Write-off of Essex's deferred financing charges.............................         1.4
                                                                                   -----------
Acquisition goodwill (to be amortized over 40 years).............................   $   665.7
                                                                                   -----------
                                                                                   -----------

(j) Reflects the issuance of 3,332,254 trust preferred securities to Essex stockholders in the merger. See "The Merger Agreement and Related Agreements--Consideration to be Received in the Merger."

(k) Reflects the impact to retained earnings for the $10.0 million transaction fee paid to The Alpine Group, Inc. with respect to the Essex acquisition. See "The Companies--Superior TeleCom Inc." The fee paid to Alpine is a direct acquisition cost of Essex and, accordingly, is being expensed by Superior as a nonrecurring internal acquisition cost.

                      UNAUDITED COMPARATIVE PER SHARE DATA


    We have summarized below the per share information for our respective companies on a historical, pro forma combined and pro forma diluted equivalent basis for the periods and as of the dates indicated below. The pro forma information gives effect to the merger accounted for on a purchase basis. You should read this information in conjunction with our historical financial statements and related notes contained in the reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 115. You should also read this information in connection with the pro forma financial information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" on page 17. You should not rely on the pro forma information as being indicative of the historical results that we would have had if the merger had occured before such periods or the future results that we will experience after the merger.


                                                                                    YEAR ENDED      SIX MONTHS
                                                                                     APRIL 30,     ENDED OCTOBER
                                                                                       1998          31, 1998
                                                                                   -------------  ---------------
Statement of Income Data:
  Cash dividends declared per diluted share (1):
    Superior.....................................................................    $  0.100        $  0.100
    Essex........................................................................       --              --
    Superior pro forma...........................................................         0.100           0.100
    Essex merger equivalent......................................................         0.071           0.071
  Income per diluted share before extraordinary items (2):
    Superior.....................................................................         1.97            1.30
    Essex........................................................................         2.82            1.15
    Superior pro forma...........................................................         2.62            1.08
    Essex merger equivalent......................................................         1.87            0.77

                                                                                                     OCTOBER 31,
                                                                                                        1998
                                                                                                   ---------------
Balance Sheet Data (3):
  Net book value per diluted share:
    Superior.....................................................................................     $   4.80
    Essex........................................................................................        10.50
    Superior pro forma...........................................................................         3.57
    Essex merger equivalent......................................................................         2.54

                 NOTES TO COMPARATIVE UNAUDITED PER SHARE DATA

(1) The pro forma combined dividends declared assume no changes in the historical dividends declared per share of Superior common stock. The pro forma equivalent dividends per share of Essex common stock represent the cash dividends declared on a share of Superior common stock multiplied by the exchange ratio of 0.64 and then by 1.1161, the conversion rate of the trust preferred securities into Superior common stock. See "The Merger--General--The Merger" and "Description of Trust Preferred Securities--Conversion Rights."

(2) The pro forma combined income per diluted share before extraordinary items has been computed based on the diluted average number of outstanding shares and common equivalent shares of Superior, and the diluted average number of outstanding shares and common equivalent shares of Essex adjusted for the exchange ratio of 0.64. The pro forma equivalent income per diluted share before extraordinary items of Essex stock represents the pro forma combined income per diluted share before extraordinary items, multiplied by the exchange ratio of 0.64 and then by 1.1161, the conversion rate of the trust preferred securities into Superior common stock. See "The Merger-- General--The Merger" and "Description of Trust Preferred Securities--Conversion Rights."

(3) The pro forma combined book values per diluted share of Superior common stock are based upon the pro forma total common equity for Superior and Essex, divided by

    (a) the total pro forma diluted shares of Superior common stock, assuming conversion of the remaining outstanding shares of Essex common stock at the exchange ratio of 0.64, and then by

    (b) 1.1161, the conversion rate of the trust preferred securities into Superior common stock.

   The pro forma equivalent book values per diluted share of Essex common stock represents the remaining outstanding shares as a percentage of the trust preferred securities conversion to Superior common stock. See "The Merger--General--The Merger."

(4) The historical earnings per common share for Essex were based on the average number of common shares outstanding. The following table summarizes the Essex average common shares and Essex average common shares and common equivalent shares referenced in Note (2).

                                                                                              ESSEX AVERAGE
                                                                                            COMMON SHARE AND
                                                          ESSEX AVERAGE COMMON SHARES   COMMON EQUIVALENT SHARES
                                                          ----------------------------  -------------------------
September 30, 1998......................................            28,751,040                   29,465,214
December 31, 1997.......................................            27,699,888                   29,614,489

                      RATIOS OF COMBINED FIXED CHARGES AND
                        PREFERENCE DIVIDENDS TO EARNINGS

    The following are the consolidated ratios of combined fixed charges and preference dividends to earnings for Superior for the six months ended October 31, 1998 and for each of the years in the five fiscal years ended April 30, 1998.

                                                                                       YEAR ENDED APRIL 30,
                                                    SIX MONTHS ENDED   -----------------------------------------------------
                                                    OCTOBER 31, 1998     1998       1997       1996       1995       1994
                                                    -----------------  ---------  ---------  ---------  ---------  ---------
Ratio of combined fixed charges and preference
  dividends to earnings:
    Superior--historical..........................         11.00x          8.88x      4.59x      1.84x      2.58x     --    (a)
    Superior--pro forma...........................          1.63x          1.74x

------------------------

(a) During the year ended April 30, 1994, fixed charges and preference dividends exceeded earnings by $613,000.

                                  THE MEETINGS

    This Joint Proxy Statement/Prospectus is being furnished to:


       - holders of common stock, par value $0.01 per share, of Essex in connection with the solicitation of proxies by its board of directors for use at Essex's special meeting of stockholders to be held at 10:00 a.m., local time, on March 31, 1999, at The Essex House, 2nd Floor, 160 Central Park South, New York, New York 10019, or any adjournment or postponement thereof; and



       - holders of common stock, par value $0.01 per share, of Superior in connection with the solicitation of proxies by its board of directors for use at Superior's special meeting of stockholders to be held at 11:00 a.m., local time, on March 31, 1999, at The Essex House, 2nd Floor, 160 Central Park South, New York, New York 10019, or any adjournment or postponement thereof.


    This Joint Proxy Statement/Prospectus is first being mailed to Essex and
Superior stockholders on or about February   , 1999.

PURPOSE OF THE MEETINGS

    ESSEX.  The Essex meeting has been called to consider and vote upon:


    - a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Superior, SUT Acquisition Corp., a wholly owned subsidiary of Superior, and Essex, as amended. The merger agreement provides for the merger of SUT Acquisition Corp. with and into Essex as a result of which Essex will become a wholly owned subsidiary of Superior; and


    - to transact such other business as may properly come before the Essex meeting.

    SUPERIOR.  The Superior meeting has been called to consider and vote upon:

    - a proposal to approve:

     (a) an amendment to Superior's certificate of incorporation;

        (1) to increase the number of authorized shares of preferred stock, par value $0.01 per share, of Superior from one million to five million; and

        (2) to increase the number of authorized shares of Superior common stock from 25 million to 35 million; and

     (b) the issuance of the trust preferred securities and the Superior common stock issuable upon conversion of the trust preferred securities;

    - a proposal to approve and adopt an amendment to the Superior 1996 Stock Option Plan; and

    - to transact such other business as may properly come before the Superior meeting.

RECORD DATE AND VOTING RIGHTS

    ESSEX. Essex has fixed the close of business on February 16, 1999 as the record date for determining holders of Essex common stock entitled to notice of, and to vote at, the Essex meeting. Only holders of record of Essex common stock on that date will be entitled to notice of, and to vote at, the Essex meeting. On the record date, 27,768,782 shares of Essex common stock were outstanding and entitled to vote. Each record holder of Essex common stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the Essex stockholders at the Essex meeting.

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Essex common stock entitled to vote at the Essex meeting is necessary to constitute a quorum and transact business at the Essex meeting. The adoption of the merger agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of Essex common stock entitled to vote on that matter. Abstentions will be counted for purposes of determining a quorum, but will have the effect of a vote against the matters being voted upon. If a broker holding shares in street name returns an executed proxy that indicates that the broker does not have discretionary authority to vote certain shares on one or more matters, those shares will count towards determining a quorum, but will have the effect of a vote against the matters being voted upon.

    BECAUSE SUT ACQUISITION CORP. HAS ACQUIRED A MAJORITY OF THE OUTSTANDING SHARES OF ESSEX COMMON STOCK, IT HAS SUFFICIENT VOTING POWER TO CONSTITUTE A QUORUM AT THE ESSEX MEETING AND TO APPROVE AND ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER EVEN IF NO OTHER STOCKHOLDER OF ESSEX VOTES IN FAVOR OF THIS PROPOSAL. SUT ACQUISITION CORP. HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. THEREFORE, APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AT THE ESSEX MEETING IS ASSURED.


    On the record date, Essex's directors, executive officers and affiliates, including SUT Acquisition Corp., beneficially owned in the aggregate 24,715,208 shares, or approximately 89% of the outstanding shares, of Essex common stock. Except for stockholders identified under "The Companies--Essex Principal Stockholders," as of the record date, to the knowledge of Essex, no other person beneficially owned more than five percent of the outstanding Essex common stock.


    SUPERIOR. Superior has fixed the close of business on February 16, 1999 as the record date for determining holders of Superior common stock entitled to notice of, and to vote at, the Superior meeting. Only holders of record of Superior common stock on that date will be entitled to notice of, and to vote at, the Superior meeting. On the record date, 20,087,794 shares of Superior common stock were outstanding and entitled to vote. Each record holder of Superior common stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter submitted for the vote of the Superior stockholders at the Superior meeting.

    The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Superior common stock entitled to vote at the Superior meeting is necessary to constitute a quorum and transact business at the Superior meeting.

    - Approval of the proposal to amend Superior's certificate of incorporation and issue the trust preferred securities will require the affirmative vote of the holders of a majority of the outstanding shares of Superior common stock entitled to vote on that matter.

    - Approval of the proposal to amend the Superior 1996 Stock Option Plan will require the affirmative vote of holders of a majority of the outstanding shares of Superior common stock present in person or represented by proxy at the Superior meeting and entitled to vote on the proposal, provided that the total vote cast represents over 50% in interest of all shares entitled to vote on the proposal.

Abstentions will be counted for purposes of determining a quorum, but, in the case of approval of the proposal to amend Superior's certificate of incorporation and issue the trust preferred securities, will have the effect of a vote against the proposal. If a broker holding shares in street name returns an executed proxy that indicates that the broker does not have discretionary authority to vote certain shares on one or more matters, those shares will count towards determining a quorum, but will have the effect of a vote against approval of the proposal to amend Superior's certificate of incorporation and issue the trust preferred securities.


    The Alpine Group, Inc., the majority stockholder of Superior, has agreed with Essex to vote all shares of Superior common stock held of record by Alpine or which it has the right to vote in favor of the proposals to be presented at the Superior meeting. The terms of this voting agreement are described in more detail on page 69. BECAUSE ALPINE OWNS A MAJORITY OF THE OUTSTANDING SHARES OF SUPERIOR COMMON STOCK, ALPINE HAS SUFFICIENT VOTING POWER TO CONSTITUTE A QUORUM AT THE SUPERIOR

MEETING AND TO APPROVE SUPERIOR'S PROPOSALS EVEN IF NO OTHER STOCKHOLDER VOTES IN FAVOR OF THEM. ACCORDINGLY, APPROVAL OF SUPERIOR'S PROPOSALS IS ASSURED.

PROXIES

    ESSEX. All shares of Essex common stock that are entitled to vote and are represented at the Essex meeting by properly executed proxies received before or at the Essex meeting, and not duly and timely revoked, will be voted at the Essex meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "FOR" approval and adoption of the merger agreement and approval of the merger. If any other matters are properly presented for consideration at the Essex meeting, including consideration of a motion to adjourn or postpone the Essex meeting to another time and/or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment.

    SUPERIOR. All shares of Superior common stock that are entitled to vote and are represented at the Superior meeting by properly executed proxies received before or at the Superior meeting, and not duly and timely revoked, will be voted at the Superior meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "FOR" approval of the proposals to be presented at the Superior meeting. If any other matters are properly presented for consideration at the Superior meeting, including consideration of a motion to adjourn or postpone the Superior meeting to another time and/or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment.

SOLICITATION AND REVOCATION OF PROXIES

    REVOCATION. A stockholder of Essex or Superior may revoke his, her or its proxy at any time before its use:

    - by delivering to the Secretary of Essex or Superior, as the case may be, a signed notice of revocation or a later, dated, signed proxy; or

    - by attending the Essex meeting or the Superior meeting, as the case may be, and voting in person.

Attendance at the Essex meeting or the Superior meeting will not, in itself, constitute the revocation of a proxy.

    All written notices of revocation and other communications with respect to revocation of Essex proxies should be sent to: Essex International Inc., 1601 Wall Street, Fort Wayne, Indiana 46802, Attention: Corporate Secretary. All written notices of revocation and other communications with respect to revocation of Superior proxies should be sent to: Superior TeleCom Inc., 1790 Broadway, New York, New York 10019, Attention: Corporate Secretary.

    COST OF SOLICITATION. The cost of solicitation of proxies will be paid by Essex for the Essex proxies and by Superior for the Superior proxies. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of Essex or Superior, as the case may be, without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Essex or Superior, as the case may be, will, upon request, reimburse them for their reasonable expenses in doing so.

    HOLDERS OF ESSEX COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING ESSEX COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME OF THE MERGER TO EACH PERSON WHO IS A HOLDER OF OUTSTANDING ESSEX COMMON STOCK IMMEDIATELY BEFORE THE EFFECTIVE TIME. ESSEX STOCKHOLDERS SHOULD SEND CERTIFICATES REPRESENTING ESSEX COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE THE INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL AND ONLY IN ACCORDANCE WITH THOSE INSTRUCTIONS.

                                   THE MERGER


    SET FORTH BELOW IS A SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT INSOFAR AS IT RELATES TO THE MERGER. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX A-1 TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND WHICH IS INCORPORATED HEREIN BY REFERENCE.


GENERAL

    THE OFFER. The merger agreement provides for the commencement and consummation of a tender offer by SUT Acquisition Corp. for up to 22,562,135 shares of Essex common stock at a price of $32.00 per share, net to the seller in cash, subject to applicable withholding of taxes, without interest. The tender offer was commenced on October 28, 1998. On November 27, 1998, SUT Acquisition Corp. accepted for payment and subsequently purchased 22,562,135 shares of Essex common stock, on a pro rata basis, for an aggregate purchase price of $721,988,320.

    THE MERGER. The merger agreement further provides that, upon consummation of the merger, SUT Acquisition Corp. will merge with and into Essex. Essex will continue as the surviving corporation and become a wholly owned subsidiary of Superior. At the effective time of the merger:

    - each outstanding share of Essex common stock, other than shares owned by Superior and SUT Acquisition Corp. and shares owned by holders who are exercising appraisal rights under Delaware law, will be converted into the right to receive 0.64 of a trust preferred security;

    - each treasury share of Essex and each share of Essex common stock owned by Superior, SUT Acquisition Corp. or any direct or indirect wholly owned subsidiary of Superior or Essex will be canceled; and

    - each outstanding share of common stock of SUT Acquisition Corp. will be converted into one share of Essex, the surviving corporation in the merger.


    No fractional shares of trust preferred securities will be issued in the merger. Instead, Essex stockholders will receive an amount in cash, without interest, equal to the product of the fraction they would have otherwise received multiplied by the average closing prices of the trust preferred securities for each of the first 10 consecutive trading days on which the trust preferred securities are traded following the effective time of the merger. See "--Conversion of Shares; Procedures for Exchange of Certificates; Dividends; No Fractional Shares."


BACKGROUND OF THE MERGER

    In March 1998, Steven S. Elbaum, then Chairman of the Board of Directors, President and Chief Executive Officer of Superior, and Robert D. Lindsay, a representative of Bessemer Holdings, L.P., a principal stockholder of Essex, had a meeting during which Mr. Elbaum suggested a possible transaction between Superior and Essex. Following this meeting, representatives of Superior and Essex met to begin exploration of such a possible transaction, and Superior retained BT Wolfensohn to act as its financial advisor. While no specific terms were discussed, the general terms of a range of possible transactions were reviewed, all involving the receipt of a mix of Superior stock and cash by stockholders of Essex in exchange for their shares of Essex common stock. On April 24, 1998, Superior and a subsidiary of Essex entered into a mutual confidentiality agreement. By mid-May 1998, because of a widening disparity between the price of the stock of Essex and that of the stock of Superior, representatives of both Superior and Essex agreed to halt negotiations regarding a possible transaction.

    In June 1998, a representative of another company ("Company A") contacted Mr. Lindsay in order to explore Bessemer's interest in a possible transaction between Company A and Essex. Because of the then-recent fall in Essex's stock price, and given Bessemer's belief that Essex's stock would increase in price in the near future, Bessemer determined that the time was not right for such a transaction and deferred any further conversation regarding such a transaction.

    In early August 1998, Mr. Elbaum called Mr. Lindsay to request a meeting. Messrs. Elbaum and Lindsay met on August 11, 1998, at which time Mr. Elbaum suggested that the parties reopen negotiations regarding a possible transaction between Superior and Essex. Messrs. Elbaum and Lindsay discussed the increased disparity between the respective prices of the stocks of the two companies since April. Mr. Lindsay indicated that the transaction structure under consideration in April remained problematic in current market conditions. It was agreed that Mr. Elbaum would consider alternative transaction structures designed to give full value to stockholders of Essex in the current market environment.

    On September 15, 1998, Mr. Elbaum called Mr. Lindsay to propose a transaction between Superior and Essex in which the stockholders of Essex would receive consideration with a value of between $30 and $35 per share of Essex common stock, with a significant portion of such consideration to be paid in cash. Mr. Elbaum did not specify the amount of cash or the nature, amount or terms of the non-cash consideration. Mr. Lindsay subsequently informed the management of Essex of this proposal.

    On September 16, 1998, representatives of Company A met with representatives of Bessemer to discuss Bessemer's interest in a possible transaction between Company A and Essex.

    On September 25, 1998, representatives from Bessemer met with Mr. Elbaum to discuss a possible transaction between Superior and Essex. The parties agreed that a transaction similar to that suggested by Mr. Elbaum on September 15 was worth exploring. Over the course of the next few weeks, representatives of Essex, Bessemer and their financial advisors met with representatives of Superior, BT Wolfensohn and Bankers Trust Company, Superior's lead bank lender, to discuss the prospective transaction between Superior and Essex and to exchange information, including a presentation by Essex's management.

    On October 7, 1998, Company A sent a letter to Essex that reiterated Company A's continued interest in a transaction with Essex and included various financial analyses prepared by the financial advisor to Company A. These financial analyses suggested a stock-for-stock transaction at then-prevailing market prices, implying that the stockholders of Essex would receive consideration valued in the mid-teens per share. The financial advisor to Company A also contacted Mr. Lindsay inquiring as to Bessemer's interest in a transaction involving Company A and Essex.

    On October 12, 1998, representatives of Essex, Bessemer, Superior and their respective legal and financial advisors met to discuss the terms and conditions and structure of the proposed transaction, including the terms and conditions of the proposed non-cash consideration and the terms of any agreement by Bessemer to commit to support the transaction. In particular, the parties discussed a transaction structure proposed by Superior that would have involved a cash tender offer at $31 per share for over 80% of the Essex shares and $31 per share in notional face amount of a Superior convertible preferred security for the remaining shares. Essex and Bessemer agreed that discussions should continue with an emphasis on the proposed transaction pricing and structure, particularly the cash price, the notional amount of the convertible preferred security and the principal economic terms of the convertible preferred security dividend rate, conversion price and redemption provisions.

    Also on October 12, 1998, a meeting between representatives of Essex, Superior, BT Wolfensohn and BT Alex. Brown was held in Indianapolis at which various due diligence matters were discussed.

    On October 14, 1998, at a regularly scheduled meeting of Superior's board of directors, the directors discussed the proposed transaction with Essex. The members of the Superior board discussed the valuation and structure of the proposed transaction, as well as the strategic and other benefits and risks presented by it, and examined and discussed a report on Essex that had been previously prepared by

BT Wolfensohn. The Superior board determined that it would be advisable for management of Superior to continue its discussions with representatives of Essex.

    On October 15, 1998, representatives of Essex, Bessemer and Essex's financial advisors met with representatives of Superior and Alpine, who presented an overview of Superior's business, including a description of the lines of business, historical financial performance and recent acquisitions. Superior also indicated a willingness to increase the cash tender offer price and the notional face amount of the convertible preferred security to $32 per share and proposed revised principal economic terms of the convertible preferred security that were substantially similar to the final terms. The Bessemer representatives told Superior that, if the Essex financial advisors were able to deliver customary fairness opinions and the other terms of the transaction were satisfactory, Bessemer would support a transaction on the terms outlined.

    On or around October 15, 1998, the chief executive officer of Company A called both Steven R. Abbott, then Chairman and Chief Executive Officer of Essex, and Mr. Lindsay regarding Essex's interest in discussions concerning a transaction between Company A and Essex. In the course of these conversations, Company A's chief executive did not make any new or different proposals from those contemplated by Company A's October 7 letter. Because of the pending discussions with Superior for a transaction in the range of $30 to $35 per share, with a significant portion in cash, neither Mr. Abbott nor Mr. Lindsay believed that Company A would propose any terms that would be comparable or superior to those proposed by Superior or that more detailed discussions with Company A were warranted. Pursuant to the mutual confidentiality agreement, Essex was not permitted to disclose to Company A the existence of its negotiations with Superior or the terms of Superior's offer.

    During the period from October 12 to October 21, 1998, Superior, Essex and their respective legal and financial advisors conducted further negotiations of the terms of the transaction and conducted additional due diligence. The significant terms of the transaction that remained to be negotiated following the October 15 discussions were the amount of Superior's bank financing, the conditions to Bankers Trust's commitment, the fee to Essex in the event Superior failed to obtain financing, the circumstances in which Essex would be required to pay Superior a fee and the amount of that fee.

    On October 19, 1998, Essex held a telephonic meeting of its board of directors. The Essex board, with the assistance of financial advisors and legal counsel, discussed the principal terms of the proposed transaction. Representatives of Goldman, Sachs & Co. and Chase Securities Inc., Essex's financial advisors, discussed the proposed transaction from a financial point of view.

    On October 19, 1998, the Superior board met again. A representative of BT Wolfensohn made a presentation and orally expressed to the Superior board BT Wolfensohn's opinion, subsequently confirmed in writing, that the consideration to be paid by Superior pursuant to the merger agreement in the tender offer and the merger, taken together, was fair from a financial point of view to Superior. Following discussion among the directors of the terms of the proposed transaction, the Superior board determined that the transaction was in the best interests of the stockholders of Superior and approved the merger agreement, the tender offer and the merger.

    On October 21, 1998, the Essex board met again. Essex's legal advisors discussed the terms of the definitive documentation for the transaction. Representatives of Goldman Sachs and Chase made a financial presentation and orally expressed to the Essex board their respective fairness opinions, subsequently confirmed in writing. Representatives of management discussed with the Essex Board their views as to the implications of the proposed transaction on Essex. The Essex board thereafter approved, declared advisable and adopted the merger agreement and the merger and approved the tender offer. The Essex board determined that the tender offer and the merger, taken together as a unitary transaction, are fair to, and in the best interests of, Essex's stockholders.

    On October 21, 1998, following the special meeting of the Essex board, Essex and Superior executed the merger agreement and the tender offer and the merger were publicly announced before U.S. financial markets opened on October 22, 1998.

    On October 28, 1998, Superior and SUT Acquisition Corp. commenced the tender offer.

    On November 27, 1998, SUT Acquisition Corp. accepted for purchase and subsequently purchased 22,562,135 shares of Essex common stock, on a pro rata basis, pursuant to the tender offer. The aggregate purchase price for the shares of Essex common stock purchased pursuant to the tender offer was $721,988,320. SUT Acquisition Corp. obtained the funds to acquire the Essex common stock through a capital contribution from Superior and Superior obtained the necessary funds for such capital contribution from cash on hand and from its credit facilities. See "--Financing of the Tender Offer and The Merger."

    On November 27, 1998, Steven R. Abbott, W.L. Lyons Brown, Jr., Rodney A. Cohen, Edward O. Gaylord, Stuart S. Janney, III and Ward W. Woods resigned from the Essex board and three new directors nominated by Superior, Steven S. Elbaum, Bragi F. Schut and David S. Aldridge, were appointed to the Essex board. Robert
D. Lindsay remained as a director of Essex.

RECOMMENDATION OF THE ESSEX BOARD AND THE REASONS FOR THE RECOMMENDATION

    At its meeting held on October 21, 1998, as discussed above, the Essex board of directors:

    - approved, declared advisable and adopted the merger agreement and the merger;

    - approved the tender offer;

    - determined that the terms of the tender offer and the merger, taken together as a unitary transaction, were fair to and in the best interests of the stockholders of Essex; and

    - recommended that the stockholders of Essex accept the tender offer and tender their shares to SUT Acquisition Corp. pursuant to the tender offer.

In making its recommendations to the stockholders of Essex with respect to the tender offer and the merger, the Essex board considered a number of factors, the material ones being the following:

    HISTORICAL STOCK PRICE PERFORMANCE. The Essex board reviewed the historical stock price performance of Essex relative to comparable companies in the wire and cable business and to the broader stock market as a whole. The Essex board noted that Essex had historically underperformed both the comparable companies and the broader stock market as a whole, primarily because of the perception of the financial community that Essex's earnings had become relatively unpredictable and volatile due to its exposure to the recent volatility in building wire prices. The Essex board did not believe that Essex's magnet wire, industrial wire and communications wire businesses were being accorded appropriate stock trading multiples by the financial community. In this regard, the Essex board noted that the price being offered by Superior in the tender offer and the merger represented a very attractive blended multiple for Essex relative to comparable companies and Essex's historical price performance.

    The Essex board noted that the consideration to be received by Essex's stockholders pursuant to the tender offer and the merger, taken together as a unitary transaction, would represent a substantial premium over:

    (1) the closing price of the shares of Essex common stock on the New York Stock Exchange on October 21, 1998, the last full trading day prior to announcement of the execution of the merger agreement;

    (2) the average closing price of the shares during the week preceding October 21, 1998; and

    (3) the average closing price of the shares for the previous three months.

The Essex board did note that the shares had traded above the price being offered in the tender offer and the merger within the prior 12 month period. However, the Essex board concluded that the recent downturn in general stock market valuation and, in particular, the decline in the valuations of comparable wire companies made it unlikely that the shares would return to those trading levels in the near future.

    STRATEGIC FIT. Essex's long-term strategy for several years has been based upon the development of the three principal aspects of Essex's business: building wire, magnet wire and communications wire. Over the last several years, Essex's sales of building wire had increased to 45% of net sales in 1997, as opposed to 24% for magnet wire and 11% for communications wire. In addition, the rapid growth of the Internet and other forms of electronic communication had led to a growth in demand for Essex's communications wire products. For these reasons, the Essex board had independently concluded that a significant expansion of Essex's datacom communications wire capacity was strategically desirable and had approved major capital expenditures in this area. The combination with Superior would represent a significant diversification of the combined companies' product range and permit the combined companies to better weather volatility in any individual business segment.

    Within the communications wire segment, the Essex board noted that Essex and Superior conducted business in complementary, and not overlapping, ways. The Essex board noted that Superior would be able to use Essex's independent distributor channel to offer a broader range of communications wire, because Superior is not currently actively involved in that distribution channel. The Essex board also noted that the combined operations would be able to use efficiently Essex's communications wire production capacity to create flexibility to continue to effectively service Essex's existing distributor customers as well as assist in managing the long-term contracts already in existence between Superior and its principal customers.

    OPERATIONAL BENEFITS FOR COMBINED COMPANIES. The Essex board noted that, through the merger, the current stockholders of Essex would retain an ongoing equity interest in the combined company. The Essex board noted that there were significant opportunities for synergies between Essex and Superior, particularly in the area of raw product purchasing savings, production capacity, management and distributional efficiencies.

    Management estimates that cost savings and operating synergies resulting from the merger are anticipated to range from approximately $16 million to $42 million over the next four years.

    OTHER POTENTIAL TRANSACTIONS. The Essex board considered whether any other person would be interested in an acquisition of Essex at this time on more attractive terms. The Essex board discussed the other significant wire and cable companies and concluded for various reasons that none of these firms had proposed or would be likely to propose an acquisition transaction more attractive than that proposed by Superior. In this connection, the Essex board reviewed information regarding the preliminary discussions between Essex and Company A. See "--Background of the Merger".

    CONDITIONS TO THE TENDER OFFER. The Essex board discussed with its financial and legal advisors the various conditions to the tender offer. The Essex board noted, in particular, the presence of the financing condition, which made the consummation of the tender offer conditional upon Superior's ability to obtain financing. The Essex board discussed with its financial advisors the risks associated with seeking financing of this kind in the current financial markets and also discussed the terms of the financing commitment that had been obtained by Superior from Bankers Trust. The Essex board noted several customary conditions to the Bankers Trust financing commitment, and further noted Bankers Trust's reputation with respect to its ability to finance transactions of this type. The Essex board also considered whether Superior would have been willing to proceed with this transaction structure without a financing condition.

    FINANCIAL CONDITION, RESULTS OF OPERATIONS, BUSINESS AND PROSPECTS OF ESSEX. The Essex board considered the financial condition, results of operations, business and prospects of Essex, including its prospects if it were to remain independent. The Essex board also discussed Essex's current strategic plan and the competitive environment in which Essex operates.

    COMPETING OFFERS; BREAK-UP FEE. The Essex board noted that if Essex receives an offer superior in its terms to Superior's tender offer and the merger, Essex could provide information to, and negotiate with, the competing bidder and approve or recommend a competing tender offer. However, in that case, Essex may be required to pay Superior a termination fee of $25 million, plus expenses. The Essex board noted that the presence of the stockholders' agreement entered into among Superior, SUT Acquisition Corp., Bessemer and certain affiliates of Bessemer in connection with the merger agreement made it significantly less likely that any third party would make a proposal to acquire Essex. This is because, before the consummation of the tender offer, the Bessemer entities owned in the aggregate approximately 47.7% of the outstanding shares of Essex common stock and had agreed to tender their shares in the Superior tender offer and otherwise support that tender offer and the merger.

    FINANCIAL ADVISORS' PRESENTATION. The Essex board took into account the advice and the financial presentation of Goldman Sachs and Chase and the oral opinions of Goldman Sachs and Chase, subsequently confirmed in writing as of October 21, 1998. Those opinions stated that, as of that date, and based upon and subject to the various considerations set forth in the opinions, the consideration to be received by holders of shares of Essex common stock in the tender offer and the merger, taken together as a unitary transaction, is fair from a financial point of view to such holders.

    TERMS OF THE TENDER OFFER AND THE MERGER. The Essex board also considered the other terms and conditions of the tender offer and the merger as well as the terms of the stockholders' agreement with the Bessemer entities. The Essex board noted that the transaction was being structured as a cash tender offer for approximately 81% of the outstanding shares of Essex common stock, and it would permit all holders of shares to participate on the same basis. Equally, the consideration to be received in the merger would be available to holders of shares on the same basis. The Essex board noted that the Bessemer entities, as principal stockholders, were committing to the transaction but were not being afforded any preferential treatment in connection with the tender offer or the merger. The Essex board also considered the implications of the stockholders' agreement to the minority stockholders of Essex.

    The foregoing discussion of the information and factors considered and given weight by the Essex board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the tender offer and the merger, the Essex board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Essex board may have given different weights to different factors. However, on the whole, the only factors that weighed against recommendation were:

    (1) the presence of the financing condition to the tender offer;

    (2) the effect of the stockholders' agreement on the likelihood of a competing proposal; and

    (3) the possible payment of a break-up fee in the event the merger agreement is terminated.

    FOR THE REASONS DESCRIBED ABOVE, THE ESSEX BOARD, BY UNANIMOUS VOTE OF THOSE DIRECTORS PRESENT AT A MEETING ON OCTOBER 21, 1998, APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT THE ESSEX STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINIONS OF THE ESSEX FINANCIAL ADVISORS

    GOLDMAN, SACHS & CO.

    At the October 21, 1998 meeting of the Essex board, Goldman Sachs rendered its oral opinion, which was subsequently confirmed by a written opinion dated the same date, to the effect that, as of that date, and based upon and subject to the various considerations set forth in the opinion, the consideration to be received pursuant to the merger agreement by holders of Essex common stock in the tender offer and the merger, taken together as a unitary transaction, is fair from a financial point of view to such holders.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED OCTOBER 21, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED IN, AND THE LIMITATIONS ON, THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AS APPENDIX B-1 AND IS INCORPORATED HEREIN BY REFERENCE.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

    - the merger agreement;

    - the form of Superior's certificate of designation of the series A cumulative convertible exchangeable preferred stock, which was attached as an exhibit to the merger agreement. After the rendering of the opinion of Goldman Sachs, Superior exercised its right under the merger agreement to substitute for the series A preferred stock securities having economic and other material terms and conditions equivalent to the series A preferred stock, as determined by the Superior Board with the concurrence of a majority of the directors of Essex who were not nominated by Superior and are not executive officers of Essex. As provided in the merger agreement, these securities represent undivided beneficial interests in the assets of Superior Trust I, a statutory business trust created under the laws of the State of Delaware, of which all of the beneficial interests in the assets of the trust represented by common securities are owned by Superior. See "The Merger Agreement and Related Agreements--Consideration to be Received in the Merger";

    - the form of the stockholders' agreement, which was attached as an exhibit to the merger agreement;

    - the form of Superior's indenture for the 8 1/2% subordinated convertible exchange debentures;

    - Essex's prospectus for the initial public offering of Essex common stock dated April 17, 1997;

    - Essex's prospectus for the secondary offering of Essex common stock dated September 17, 1997;

    - Superior's prospectus for the initial public offering of Superior common stock dated October 11, 1996;

    - Annual Report to Stockholders of Essex for the year ended December 31, 1997 and Annual Reports on Form 10-K of Essex and its predecessor for the five years ended December 31, 1997;

    - Annual Reports to Stockholders and Annual Reports on Form 10-K of Superior for the two fiscal years ended April 30, 1998;

    - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Essex and Superior;

    - certain other communications from Essex and Superior to their respective stockholders; and

    - certain internal financial analyses and forecasts for Essex through the calendar year ending December 31, 1999, and for Superior through the calendar year ending December 31, 2002, prepared by their respective managements.

Goldman Sachs also held discussions with members of the senior management of Essex and Superior regarding the past and current business operations, financial condition and future prospects of their respective companies and the companies combined pursuant to the merger agreement. In addition, Goldman Sachs:

    - reviewed the reported price and trading activity of the Essex common stock, the Superior common stock and convertible securities generally;

    - compared certain financial and stock market information for Essex and Superior with similar information for certain other companies the securities of which are publicly traded;

    - reviewed the financial terms of certain business combinations in the cable and wire industry specifically and in other industries generally; and

    - performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Essex, Superior or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. In addition, Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Essex. Goldman Sachs's advisory services and its opinion were provided for the information and assistance of the Essex board in connection with its consideration of the transactions contemplated by the merger agreement. Goldman Sachs' opinion did not constitute a recommendation as to whether or not any holder of Essex common stock should tender such common stock in connection with the tender offer, nor does it constitute a recommendation as to how any such holder should vote, or whether such holder should seek appraisal rights, in connection with the merger.

    Goldman Sachs noted that under then current market conditions, there may be a limited trading market for the series A preferred stock and that any estimate of the future trading value of the series A preferred stock would be speculative and subject to substantial uncertainties and contingencies. Goldman Sachs did not express a view as to:

    - the actual trading price of the series A preferred stock, which would be dependent upon and fluctuate with dividend rates generally;

    - the market price of Superior common stock into which the series A preferred stock is convertible;

    - market conditions, general economic conditions, the financial condition and prospects of Superior after the merger; and

    - other factors which generally influence the price of similar securities.

    Goldman Sachs did not opine on the fairness from a financial point of view of the series A preferred stock to be received by holders of Essex common stock pursuant to the merger if viewed as a separate and distinct transaction from the tender offer.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Essex having provided certain investment banking services to Essex from time to time, including having acted as managing underwriter of public offerings of Essex common stock in April 1997 and September 1997, in which certain affiliates of Goldman Sachs, having previously owned approximately 14.5% of the then outstanding shares of Essex common stock, sold all of their ownership interest in Essex, and having acted as its financial advisor in connection with the merger agreement. In connection with those public offerings, Goldman Sachs received approximately $7.83 million as underwriting compensation.


    For information concerning Goldman Sachs's fee arrangement with Essex, see "--The Essex Financial Advisors Fee Arrangement."

    CHASE SECURITIES INC.

    At the October 21, 1998 meeting of the Essex board, Chase rendered its oral opinion, which was subsequently confirmed by a written opinion dated the same date, to the effect that, as of that date, and based upon and subject to the various considerations set forth in its opinion, the consideration to be received pursuant to the merger agreement by holders of Essex common stock in the tender offer and the merger, taken together as a unitary transaction, is fair from a financial point of view to such holders.

    THE FULL TEXT OF THE WRITTEN OPINION OF CHASE, DATED OCTOBER 21, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED IN, AND THE LIMITATIONS ON, THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED TO THIS JOINT PROXY/PROSPECTUS AS APPENDIX B-2 AND IS INCORPORATED HEREIN BY REFERENCE.

    In connection with its opinion, Chase reviewed, among other things:

    - the merger agreement;

    - the form of Superior's certificate of designation of the series A cumulative convertible exchangeable preferred stock, which was attached as an exhibit to the merger agreement. As noted above in "--Opinion of the Essex Financial Advisors--Goldman, Sachs & Co.," after the rendering of the opinion of Chase, Superior exercised its right under the merger agreement to substitute for the series A preferred stock securities having economic and other material terms and conditions equivalent to the series A preferred stock. See "The Merger Agreement and Related Agreements--Consideration to be Received in the Merger";

    - the form of the stockholders' agreement, which was attached as an exhibit to the merger agreement;

    - the form of Superior's indenture for the 8 1/2% subordinated convertible exchange debentures;

    - Essex's prospectus for the initial public offering of Essex common stock dated April 17, 1997;

    - Essex's prospectus for the secondary offering of Essex common stock dated September 17, 1997;

    - Superior's prospectus for the initial public offering of Superior common stock dated October 11, 1996;

    - Annual Report to Stockholders of Essex for the year ended December 31, 1997 and Annual Reports on Form 10-K of Essex and its predecessor for the five fiscal years ended December 31, 1997;

    - Annual Reports to Stockholders and Annual Reports on Form 10-K of Superior for the two fiscal years ended April 30, 1998;

    - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Essex and Superior;

    - certain other communications from Essex and Superior to their respective stockholders; and

    - certain internal financial analyses and forecasts for Essex through the calendar year ending December 31, 1999 and for Superior through December 31, 2002 prepared by their respective managements.

Chase also held discussions with members of the senior management of Essex and Superior regarding the past and current business operations, financial condition and future prospects of their respective companies and the companies combined pursuant to the merger agreement. In addition, Chase:

    - reviewed the reported price and trading activity of the Essex common stock, the Superior common stock and convertible securities generally;

    - compared certain financial and stock market information for Essex and Superior with similar information for certain other companies the securities of which are publicly traded;

    - reviewed the financial terms of certain business combinations in the cable and wire industry specifically and in other industries generally; and

    - reviewed such other information and performed such other studies and analyses as Chase considered appropriate.

    Chase assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with or reviewed by or for Chase, or publicly available, for purposes of its opinion. Chase neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of Essex or Superior or any of their subsidiaries, nor did Chase conduct a physical inspection of the properties and facilities of Essex or Superior or any of their subsidiaries. Chase's advisory services and its opinion were provided for the information and assistance of the Essex board in connection with its consideration of the transactions contemplated by the merger agreement. Chase's opinion did not constitute a recommendation as to whether or not any holder of Essex common stock should tender such common stock in connection with the tender offer, nor does it constitute a recommendation as to how any such holder should vote, or whether such holder should seek appraisal rights, in connection with the merger.

    For purposes of rendering its opinion, Chase assumed that, in all respects material to its analysis, the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all material conditions to the consummation of the merger will be satisfied without waiver thereof. Chase further assumed that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, including any necessary amendments, modifications or waivers to any documents to which Essex or Superior is a party, as contemplated by the merger agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to Essex or Superior of the merger. Chase further assumed that the merger will be accounted for as a purchase under generally accepted accounting principles.

    Chase noted that under then current market conditions, there may be a limited trading market for the series A preferred stock and that any estimate of the future trading value of the series A preferred stock would be speculative and subject to substantial uncertainties and contingencies. Chase did not express a view as to:

    - the actual trading price of the series A preferred stock, which would be dependent upon and fluctuate with dividend rates generally;

    - the market price of Superior common stock into which the series A preferred stock is convertible;

    - market conditions, general economic conditions, the financial condition and prospects of Superior after the merger; and

    - other factors which generally influence the price of similar securities.

    Chase's opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated as of the date of its opinion. Chase did not opine on the fairness from a financial point of view of the consideration to be received by holders of Essex common stock pursuant to the merger if viewed as a separate and distinct transaction from the tender offer.


    Chase, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Chase is familiar with Essex having provided certain banking services to Essex, including having acted as administrative agent for various debt financings, having acted as an underwriter of public offerings of Essex common stock in April 1997 and September 1997, in which certain affiliates of Chase, having previously owned approximately 6.78% of the then outstanding shares of Essex common stock, sold all of their ownership interest in Essex, and having acted as its financial advisor in connection with the merger agreement. In connection with acting as administrative agent for financings and as underwriter of Essex common stock, Chase received approximately $1.45 million in fees for its services. Chase was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with Essex.


    Chase provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Essex or Superior for its own account and for the accounts of customers. At any time, Chase may have a long or short position in such securities. Chase may provide investment banking services to Essex, Superior or any of their respective subsidiaries in the future.

    For information concerning Chase's fee arrangement with Essex, see "--The Essex Financial Advisors Fee Arrangement."

    THE ESSEX FINANCIAL ADVISORS PRESENTATION

    The following is a summary of various financial analyses presented to the Essex board by Goldman Sachs and Chase, the Essex financial advisors, on October 21, 1998 in a joint presentation in connection with their respective opinions. It does not purport to be a complete description of the analyses performed by the Essex financial advisors.

    SUMMARY OF TERMS OF PROPOSED TRANSACTIONS. The Essex financial advisors reviewed the consideration to be received by holders of Essex common stock pursuant to the tender offer and the merger. The Essex financial advisors calculated that:

    (A) the nominal consideration to be received for each share of Essex common stock would be $32.00 per share, based on $26 per share cash consideration and the face value of the series A preferred stock;

    (B) the fully diluted equity consideration would be $947.5 million, based on the product of the nominal consideration and the number of shares of Essex common stock outstanding, including 27.768 million of primary shares and 1.842 million of in-the-money options; and

    (C) the fully diluted enterprise consideration would be $1.3476 billion, based on:

       (1) the sum of $947.5 million, the fully diluted equity consideration, and $419.1 million, the face value of debt

       (2) less $7.6 million of cash and $11.4 million of proceeds to be received from the exercise of all in-the-money options.

    IMPLIED TRANSACTION PREMIUMS AND MULTIPLES. The Essex financial advisors reviewed certain implied transaction premiums and multiples using a range of total consideration per Essex common stock of $26.00 to $32.00. The Essex financial advisors noted that this consideration range represented a premium of 19.5% to 47.1% to the closing price of Essex common stock on October 20, 1998 and a premium of 80.8% to 122.5% to the closing price of Essex common stock on October 14, 1998, one week before the announcement of the tender offer and the merger.

    Using the consideration range of $26.00 to $32.00, the Essex financial advisors calculated the corresponding fully diluted enterprise consideration as multiples of:

    (1) the last twelve months ("LTM") net sales;

    (2) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA");

    (3) estimated 1998 EBITDA; and

    (4) estimated 1999 EBITDA for Essex. Estimates for Essex were supplied by the management of Essex.

    The analysis indicated that the fully diluted enterprise consideration represented a multiple of:

    (A) 0.73x to 0.85x LTM net sales;

    (B) 5.9x to 6.8x LTM EBITDA;

    (C) 6.1x to 7.0x estimated 1998 EBITDA; and

    (D) 5.4x to 6.3x estimated 1999 EBITDA.

    Using the consideration range of $26.00 to $32.00, the Essex financial advisors also calculated the corresponding fully diluted equity consideration as multiples of estimated 1998 and 1999 earnings per share ("EPS") of Essex common stock. The analysis indicated that, for Essex common stock, the fully diluted equity consideration represented a multiple of:

    (1) 10.1x to 12.4x estimated 1998 EPS based on the estimates supplied by Essex management and a multiple of 9.8x to 12.1x based on estimates of the Institutional Brokers Estimate System as of October 20, 1998 for Essex; and

    (2) 8.3x to 10.2x estimated 1999 EPS based on estimates supplied by Essex management and a multiple of 9.0x to 11.0x based on estimates of the Institutional Brokers Estimate System as of October 20, 1998 for Essex.

    INDICATIVE SERIES A PREFERRED STOCK CONSIDERATION. The Essex financial advisors performed an analysis to consider the impact of variances in 1999 estimated EPS and forward price/earnings ("P/E") multiples of the common stock of the pro forma combined company on the implied per share value of the series A preferred stock, assuming that the series A preferred stock was immediately converted into Superior common stock. Based on a range of 1999 pro forma EPS of $3.49, assuming no accretion, to $4.18, assuming 20% accretion, and 1999 pro forma forward P/E multiples of 8.5x to 13.0x, the analysis indicated implied per share values of the series A preferred stock ranging from 52.9% to 97.1% of its face value.

    HISTORICAL STOCK TRADING ANALYSIS. The Essex financial advisors reviewed the historical trading prices of Essex common stock for the period from April 18, 1997, the date of the initial public offering of Essex common stock, to October 20, 1998. The review showed that Essex common stock had average closing trading prices of:

    - $29.50 since its initial public offering;

    - $29.40 for the one-year period ended October 20, 1998;

    - $23.84 for the six-month period ended October 20, 1998; and

    - $16.87 for the one-month period ended October 20, 1998.

    The Essex financial advisors also reviewed the historical trading prices of Superior common stock for the period from October 11, 1996, the date of the initial public offering of Superior common stock, to October 20, 1998. The review showed that Superior common stock had average closing trading prices of:

    - $28.64 since its initial public offering;

    - $36.86 for the one-year period ended October 20, 1998;

    - $40.41 for the six-month period ended October 20, 1998; and

    - $44.74 for the one-month ended October 20, 1998.

    COMPARABLE PUBLIC COMPANIES ANALYSIS. The Essex financial advisors reviewed certain publicly available financial and operating information of six public companies consisting of

    (1) AFC Cable Systems, Inc.,

    (2) Belden Inc.,

    (3) Cable Design Technologies Corporation,

    (4) Commscope, Inc.,

    (5) Encore Wire Corporation and

    (6) General Cable Corporation.

In the review, estimated 1998 and 1999 EPS and five year growth forecasts were based on the Institutional Brokers Estimate System's estimates as of October 20, 1998. The comparable companies listed above were chosen because they operate in the wire and cable industry, as does Essex, and are also publicly traded. The Essex financial advisors noted that these comparable companies, as well as Essex and Superior, derived different percentages of their revenues from different segments of the wire and cable market. The Essex financial advisors noted that while Essex derived a majority of its revenues from the sale of building/electrical wire and automotive wire, the comparable companies listed above derived their revenues either from different segments of the wire/cable market or, if from the same segments as that of Essex, in different proportions.

    The review indicated that:

    (A) the October 20, 1998 closing price per share as a multiple of estimated 1998 EPS ranged from 6.8x to 17.1x, with a mean of 11.2x and a median of 9.6x, for the comparable companies and Superior as a group, compared to 8.2x for Essex;

    (B) the October 20, 1998 closing price per share as a multiple of estimated 1999 EPS ranged from 5.1x to 14.0x, with a mean of 9.6x and a median of 8.6x, for the comparable companies and Superior as a group, compared to 7.5x for Essex;

    (C) enterprise value as a multiple of LTM revenue ranged from 0.57x to 1.54x, with a mean of 0.97x and a median of 0.87x, for the comparable companies and Superior as a group, compared to 0.64x for Essex;

    (D) enterprise value as a multiple of LTM EBITDA ranged from 3.3x to 9.6x, with a mean of 6.5x and a median of 6.5x, for the comparable companies and Superior as a group, compared to 5.1x for Essex;

    (E) enterprise value as a multiple of LTM EBIT ranged from 3.9x to 13.4x, with a mean of 7.7x and a median of 7.3x, for the comparable companies and Superior as a group, compared to 6.2x for Essex;

    (F) projected five-year EPS growth rates ranged from 11.0% to 17.7% for the comparable companies, compared to 12.0% for Essex;

    (G) LTM gross profit margins ranged from 20.9% to 29.8% for the comparable companies, compared to 19.8% for Essex;

    (H) LTM EBITDA margins ranged from 11.5% to 17.3% for the comparable companies, compared to 12.5% for Essex;

    (I) the ratio of LTM debt to capitalization ranged from 5.3% to 62.9% for the comparable companies, compared to 58.4% for Essex;

    (J) the ratio of LTM debt to EBITDA ranged from 0.3x to 2.6x for the comparable companies, compared to 2.1x for Essex; and

    (K) the ratio of LTM capital expenditures as a percentage of sales ranged from 3.6% to 12.9% for the comparable companies, compared to 2.8% for Essex.

    The Essex financial advisors also compared the daily closing trading prices of Essex common stock, Superior common stock and an index composed of the common stock of the comparable companies from April 18, 1997, the date of the initial public offering of the Essex common stock, to October 20, 1998. The analysis indicated that:

    (1) for the one year period ended October 20, 1998, the closing trading price of Essex common stock decreased by 41.4%, compared to an increase of 53.9% for Superior common stock and a decrease of 37.6% for the comparable companies index;

    (2) for the six month period ended October 20, 1998, the closing trading price of Essex common stock decreased by 45.3%, compared to an increase of 10.9% for Superior common stock and a decrease of 48.7% for the comparable companies index;

    (3) for the three month period ended October 20, 1998, the closing trading price of Essex common stock decreased by 20.5%, compared to an increase of 16.0% for Superior common stock and a decrease of 43.0% for the comparable companies index;

    (4) for the one month period ended October 20, 1998, the closing trading price of Essex common stock increased by 20.8%, compared to an increase of 2.2% for Superior common stock and an increase of 4.3% for the comparable companies index; and

    (5) for the one week period ended October 20, 1998, the closing trading price of Essex common stock increased by 51.3%, compared to an increase of 7.0% for Superior common stock and an increase of 11.9% for the comparable companies index.

    COMPARABLE TRANSACTIONS ANALYSIS. Using publicly available information, the Essex financial advisors reviewed nine transactions in the wire and cable industry. These transactions were:

    (1) Essex/Bessemer,

    (2) Wirekraft Industries Inc./Hicks, Muse, Tate & Furst Inc.,

    (3) Superior/The Alpine Group, Inc.,

    (4) General Cable Inc./Wasall Inc.,

    (5) Omega Wire Inc./Hicks, Muse, Tate & Furst Inc.,

    (6) Alcatel's NA Cable Systems, Inc. and Alcatel's Canada Wire, Inc./The Alpine Group, Inc.,

    (7) Wirekraft Industries Inc., Omega Wire Inc. and ECM Holding Co./International Wire Group, Inc.,

    (8) Dekko Wire Technology Group/International Wire Group, Inc. and

    (9) Triangle Wire and Cable, Inc./Essex.

    These transactions were selected because they involved transactions in the wire and cable industry, although the Essex financial advisors noted that there have been a limited number of sizable transactions in that industry. The review showed that for these transactions, to the extent that such information was available or meaningful, the transaction value as a multiple of:

    (A) LTM net sales ranged from 0.34x to 1.30x;

    (B) LTM EBITDA ranged from 5.0x to 9.0x; and

    (C) LTM EBIT ranged from 7.5x to 10.6x.


The review further indicated that EBITDA margins ranged from 3.8% to 19.0% for these transactions. The Essex financial advisors noted that the LTM EBIT data was not available for the Triangle Wire and Cable, Inc./Essex transaction and was not meaningful for the General Cable Inc./Wasall Inc. transaction because the enterprise value of the transaction as a multiple of LTM EBIT of Wasall Inc. was statistically meaningless.


    Based on Mergerstat Review, the Essex financial advisors also reviewed the average annual premiums, to one week before announcement price, paid in transactions over $100 million from January 1, 1987 to year-to-date. The review indicated that during the above period, such average annual premiums ranged from 35% to 45%.

    PRO FORMA INCOME STATEMENT ANALYSIS. The Essex financial advisors performed a pro forma EPS analysis of the financial impact of the merger using estimates of Essex supplied by the management of Essex and estimates of Superior supplied by the management of Superior. The analysis was adjusted for non-recurring items and assumed:

    (A) the refinancing of all existing indebtedness of Essex and Superior;

    (B) an 8.23% average interest rate on transaction debt based on the three-month LIBOR rate of 5.19% as of September 20, 1998;

    (C) the amortization of transaction goodwill over 35 years; and

    (D) an equity consideration based on the face value of the series A preferred stock.

    The Essex financial advisors noted that, without taking synergies into account, the merger would be 9.6% dilutive in 1998 and 14.2% accretive in 1999 on EPS for Superior common stock.

    INDICATIVE PRO FORMA SUPERIOR COMMON STOCK PRICE SENSITIVITY ANALYSIS. The Essex financial advisors performed an analysis to consider the impact of variances in 1999 estimated EPS and forward P/E multiples of the common stock of the pro forma combined company on the implied share price of Superior common stock on a pro forma basis, using estimates of Essex supplied by Essex management and estimates of Superior supplied by Superior management. Based on a range of 1999 pro forma EPS of $3.49, assuming no accretion, to $4.18, assuming 20% accretion, and 1999 forward P/E multiples of 8.5x to 13.0x, the analysis indicated implied pro forma per share prices of the Superior common stock ranging from $29.64 to $54.39.


    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinions of the Essex financial advisors. In arriving at their fairness opinions, the Essex financial advisors considered the results of all such analyses and did not attribute any particular weight to any analysis or factor considered by them, nor, except as set forth above, did they derive any value from, or draw any conclusion with respect to fairness based on, any particular analysis. Rather, the Essex financial advisors made their determination as to fairness on the basis of their experience and professional judgment, after considering the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Essex. The analyses were prepared solely for the purpose of the Essex financial advisors providing their opinions to the Essex board and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Essex financial advisors, Essex, Superior or any other person assumes responsibility if future results are materially different from those forecasted. See "Forward-Looking Statements." As described above, the opinions of the Essex financial advisors to the Essex board were one of many factors taken into consideration by the Essex board in making its determination to approve the tender offer and the merger.

    THE ESSEX FINANCIAL ADVISORS FEE ARRANGEMENT

    Pursuant to a letter agreement dated October 19, 1998 between Essex and Goldman Sachs, Essex:

    (a) has paid Goldman Sachs a fee of $250,000 upon announcement of the tender offer and a fee of $3,187,500 upon successful completion of the tender offer; and

    (b) will pay Goldman Sachs a fee of $562,000 upon consummation of the merger.


    Essex has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including the fees and disbursements of Goldman Sachs' attorneys. However, upon the consummation of the merger, Essex will be liable for reimbursement of these expenses only to the extent they exceed $50,000 in the aggregate. Reimbursement of out-of-pocket expenses is estimated to be in an amount less than approximately $100,000. Essex has also agreed to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under federal securities laws.


    Pursuant to a letter agreement dated October 19, 1998 between Essex and Chase, Essex:

    (a) has paid Chase a fee of $250,000 upon announcement of the tender offer and a fee of $3,187,500 upon the expiration date of the successful tender offer; and

    (b) will pay Chase a fee of $562,000 upon the closing of the merger.

    Essex has agreed to reimburse Chase for its reasonable expenses, including the fees and disbursements of legal counsel and other professional advisors. However,

    (a) Chase will not be entitled to reimbursement for any legal fees or related disbursements incurred by it in connection with the preparation or negotiation of the terms of the engagement letter; and


    (b) Essex is obligated to reimburse Chase only for those expenses which, in the aggregate, exceed $50,000. Reimbursement of out-of-pocket expenses is estimated to be in an amount less than approximately $85,000.


Essex has also agreed to indemnify Chase and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under federal securities laws.

PROJECTIONS OF SUPERIOR AND ESSEX

    Superior and Essex do not, as a matter of course, make public forecasts or projections as to future revenues, earnings or other income statement data, cash flows or balance sheet and financial position information. However, in connection with the tender offer and the merger, Superior provided Essex with certain projected financial data through 2002, and Essex provided Superior with certain projected financial data through 1999, which projected financial data was provided to the Essex financial advisors.

    The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the

American Institute of Certified Public Accountants regarding projections. The projections are included in this Joint Proxy Statement/Prospectus only because they were made available to the Essex financial advisors. None of the Essex financial advisors, Arthur Andersen LLP, Superior's independent certified public accountants, or Ernst & Young LLP, Essex's independent certified public accountants, examined, compiled or performed any procedures with respect to the projections or expressed any opinion or provided any kind of assurance on the projections. The Essex financial advisors, Arthur Andersen LLP and Ernst & Young LLP assume no responsibility for, and disclaim any association with, the projections.

    The projections are based on a variety of assumptions relating to the business of Superior and Essex that may not be realized. The projections and the assumptions upon which they are based are subject to significant uncertainties and contingencies, many of which are beyond the control of Superior and Essex. Moreover, many of the assumptions may prove not to have been, or may no longer be, accurate. Consequently, the projections and the underlying assumptions are necessarily speculative in nature and inherently imprecise, and there can be no assurance, and Superior and Essex make no representation, that the projected financial results will be realized.

    It is expected that there will be differences between actual and projected results. Projected results and actual results are likely to vary materially from those shown, and that variance will likely increase over time. Neither Superior nor Essex, nor any of their affiliates or advisors, intends to update or otherwise revise the projections. Superior and Essex stockholders are cautioned not to place undue reliance on the projections, which should be read in conjunction with the information relating to the business, assets and financial condition of the companies included or incorporated by reference herein.

    The projections contain forward-looking information and are subject to a number of risks discussed elsewhere in this Joint Proxy Statement/Prospectus. See "Risk Factors." These risks are likely to cause actual results in the future to differ significantly from results expressed or implied in the projections.

    ASSUMPTIONS. Superior's projections made assumptions about Superior's revenues, margins and expenses during the calendar years 1999 through 2002. These assumptions included the following:

    1.  REVENUES.

       Superior's projections reflect a consolidated increase in constant copper revenues of: 8.6% in 1999, 6.2% in 2000, 6.9% in 2001 and 6.0% in 2002. The
major assumptions supporting these projections by key market segment included the following: (1) North American exchange and service wire and cable--7.5% growth in 1999 supported by capacity increases, anticipated increase in market share with one major customer and general increase in demand levels for Superior's major product offerings, (2) North American copper and fiber premise wire (note: this product segment represented less than 3% of consolidated sales in 1998)--43% growth in 1999 and 50% growth in each of years 2000-2002 supported by current and anticipated capacity increases, rapidly growing market demand and targeted market penetration by Superior through expansion of distributor and direct sales efforts.

    2.  GROSS MARGINS.

       Superior's projections assumed that the copper adjusted gross margin percentage (on a constant copper basis) would increase by 0.6% in 1999 and by approximately 0.25% in each of the years 2000-2002. These projections reflect certain contractual price increases, increased volume and productivity improvements in 1999, and increased volume and productivity improvements in each of the years 2000-2002.

    3.  OPERATING EXPENSES.

       Superior's projections assumed that operating expenses as a percentage of sales would be 5.0% in 1999 (as compared to 5.2% in 1998), 4.9% in 2000, 4.8% in 2001 and 4.7% in 2002. The projected reduction in operating expenses as a percent of sales reflected the leveraging of a relative fixed operating expense base over a moderate growth in revenues.

    PROJECTIONS. The following is a summary of the material elements of the Superior projections:

                                                                               1999       2000       2001       2002
                                                                             ---------  ---------  ---------  ---------
                                                                                  (IN MILLIONS OF DOLLARS, EXCEPT
                                                                                          PER SHARE DATA)
Operating income...........................................................        107        115        126        138
Cash flow available for debt reduction.....................................         46         57         66         77
Net income.................................................................         59         66         76         83

    The projections given by Essex to Superior related only to 1998 and 1999 and indicated revenues from sales to customers of $1,544.3 million for 1998 and $1,666.9 million for 1999 and operating income of $153.8 million for 1998 and $162.5 million for 1999.

    THE FOREGOING PROJECTIONS ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE RESULTS AND STOCKHOLDER VALUE OF SUPERIOR AND ESSEX MAY MATERIALLY DIFFER FROM THOSE EXPRESSED IN THE PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND THE ABILITY OF SUPERIOR OR ESSEX TO CONTROL OR PREDICT. STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROJECTIONS. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED OR THAT THE FUTURE FINANCIAL RESULTS OF SUPERIOR OR ESSEX WILL NOT MATERIALLY ADVERSELY VARY FROM THE PROJECTIONS.

SUPERIOR'S REASONS FOR THE MERGER

    Superior is engaging in the merger to acquire all of the outstanding shares of Essex common stock not purchased by SUT Acquisition Corp. in the tender offer.

MERGER CONSIDERATION

    Upon consummation of the merger, each outstanding share of Essex common stock, other than shares owned by Superior and SUT Acquisition Corp. and shares owned by holders who are exercising appraisal rights under Delaware law, will be converted automatically into the right to receive 0.64 of a trust preferred security. Before the effective time of the merger, there has been no public market for the trust preferred securities.

STOCK OPTIONS AND BENEFIT PLANS

    Under the merger agreement, as of the date of the consummation of the tender offer, all outstanding unexercised options to purchase shares of Essex common stock granted under Essex's Amended and Restated Stock Option Plan and Essex's 1997 Stock Option Plan for Nonemployee Directors were canceled. Each holder of an unexercised option became entitled to receive a cash payment equal to:

    (A) the number of shares of Essex common stock underlying the unexercised option, multiplied by

    (B) the excess of

       (1) $32.00 over

       (2) the per share exercise price of the unexercised option.

All payments have been made to the respective optionholders.

    The merger agreement also provides that, for at least one year following the effective time of the merger, Superior will cause Essex to maintain compensation and employee benefits plans and arrangements and perquisites for employees of Essex and its subsidiaries that, in the aggregate, are substantially comparable to those in effect as of October 21, 1998. However, Superior and Essex will have the right, in the good faith exercise of their managerial discretion, to terminate, make changes or cause changes to be made in the compensation, benefits and other terms of employment of any employee. They may also terminate the employment of any employee.

    In accordance with EITF 85-45, "Business Combinations: Settlement of Stock Options and Awards," Essex has recorded a $47.5 million charge to compensation expense for the costs to settle the unexercised stock options. The cash settlement was made by Essex, part of which was funded by an intercompany loan from Superior.

APPRAISAL RIGHTS

    If you are an Essex stockholder who does not vote in favor of the merger agreement and who properly demands appraisal of your shares of Essex common stock, you will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law.

    The following discussion only applies to Essex stockholders who wish to dissent from the merger. Only a holder of record of Essex shares may exercise appraisal rights.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER DELAWARE LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, WHICH IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. IF YOUR SHARES ARE HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW IN A PROPER AND TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

    Under the Delaware General Corporation Law, if you follow the procedures set forth in Section 262, you will be entitled to have your Essex shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the Court of Chancery.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the Essex meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This Joint Proxy Statement/Prospectus will constitute this notice to Essex stockholders, and the applicable statutory provisions are attached as Appendix C to this Joint Proxy Statement/Prospectus. If you wish to exercise appraisal rights or to preserve your right to do so, you should review the following discussion and Appendix C carefully. If you fail to timely and properly comply with the procedures specified, you will lose appraisal rights.

    If you wish to exercise appraisal rights, you must:

    (1) deliver to Essex, before the vote on the merger at the Essex meeting, a written demand for appraisal; and

    (2) not vote in favor of the merger. To not vote in favor of the merger, you can either:

       (a) vote "no" in person or by proxy;

       (b) not vote at all;

       (c) abstain from voting; or

       (d) revoke a duly executed proxy.

However, if you vote in favor of the merger agreement, by proxy or in person, or return a signed proxy that does not contain voting instructions, and you do not revoke the proxy, you will waive your right of appraisal and nullify any previously filed written demand for appraisal. A vote against the merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. In addition, to exercise appraisal rights, you must hold of record your shares on the date you make the written demand for appraisal and must continue to hold your shares until the effective time of the merger. If you fail to comply with any of these conditions and the merger becomes effective, you will lose appraisal rights and receive instead the trust preferred securities in accordance with the merger agreement.

    Only a holder of record of shares may assert appraisal rights for the shares registered in his, her or its name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder of record's name appears on his, her or its stock certificates. It must also state that the stockholder intends to demand appraisal of his, her or its shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners without exercising appraisal rights with respect to the shares held for other beneficial owners. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you should consult your broker to determine the appropriate procedures for making a demand for appraisal.

    All written demands for appraisal pursuant to Section 262 should be sent or delivered to Essex International Inc. at 1601 Wall Street, Fort Wayne, Indiana, 46802, Attention: Corporate Secretary.

    Within 10 days after the effective time of the merger, Essex, as the surviving corporation, must notify each holder of shares who has complied with
Section 262 and has not voted in favor of or consented to the merger of the date that the Merger has become effective. At any time within 60 days after the effective time of the merger, you have the right to withdraw your demand for appraisal and to accept the consideration offered in the merger. Within 120 days after the effective time of the merger, but not after that time, Essex or any holder of shares who is entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the dissenting shares. Essex is under no obligation to and has no present intention to file this petition. Accordingly, it is the obligation of the holders of shares to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262.

    Within 120 days after the effective time of the merger, if you have complied with the requirements for exercise of appraisal rights, you will be entitled, upon written request, to receive from Essex a statement setting forth the aggregate number of shares not voted in favor of the merger as to which demands for appraisal have been received and the aggregate number of holders of those shares. Essex must mail this statement to you within ten days after Essex receives a written request from you or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed by a holder of shares and a copy is served upon Essex, Essex will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all holders of shares who have demanded appraisal and with whom agreements as to the value of their shares have not been reached. After notice to these stockholders as required by the Delaware Court of Chancery, the Court may conduct a hearing on this petition to determine those holders of shares who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the holders of shares who demanded appraisal to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceeding. If you fail to comply with this direction, the Court of Chancery may dismiss the proceedings as to you.

    After determining the holders of shares entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. You should be aware that the fair value of your shares as determined by Section 262 could be more than, the same as or less than the consideration you would receive in the merger if you did not seek appraisal of your shares. Also, investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262.

    Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." The Delaware Supreme Court has stated, in CEDE & CO. V. TECHNICOLOR, INC., 684 A.2d 289, 299, that this "narrow exclusion does not encompass known elements of value, including those which exist on the date of the merger because of a majority acquiror's interim acquisition in a two-step cash-out transaction." In WEINBERGER V. UOP, INC., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

    If you have duly demanded an appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote your shares for any purpose or be entitled to the payment of dividends or other distributions on those shares. You will receive any dividends or other distributions payable to holders of record of shares as of a date before the effective time of the merger.

    If you demand appraisal of your shares under Section 262 but fail to perfect, or effectively withdraw or lose, your right to appraisal, your shares will be converted into the right to receive the trust preferred securities pursuant to the merger agreement, without interest. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to Essex a written withdrawal of your demand for appraisal and an acceptance of the merger. However, any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of Essex, Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval. It is not necessary that each holder of shares properly demanding appraisal file a petition for appraisal in the Delaware Court of Chancery. Rather, a single valid petition suffices for the petitioning and non-petitioning holders of shares who have properly demanded appraisal.

    IF YOU FAIL TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW FOR PERFECTING APPRAISAL RIGHTS, YOU MAY LOSE THESE RIGHTS. IN THAT CASE, YOU WILL RECEIVE THE TRUST PREFERRED SECURITIES IN ACCORDANCE WITH THE MERGER AGREEMENT.

FINANCING OF THE TENDER OFFER AND THE MERGER

    The total amount of funds required by Superior and SUT Acquisition Corp. to consummate the tender offer, including the refinancing of certain existing indebtedness of Superior and Essex, and to pay related fees and expenses is estimated to be approximately $1.35 billion.

    Superior provided the funds required to complete the tender offer from loans available pursuant to:

    (1) an Amended and Restated Credit Agreement entered into on November 27, 1998 by Superior/ Essex Corp., a wholly owned subsidiary of Superior, and Essex Group, Inc., a wholly owned subsidiary of Essex, as borrowers; Superior, as a guarantor; certain subsidiary guarantors; various lenders; Merrill Lynch & Co., as documentation agent; Fleet National Bank, as syndication agent; and Bankers Trust Company, as administrative agent; and

    (2) a $200,000,000 Senior Subordinated Credit Agreement entered into on November 27, 1998 by Superior/Essex, as borrower; Superior, as a guarantor; certain subsidiary guarantors including Essex and Essex Group; various lenders; Fleet National Bank, as syndication agent; and Bankers Trust, as administrative agent.

Superior also expects to provide for the working capital requirements of Superior and its subsidiaries, including Essex, from loans available under the amended and restated credit agreement.

    The following summary of the material terms and conditions of the amended and restated credit agreement and the senior subordinated credit agreement does not purport to be complete and is subject to the detailed provisions of the amended and restated credit agreement and the senior subordinated credit agreement and the various related documents entered into in connection with these credit agreements.

    The amended and restated credit agreement provides for total borrowings of up to $1.15 billion and the senior subordinated credit agreement provides for total borrowings of up to $200 million. Approximately $1.2 billion of the total proceeds available under these credit agreements were used to finance the tender offer, including the refinancing of certain indebtedness of Superior and Essex Group, and to pay related fees and expenses.

    The amended and restated credit agreement is comprised of two tranches of term loans and a revolving credit facility. Interest on amounts outstanding under the amended and restated credit agreement is based upon either:

    (1) the Federal Funds rate, Bankers Trust's prime lending rate or an adjusted certificate of deposit rate; or

    (2) the rate in the Eurodollar market for deposits in dollars or the rate in the London market for deposits in pounds sterling plus, in each case, an applicable margin.

The applicable margin is a variable component that, in certain circumstances, is subject to adjustment based on the leverage ratio maintained by Superior/Essex and its subsidiaries. Superior/Essex and Essex Group also paid Bankers Trust underwriting and administrative fees, reimbursed certain expenses and provided certain indemnities. The two tranches of term loans have five and one-half and seven year terms, respectively, and the revolving credit facility has a five and one-half year term. Each of the term loans requires periodic mandatory amortization payments.

    The obligations of each of Superior/Essex and Essex Group under the amended and restated credit agreement are unconditionally guaranteed by the other party and their respective obligations are guaranteed by certain of their respective subsidiaries as well as by Superior. The indebtedness incurred under the amended and restated credit agreement is secured by a first priority lien on substantially all the assets of Superior, Superior/Essex, Essex Group and their respective subsidiaries.

    Superior, Superior/Essex, Essex Group and most of their respective subsidiaries are subject to certain customary affirmative and negative covenants under the amended and restated credit agreement, including, without limitation, covenants that restrict, subject to specified exceptions:

    (1) the incurrence of additional indebtedness and other obligations;

    (2) mergers and acquisitions;

    (3) asset sales;

    (4) the granting of liens;

    (5) prepayment or repurchase of other indebtedness;

    (6) engaging in transactions with affiliates;

    (7) capital expenditures;

    (8) the making of investments;

    (9) dividends and other payments with respect to equity interests; and

    (10) certain changes in the business in which they are engaged.

    The senior subordinated credit agreement is a general unsecured obligation of Superior/Essex, which ranks PARI PASSU in right of payment with all future senior subordinated indebtedness and senior to all other subordinated indebtedness. The indebtedness incurred under the senior subordinated credit agreement is guaranteed by Superior and by certain subsidiaries of Superior, including Essex and Essex Group, on a joint and several basis. The senior subordinated credit agreement matures in 2006 and is prepayable at the option of Superior/Essex at any time. Upon a change of control, as defined in the senior subordinated credit agreement, Superior/Essex is required to offer to repurchase the loans under the senior subordinated credit agreement at a purchase price equal to 101% of the principal amount, plus accrued interest to the date of repurchase. Mandatory prepayments are required from the net proceeds from issuances of debt, to the extent not required to repay senior indebtedness such as the amended and restated credit agreement. Mandatory prepayments are also required from the net proceeds from equity issuances, other than proceeds received from:

    (a) the sale of margin stock before consummation of the merger;

    (b) the consummation of the tender offer, the merger and the related financing;

    (c) issuances of options to purchase Superior common stock;

    (d) issuances of Superior common stock to management, directors, consultants and employees of Superior and its subsidiaries;

    (e) issuances of Superior common stock as consideration for an acquisition; and

    (f) equity contributions to any subsidiary of Superior/Essex.

    Interest on the senior subordinated credit agreement is payable quarterly.

    - For the first six months after the borrowing date, interest is based upon LIBOR plus 4.25% and, if LIBOR rate loans are not available, the alternate base rate, which is the higher of prime or 1/2 of 1% over the Federal Funds Rate, plus 3.25%.

    - Upon the six month anniversary of the borrowing date, interest is based upon LIBOR plus 4.50% and, if LIBOR rate loans are not available, the alternate base rate plus 3.50%.

    - Upon the 12 month anniversary of the borrowing date, interest is based upon LIBOR plus 5.00% and, if LIBOR rate loans are not available, the alternate base rate plus 4.00%.

    - After the 12 month anniversary of the borrowing date, the interest rate will increase by 0.25% per quarter, but the maximum interest rate will be LIBOR plus 5.50% and, if LIBOR rate loans are not available, the alternate base rate plus 4.50%.

    The senior subordinated credit agreement provides for the acceleration of payment thereunder in the event of acceleration of the indebtedness under the amended and restated credit agreement. The senior subordinated credit agreement contains customary covenants including, without limitation, covenants that restrict the ability of Superior/Essex and its subsidiaries, including Essex Group, to:

    (1) pay dividends or make other restricted payments;

    (2) make investments;

    (3) incur additional indebtedness;

    (4) permit liens;

    (5) enter into any consolidation, merger, conveyance or lease transactions;

    (6) make asset sales;

    (7) enter into transactions with affiliates; and

    (8) engage in unrelated lines of business.

    It is anticipated that the indebtedness incurred through borrowings under the amended and restated credit agreement and the senior subordinated credit agreement will be repaid from funds generated internally by Superior and its subsidiaries, including Essex Group and its subsidiaries, and from other sources that may include the proceeds of the private or public sale of debt or equity securities. No final decisions have been made concerning the method Superior will employ to repay this indebtedness. These decisions when made will be based upon Superior's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.

EFFECTIVE TIME

    The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or such other time as the parties may specify. This filing is anticipated to take place as soon as practicable after receipt of Essex stockholder approval, Superior stockholder approval and all required regulatory approvals and the satisfaction or waiver of the other conditions to the merger. It is currently anticipated that the effective time of the merger will occur during the first quarter of 1999. There can be no assurance, however, that each condition to the merger will be satisfied by then. See "The Merger Agreement and Related Agreements--Conditions to the Merger."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; DIVIDENDS; NO
  FRACTIONAL SHARES

    As promptly as practicable after the effective time of the merger, Superior will cause to be sent to each stockholder of record of Essex as of the effective time of the merger transmittal materials for use in exchanging certificates of Essex common stock for certificates of trust preferred securities. The transmittal materials will contain information and instructions on how to surrender Essex common stock certificates for new certificates representing trust preferred securities. Until you deliver your Essex common stock certificates to Superior, you will not receive any dividends on the trust preferred securities. These dividends will be paid, without interest, to you upon delivery of your Essex common stock certificates.


    No fractional shares of trust preferred securities will be issued to holders of Essex common stock in the merger. Instead Essex stockholders will receive an amount in cash, without interest, equal to the product of the fraction of trust preferred securities they would have otherwise received multiplied by the average closing prices of the trust preferred securities for each of the first 10 consecutive trading days on which the trust preferred securities are traded following the effective time of the merger.


    Until a holder of Essex common stock surrenders his, her or its certificates representing shares of Essex common stock, the certificates will, after the effective time of the merger, represent for all purposes only the right to receive the trust preferred securities and the other amounts, if any, specified in the merger agreement.

    ESSEX STOCKHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM.

NYSE LISTING

    Superior will apply for the listing on the New York Stock Exchange of the trust preferred securities and the Superior common stock to be issued upon conversion of the trust preferred securities. It is anticipated that the shares will trade on that exchange upon official notice of issuance. It is a condition to the consummation of the merger that the trust preferred securities and the Superior common stock have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

EXPENSES

    Except for the costs of this Joint Proxy Statement/Prospectus, which will be shared equally by Superior and Essex, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Essex board of directors for the merger, stockholders of Essex should be aware that certain executive officers and directors of Essex at the time of the approval of the merger agreement had interests in the merger, including those referred to below, that presented them with potential conflicts of interest. The Essex board was aware of these potential interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

    TERMINATION BENEFITS AGREEMENTS. Essex entered into individual termination benefits agreements with seven of its executive officers. Under the agreements, each executive officer will receive a lump sum cash payment if he or she is terminated by Essex before November 27, 2000. This payment will be equal to a multiple of the executive officer's annual base salary and incentive compensation bonus paid within the 12 months preceding November 27, 1998. The executive officer will not receive this payment if he or she is terminated:

    (a) by reason of the executive's death;

    (b) by reason of the executive's disability;

    (c) as a result of reaching the retirement age of 65; or

    (d) for cause.

    Each executive is also entitled to termination benefits if the executive terminates his or her employment for "good reason" before November 27, 2000. Good reason includes:

    - the assignment of duties that are materially inconsistent with the executive's duties before November 27, 1998;

    - a reduction in the executive's annual salary from that in effect immediately before November 27, 1998;

    - failure to maintain incentive compensation programs for such executive;

    - failure to maintain benefit programs for such executive;

    - the relocation of the executive's place of employment to a place other than the metropolitan area where the executive was located immediately before November 27, 1998, except for required travel on Essex's business in accordance with past practice;

    - the failure by Essex to obtain an agreement from any successor to assume and agree to perform Essex's obligations under the applicable termination benefits agreement;

    - failure to reappoint the executive to the corporate office(s) held immediately before November 27, 1998, excluding any seat held on the Essex board;

    - a request by Essex, or the person obtaining control of Essex, for the resignation of the executive;

    - if terminated, failure to terminate the executive's employment in accordance with the applicable termination benefits agreement; and

    - breach by Essex of any provision of the applicable termination benefits agreement.


    The multiples payable under the termination benefits agreements are as follows: Mr. Abbott three times; and for Messrs. Faucher, Lucenta, McGregor, Norton, Owen and Schriefer and Ms. Minott, two times. Following the consummation of the tender offer, Mr. Abbott resigned as Chief Executive Officer of Essex and Mr. Owen resigned as Chief Financial Officer of Essex. Although Mr. Owen intends to remain an employee of Essex, he has the right to terminate his employment and receive termination benefits. Mr. Abbott's employment with Essex has been terminated and he has the right to receive termination benefits.


    Pursuant to the merger agreement, Superior agreed that it will cause Essex, as the surviving corporation, to perform Essex's obligations under the termination benefits agreements, unless any executive agrees otherwise. In connection with the consummation of the tender offer, Mr. McGregor has waived his rights under his termination benefits agreement in exchange, in part, for a two-year employment agreement. The agreement includes a retention bonus of $570,000, payable in three equal annual installments commencing on November 30, 1998.


    STOCK OPTIONS. As described under "--Stock Options and Benefit Plans," all options to purchase shares of Essex common stock, whether vested or unvested, were cashed-out as a result of the tender offer. Each executive officer owned options that, as a result of the consummation of the tender offer, were canceled in exchange for cash. Such cash payments were made in accordance with the stock option agreements and option plans under which the options were granted. The value of unvested options cashed-out as a result of the tender offer for executive officers and directors of Essex was:


   - Mr. Abbott, $985,500;               - Mr. Faucher, $657,000;              - Mr. Lucenta, $98,550;
   - Mr. McGregor, $854,100;             - Ms. Minott, $438,500;               - Mr. Norton, $131,400;
   - Mr. Owen, $657,000; and             - Mr. Schriefer, $714,250.


The value of the cash-out represents the shares of Essex common stock that as of November 27, 1998 were unvested but that were canceled as a result of the consummation of the tender offer, multiplied by the "option spread." The option spread is equal to the difference between the exercise price of each such option and $32.00.


    STOCK OWNERSHIP. As of October 21, 1998, the date of execution of the merger agreement, the executive officers and directors of Essex on that date were deemed to be beneficial owners of an aggregate of approximately 14,414,440 shares of Essex common stock, or approximately 50.5% of the shares of Essex common stock outstanding as of that date.

    INDEMNIFICATION. The merger agreement provides that Essex's certificate of incorporation after the merger will retain the provisions for indemnification currently set forth in its certificate of incorporation and bylaws. Unless required by law, these provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who were directors or officers of Essex between the date of the merger agreement and the effective time of the merger.

    The merger agreement also provides that, for six years after the effective time of the merger, Essex will, to the fullest extent permitted under applicable law or under its certificate of incorporation or bylaws, indemnify each director and officer of Essex or any of its subsidiaries. The indemnification applies to liabilities relating to acts or omissions by the director or officer, acting in that capacity, occurring at or prior to the effective time of the merger. In this event:

    (1) any counsel retained by the indemnified parties after the effective time of the merger must be reasonably satisfactory to Essex and Superior; and

    (2) neither Essex nor Superior will be liable for any settlement effected without its written consent, but they may not unreasonably withhold their consent.

    DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The merger agreement further provides that, for six years after the effective time of the merger, Superior will maintain Essex's current policies of directors' and officers' liability insurance with respect to claims related to facts or events that occurred at or before the effective time of the merger. Superior may, however, substitute policies with reputable and financially sound carriers of at least the same coverage and amounts and containing terms and conditions that are no less advantageous. Superior will not be obligated in any event to make annual premium payments for such insurance to the extent the premiums exceed 150% of the annual premiums paid by Essex as of the date of the merger agreement. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of this maximum 150% premium, Superior will maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the maximum premium. Nevertheless, if such insurance coverage cannot be obtained at all, Superior will purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased, does not exceed the maximum premium. Superior has agreed that it will not take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this paragraph.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Proskauer Rose LLP, counsel to Superior and Superior Trust I, the following are the material United States federal income tax consequences of the receipt in the merger, ownership, disposition and conversion of the trust preferred securities. This summary is for general information purposes only and does not consider all aspects of federal income taxation that may be relevant to you because of your particular circumstances.

    This discussion is generally limited to the United States federal income tax consequences to Essex stockholders who will hold the trust preferred securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

    This summary does not deal with the United States federal income tax consequences to persons subject to special treatment under the Internal Revenue Code such as

    - banks,

    - thrifts,

    - real estate investment trusts,

    - regulated investment companies,

    - insurance companies,

    - dealers in securities or currencies,

    - tax-exempt investors,

    - persons that will hold the trust preferred securities as a position in a "straddle," or as part of a "synthetic security" or "hedge," "conversion transaction" or other integrated investment,

    - persons that have a "functional currency" other than the U.S. Dollar, and

    - investors in pass-through entities, such as partnerships.

Further, it does not include any description of any alternative minimum tax consequences or the consequences arising under United States federal gift and estate taxes or the tax laws of any state, local or foreign government that may be applicable to a holder of trust preferred securities. The material United States federal income tax consequences to individuals who are not citizens or residents of the United States and to foreign corporations are discussed separately below. See "--Alien Holders."

    This summary is based on the Internal Revenue Code, final and proposed Treasury regulations thereunder and administrative and judicial interpretations thereof, as of today. All of these are subject to change, possibly with retroactive effect.

    YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT IN THE MERGER, OWNERSHIP, DISPOSITION AND CONVERSION OF TRUST PREFERRED SECURITIES BECAUSE OF YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    RECEIPT OF MERGER CONSIDERATION

    The receipt of cash, trust preferred securities or a combination of these in the merger will be a taxable transaction for United States federal income tax purposes to the stockholders of Essex and may also be a taxable transaction under applicable state, local or foreign tax laws. If you are an Essex stockholder participating in the merger, you will recognize gain or loss at the effective time of the merger in an amount equal to the difference between:

    (1) the sum of the fair market value at the effective time of the merger of the trust preferred securities you receive in the merger and any cash you receive for fractional shares; and

    (2) your tax basis in the Essex common stock surrendered.

Your tax basis in the trust preferred securities will be equal to the fair market value of the trust preferred securities at the effective time of the merger.

    Your gain or loss will be capital gain or loss if the Essex common stock was a capital asset in your hands, It will be long-term capital gain or loss if, at the time of the exchange, you held the Essex common stock for more than 12 months. Under present United States federal income tax law, long-term capital gains are generally taxable at a maximum rate of 20% for individuals and 35% for corporations.

    The merger will not be a taxable transaction to Superior, SUT Acquisition Corp. or Essex.

    CLASSIFICATION OF THE DEBENTURES

    In the opinion of Proskauer Rose LLP, counsel to Superior and Superior Trust I, assuming full compliance with the indenture under which Superior will issue its 8 1/2% convertible subordinated debentures, the debentures will be classified for United States federal income tax purposes as indebtedness of Superior under current law. By acceptance of trust preferred securities, each holder agrees to treat the debentures for such purposes as indebtedness and the trust preferred securities as evidence of an undivided ownership interest in the debentures. We cannot give you any assurance, however, that the classification of the debentures as indebtedness will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. See "--Possible Tax Law Changes." The remainder of this discussion assumes that the debentures will be classified as indebtedness of Superior for United States federal income tax purposes.

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    CLASSIFICATION OF THE TRUST

    In the opinion of Proskauer Rose LLP, counsel to Superior and the trust, under current law and assuming full compliance with the terms of the declaration of trust under which the trust will issue the trust preferred securities, the trust will be classified as a grantor trust for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, if you hold trust preferred securities you will generally be considered the owner of an undivided interest in the debentures. You will therefore be required to include in your gross income your pro rata share of interest income, including original issue discount, with respect to those debentures. See "--Interest Income and Original Issue Discount."

    INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under the indenture, so long as no event of default relating to specified events of bankruptcy, insolvency or reorganization of Superior has occurred and is continuing, Superior has the option to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters. Superior believes, and will take the position, that its option to extend the interest period will cause the debentures to be subject to the original issue discount rules for United States federal income tax purposes. Proskauer Rose LLP believes that the occurrence of an interest deferral is not "remote" within the meaning of the applicable Treasury regulations, and that this position is therefore correct. However, there is no authority directly on point and the IRS could take a contrary position. If the likelihood of this occurrence were remote, the original issue discount rules would not apply unless the trust preferred securities initially trade at a discount to their liquidation amount, as discussed below, or unless and until an interest deferral occurred.

    Because the debentures will be subject to the original issue discount rules, all of your taxable interest income with respect to the debentures will be accounted for as original issue discount on a constant yield method regardless of your method of accounting. In addition, actual distributions of interest will not be reported as taxable income. Your tax basis for the trust preferred securities will be increased by the amounts of original issue discount accrued into income, and will be decreased by cash distributions of interest. The amount of original issue discount that will be recognized in any quarterly interest payment period will approximately equal the amount of income that accrues on the debentures in that quarter at the stated interest rate. Should the original issue discount rules not apply, stated interest will be includible in your gross income in accordance with your regular method of accounting.

    If the fair market value of trust preferred securities, on the date they are issued, as measured by the mean between the highest and lowest trading prices on the New York Stock Exchange, is less than their liquidation amount, the debentures will be deemed to have been issued with additional original issue discount equal to that difference. This original issue discount will be includible in your taxable income on a constant yield basis over the term of the debentures. Conversely, if the fair market value of the trust preferred securities, computed as described above, exceeds their liquidation amount, the debentures will be deemed to be acquired with acquisition premium, which, at your election, may be amortized over the term of the debentures.

    If Superior exercises its option to defer a payment of interest, you will be required to continue to include original issue discount in gross income even though the trust will not make any actual cash payments during the interest deferral period.

    If you dispose of trust preferred securities before the record date for payment of a distribution or during an interest deferral period, you will include interest (original issue discount) in gross income but will not receive any cash from the trust. The same is true if you convert trust preferred securities into Superior common stock prior to the payment of a distribution, except if you convert after a call for a redemption that occurs after the record date for that payment.

                                       57
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    Because income on the trust preferred securities will constitute original issue discount, or if the original issue discount rules do not apply, interest, rather than dividends, if you are a corporate holder of the trust preferred securities you will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the trust preferred securities.

    REDEMPTION OF TRUST PREFERRED SECURITIES FOR DEBENTURES UPON LIQUIDATION OF
     THE TRUST

    Under certain circumstances, the debentures may be distributed to you in exchange for the trust preferred securities. Under current law, this distribution will be treated, for United States federal income tax purposes, as a nontaxable event. You will receive an aggregate tax basis in the debentures distributed equal to your aggregate tax basis in your trust preferred securities. Your holding period in the debentures received would include the period during which you held the trust preferred securities. If, however, the exchange is caused by a Tax Event and the trust is treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to both you and the trust. In this case, you would recognize gain or loss as if you had exchanged your trust preferred securities for the debentures. You will include interest income on a debenture received from the trust in the manner described above under "--Interest Income and Original Issue Discount."

    SALES OF TRUST PREFERRED SECURITIES

    If you sell trust preferred securities you will be considered to have disposed of all or part of your pro rata share of the debentures. You will recognize gain or loss equal to the difference between the amount realized on the sale of the trust preferred securities and your adjusted tax basis in the trust preferred securities. Your tax basis of a trust preferred security will be increased by the amount of any original issue discount that is included in your income, and will be decreased by the amount of any payments, including stated interest, made by Superior on the debentures. In general, any gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if you have held the trust preferred securities for more than one year at the time of sale. The 20% maximum tax rate on long-term capital gains would apply to capital assets held by an individual for more than one year.

    The trust preferred securities may trade at a price that does not accurately reflect accrued but unpaid interest with respect to the underlying debentures. If you dispose of your trust preferred securities between the record dates for payments of distributions, you will be required to include in income as ordinary income any accrued but unpaid interest (original issue discount) on the debentures to the day before the date of disposition. You must also add that amount to your adjusted tax basis in your pro rata share of the underlying debentures deemed disposed of. To the extent the selling price is less than the your adjusted tax basis, you will recognize a capital loss. Subject to certain limited exceptions and to a limited extent, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

    CONVERSION OF TRUST PREFERRED SECURITIES INTO SUPERIOR COMMON STOCK

    You will not recognize income, gain or loss upon the conversion of the trust preferred securities into Superior common stock. You will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Superior common stock generally equal to the amount of cash received less your tax basis in such fractional share. Your tax basis in Superior common stock received upon conversion should generally be equal to your tax basis in the trust preferred securities exchanged, less the basis allocated to any fractional share for which cash is received. Your holding period in the Superior common stock received upon conversion should generally begin on the date you acquired the trust preferred securities.

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
    ADJUSTMENT OF CONVERSION PRICE

    Section 305 of the Internal Revenue Code treats as a distribution taxable as a dividend, to the extent of the issuing corporation's current or accumulated earnings and profits, certain actual or constructive distributions of stock with respect to stock or convertible securities. Under the Treasury regulations, an adjustment in the conversion price of the debentures may, under certain circumstances, be treated as a constructive dividend. As a holder of trust preferred securities you would be required to include the amount of any such constructive dividend in gross income but would not receive any cash. In addition, your tax basis in the trust preferred securities would be increased by the amount of any such constructive dividend.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting to the IRS with respect to certain holders will apply to payments made in exchange for Essex common stock, for original issue discount accruing on, and payments of principal and proceeds from the sale of, the trust preferred securities or the debentures, if distributed to and held directly by holders, as well as distributions with respect to and proceeds from the sale of Superior common stock received on conversion of trust preferred securities.

    You may be subject to backup withholding at a rate of 31% with respect to payments made in exchange for Essex common stock and for payments on, and proceeds from the sale of, the trust preferred securities or the debentures, if they are distributed to and held directly by you, as well as on and from the sale of any Superior common stock received on conversion, unless you are:

    (a) a corporation or you come within certain other exempt categories of recipients and, when required, demonstrate that status; or

    (b) provide a correct taxpayer identification number, certify no loss of exemption from backup withholding and otherwise comply with the applicable requirements of the backup withholding rules.

You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

    Backup withholding is not an additional tax. Any amount withheld from you as backup withholding would be refunded or credited against your United States federal income tax liability, provided that the required information is provided to the IRS.

    ALIEN HOLDERS

    For purposes of this discussion, an "alien holder" is any individual, corporation, partnership, estate or trust that is, as to the United States, a non-resident alien individual or a foreign corporation, partnership, estate or trust.

    Under present United States federal income tax law:

     1. payments by the trust or any of its paying agents to any holder of trust preferred securities that is an alien holder will not be subject to United States federal income or withholding tax, provided that:

        (a) the beneficial owner of the trust preferred security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Superior entitled to vote;

        (b) the beneficial owner of the trust preferred security is not a controlled foreign corporation that is related to Superior through stock ownership;

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
       (c) either

           (A) the beneficial owner of the trust preferred security certifies to the trust or its agent, under penalties of perjury, that he, she or it is not a United States holder and provides his, her or its name and address or

           (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the trust preferred security certifies to the trust or its agent under penalties of perjury that such statement has been received by it from the beneficial owner or by an intermediary financial institution and furnishes the trust or its agent with a copy thereof; and

        (d) such payments are not effectively connected with the conduct by the alien holder of a trade or business in the United States; and

     2. An alien holder of Essex common stock, or a trust preferred security will not be subject to United States federal income or withholding tax on any gain realized upon the sale or other disposition of such Essex common stock or a trust preferred security unless

        (a) the alien holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, or

        (b) the gain is effectively connected with the conduct by the alien holder of a trade or business in the United States.

    Under recently finalized Treasury regulations, the certification requirement referred to in (1) (c) above may also be satisfied with other documentary evidence for payments made after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

    POSSIBLE TAX LAW CHANGES

    Legislation has been introduced in the United States Congress in the past that, if enacted, would have denied an interest deduction to issuers of instruments such as the debentures that were issued after the date such legislation was proposed. No such legislation is currently pending. We cannot assure you, however, that similar legislation will not ultimately be enacted into law, possibly with retroactive effect, or that there will not be other developments that would adversely affect the tax treatment of the debentures. Such developments could result in the occurrence of a Tax Event, possibly leading to the distribution of the debentures to the holders of the trust preferred securities in exchange for the trust preferred securities. See "Description of the Trust Preferred Securities--Special Event Exchange."

    Superior is aware of at least one case, involving Enron Corporation, now pending before the United States Tax Court where the IRS initially sought to disallow the deduction for interest expense on securities that are similar to, although different in a number of respects from, the debentures. Such securities were issued in 1993 and 1994 to partnerships that, in turn, issued "monthly income preferred securities." In a recently filed stipulation in the Tax Court, the IRS conceded that Enron was entitled to deduct its interest expense on the securities.

ACCOUNTING TREATMENT

    The acquisition of Essex will be accounted for under the purchase method. Generally, under the purchase method, assets acquired and liabilities assumed are recorded at their fair value.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules under that Act, the merger may not be consummated unless notification has been given and specified information has

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
been furnished to the Antitrust Division of the United State Department of Justice and the United States Federal Trade Commission. Specified waiting period requirements must also be satisfied. The required notification has been given, and the required information has been furnished, to both the Antitrust Division and the Federal Trade Commission. The required waiting period under the Hart-Scott-Rodino Act for the merger expired on November 13, 1998. At any time before or after the effective time of the merger, the Federal Trade Commission or the Antitrust Division could take any action under the United States antitrust laws that it deems necessary or desirable in the public interest. This could include seeking to enjoin the merger or seeking the divestiture of Essex by Superior, in whole or in part, or the divestiture or compulsory licensing of substantial assets of Superior, Essex or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws in some cases.

RESALE OF TRUST PREFERRED SECURITIES AND SUPERIOR COMMON STOCK FOLLOWING THE
  MERGER

    The trust preferred securities to be received in connection with the merger, and the Superior common stock issuable upon conversion of the trust preferred securities, will be freely transferable. However, securities retained by any stockholder who is an "affiliate" of Essex for purposes of Rule 145 under the Securities Act of 1933 will not be transferable, except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act of 1933. An affiliate, as defined under the Securities Act of 1933, generally includes, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock. This Joint Proxy Statement/Prospectus does not cover sales of trust preferred securities issued to any person who is an affiliate of Essex or sales by those affiliates of Superior common stock issuable upon conversion of the trust preferred securities.

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
                  THE MERGER AGREEMENT AND RELATED AGREEMENTS


    THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE, OMITS PROVISIONS THAT HAVE BEEN RENDERED INAPPLICABLE AS A RESULT OF THE CONSUMMATION OF THE TENDER OFFER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX A-1 AND INCORPORATED BY REFERENCE HEREIN. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER.


GENERAL

    THE TENDER OFFER. The merger agreement provided for the commencement and consummation of a tender offer by SUT Acquisition Corp. for up to 22,562,135 shares of Essex common stock at a price of $32.00 per share, net to the seller in cash, subject to applicable withholding of taxes, without interest. The tender offer was commenced on October 28, 1998. On November 27, 1998, SUT Acquisition Corp. accepted for payment and subsequently purchased 22,562,135 shares of the outstanding Essex common stock, on a pro rata basis, for an aggregate purchase price of $721,988,320.

    THE MERGER. The merger agreement provides that, after the consummation of the tender offer and on the terms and subject to the conditions of the merger agreement, SUT Acquisition Corp. will merge with and into Essex. As a result of this merger, Essex will become a wholly owned subsidiary of Superior. In the merger, stockholders of Essex will receive the trust preferred securities. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or such other time as the parties may specify. This filing is anticipated to take place as soon as practicable after receipt of Essex stockholder approval and Superior stockholder approval and the satisfaction or waiver of the other conditions to the merger. It is currently anticipated that the effective time of the merger will occur during the first quarter of 1999. We cannot assure you, however, that each condition to the merger will be satisfied by then.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    The merger agreement provides that, upon consummation of the merger, each remaining outstanding share of Essex, other than shares owned by Superior or SUT Acquisition Corp. and shares owned by holders who will exercise appraisal rights under Delaware law, will be converted automatically into the right to receive
0.64 of a share of series A cumulative convertible exchangeable preferred stock, par value $.01 per share, of Superior. The merger agreement further provides that, at Superior's option and with the consent of the member or members of the Essex board of directors who were not nominated by Superior and are not executive officers of Essex:

    (1) Superior may substitute for the series A preferred stock trust convertible preferred securities representing undivided beneficial interests in the assets of a Delaware statutory business trust. The trust preferred securities must have economic and other material terms and conditions equivalent to the series A preferred stock, as determined by the Superior board of directors with the concurrence of a majority of the independent Essex directors. Also, Superior must own all of the beneficial interests in the assets of the trust represented by common securities; and

    (2) in the event of this substitution, all references in the merger agreement to series A preferred stock will be deemed to refer to the trust convertible preferred securities.

    BY WRITTEN CONSENT DATED DECEMBER 14, 1998, THE SUPERIOR BOARD APPROVED THE EXERCISE BY SUPERIOR OF THE OPTION TO SUBSTITUTE THE TRUST PREFERRED SECURITIES FOR THE SERIES A PREFERRED STOCK AS THE CONSIDERATION TO BE RECEIVED BY ESSEX STOCKHOLDERS IN THE MERGER. THE SOLE INDEPENDENT ESSEX DIRECTOR HAS CONSENTED TO THIS SUBSTITUTION. THE SUPERIOR BOARD ALSO DETERMINED THAT THE ECONOMIC AND OTHER MATERIAL TERMS AND CONDITIONS OF THE TRUST PREFERRED SECURITIES ARE EQUIVALENT TO THOSE OF THE SERIES A

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PREFERRED STOCK, AND THE SOLE INDEPENDENT ESSEX DIRECTOR CONCURRED WITH THAT
DETERMINATION. ONCE ISSUED, THE TRUST PREFERRED SECURITIES WILL REPRESENT UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF SUPERIOR TRUST I, A DELAWARE STATUTORY BUSINESS TRUST IN WHICH SUPERIOR OWNS ALL OF THE COMMON EQUITY INTERESTS. SUPERIOR AND ESSEX HAVE AMENDED THE MERGER AGREEMENT TO PROVIDE THAT, UPON CONSUMMATION OF THE MERGER, EACH REMAINING OUTSTANDING SHARE OF ESSEX, OTHER THAN SHARES OWNED BY SUPERIOR OR SUT ACQUISITION CORP. AND SHARES OWNED BY HOLDERS WHO WILL EXERCISE APPRAISAL RIGHTS UNDER DELAWARE LAW, WILL BE CONVERTED AUTOMATICALLY INTO THE RIGHT TO RECEIVE 0.64 OF A TRUST PREFERRED SECURITY, AND TO OTHERWISE REFLECT THE SUBSTITUTION OF THE TRUST PREFERRED SECURITIES FOR THE SERIES A PREFERRED STOCK. A COPY OF THIS AMENDMENT TO THE MERGER AGREEMENT IS ATTACHED HERETO AS APPENDIX A-2 AND INCORPORATED BY REFERENCE HEREIN.


    EXCHANGE OF SHARES. As soon as practicable after the effective time of the merger, Superior will cause to be sent to each stockholder of record of Essex as of the effective time of the merger transmittal materials for use in exchanging certificates of Essex common stock for certificates of trust preferred securities. The transmittal materials will contain information and instructions on how to surrender Essex common stock certificates for new certificates representing trust preferred securities. Until you deliver your Essex common stock certificates to Superior, you will not receive any dividends on the trust preferred securities. These dividends will be paid, without interest, to you upon delivery of your Essex common stock certificates to Superior.

    No fractional shares of trust preferred securities will be issued to holders of Essex common stock. Instead, Essex stockholders will receive an amount in cash, without interest, equal to the product of the fraction they would have otherwise received multiplied by the average closing prices of the trust preferred securities for a specified period. See "The Merger
Agreement--Conversion of Shares; Procedures for Exchange of Certificates; Dividends; No Fractional Shares."

    Until a holder of Essex common stock surrenders his, her or its certificates representing shares of Essex common stock, the certificates will, after the effective time of the merger, represent for all purposes only the right to receive the trust preferred securities and the other amounts, if any, specified in the merger agreement.

    ESSEX STOCKHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM.

CORPORATE MATTERS

    The merger agreement provides that the directors of SUT Acquisition Corp. immediately before the effective time of the merger will be the initial directors of Essex, as the surviving corporation, and that the officers of Essex immediately before the effective time of the merger will be the initial officers of the surviving corporation.

CONDITIONS TO THE MERGER

    Under the merger agreement, the respective obligations of each party to effect the merger are subject to the satisfaction or waiver of each of the following conditions:

    (1) the registration statement of which this Joint Proxy
       Statement/Prospectus is a part has become effective under the Securities Act of 1933;

    (2) no stop order suspending the effectiveness of the registration statement has been issued by the Securities and Exchange Commission and no proceedings for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, have been initiated or threatened by the Securities and Exchange Commission;

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
    (3) the merger agreement and the transactions contemplated by the merger agreement have been approved and adopted by the requisite vote of the stockholders of Essex;

    (4) the proposal to amend Superior's certificate of incorporation and issue the trust preferred securities has been approved and adopted by the requisite vote of the stockholders of Superior;

    (5) no temporary restraining order, injunction or other order, binding legal restraint or prohibition preventing the consummation of the merger is in effect; and

    (6) there has not been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, that makes the consummation of the merger illegal.

    With the exception of the condition noted in the next sentence, Superior and Essex will not waive any of these conditions to the merger because satisfaction of these conditions is legally required. The approval of the issuance of the trust preferred securities by Superior's stockholders is not legally required and thus may be waived. It is unlikely that any waiver of this condition will be necessary because the approval of this matter at the Superior meeting is assured.

    In addition, the obligation of Essex to effect the merger is subject to the condition that the trust preferred securities to be issued in the merger and the shares of Superior common stock to be issued upon conversion of the trust preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. Essex may waive this condition with the approval of a majority of its directors who were not nominated by Superior and are not executive officers of Essex.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various customary representations and warranties of the parties, including the following representations by Essex:

    - organization and qualification;

    - subsidiaries;

    - certificate of incorporation and bylaws;

    - capitalization;

    - authority relative to the merger agreement;

    - material contracts;

    - no conflict, required filings and consents;

    - compliance with law, permits;

    - SEC filings, financial statements;

    - absence of certain changes or events;

    - no undisclosed liabilities;

    - absence of litigation;

    - employee benefit plans;

    - employment agreements;

    - labor matters;

    - restrictions on business activities;

    - taxes;

    - environmental matters;

    - brokers;

    - intellectual property;

    - vote required;

    - opinions of financial advisors; and

    - year 2000 compliance.

    The following representations were also made by Superior and SUT Acquisition
Corp.:

    - organization and qualification;

    - authority relative to the merger agreement;

    - no conflict, required filings and consents;

    - certificates of incorporation and bylaws;

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
    - capitalization;

    - SEC filings, financial statements;

    - absence of certain changes or events;

    - restrictions on business activities;

    - compliance with law, permits;

    - no undisclosed liabilities;

    - absence of litigation;

    - environmental matters; and

    - opinions of financial advisor.

CERTAIN COVENANTS

    NON-SOLICITATION. Under the merger agreement, Essex and its subsidiaries, and their officers, directors, employees, agents and representatives, may not solicit any inquiries, proposals or offers relating to a transaction involving, or purchase of, 15% or more of the consolidated assets or equity securities of Essex or any of its subsidiaries. This prohibition does not apply to transfers of Essex common stock between and among entities associated or affiliated with Bessemer Holdings, L.P. and its affiliates. Any such proposal or offer is referred to below as an "acquisition proposal." In addition, Essex and its subsidiaries, and their officers, directors, employees, agents and representatives, may not engage in any negotiations or discussions with, or provide any confidential information or data to, any person relating to an acquisition proposal. In sum, they may not facilitate in any way any effort or attempt to make or implement an acquisition proposal.

    However, nothing contained in the merger agreement prevents Essex or the Essex board of directors from:

    (1) complying with Rule 14e-2 under the Securities Exchange Act of 1934 with regard to an acquisition proposal; or

    (2) before the earlier to occur of:

            (x) payment for shares of Essex common stock in the tender offer; or

            (y) the approval of the merger by the requisite vote of the stockholders of Essex:

                (A) providing information in response to a request by a person who has made an unsolicited, bona fide, written acquisition proposal if the Essex board receives from the person an executed confidentiality agreement similar to the one executed by Superior and Essex Group;

                (B) engaging in any negotiations or discussions with any person who has made an unsolicited, bona fide, written acquisition proposal; or

                (C) recommending such an acquisition proposal to the
                    stockholders of Essex.

Essex may take the actions specified in clause (A), (B) or (C) above only if the Essex board determines in good faith, after consultation with outside legal counsel, that the action is necessary for its directors to comply with their fiduciary duties under applicable law. Also, in the case of clause (B) or (C) above, the Essex board must first determine in good faith, after consultation with its financial advisor, that the acquisition proposal:

    (1) is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal; and

    (2) would, if consummated, result in a more favorable transaction than the transaction contemplated by the merger agreement.

    Essex has agreed to immediately cease any existing activities, discussions or negotiations conducted before October 21, 1998 relating to a potential acquisition proposal. Essex has further agreed that it will take the necessary steps to inform promptly all necessary individuals or entities of the above obligations, as well as those contained in the confidentiality agreement between Superior and Essex Group. Essex will notify Superior immediately if any inquiries, proposals or offers are received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its representatives. In its notice, Essex will indicate the name of the person and the material terms and conditions of any proposals or offers. Essex will keep Superior informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions. Essex also will promptly request each person that has previously executed a confidentiality agreement in connection with an acquisition proposal to return all confidential information that has been furnished to that person.

    MEETINGS OF STOCKHOLDERS. Under the merger agreement, Essex has agreed to call and hold a meeting of its stockholders as promptly as practicable, but in no event more than 45 days after the registration statement is declared effective, for the purpose of considering and voting upon the approval of the merger. Subject to its fiduciary duties under applicable law, Essex has agreed to take all lawful actions to solicit the approval of the merger by Essex's stockholders. Superior and Essex have agreed to cause all shares of Essex common stock purchased in the tender offer, and all other shares owned by them or any of their subsidiaries or affiliates, to be voted in favor of the merger agreement and the merger. In addition, Superior has agreed to take all action necessary to convene a meeting of its stockholders for the purpose of considering and voting upon the approval of the proposals to be presented at its meeting.

    INDEMNIFICATION AND INSURANCE. The merger agreement provides that Essex's certificate of incorporation of Essex after the merger will retain the provisions for indemnification currently set forth in its certificate of incorporation and bylaws. Unless required by law, these provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who were directors or officers of Essex between the date of the merger agreement and the effective time of the merger.

    The merger agreement also provides that, for six years after the effective time of the merger, Essex will, to the fullest extent permitted under applicable law or under its certificate of incorporation or bylaws, indemnify each director and officer of Essex or any of its subsidiaries. The indemnification applies to liabilities relating to acts or omissions by the director or officer, acting in that capacity, occurring at or prior to the effective time of the merger. In this event,

    (1) any counsel retained by the indemnified parties after the effective time of the merger must be reasonably satisfactory to Essex and Superior and

    (2) neither Essex nor Superior will be liable for any settlement effected without its written consent, but they may not unreasonably withhold their consent.

    The merger agreement further provides that, for six years after the effective time of the merger, Superior will maintain Essex's current policies of directors' and officers' liability insurance with respect to claims related to facts or events that occurred at or before the effective time of the merger. Superior may, however, substitute policies with reputable and financially sound carriers of at least the same coverage and amounts and containing terms and conditions which are no less advantageous than the current Essex policies. Superior will also not be obligated to make annual premium payments for such insurance to the extent the premiums exceed 150% of the annual premiums paid by Essex as of the date of the merger agreement. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of this maximum 150% premium, Superior will maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the maximum premium. Nevertheless, if such insurance coverage cannot be obtained at all, Superior will purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased, does not exceed the maximum premium. Superior has agreed that it will not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this paragraph.

    EMPLOYEE BENEFITS. Under the merger agreement, for at least one year following the effective time of the merger, Superior will cause Essex to maintain compensation and employee benefits plans and arrangements and perquisites for employees of Essex and its subsidiaries that, in the aggregate, are substantially comparable to those in effect as of October 21, 1998. However, Superior and Essex will have the right, in the good faith exercise of their managerial discretion, to terminate, make changes or cause changes to be made in the compensation, benefits and other terms of employment of any employee. They also may terminate the employment of any employee. Superior will also cause Essex to perform Essex's obligations under individual termination benefits agreements entered into between Essex and each of its executive officers, unless any officer agrees otherwise.

    CERTAIN OTHER COVENANTS. The merger agreement contains certain other covenants including covenants relating to:

    - preparation and filing of proxy statements;

    - access to information;

    - notice of certain events;

    - coordination and cooperation with respect to stockholders' meetings;

    - preparing and filing of disclosure documents;

    - actions and filings with governmental bodies, agencies, officials or other authorities and third parties;

    - public announcements;

    - letters from persons deemed "affiliates" for purposes of Rule 145 under the Securities Act of 1933;

    - filing of a Form S-4 registration statement;

    - government authorizations; and

    - the listing of the trust preferred securities and Superior common stock.

    FURTHER ACTION. The merger agreement provides that each of the parties to the merger agreement will in good faith use all commercially reasonable efforts to take all actions and to do all other things necessary, proper or advisable to:

    - consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement;

    - obtain in a timely manner all necessary waivers, consents and approvals;

    - effect all necessary registrations and filings; and

    - otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under the merger agreement.

TERMINATION

    The merger agreement provides that it may be terminated and the merger may be abandoned at any time before the effective time of the merger, even if Essex's stockholders have approved the merger:

    (1) by mutual written consent duly authorized by the respective boards of directors of Superior and Essex;

    (2) by either Superior or Essex if the merger has not been consummated by October 31, 2000. However this right to terminate will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of or resulted in the failure of the merger to occur on or before that date;

    (3) by either Superior or Essex if a court of competent jurisdiction or governmental, regulatory or administrative agency has taken any action having the effect of prohibiting the merger.

    Any termination authorized by Essex requires the approval of a majority of the Essex directors who were not nominated by Superior and are not executive officers of Essex.

    In the event of the termination of the merger agreement, the merger agreement provides that it will become void and there will be no liability on the part of any party except:

    (a) under the provisions of the merger agreement related to fees and expenses described below and under certain other provisions of the merger agreement that survive termination; and

    (b) nothing contained in the merger agreement will relieve any party from liability or damages resulting from any breach of the merger agreement.

AMENDMENT; WAIVER

    The merger agreement may be amended in writing by the parties at any time before or after Essex stockholders have approved the merger. Once Essex stockholders have approved the merger, no amendment that by applicable law requires further approval by the Essex stockholders may be made without such further approval. In addition, any amendment requiring action of the Essex board must also be approved by a majority of the directors of Essex who were not nominated by Superior and are not executive officers of Essex.

    At any time before the effective time of the merger, a party may in writing:

    (1) extend the time for performance of any of the obligations or other acts of the other parties;

    (2) waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

    (3) waive compliance, where permissible, with any of the agreements or conditions contained in the merger agreement.

Although the merger agreement, by its terms, gives the parties the right to waive any condition to the merger, the only conditions that may be legally waived are those relating to the approval of the trust perferred securities and their listing on the New York Stock Exchange.

    The approval of a majority of the directors of Essex who were not nominated by Superior and are not executive officers of Essex is required for:

    (a) any consent by Essex to the extension of the time for performance of the obligations or other acts of Superior or SUT Acquisition Corp.;

    (b) any waiver by Essex of compliance with any of the covenants or conditions contained in the merger agreement for the benefit of Essex or any other rights of Essex under the merger agreement, where permissible; and

    (c) any amendment or withdrawal by the Essex board of its recommendation of the merger.

FEES AND EXPENSES

    Expenses related to the conversion of the shares of Essex common stock in the merger will be paid by Essex. Expenses incurred in connection with the filing fee for the registration statement and the printing and mailing of the Joint Prospectus/Proxy Statement and the registration statement will be shared equally by Superior and Essex. Otherwise, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring the expenses, whether or not the merger is consummated.

    The fees and expenses expected to be incurred by Superior and Essex in connection with the tender offer and the merger total approximately $60 million, of which $33 million is financing fees and $27 million is transaction expenses.

STOCKHOLDERS' AGREEMENT

    In connection with the merger agreement, Superior and SUT Acquisition Corp. entered into a stockholders' agreement with certain stockholders of Essex, including Bessemer Holdings, L.P. and certain of its affiliates. These stockholders owned approximately 47.7% of the outstanding shares of Essex common stock before the consummation of the tender offer. Under the stockholders' agreement, the stockholders agreed to validly tender and not withdraw, in accordance with the terms of the tender offer, all the shares of Essex common stock owned by them. Those shares were tendered in the tender offer and were acquired by SUT Acquisition Corp. on a pro rata basis.

    The stockholders' agreement terminated in accordance with its terms upon the payment by SUT Acquisition Corp. for shares of Essex common stock in the tender offer.

VOTING AGREEMENT

    In connection with the merger agreement, The Alpine Group, Inc. entered into a voting agreement with Essex. Under the voting agreement, Alpine has agreed that it will, at any meeting of Superior's stockholders or in connection with any written consent of Superior's stockholders, vote, or cause to be voted, all shares of Superior common stock then held of record by it or which it has the right to vote:

    (A) in favor of:

       (1) an amendment to Superior's certificate of incorporation to authorize additional shares of Superior preferred stock;

       (2) the issuance of the trust preferred securities; and

       (3) any other matters submitted to the stockholders of Superior to authorize or facilitate the transactions contemplated by the merger agreement; and

    (B) against any matters submitted to the stockholders of Superior inconsistent with the transactions contemplated by the merger agreement.

CONFIDENTIALITY AGREEMENT

    Essex Group, Inc., a wholly owned subsidiary of Essex, and Superior entered into a mutual confidentiality agreement on April 24, 1998 that provides for, among other things, the confidential treatment of the discussions regarding the merger and the exchange of confidential information concerning Essex and Superior. Essex and Superior subsequently entered into a letter agreement, dated September 29, 1998, that confirmed the obligations contained in the confidentiality agreement.

AGREEMENT OF ESSEX AFFILIATES

    Rule 145 under the Securities Act of 1933 regulates the disposition of securities of "affiliates" of Essex in connection with the merger. Essex has delivered to Superior a letter identifying all persons who are or may be deemed to be, at the time of the Essex meeting, "affiliates" of Essex for purposes of Rule 145 under the Securities Act. This letter may be further updated before the effective time of the merger. Essex has agreed to use its best efforts to cause each person who is identified as an affiliate in this letter to deliver to Superior, before the effective time of the merger, a written affiliate agreement. Under these affiliate agreements, each affiliate will represent that he, she or it has been advised that the affiliate may not sell, transfer or otherwise dispose of trust preferred securities issued to the affiliate in the merger unless the sale, transfer or other disposition:

    (1) has been registered under the Securities Act;

    (2) complies with the requirements of Rule 145 under the Securities Act; or

    (3) in the opinion of counsel reasonably acceptable to Superior, is otherwise exempt from registration under the Securities Act.

                                 THE COMPANIES

ESSEX INTERNATIONAL INC.

    GENERAL. Essex is a corporation organized and existing under the laws of the State of Delaware. Essex is a holding company that operates exclusively through Essex Group, Inc., a Michigan corporation and a wholly owned subsidiary of Essex. Essex Group was founded in 1930 and is principally engaged in the development, manufacture and distribution of electrical wire and cable and insulation products to over 11,000 customers worldwide in a wide range of industrial markets from its manufacturing facilities and service centers located throughout the United States and Canada. Among its products are:

    - building wire for commercial and residential construction applications;

    - magnet wire and insulation materials for electromechanical devices such as motors, transformers and electrical controls;

    - copper voice and datacom wire;

    - industrial wire for applications in construction, appliances, recreational vehicles and industrial facilities;

    - and automotive wire and specialty wiring assemblies for automobiles and trucks.

    MANAGEMENT AND ADDITIONAL INFORMATION. Certain information relating to executive compensation, various benefit plans, voting securities and principal holders thereof, certain relationships and related transactions and other related matters as to Essex is incorporated by reference or set forth in Essex's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference. Stockholders desiring copies of such documents may contact Essex at its address or telephone number indicated under "Where You Can Find More Information" on page 115.


    PRINCIPAL SECURITY OWNERSHIP. As of February 16, 1999, management of Essex knew of no person, other than those below, who is the beneficial owner of more than 5% of Essex common stock.


                                                                  AMOUNT AND
                                                                   NATURE OF
                                                                  BENEFICIAL        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNERSHIP         OF CLASS
------------------------------------------------------------  -------------------  -------------
SUT Acquisition Corp........................................        22,562,135(1)          81%
Bessemer Holdings, L.P......................................         2,005,643(2)           7%

------------------------

(1) 22,562,135 shares of Essex common stock were acquired by SUT Acquisition Corp. for an aggregate purchase price of $721,988,320 on or about November 27, 1998. The shares were acquired pursuant to a tender offer commenced by SUT Acquisition Corp. on October 28, 1998 for up to 22,562,135 shares of Essex common stock, at a price of $32.00 per share, net to the seller in cash, subject to applicable withholding of taxes, without interest.

(2) Bessemer Holdings, L.P. is a limited partnership the only activity of which is to make private structured investments. Each of Mr. Robert D. Lindsay, a director of Essex, and Messrs. Ward W. Woods, Rodney A. Cohen and Adam P. Godfrey, is a sole shareholder of a corporation that is a manager and controls a family partnership or corporation that is a member of the limited liability company that is the sole general partner of Bessemer Holdings, L.P. That limited liability company is also the sole general partner of Bessec Holdings, L.P., a limited partnership that holds 40,006 of the shares listed for Bessemer Holdings, L.P. Bessemer Securities Corporation is a principal limited partner of Bessemer Holdings, L.P. and Bessec. Bessemer Securities LLC is a principal limited partner of Bessec. Mr. Woods is the President and Chief Executive Officer of Bessemer Securities Corporation and Bessemer Securities LLC. Each of Messrs. Woods, Lindsay, Cohen and Godfrey disclaims beneficial ownership of the shares of Essex common stock owned or controlled by Bessemer Holdings, L.P. or Bessec. Messrs. Woods, Lindsay and Cohen, individually and together, hold less than 5% of the outstanding shares of Essex common stock directly, and indirectly through entities controlled by each of them for their own benefit or for the benefit of their respective families.

SUPERIOR TELECOM INC.

    GENERAL. Superior is a corporation organized and existing under the laws of the State of Delaware. Superior is a holding company that operates through its subsidiaries and is the largest manufacturer of copper telecommunications cable in North America. Superior's customers include four of the five regional Bell operating companies, Sprint Corporation and GTE Corporation. Copper telecommunications cable is the most widely used medium for voice and data transmission in the local loop. The local loop is the segment of the telecommunications network that connects the customer's premises to the nearest telephone switching center or central office, which comprises approximately 173 million residential and business access lines in the United States.

    MANAGEMENT AND ADDITIONAL INFORMATION. Certain information relating to executive compensation, various benefit plans, voting securities and principal holders thereof, certain relationships and related transactions and other related matters as to Superior is incorporated by reference or set forth in Superior's Annual Report on Form 10-K for the year ended April 30, 1998, incorporated herein by reference. Stockholders desiring copies of such documents may contact Superior at its address or telephone number indicated under "Where You Can Find More Information" on page 115.

    In connection with the tender offer and the merger, the financing of the tender offer and related transactions, The Alpine Group, Inc., Superior's majority stockholder, provided extensive consulting, financial advisory and other services to Superior. These services included active assistance in originating, structuring and negotiating these transactions and Superior's financing. In addition, Alpine agreed to support these transactions, including the issuance of the trust preferred securities convertible into Superior common stock. In consideration of such services and support, Superior paid Alpine a fee of $10 million following completion of the tender offer. The amount of the fee and the terms of its payment were reviewed and approved by each of Superior's board of directors and Superior's audit committee.

    COMPENSATION OF DIRECTORS. Effective January 1, 1999, Superior increased the annual retainer to $20,000 from $15,000 for directors who are not employees of Superior or otherwise compensated by Superior. Superior also increased to $1,500 from $1,000 the amount a non-employee director will receive for each meeting of the Superior board or of a committee of the Superior board attended.

    In addition to increasing the annual retainer and per committee meeting fees, effective January 1, 1999, the Superior board adopted the Superior Stock Compensation Plan for Non-Employee Directors. Under the Superior stock compensation plan, non-employee directors of Superior will automatically receive 50% of the annual retainer in either restricted stock or stock options, as elected by the non-employee director. Each non-employee director may also elect to receive all or a portion of the remaining amount of the annual retainer, in excess of 50% of the annual retainer, and meeting fees in the form of restricted stock or stock options instead of in cash.

    Restricted stock and stock options that are attributable to the annual retainer will be granted as of the first business day of each quarter of Superior's fiscal year. Restricted stock and stock options that are attributable to meeting fees will be granted as of the date of the meeting of the Superior board and/or the committee of the Superior board with respect to which such grants relate. Shares to be issued under the Superior stock compensation plan will be made available only from issued shares of

Superior common stock reacquired by Superior and held in treasury until such time as the plan may be approved by the Superior stockholders.

    The number of shares of restricted stock to be granted will be determined by dividing

    (1) the amount of the annual retainer or meeting fees that a non-employee director elected to receive in restricted stock, by

    (2) the lesser of

        (a) 100% of the fair market value of the Superior common stock on the first business day of Superior's fiscal year and

        (b) 100% of fair market value of the Superior common stock at the time of grant.

    The number of stock options will be determined by dividing

    (1) the amount of the annual retainer or meeting fees that a non-employee director elected to receive in stock options, by

    (2) the value of a stock option on the date of grant as determined by the Superior board, based on the purchase price per share of Superior common stock, a Black-Scholes option pricing model and such other factors as the Superior board deems appropriate.

    Stock options granted under the Superior stock compensation plan will have a purchase price equal to the lesser of:

    (1) 100% of the fair market value of the Superior common stock on the first business day of Superior's fiscal year; and

    (2) 100% of the fair market value of the Superior common stock on the date of grant.

Each stock option granted under the Superior stock compensation plan will expire on the tenth anniversary of the date of grant.

    Awards of restricted stock and stock options under the Superior stock compensation plan will vest upon the earliest of the following to occur:

    (1) the third anniversary of the date of grant;

    (2) a non-employee director's death; or

    (3) upon a change in control, as defined in the Superior stock compensation plan.

The Superior stock compensation plan is adminstered and interpreted by the Superior board.

    Non-employee directors of Superior will contine to receive annual nondiscretionary grants of nonqualified stock options under Superior's 1996 Stock Option Plan.

                     DESCRIPTION OF SUPERIOR CAPITAL STOCK

    The following brief description of Superior's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of Superior's certificate of incorporation and bylaws.


    Prior to the amendment of Superior's certificate of incorporation, the authorized capital stock of Superior consists of 25,000,000 shares of Superior common stock and 1,000,000 shares of Superior preferred stock. The Superior common stock is traded on the New York Stock Exchange under the ticker symbol "SUT." As of February 16, 1999, there were issued and outstanding 20,087,794 shares of Superior common stock and no shares of Superior preferred stock. The outstanding shares of Superior common stock are validly issued, fully paid and non-assessable.


COMMON STOCK

    Each holder of Superior common stock is entitled to one vote per share on any issue requiring a vote at any meeting. Holders of shares of Superior common stock do not have cumulative voting rights in the election of directors. All shares of Superior common stock are non-assessable. Subject to the rights of holders of any series of Superior preferred stock having a preference over the Superior common stock, holders of Superior common stock are entitled to share equally in any dividends that the Superior board declares on the Superior common stock. Upon any liquidation, dissolution or winding up of Superior, subject to the prior liquidation rights of the holders of any series of Superior preferred stock, the net assets of Superior remaining after payment of creditors will be distributed to the holders of Superior common stock in proportion to their interests. Holders of Superior common stock do not have preemptive rights to subscribe for additional shares of Superior common stock if additional shares are offered for sale by Superior.

PREFERRED STOCK

    The Superior board of directors is authorized, without further stockholder action, to provide for the issuance from time to time of up to 1,000,000 shares of Superior preferred stock, in one or more series, with such powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions as may be set forth in the resolutions adopted by the Superior board. The holders of Superior preferred stock will have no preemptive rights, unless otherwise provided in the applicable certificate of designation, and will not be subject to future assessments by Superior. The Superior preferred stock may have voting or other rights that could adversely affect the rights of holders of the Superior common stock. In addition, the issuance of Superior preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, under certain circumstances, make it more difficult for a third party to gain control of Superior, discourage bids for the Superior common stock at a premium, or otherwise adversely affect the market price of the Superior common stock.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN CERTIFICATE OF INCORPORATION AND BYLAW
  PROVISIONS

    Superior's certificate of incorporation and bylaws contain several provisions that may be deemed to have the effect of making more difficult the acquisition of control of Superior by means of a hostile tender offer, open market purchases, a proxy contest or otherwise.

    The provisions of Superior's certificate of incorporation and bylaws discussed below are designed to help ensure that holders of Superior common stock are treated fairly and equally in a multi-step acquisition. In addition, they are intended to encourage persons seeking to acquire control of Superior to initiate such an acquisition through arms'-length negotiations with the Superior board. Superior's certificate of incorporation and bylaws may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Superior, even though such an attempt might be economically beneficial to Superior and its stockholders. In addition, because Superior's certificate of incorporation and bylaws are designed to discourage the accumulation of large blocks of the voting shares of Superior, the anti-takeover provisions could tend to reduce the price of Superior's voting shares caused by such accumulations. In addition, these provisions may also have the effect of precluding a contest for the election of directors.

    STOCKHOLDER MEETINGS. Subject only to the rights of holders of Superior preferred stock, if any, only a majority of the Superior board, other than those directors affiliated with or elected by an interested stockholder, or the Chairman of the Board, the Vice Chairman or the Chief Executive Officer of Superior will be able to call an annual or special meeting of stockholders. In addition, subject only to the rights of holders of Superior preferred stock, if any, stockholders may not take any action by written consent. Superior's certificate of incorporation defines an interested stockholder to be any person who is the beneficial owner of more than 15% of the combined voting power of the then outstanding voting shares or who is an assignee of any voting shares that were beneficially owned by an interested stockholder at any time during the prior two years. However, an interested stockholder does not include Messrs. Elbaum and Schut, their lineal descendants, affiliates and associates, or trusts for their benefit, and certain other persons.

    RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. Superior's certificate of incorporation provides that certain business combinations, such as mergers and stock and asset sales, with an interested stockholder, as defined below, or an affiliate or associate of an interested stockholder, must be approved by

    (1) the holders of at least two-thirds of the voting power of the then outstanding voting shares, voting together as a single class, and

    (2) at least a majority of the voting power of the then outstanding voting shares, voting as a single class, that are not owned beneficially by the interested stockholder,

unless the transaction is approved by a majority of certain directors or meets certain fair price provisions.

    REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATION AND PROPOSALS. Superior's certificate of incorporation and bylaws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Superior board or a committee thereof, of candidates for election as directors.

    VOTE REQUIRED TO AMEND OR REPEAL CERTAIN PROVISIONS OF SUPERIOR'S CERTIFICATE OF INCORPORATION AND BYLAWS. Superior's certificate of incorporation establishes certain supermajority voting requirements to amend or repeal certain provisions of Superior's certificate of incorporation or bylaws.

    DIRECTOR'S LIABILITY. Superior's certificate of incorporation provides that, to the fullest extent permitted by Delaware law, a director of Superior will not be liable to Superior or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited:

    (1) for any breach of the director's duty of loyalty to Superior or its stockholders;

    (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    (3) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

    (4) for any transaction from which the director derives an improper personal benefit.


    The effect of this provision of Superior's certificate of incorporation is to eliminate the rights of Superior and its stockholders to recover monetary damages against a director for breach of his or her fiduciary duty of care, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses (1) through (4) above. This limitation on liability does not apply to violations of the federal securities laws. This provision also does not limit or eliminate the rights of Superior or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Superior's certificate of incorporation provides that Superior will indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

    SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW.  Superior is subject to
Section 203 of the Delaware General Corporation Law. Section 203 relates to an "interested stockholder," defined by the Delaware General Corporation Law as a person who is the owner of 15% or more of a corporation's voting stock, or who is an affiliate or associate of a corporation, and was the owner of 15% or more of that corporation's voting stock within the prior three years. In general,
Section 203 prevents an interested stockholder from engaging in a business combination with a Delaware corporation for three years following the date the person became an interested stockholder unless:

    (1) before the person became an interested stockholder, the board of directors of the corporation approved the transaction or the business combination in which the interested stockholder became an interested stockholder;

    (2) upon consummation of the transaction in which the interested stockholder became an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced. This excludes shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    (3) following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

A "business combination" generally includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    Essex stockholders will receive 0.64 of an 8 1/2% trust convertible preferred security in exchange for each share of Essex common stock in the merger. The following summary of the material terms of the trust preferred securities and the Amended and Restated Declaration of Trust pursuant to which the trust preferred securities will be issued does not purport to be complete and is qualified in its entirety by reference to the trust preferred securities and the declaration, and the Delaware Business Trust Act and the Trust Indenture Act of 1939, as amended, which are incorporated by reference in the declaration. Copies of the indenture and the declaration can be obtained upon written request to Superior. See "Where You Can Obtain More Information" on page 115.

GENERAL

    The declaration of trust authorizes the trust to issue the trust preferred securities and trust common securities. The trust will issue these trust securities in exchange for the issuance by Superior of the 8 1/2% convertible subordinate debentures to the trust. Holders of trust preferred securities will receive distributions and payments upon redemption and, if an event of default under the declaration has occurred and is continuing, liquidation before the holder of the trust common securities.

    All of the trust common securities are owned by Superior. Legal title to the debentures is held by a trustee known as the property trustee for the benefit of the holders of the trust securities. The declaration does not permit the trust to issue any securities other than the trust preferred securities and the trust common securities, to incur any indebtedness or to mortgage or pledge its assets. The payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, are guaranteed by Superior under the guarantee agreement described under "Description of the Guarantee Agreement." The guarantee agreement is held by a trustee known as the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee agreement does not cover payment of distributions when the trust does not have sufficient available funds to pay the distributions. The remedy of a holder of trust preferred securities in that event is described under "--Declaration Events of Default; Enforcement of Certain Rights by Holders of Trust Preferred Securities."

DISTRIBUTIONS


    Distributions on the trust securities are payable at the annual rate of 8 1/2% of the liquidation preference of $50 per trust security, or $4.25 per annum. Distributions will accumulate, without interest, from March 31, 1999, or the most recent date to which distributions have been paid in full. Distributions are payable quarterly in arrears on June 15, September 15, December 15 and March 15 of each year, commencing on June 15, 1999, to the holders of record of the trust securities on the applicable record date, when, as and if available for payment, except as described in the immediately following paragraphs. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.


    Payment of distributions to you may be deferred. So long as Superior is not then experiencing specified events of bankruptcy, insolvency or reorganization, Superior has the right under the indenture to defer payment of interest on the debentures, at any time or from time to time, for a period not exceeding 20 consecutive quarters. Payment of interest may not be deferred, however, beyond the stated maturity of the debentures. If interest payments on the debentures are deferred, the trust will defer payment of quarterly distributions on the trust securities. Distributions to which you would otherwise be entitled during this deferral period will continue to accumulate, and additional interest will accrue thereon, at the rate of 8 1/2% per annum. See "Description of the Debentures-Option to Defer Interest Payments" and "Material Federal Income Tax Consequences--Interest Income and Original Issue Discount." If distributions are deferred, distributions and accrued interest thereon will be paid to the holders of record of trust securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period.

    Superior has no current intention to exercise its right to defer payments of interest on the debentures. Superior would elect to defer payments of interest if it does not for any reason have the financial resources to make these payments.

    Distributions on the trust securities must be paid to you on the dates payable to the extent the trust has funds on hand and available for the payment of distributions. The funds of the trust available for distribution to holders of the trust securities will be limited to payments actually received by the trust under the debentures. If Superior does not make interest payments on the debentures, the property trustee will not have funds available to pay to you distributions on the trust securities. The guarantee agreement will not apply in this case.

    Distributions on the trust securities are payable to the holders as they appear on the register of the trust on the relevant record dates, which is the fifteenth day preceding the relevant distribution payment date.

    You will not be entitled to receive distributions on the trust preferred securities made after the effective time of the merger until you surrender your certificates representing Essex common stock. Subject to applicable law, at the time you surrender your certificates, you will receive all distributions previously paid on the trust preferred securities, without interest.

CONVERSION RIGHTS


    You will have the right, at your option, to convert any or all of your trust securities into shares of Superior common stock at any time after September 30, 1999, but not later than the close of business on the date that is 10 days preceding any date fixed for redemption, if there is no default in payment of the redemption price. If there is a default in payment of the redemption price, then your rights to convert will continue until the redemption price is paid. Payments deferred during an interest deferral period will not constitute a default for this purpose. The initial conversion rate is 1.1161 shares of Superior common stock for each trust security, subject to adjustment as described under "--Conversion Rate Adjustments" below.


    If you are a holder of record of trust securities, your rights to receive any accrued and unpaid distributions when you convert are as follows:

    - If you convert on or after a distribution payment date and on or before the next record date, you will not receive distributions to the date of conversion. You will only receive distributions to the distribution payment date.

    - If you convert after a record date and before the corresponding distribution payment date, you will be entitled to receive distributions on the distribution payment date even if Superior defaults in making that payment. However, when you surrender your trust securities for conversion during this period, you must pay to the agent coordinating the conversion an amount equal to the distributions you will receive on the distribution payment date. The effect of this is that you will be giving up the amount of the distribution. But if your trust securities have been called for redemption during this period, you will not have to make this payment.

    - You will not receive accrued and unpaid distributions if you convert during an interest deferral period.

    Additionally, no adjustment will be made for dividends on the Superior common stock issued on conversion.

    If you wish to exercise your conversion right, you must surrender your certificates representing the trust securities to be converted, together with an irrevocable conversion notice, to the agent coordinating the conversion, which will immediately convert your trust securities into Superior common stock at the conversion rate then in effect. You may obtain copies of the required form of the conversion notice from the agent coordinating the conversion.

    Shares of Superior common stock issued upon conversion of trust securities will be validly issued, fully paid and non-assessable. You will not receive fractional shares of Superior common stock as a result of conversion, but instead, you will receive cash for any fractional interest in an amount equal to the product of:

    (A) the closing price of a share of Superior common stock on the last trading day before the date of conversion; and

    (B) such fraction of a share.

CONVERSION RATE ADJUSTMENTS

    As provided in the indenture, the conversion rate for the trust securities is subject to adjustment from time to time under the following circumstances, including, without duplication, in cases in which Superior:

    A. pays a dividend or makes a distribution on the Superior common stock in shares of its capital stock;

    B. subdivides the outstanding Superior common stock into a greater number of shares;

    C. combines the shares of outstanding Superior common stock into a smaller number of shares; or

    D. issues by reclassification of the Superior common stock any shares of its capital stock.

    In each of the above cases, the conversion rate will be adjusted so that, if you surrender trust securities for conversion after the applicable event, you will be entitled to receive, to the extent permitted by law, the number and kind of shares of Superior capital stock that you would have received had you converted your trust securities immediately before the record date for the event. If no record date for the event has been set, then the effective date for the event will be used.

    The conversion rate will also be subject to appropriate adjustment if either of the following events occurs:

    1. Superior issues rights or warrants to all holders of Superior common stock entitling them to purchase Superior common stock at a price per share less than the average daily closing prices of the Superior common stock on the 30 consecutive business days beginning 45 business days before the record date for the determination of stockholders entitled to receive such rights or warrants; or

    2. Superior distributes to all holders of Superior common stock evidences of its indebtedness or assets, including securities, but excluding:

       (x) any warrants or subscription rights referred to in clause (1) above;

       (y) any ordinary dividend paid in cash out of the retained earnings of Superior; and

       (z) any dividend or distribution referred to in clause (A) above.

    The indenture provides that no change in the conversion rate will actually be made until the cumulative effect of all adjustments since the date of the last change in the conversion rate would change the conversion rate by more than 1%. However, once the cumulative effect would result in such a change, the conversion rate will actually be changed to reflect all adjustments not previously made.

    The indenture also provides that you will be afforded the following specified rights upon

    (A) any consolidation or merger of Superior with any other corporation,

    (B) any sale or transfer of all or substantially all of Superior's assets, or

    (C) any share exchange,

in each case, in which all of the outstanding shares of Superior common stock are converted into other securities, cash or other property. If any of these events occurs, you will be given the right to convert your trust securities into the kind and amount of securities, cash and other property receivable by a holder of the number of shares of Superior common stock into which your trust securities could have been converted immediately before the effective date of the applicable event. If, in connection with any of these events, each holder of shares of Superior common stock is entitled to elect to receive either securities, cash or other property upon completion of the transaction, you will be provided with the same right. Superior will not effect any of these transactions unless you receive these rights, which similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

SPECIAL EVENT EXCHANGE

    After the occurrence and during the continuation of a Special Event, all outstanding trust securities will be exchanged for debentures having a principal amount equal to the aggregate liquidation preference of the trust securities to be exchanged and the trust will be dissolved. However, in the case of a Tax Event, Superior may direct that less than all, or none, of the trust securities be exchanged. Superior may do this if and for so long as Superior elects to pay any additional sums such that the net amount of distributions received by the holders of trust securities not so exchanged is not reduced as a result of the Tax Event, and so long as Superior has not revoked this election or failed to make these payments.

    A "Special Event" means a Tax Event or an Investment Company Event.

    A "Tax Event" means the receipt by the property trustee of an opinion of counsel to the effect that, as a result of any amendment to, or change in, the law or as a result of any administrative pronouncement or judicial decision, there is more than an insubstantial risk that:

    - the trust is, or will be within 90 days, subject to United States federal income tax on income received or accrued on the debentures;

    - interest paid by Superior on the debentures is not, or within 90 days will not be, deductible by Superior when paid, in whole or in part, for United States federal income tax purposes; or

    - the trust is, or will be within 90 days, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the receipt by the property trustee of an opinion of counsel to the effect that, as a result of a change in law or regulation, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

    Superior has agreed in the guarantee agreement that if and so long as

    (a) the trust holds all the debentures,

    (b) a Tax Event has occurred and is continuing, and

    (c) Superior has elected, and has not revoked its election, to pay additional sums in respect of the trust securities,

Superior will pay to the trust the additional sums.

    Distribution paid on the trust securities include any additional sums paid as a result of a Tax Event.

OPTIONAL REDEMPTION


    Except as provided below, under "--Mandatory Redemption" or under "--Redemption Upon Change of Control," the trust securities are not redeemable by the trust before March 31, 2003. At any time on and after that date, Superior may redeem debentures at its option. The proceeds from this redemption, to the extent actually received by the property trustee, will be applied to redeem trust securities having an aggregate liquidation preference equal to the aggregate principal amount of the debentures redeemed by Superior. If your trust securities are redeemed during the twelve-month period beginning on April 1 of the year specified below, you will be entitled to receive the following cash redemption prices per trust security, plus an amount in cash equal to all accumulated and unpaid distributions, if any, to the date fixed for redemption:


                                                                              REDEMPTION PRICE
                                                                                 PER TRUST
YEAR                                                                              SECURITY
----------------------------------------------------------------------------  ----------------
2003........................................................................     $   52.550
2004........................................................................     $   52.125
2005........................................................................     $   51.700
2006........................................................................     $   51.275
2007........................................................................     $   50.850
2008........................................................................     $   50.425
and thereafter..............................................................     $   50.000


    During the one-year period commencing on March 31, 2002, Superior, at its option, may redeem at any time all, or from time to time a portion, of the trust securities, upon any contemporaneous redemption of debentures, at a cash redemption price of $52.975, plus accrued and unpaid distributions, if any, to the date fixed for redemption. Superior may do this only if the product of


    (a) the average closing price of a share of Superior common stock, for any 10 consecutive trading days preceding the date of the call for redemption, multiplied by

    (b) the then effective conversion rate,

equals or exceeds $65.00 per share of Superior common stock.

    The trust may not redeem less than all of the trust securities at any time outstanding until all accrued and unpaid distributions on all trust preferred securities then outstanding have been paid in full. If fewer than all the outstanding trust preferred securities are to be redeemed, the trust preferred securities to be redeemed will be selected pro rata, by lot or by any other method as the property trustee deems fair and appropriate.

MANDATORY REDEMPTION


    Upon repayment at maturity or as a result of the acceleration of the debentures upon the occurrence of an event of default under the indenture, the debentures will be subject to mandatory redemption, in whole, but not in part, by Superior. The proceeds from this mandatory redemption will be applied to redeem trust securities having an aggregate liquidation preference equal to the aggregate principal amount of debentures so repaid or redeemed. The cash redemption price of the trust securities will equal the liquidation preference of the trust securities, plus an amount in cash equal to all accumulated and unpaid distributions on such trust securities, if any, to the date of redemption. In the case of acceleration of the debentures, the trust securities will be redeemed only when repayment of the debentures has actually been received by the trust. Unless earlier redeemed, the stated maturity of the debentures, and thus of the trust securities, will be March 30, 2014.

REDEMPTION UPON CHANGE OF CONTROL

    In the event of a Change of Control, as defined below, the trust will, to the extent of funds legally available and subject to the prior payment in full of all other obligations of the trust and Superior that are then due or become due as a result of the Change of Control, offer to redeem all of your trust preferred securities at a purchase price in cash equal to $50.50 per trust security, plus accrued and unpaid distributions to the date of redemption. On or after the date fixed for redemption, you may elect to accept the offer by surrendering your certificates to the agent coordinating the redemption, at which time you will be entitled to receive payment of the redemption price.

    "Change of Control" means the occurrence of any of the following events:

    A. any person or group, other than The Alpine Group, Inc., Superior's 50.1% owner, or its affiliates, becomes the beneficial owner of more than 50% of the outstanding Superior common stock;

    B. As a result of any consolidation or merger, or any transfer, lease or other disposition of all or substantially all of Superior's assets, the outstanding Superior common stock is converted into or exchanged for cash, securities or other property. However, it is not a Change of Control if:

       (1) the outstanding Superior common stock is not converted or exchanged at all, except to the extent necessary to reflect a change in the jurisdiction of incorporation of Superior, or is converted into or exchanged for voting stock of the surviving or transferee corporation; and

       (2) immediately after such transaction, the condition described in clause
           (A) above has not occurred with respect to the surviving or transferee corporation;

    C. during any consecutive two-year period, individuals who at the beginning of that period constituted the Superior board, together with any new directors whose election by the Superior board or whose nomination for election by the stockholders of Superior was approved by:

       (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved; or

       (y) Alpine or its affiliates,

        cease for any reason to constitute a majority of the Superior board then in office; or

    D. Superior is liquidated or dissolved or adopts a plan of liquidation or dissolution.

REDEMPTION PROCEDURES

    The trust will redeem trust securities on each date fixed for redemption at the applicable redemption price with the proceeds it receives from Superior's contemporaneous redemption of debentures at the same redemption price. Redemption of trust securities will be made and the redemption price will be payable on each redemption date only to the extent that the trust has received those proceeds and has them on hand and available for payment of the redemption price. If the trust does not have sufficient funds, then any funds it does have will be applied to redeem trust securities pro rata, by lot or in any other manner as the property trustee determines.


PRIORITY OF TRUST PREFERRED SECURITIES


    On any distribution payment date, you are entitled to receive payment in full in cash of all accumulated and unpaid distributions then due on your trust preferred securities before any distribution is made on the trust common securities. In addition, no redemption, repurchase, exchange or conversion of the trust common securities may be effected at any time that trust preferred securities are outstanding.

DISTRIBUTION OF DEBENTURES UPON DISSOLUTION

    Under the declaration of trust, the trust will automatically dissolve upon expiration of its stated term in 2014 and will dissolve on the first to occur of any of the following events:

    A. specified events of bankruptcy, dissolution or liquidation of Superior;

    B. the occurrence of a Special Event, except in the case of a Tax Event following which Superior has elected to pay any additional sums such that the net amount of distributions received by holders of trust securities not exchanged for debentures is not reduced as a result of the Tax Event and Superior has not revoked this election or failed to make these payments;

    C.  the redemption, conversion or exchange of all of the trust securities;

    D. the entry by a court of competent jurisdiction of an order for the dissolution of the trust; and

    E. receipt by the property trustee of written notice from Superior, which may be given at any time and in Superior's sole discretion, of Superior's intention to dissolve the trust and distribute the debentures in exchange for the trust securities. Superior thus has the right to dissolve the trust at any time and cause the debentures to be distributed to you.

    Upon the dissolution of the trust, the trust will be liquidated. After satisfaction of liabilities to creditors of the trust as provided by applicable law, you will receive an aggregate principal amount of debentures equal to the aggregate liquidation preference of your trust securities.

    The property trustee may determine that a distribution of the debentures as provided above is not practicable. In that case, on the date of dissolution of the trust, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the liquidation preference of $50 per trust security, plus accrued and unpaid distributions to the liquidation date. If this liquidation distribution can be paid only in part because the trust has insufficient assets legally available to pay it in full, then you will receive amounts payable on your trust securities on a pro rata basis, based on liquidation preference. If an event of default under the declaration has occurred and is continuing, you will receive the liquidation distribution before Superior, the holder of the trust common securities; otherwise, you will receive the liquidation distribution on a pro rata basis with Superior.

DECLARATION EVENTS OF DEFAULT; ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST
  PREFERRED SECURITIES

    An event of default under the indenture constitutes an event of default under the declaration with respect to the trust preferred securities. Any waiver of an event of default under the indenture will thus constitute a waiver of the corresponding declaration event of default.


    If an event of default has occurred and is continuing, the property trustee, as the sole holder of the debentures, has the right under the indenture to declare the principal of, premium, if any, and interest on the debentures to be immediately due and payable. In this event, the property trustee, when and to the extent it receives these payments on the debentures, will make corresponding payments on the trust securities. Accordingly, to receive payment in the case of an event of default, you may rely on the enforcement against Superior by the property trustee of its rights as holder of the debentures. You are not entitled to accelerate the maturity of the trust preferred securities.


    Nevertheless, until any event of default has been cured, waived or otherwise eliminated, the holders of a majority in aggregate liquidation preference of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration. This includes the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. Also, if the property trustee fails to enforce its rights as holder of the debentures after a request from you or any other holder of trust preferred securities, you or that holder may proceed to enforce those rights directly against Superior. In addition, if an event of default has occurred and is continuing because Superior failed to pay any amounts due on the debentures, you may bring a legal proceeding directly against Superior to recover amounts owed to you on your trust preferred securities, without waiting for the property trustee to do so. Otherwise, you will not be able to exercise directly against Superior any remedy available to the property trustee unless the property trustee first fails to do so.


VOTING RIGHTS; AMENDMENT OF THE DECLARATION

    Except as provided below, in the indenture and under "Description of the Guarantee Agreement-- Amendments and Assignment" and as otherwise required by law or by the rules of any stock exchange on which the trust preferred securities are listed or admitted for trading, you will have no voting rights as a holder of trust preferred securities.

    The declaration of trust may be amended from time to time by Superior and the trustees, without the consent of the holders of the trust preferred securities:

    A. to cure any ambiguity or inconsistencies, as long as the amendment does not materially adversely affect the interests of any holder of trust securities;

    B. to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding;

    C. to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940; or

    D. to qualify or maintain the qualification of the declaration under the Trust Indenture Act of 1939.

Otherwise, your rights to amend the declaration are as follows:

    - Superior and the trustees may amend the declaration with

       (1) consent of the holders of a majority, based upon liquidation preference, of the outstanding trust preferred securities and trust common securities, acting as a single class, and

       (2) receipt by the trustees of an opinion of counsel to the effect that the amendment, or the exercise of any power granted to the trustees in accordance with the amendment, will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from the status of an "investment company."

    - Without the consent of each holder of trust securities, the declaration may not be amended to

       (A) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made on the trust securities or

       (B) restrict the right of a holder of trust preferred securities to institute suit to enforce the payment of distributions.

    - The holders of a majority in aggregate liquidation preference of the then outstanding trust preferred securities must approve any proposed amendment of the declaration that provides for, or proposal by the trustees to effect, the dissolution, winding-up or termination of the trust other than under the terms of the declaration.

    As stated above, subject to the terms of the declaration, the holders of a majority in aggregate liquidation preference of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration. This includes the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. So long as any debentures are held by the property trustee, the trustees may not, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding trust preferred securities:

    A. direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or executing any trust or power conferred on the indenture trustee with respect to the debentures;

    B. waive any past default that is waivable by the holders of not less than a majority in principal amount of the outstanding debentures under the indenture;

    C. exercise any right to rescind or annul a declaration making the principal of all the debentures due and payable; or

    D. consent to any amendment, modification or termination of the indenture or the debentures where such consent is required. In this case, if no event of default has occurred and is continuing, the holders of all outstanding trust securities, voting together as a single class, must consent.

    However, if a consent under the indenture would require the consent of each holder of debentures, the property trustee must obtain the prior written consent of each holder of the trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

    Holders of trust preferred securities may take or give any required vote, consent, approval or direction at a meeting convened for that purpose or by written consent. If you are a holder of record, you will receive notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent has been taken. Holders of record of a majority of the outstanding trust preferred securities, based upon liquidation preference, present in person or by proxy, constitute a quorum at any meeting. An affirmative vote by the holders of record of a majority of the outstanding trust preferred securities, based upon liquidation preference, constitutes the action of the holders. You are entitled to one vote for each $50 of liquidation preference represented by your trust preferred securities. No annual meeting of holders of trust preferred securities is required to be held.

    Holders of the trust preferred securities have no rights to appoint or remove the trustees, who may be appointed or removed either by the administrative trustees or by Superior, as holder of all the trust common securities.

ADDITIONAL VOTING RIGHTS

    If:

    A. Distributions on the trust preferred securities are in arrears and unpaid for six or more quarters, whether or not consecutive;

    B. Superior fails to pay all amounts due on the debentures upon their stated maturity; or

    C. Superior fails to redeem all of the trust preferred securities that the holders elect to tender in the event of a Change of Control, then the holders of the then outstanding trust preferred securities, voting separately and as a class, will have the power to designate two additional members of Superior's board of directors, and Superior will cause them to be elected to its board. Each of the events described in clause (A), (B) or (C) is a "voting rights triggering event." A voting rights triggering event will not be deemed to have occurred if at the time of the event there are less than 300,000 trust preferred securities then outstanding.

    These voting rights will continue until such time as:

    (1) in the case of the non-payment of distributions, all distributions in arrears on the trust preferred securities are paid in full in cash;

    (2) in all other cases, any failure, breach or default giving rise to the voting rights triggering event is remedied or waived by the holders of a majority of the trust preferred securities then outstanding; or

    (3) at any time there are fewer than 300,000 trust preferred securities outstanding.

At that time, the term of any directors elected as provided above will terminate.

    Any vacancy occurring in the office of a director designated by the holders of trust preferred securities may be filled by the remaining director designated by the holders of trust preferred securities unless and until the holders of trust preferred securities designate a director to fill the vacancy. Superior will cause that director to be elected to its board of directors.

    At any time after the holders of the trust preferred securities have the power to designate directors on the Superior board, or if any vacancies exist in the offices of directors designated by the holders, any trustee may, and upon the written request of the holders of record of at least 25% of the trust preferred securities then outstanding must, call a special meeting of the holders of trust preferred securities for the purpose of designating directors. If this meeting is not called by any trustee within 20 days after personal service to the trustee, then the holders of record of at least 25% of the outstanding trust preferred securities may designate in writing one of their members to call the meeting at the expense of the trust and to give the required notice of the meeting.

PAYMENT OF AMOUNTS DUE ON TRUST PREFERRED SECURITIES

    You will receive payments in respect of your trust preferred securities by check mailed to your address as it appears on the books of the trust.

PROPERTY TRUSTEE; TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE
  AGENT

    The property trustee will act as transfer agent, registrar and paying, conversion and exchange agent for the trust preferred securities. American Stock Transfer & Trust Company, the transfer agent for the Superior common stock, will be the property trustee, and will also serve as indenture trustee and guarantee trustee.

    Registration of transfers or exchanges of trust preferred securities will be effected without charge by or on behalf of the trust, but may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer or exchange of any trust preferred securities after the trust preferred securities have been called for redemption.

    The property trustee will be under no obligation to exercise any of the rights or powers vested in it by the declaration at your request or direction, unless you offer to the property trustee security and indemnity, reasonably satisfactory to the property trustee, against the costs, expenses and liabilities that might be incurred by it in compliance with your request or direction, including any reasonable advances that may be requested by the property trustee.

                     DESCRIPTION OF THE GUARANTEE AGREEMENT

    The guarantee agreement will be executed and delivered by Superior at the same time that the trust issues the trust preferred securities. American Stock Transfer & Trust Company is the guarantee trustee under the guarantee agreement. The guarantee trustee holds the guarantee agreement for your benefit as a holder of trust preferred securities. The following summary of the material terms of the guarantee agreement does not purport to be complete and is qualified in its entirety by reference to the guarantee agreement. You can obtain a copy of the guarantee agreement by making a written request to Superior. See "Where You Can Find More Information" on page 115.

GENERAL

    Under the guarantee agreement, Superior has irrevocably agreed to pay to you, subject to repayment of its other debts with a senior claim, the following payments as and when they become due, to the extent the trust has not made these payments to you and without duplicating any amounts previously paid to you by the trust:

    A. accumulated and unpaid distributions on your trust preferred securities, but only if and to the extent that the trust has funds on hand and available to pay those distributions;

    B. the redemption price of any trust preferred securities called for redemption, but only if and to the extent that the trust has funds on hand and available to pay the redemption price; and

    C. upon any dissolution, winding up or liquidation of the trust in which the debentures are not distributed to you, the lesser of:

       1. the amount of the cash liquidation distribution, but only if and to the extent that the trust has funds on hand and available to pay that amount; and

       2. the amount of assets of the trust remaining available for distribution to holders of trust preferred securities.

    Superior may make these payments directly to you or may cause the trust to make these payments to you. Superior will make these payments to you regardless of any defense, right of set-off or counterclaim that the trust may have or assert, other than the defense of payment.

    The guarantee agreement is an irrevocable guarantee, subject to repayment of other debts with a senior claim, of the trust's obligations to pay to you distributions and payments on redemption or liquidation. However, the guarantee agreement applies only if and to the extent that the trust has funds on hand and available to make these payments. For example, if Superior does not make interest payments on the debentures held by the trust, the trust will not have funds available to make distribution payments to you. In that case, the guarantee agreement will not apply and you will not receive any payments under the guarantee agreement.

STATUS OF THE GUARANTEE AGREEMENT

    The guarantee agreement is an unsecured obligation of Superior. The guarantee agreement:

    (a) ranks behind in right of payment to all current and future senior secured indebtedness of Superior; and

    (b) ranks pari passu with any guarantee now or hereafter entered into by Superior in respect of any preferred stock of Superior's affiliates that is senior to the Superior common stock.

The guarantee agreement does not limit the amount of additional indebtedness that Superior or any of its subsidiaries may incur.

    The guarantee agreement is a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Superior to enforce its rights under the guarantee agreement without first instituting a legal proceeding against any other person or entity. The guarantee agreement will only be discharged when the above guarantee payments are paid in full or the debentures are distributed to you as provided in the declaration of trust.

AMENDMENTS AND ASSIGNMENT

    The guarantee agreement may not be amended without the prior approval of the holders of a majority in aggregate liquidation preference of the outstanding trust preferred securities. Changes that do not materially adversely affect your rights as a holder of trust preferred securities do not require a vote. The manner of obtaining any required approval is set forth under "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the guarantee agreement will bind any successors, assigns, receivers, trustees and representatives of Superior.

CERTAIN COVENANTS OF SUPERIOR

    Superior has agreed that, as long as trust preferred securities are outstanding:

    1. Superior will not convert debentures into Superior common stock unless you deliver a notice of conversion to the agent coordinating the conversion;

    2. Superior will maintain directly or indirectly 100% ownership of the trust common securities. However, the indenture permits another entity to succeed to this ownership upon a merger, consolidation, sale of assets or other transaction if the successor entity assumes all of Superior's obligations;

    3. Superior will not voluntarily dissolve, wind-up, liquidate or terminate the trust, except in accordance with the terms of the declaration;

    4. Superior will ensure that, if all outstanding trust preferred securities are converted, there will be enough shares of Superior common stock available for issuance;

    5. Superior will use its reasonable best efforts to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes; and

    6. Superior will deliver to you shares of Superior common stock as promptly as practicable after you convert trust preferred securities into Superior common stock.

GUARANTEE EVENTS OF DEFAULT


    If Superior fails to perform any of its payment or other obligations under the guarantee agreement, that will be an event of default, unless the payment is prohibited by the subordination provisions in the guarantee agreement. If an event of default occurs, you may proceed directly against Superior to obtain payment under the guarantee agreement without first proceeding against the trust, the guarantee trustee or any other person or entity. Or, you may let the guarantee trustee seek to enforce your right to payment. The holders of a majority in aggregate liquidation preference of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee. If you choose to let the guarantee trustee enforce your rights and the guarantee trustee fails to do so, you can still institute a legal proceeding directly against Superior to obtain payment under the guarantee agreement without first proceeding against the trust, the guarantee trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the guarantee agreement at your request or direction, unless you provide to the guarantee trustee security and indemnity, reasonably satisfactory to the guarantee trustee, against the costs, expenses and liabilities that might be incurred by it in complying with your request or direction, including any reasonable advances that may be requested by the guarantee trustee.

TERMINATION OF THE GUARANTEE AGREEMENT

    The guarantee agreement will terminate and be of no further force and effect upon:

    A. full payment of the redemption price of all trust preferred securities;

    B. the distribution of debentures to the holders of all of the outstanding trust preferred securities;

    C. full payment of any amounts payable upon dissolution or liquidation of the trust; or

    D. the distribution of Superior common stock to holders upon conversion of all trust preferred securities then outstanding.

    Nevertheless, the guarantee agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder must restore payment of any sums paid to it with respect to its trust preferred securities.

                         DESCRIPTION OF THE DEBENTURES

    The 8 1/2% convertible subordinated debentures will be issued contemporaneously with the trust securities under an indenture between Superior and American Stock Transfer & Trust Company, as indenture trustee. The terms of these debentures include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939. The following summary of the material terms and provisions of the debentures and the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture.

    The trust may be dissolved and the debentures may be distributed to you at any time. Therefore, Essex stockholders should read this section carefully.

GENERAL

    The debentures are limited in aggregate principal amount to $171,765,650, which is the sum of the aggregate liquidation preference of the trust preferred securities and the trust common securities. The debentures will be issued in denominations of $50 and in integral multiples of $50. The debentures will be held initially by the property trustee in trust for the benefit of the holders of the trust securities, until the liquidation or dissolution, if any, of the trust.

    The debentures are unsecured debt under the indenture, and are behind in right of payment to all current and future senior secured indebtedness of Superior. The indenture does not limit Superior's ability to incur or issue any additional secured or unsecured debt.


    The entire principal amount of the debentures matures, and becomes due and payable, together with any accrued and unpaid interest thereon, on March 30, 2014.


INTEREST


    Interest on the debentures is payable at the annual rate of 8 1/2%. Interest on the debentures accumulates from March 31, 1999, or the most recent date to which interest has been paid in full or duly provided for. Interest is payable quarterly, in arrears, on June 15, September 15, December 15 and March 15 of each year, commencing on June 15, 1999, until the principal of the debentures is paid, duly provided for or made available for payment. The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. Payment of interest is subject to deferral as set forth below.


    Interest will be paid to the persons in whose names the debentures are registered on the relevant record dates, which is the close of business on the fifteenth day preceding an interest payment date. Interest payable on the maturity of the debentures will be paid to the person to whom principal is paid.

    If Superior defaults in a payment of interest on the debentures, it will pay the defaulted amounts, plus, to the extent permitted by law, default interest on the defaulted amounts at the rate of 8 1/2% per annum, to the persons in whose names the debentures are registered on a subsequent special record date fixed by Superior. However, this default interest will only accrue with respect to any interest payment period, or part thereof, occurring after the liquidation of the trust. The term "interest" as used herein includes:

    (a) quarterly interest payments;

    (b) default interest;

    (c) any additional interest that accrues during an interest deferral period; and

    (d) additional sums payable as a result of a Tax Event, as applicable.

OPTION TO DEFER INTEREST PAYMENTS

    So long as Superior is not then experiencing specified events of bankruptcy, insolvency or reorganization, Superior has the right under the indenture to defer payment of interest on the debentures, at any time or from time to time, for a period not exceeding 20 consecutive quarters. Payment of interest may not be deferred, however, beyond the stated maturity of the debentures. During any interest deferral period, no interest will be due and payable to the holders, but interest will continue to accrue, and additional interest will accrue thereon, at the rate of 8 1/2% per annum. Holders of debentures will be required to accrue interest income, as original issue discount, for United States federal income tax purposes, even though they do not receive any interest payments during a deferral period. See "Material Federal Income Tax Consequences--Interest Income and Original Issue Discount." At the end of any deferral period, Superior must pay to the holders all amounts then accrued and unpaid.

    During any interest deferral period, Superior may not, and may not permit any of its subsidiaries to:

    A. declare or pay, or set apart for payment, any dividends or other distributions on any shares of Superior's capital stock;

    B. redeem, purchase, acquire or make a liquidation payment with respect to any shares of Superior's capital stock; or

    C. make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities, including guarantees of indebtedness, issued by Superior that rank pari passu with or junior to the debentures.

However, the following actions are permitted during a deferral period:

    1. dividend, redemption, liquidation, interest, principal or guarantee payments by Superior where the payment is made with securities that rank pari passu with or junior to the securities on which the applicable payment is being made;

    2.  payments by Superior under the guarantee agreement;

    3. payments by Superior under the senior subordinated credit agreement entered into in connection with the tender offer and the merger and any refinancings of that agreement;

    4. purchases of Superior common stock related to the issuance of Superior common stock under any of Superior's benefit plans for its directors, officers or employees;

    5. reclassifications of Superior's capital stock or exchanges or conversions of one series or class of Superior's capital stock for another series or class of Superior's capital stock; and

    6. purchases of fractional interests in shares of Superior's capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

    Prior to the termination of any interest deferral period, Superior may further extend the deferral period, as long as the deferral period, as extended, does not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any deferral period and the payment of all amounts then accrued and unpaid, Superior may elect to begin a new deferral period, subject to the above requirements.

    Superior has no current intention to exercise its right to defer payments of interest on the debentures. Superior would elect to defer payments of interest if it does not for any reason have the financial resources to make these payments.

MANDATORY REDEMPTION

    Upon repayment at maturity or as a result of acceleration of the debentures upon the occurrence of an event of default under the indenture, Superior will be required to redeem the debentures, in whole, but not in part, at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest thereon. The debentures are not subject to the operation of any purchase, retirement or sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION


    Except as provided below, under "--Mandatory Redemption" or under "--Redemption Upon Change of Control," Superior may not redeem the debentures prior to March 31, 2003. On or after that date, Superior may, at its option, redeem at any time all, or from time to time a portion, of the debentures. Holders of debentures redeemed during the twelve-month period beginning on April 1 of the year specified below will receive the following cash redemption prices, plus accrued and unpaid interest to the date fixed for redemption:


                                                                               PERCENTAGE OF
                                                                              PRINCIPAL AMOUNT
                                                                               OF DEBENTURES
                                                                                 AT STATED
YEAR                                                                              MATURITY
----------------------------------------------------------------------------  ----------------
2003........................................................................        105.100%
2004........................................................................        104.250%
2005........................................................................        103.400%
2006........................................................................        102.550%
2007........................................................................        101.700%
2008........................................................................        100.850%
and thereafter..............................................................        100.000%


    During the one-year period commencing on March 31, 2002, Superior, at its option, may redeem at any time all, or from time to time a portion, of the debentures at a cash redemption price of 105.95% of principal amount at stated maturity, plus accrued and unpaid interest to the redemption date. Superior may do this only if the product of


    (A) the average closing price of a share of Superior common stock, for any 10 consecutive trading days preceding the date of the call for redemption, multiplied by

    (B) the conversion rate then in effect,

equals or exceeds $65.00 per share of Superior common stock.

    As long as you hold trust preferred securities and the trust holds the debentures, the trust will use the proceeds of any redemption to redeem trust securities. Superior may not redeem less than all of the debentures at any time outstanding until all accrued but unpaid interest on all debentures then outstanding has been paid. See "Description of the Trust Preferred Securities--Optional Redemption."

REDEMPTION UPON CHANGE OF CONTROL

    The rights of holders of debentures to elect to have debentures redeemed upon a Change of Control of Superior occurring after the liquidation date of the trust, and the procedures for this redemption, are as described in the first paragraph under "Description of the Trust Preferred Securities--Redemption Upon Change of Control."

CONVERSION OF THE DEBENTURES


    A holder may, at his, her or its option, convert debentures, in whole or in part, into shares of Superior common stock at any time after September 30, 1999, but not later than the close of business on the date that is 10 days preceding any date fixed for redemption, if there is no default in payment of the redemption price. The initial conversion rate is 22.3225 shares of Superior common stock for each $1,000 of principal amount at stated maturity of the debentures. This conversion rate is subject to the adjustments described under "Description of the Trust Preferred Securities-- Conversion Rate Adjustments."


    If you are a holder of record of debentures, your rights to receive any accrued and unpaid interest when you convert are as follows:

    - If you convert on or after an interest payment date and on or before the next record date, you will not receive interest to the date of conversion. You will only receive interest to the interest payment date.

    - If you convert after a record date and before the corresponding interest payment date, you will be entitled to receive interest on the interest payment date even if Superior defaults in making the payment. However, when you surrender your debentures for conversion during this period, you must pay to the agent coordinating the conversion an amount equal to the interest you will receive on the interest payment date. The effect of this is that you will be giving up the amount of the interest payment. But if your debentures have been called for redemption during this period, you will not have to make this payment.

    - You will not receive accrued and unpaid interest if you convert during an interest deferral period.

Additionally, no adjustment will be made for dividends on the Superior common stock issued on conversion.

    As long as you own trust preferred securities, the trust has agreed that it will not convert the debentures held by it unless you first convert trust preferred securities.

    After the liquidation or dissolution of the trust, a holder of debentures may convert all or a portion of the debentures into Superior common stock by delivering to the agent coordinating the conversion an irrevocable notice of conversion, together with the actual debentures to be converted. A cash payment will be made in lieu of fractional shares.

MODIFICATION OF INDENTURE

    The indenture may not be amended, modified, supplemented, or any provision therein waived, in a manner that affects the rights of holders of the debentures without the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debentures. However, without the consent of each holder of debentures affected, an amendment, supplement or waiver may not:

    - except with respect to any interest deferral period, extend the stated maturity of the principal of, or any installment of interest on, the debentures;

    - reduce the principal amount of debentures or the rate of interest thereon or reduce any premium payable upon the redemption of the debentures;

    - change the place of payment where, or the coin or currency in which, any debenture or interest thereon is payable;

    - materially and adversely affect any right to convert or exchange any debenture, including increasing the conversion price of any debenture;

    - reduce the amount of debentures whose holders must consent to an amendment, modification, waiver or supplement of the indenture or the debentures;

    - modify the subordination provisions of the indenture in a manner materially adverse to the holders of the debentures; or

    - modify the provisions of the indenture relating to:

       (a) the amendment or modification of the indenture;

       (b) waiver of past events of default; or

       (c) the right of the holders to receive payments on the debentures and to institute suit therefor.

    However, so long as any trust preferred securities remain outstanding,

       (a) no amendment, modification or supplement of the indenture that materially adversely affects the holders of the trust preferred securities may be entered into,

       (b) no termination of the indenture may occur, and

       (c) no waiver under the indenture will be effective

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the trust preferred securities then outstanding, unless and until all principal, premium and interest on the debentures has been paid in full. In addition, where a consent under the indenture requires the consent of each holder of debentures affected, the property trustee may not give that consent without the prior consent of each holder of trust preferred securities.

DEBENTURE EVENTS OF DEFAULT; ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST
  PREFERRED SECURITIES

    The indenture provides that if any one of the following events has occurred and is continuing, it is an event of default with respect to the debentures:

    A. failure to pay any interest on the debentures when it becomes due and payable and the failure continues for 30 days. However, if the payment of interest has been deferred or is prohibited under the terms of the indenture, no event of default will result;

    B. failure to pay any principal of, or premium, if any, on, the debentures when due and payable, unless the payment is prohibited under the terms of the indenture;

    C. failure by Superior to observe or perform in any material respect any of its other covenants or agreements contained in the debentures or in the indenture. To be an event of default, the failure must continue for a period of 60 days after written notice has been given:

       (1) to Superior by the indenture trustee; or

       (2) to Superior and the indenture trustee by holders of at least a majority in aggregate principal amount of the outstanding debentures or the holders of at least a majority in aggregate liquidation preference of the outstanding trust preferred securities;

    D. the dissolution, winding up or termination of the trust, except:

       (x) in connection with the distribution of debentures or the making of a full cash liquidation distribution to the holders of trust securities;

       (y) upon a merger, consolidation or amalgamation of the trust permitted by the declaration of trust; or

       (z) or in any other manner permitted under the declaration;

    E.  specific events of bankruptcy, insolvency or reorganization of Superior.

    The holders of a majority in principal amount of the outstanding debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee. If an event of default has occurred and is continuing, then the indenture trustee or the holders of not less than a majority in aggregate principal amount of the outstanding debentures may declare the aggregate principal amount of all the outstanding debentures to be immediately due and payable. If the indenture trustee or the holders of the debentures fail to make this declaration, the holders of at least a majority in aggregate liquidation preference of the trust preferred securities then outstanding will have this right. Upon the making of this declaration, the principal amount of, premium, if any, and accrued and unpaid interest on all the debentures then outstanding will become immediately due and payable. However, the payment of principal, premium and interest will remain subordinated to the payment of any senior secured indebtedness of Superior.

    The holders of a majority in principal amount of the outstanding debentures may cancel declarations of acceleration or waive events of default. Holders of a majority in aggregate liquidation preference of the outstanding trust preferred securities may take this action if the holders of the debentures fail to do so.


    If an event of default has occurred and is continuing because Superior failed to make any principal, premium or interest payments on the debentures, any holder of trust preferred securities may proceed directly against Superior to obtain amounts owed to him, her or it on the trust preferred securities, without waiting for any trustee to take action.


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The indenture provides that Superior will not, in a single transaction or series of related transactions, consolidate with or merge into any other person or entity, or sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person or entity, or adopt a plan of liquidation, unless:

    A. Either:

       1.  Superior is the survivor of the merger or consolidation; or

       2. the surviving or transferee entity is organized and existing under the laws of the United States of America or any state or the District of Columbia and expressly assumes all of Superior's obligations under the debentures and the indenture;

    B. immediately after giving effect to the transaction, no event of default has occurred and is continuing; and

    C. the transaction is permitted under the declaration of trust and the guarantee agreement and does not result in any breach or violation of the declaration or the guarantee agreement;

    The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving Superior that may adversely affect holders of the debentures.

SATISFACTION AND DISCHARGE

    The indenture provides that when all debentures not previously delivered to the indenture trustee for cancellation:

    1.  have become due and payable;

    2. (a) will become due and payable at their stated maturity within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the indenture trustee; and


       (b) Superior has irrevocably deposited with the indenture trustee sufficient funds, in trust, to pay the principal of, premium, if any, and interest on all the outstanding debentures to the date of the deposit or to their stated maturity, as the case may be; or


    3.  have been redeemed or tendered for conversion;

then the indenture will cease to be of further effect, except as to:

       (x) surviving rights of transfer, substitution and exchange of debentures;

       (y) rights of holders to receive payment of principal of, premium, if any, and interest on the debentures; and

       (z) the rights of the indenture trustee under the indenture.

At that time, Superior will be deemed to have satisfied and discharged the indenture.

PRIORITY OF PAYMENT

    Superior has agreed, and each holder of debentures, by its acceptance of the debentures, likewise agrees, that all obligations represented by the debentures, including the payment of the principal of, premium, if any, and interest on the debentures, are expressly made subordinate in right of payment to the prior payment and satisfaction in full in cash of all existing and future senior secured indebtedness of Superior.

    In the event of:

    A. any insolvency or bankruptcy case or proceeding, or any related receivership, liquidation, reorganization or other similar case or proceeding, relating to Superior, its creditors or its assets, whether voluntary or involuntary; or

    B. any total or partial liquidation, dissolution or other winding-up of Superior, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

    C. any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of Superior, then:

       1. the holders of senior secured indebtedness of Superior will be entitled to receive payment and satisfaction in full in cash of all amounts due on this debt before the holders of the debentures are entitled to receive or retain any payment or distribution on the debentures;

       2. if the indenture trustee or the holder of any debenture has received any payment or distribution on the debentures before all of Superior's senior secured indebtedness is paid and satisfied in full in cash, then the indenture trustee or the holder must hold the payment or distribution in trust for the benefit of the holders of the senior secured indebtedness. Any amounts so held must be immediately paid over or delivered to the liquidating trustee or agent or other person making payment or distribution of Superior's assets for application to the payment of all senior secured indebtedness remaining unpaid.

    Unless the above provisions apply, after an event of default under Superior's senior secured indebtedness has occurred, Superior may not make any payment or distribution in respect of the debentures, and neither the indenture trustee nor any holder of any debenture may take or receive any such payment from Superior or any subsidiary of Superior. This prohibition will continue until the

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applicable event of default is cured, waived or ceases to exist and any related acceleration of the senior secured indebtedness has been rescinded. At that time, Superior will resume making any required payments on the debentures, including any missed payments. If the indenture trustee or the holder of any debenture has received any prohibited payment, then the payment must be paid over to the representatives of the holders of the senior secured indebtedness, in trust, for distribution to the holders of this debt. If no amounts are then due in respect of the senior secured indebtedness, the prohibited payment must be promptly returned to Superior, or otherwise distributed as a court of competent jurisdiction may direct.

    The indenture places no limitation on the amount of additional senior secured indebtedness that Superior may incur.

PAYMENT AND PAYING AGENT

    Principal of, premium, if any, and any interest on debentures will be payable, the transfer of the debentures will be registrable, and the debentures will be exchangeable for a like aggregate principal amount of debentures of a different authorized denomination at the corporate trust office of the indenture trustee or at the office of the agent coordinating the transfer designated by Superior. At the option of Superior, payment of interest may be made:

    (a) by check mailed to the address of the person as it appears in the securities register; or

    (b) by wire transfer of immediately available funds, provided that proper transfer instructions have been received by the relevant record date.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any holder of debentures, unless the holder has offered to the indenture trustee security and/or indemnity reasonably satisfactory to the indenture trustee against the costs, expenses and liabilities that might be incurred by it in compliance with the request or direction.

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                     RELATIONSHIP AMONG THE TRUST PREFERRED
             SECURITIES, THE DEBENTURES AND THE GUARANTEE AGREEMENT


FULL AND UNCONDITIONAL GUARANTEE

    Superior has fully, irrevocably and unconditionally guaranteed payments of distributions and other amounts due on the trust preferred securities. The guarantee agreement by itself does not provide a full and unconditional guarantee because it applies only if and to the extent the trust has funds on hand and available for these payments. But taken together, Superior's obligations under the debentures, the indenture, the declaration of trust and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee, subject to repayment of Superior's other debts with a senior claim, of these payments. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. The guarantee provided by all these documents is considered full and unconditional because:

    - Superior is unconditionally obligated under the indenture to make payments on the debentures at the same times and in the same amounts as payments due on the trust preferred securities;


    - if Superior defaults in making these payments, you will be able to proceed directly against Superior to enforce Superior's obligations; and


    - collectively, these documents ensure payment of the full amount of the trust's obligations under the trust preferred securities, absent any default by Superior.

    However, if and to the extent that Superior defaults and does not make payments on the debentures, the trust will not pay to you distributions or other amounts due on the trust preferred securities. The guarantee agreement does not cover payment of distributions to you when the trust does not have sufficient funds to pay the distributions. In that case, you would rely on the enforcement against Superior by the property trustee of its rights as holder of the debentures. You would not exercise directly against Superior any remedy available to the property trustee unless the property trustee first fails to do so. See "Description of the Trust Preferred Securities--Declaration Events of Default; Enforcement of Certain Rights by Holders of Trust Preferred Securities."

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the debentures, these payments will be sufficient to cover distributions and other payments to you on the trust preferred securities, primarily because:

    (1) the aggregate principal amount of the debentures is equal to the sum of the aggregate liquidation preference of the trust preferred securities and the trust common securities;

    (2) the interest rate and interest and other payment dates for the debentures match the distribution rate and distribution and other payment dates for the trust securities;

    (3) Superior will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the trust securities; and

    (4) the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

    Superior has the right to set-off any payment it is otherwise required to make under the indenture with and to the extent Superior has previously made, or is simultaneously making, a payment under the guarantee agreement.

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LIMITED PURPOSE OF ISSUER

    The trust preferred securities represent a beneficial interest in the assets of the trust. The trust exists for the sole purpose of issuing the trust preferred securities and the trust common securities in exchange for Superior's issuance of the debentures to the trust. A principal difference between the rights of a holder of trust preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from Superior the principal amount of and interest accrued on the debentures. However, a holder of trust preferred securities is entitled to receive distributions from the trust, or from Superior under the guarantee agreement, only if and to the extent the trust has funds on hand available for the payment of the distributions.

RIGHTS UPON DISSOLUTION

    Upon any voluntary or involuntary dissolution, winding-up, liquidation or termination of the trust involving the liquidation of the debentures, the holders of the trust preferred securities will be entitled to receive, after satisfaction of liabilities to creditors of the trust as provided by applicable law, out of the assets of the trust, a cash liquidation distribution. See "Description of the Trust Preferred Securities--Distribution of Debentures Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Superior, the property trustee, as holder of the debentures, would be a subordinated creditor of Superior. The property trustee would be subordinated in right of payment to all senior secured indebtedness of Superior, but would be entitled to receive payment in full of principal and interest before any stockholders of Superior receive payments or distributions. Since Superior is the guarantor under the guarantee agreement and has agreed to pay all costs, expenses and liabilities of the trust, the positions of a holder of trust preferred securities and a holder of debentures relative to other creditors and to stockholders of Superior in the event of a liquidation or bankruptcy of Superior would be substantially the same.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

    If the merger is consummated, the stockholders of Essex, whose rights are governed by Essex's Second Amended and Restated Certificate of Incorporation, Essex's Amended and Restated Bylaws and Delaware law, will, at the effective time of the merger, receive the trust preferred securities in exchange for their shares of Essex common stock. The trust preferred securities will be exchangeble at Superior's option for the debentures, and the trust preferred securities and the debentures will be convertible at your option into Superior common stock. The rights of holders of Superior common stock are governed by Delaware law, Superior's certificate of incorporation, as amended, and Superior's bylaws.

    Summarized below are the material differences between the rights of the common stockholders of Essex and Superior. Essex and Superior are both organized under the laws of the State of Delaware and are subject to the provisions of Delaware law. Any differences, therefore, in the rights of the Essex and Superior stockholders arise solely from the differences in their respective certificates of incorporation and bylaws. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Delaware law, Essex's certificate of incorporation, Essex's bylaws, Superior's certificate of incorporation and Superior's bylaws.

    The rights of the holders of trust preferred securities are described in the section entitled "Description of Trust Preferred Securities." A discussion of the rights of holders of the debentures is found in the section entitled "Description of the Debentures."

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AUTHORIZED CAPITAL STOCK

    SUPERIOR. Before the amendment of Superior's certificate of incorporation described in this Joint Proxy Statement/Prospectus, Superior's total number of authorized shares of capital stock was 26,000,000 shares, consisting of 25,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share.

    ESSEX. Essex's total number of authorized shares of capital stock is 155,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.01 per share, and 150,000,000 shares of common stock, par value $0.01 per share. The number of authorized shares of Essex's preferred or common stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority in voting power of Essex's stock entitled to such vote. This vote will not require the holders of the preferred stock and common stock to vote separately as a class.

PREEMPTIVE RIGHTS

    Under Delaware law, stockholders have no preemptive rights unless these rights are provided for in the corporation's certificate of incorporation. Neither Superior nor Essex's certificates of incorporation provides for preemptive rights.

QUORUM

    SUPERIOR. Superior's bylaws provide that at any stockholders' meeting, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting must be present or represented by proxy to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of the stockholders present or the chairman of the meeting may adjourn the meeting in the manner provided by Superior's bylaws, until a quorum is able to attend.

    ESSEX. Essex's bylaws provide that a majority of all then outstanding shares of voting stock entitled to vote, represented in person or by proxy, constitutes a quorum at a stockholders' meeting. When the holders of a class or series of stock must vote on a specified item of business, a majority of the shares of that class or series constitutes a quorum for the transaction of the item of business by that class or series.

    After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, will not affect the validity of any action taken at the meeting or any adjournment of the meeting.

STOCKHOLDER VOTING

    SUPERIOR. Superior's certificate of incorporation states that any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders, with prior notice and with a vote, and may not be effected by consent in writing. Each share of Superior common stock entitles the stockholder to one vote per share on all matters submitted to a vote of stockholders. Superior's bylaws provide that at any meeting, a majority of the votes cast upon a given question by the holders of outstanding shares of all classes of Superior stock entitled to vote on that question will decide that question. Delaware law requires a higher vote for sales or leases of all or substantially all of a corporation's assets, mergers, consolidations and other similar transactions between a corporation and an interested stockholder.

    At any meeting held for the election of directors, directors will be elected by a plurality of the votes cast by the holders of shares entitled to elect directors.

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    ESSEX.  Essex's bylaws provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the stockholders, unless otherwise provided by law or by Essex's certificate of incorporation. However, if the action is approved by a majority of the Essex board of directors, then the action may be taken without a meeting, without prior notice and without a vote. In this case, a consent in writing, setting forth the action taken, must be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote on the action as a class, then the holders of a majority of each class of shares entitled to vote must sign a written consent.

    At each election for directors, every stockholder entitled to vote will have the right to vote, in person or by proxy, his, her or its shares for as many persons as there are directors to be elected and for whose election he, she or it has a right to vote.

SPECIAL MEETINGS OF STOCKHOLDERS

    SUPERIOR. Superior's bylaws provide that, subject to the rights of holders of any series of preferred stock, a special meeting of stockholders for any purpose or purposes may be held at any time. A special meeting may only be called pursuant to a resolution approved by a majority of the continuing directors of the Superior board of directors or by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or any Co-Chief Executive Officer. Stockholders are not permitted to call an annual meeting or a special meeting or to require that the Superior board call an annual or special meeting. Superior's certificate of incorporation defines a continuing director as any director who is unaffiliated with, and not a nominee of, an interested stockholder and was a director prior to the time that such interested stockholder became an interested stockholder, as well as certain successors of that director.

    ESSEX. Essex's bylaws provide that a special meeting of stockholders may be called by either the Chief Executive Officer or by a majority of the Essex board. A special meeting may not be called by any other person.

DIRECTORS

    SUPERIOR. Superior's bylaws provide that the number of directors constituting the Superior board is six. Alternatively, the Superior board may establish the number of directors by resolution adopted by a vote of a majority of the then authorized number of directors. Each director serves until the next annual meeting of stockholders and until his or her successor has been elected and qualified.

    ESSEX. Essex's bylaws provide that the number of directors that constitutes the Essex board is fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Essex board. Under Delaware law, a corporation's certificate of incorporation or bylaws may provide that directors be elected in one, two or three classes whose terms expire at different times, provided that no single term exceeds three years. The Essex board, other than directors who may be elected by the holders of any shares of preferred stock under specified circumstances, is divided into three classes of approximately equal size, with directors serving staggered three-year terms. Each director holds office for a three-year term and until the election and qualification of his or her successor.

REMOVAL OF DIRECTORS

    SUPERIOR. Superior's certificate of incorporation provides that a director may be removed only for cause. A director may be removed only by the holders of a majority of the outstanding shares of all classes of Superior's capital stock entitled to vote in the election of directors, voting together as a single

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class. However, because Superior does not have a classified board, this requirement of removal only for cause may not be enforceable under Delaware law.

    ESSEX. Subject to the rights of the preferred stockholders to elect directors under specified circumstances, and unless otherwise provided by law, Essex's bylaws provide that a director may be removed from office only for cause.

VACANCIES ON THE BOARD OF DIRECTORS

    SUPERIOR. Superior's certificate of incorporation provides that newly-created directorships resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director. Each director so chosen will hold office until such director's successor has been duly elected and qualified. No decrease in the authorized number of directors will shorten the term of any incumbent director.

    ESSEX. Essex's bylaws provide that, unless preferred stockholders are granted rights to elect additional directors, newly created directorships resulting from any increase in the number or directors, or any vacancies on the Essex board, may be filled only by a majority vote of all remaining directors, even though less than a quorum. The term of office of any director elected to fill a vacancy expires at the expiration of the term of office of the director he or she replaced and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors will shorten the term of any incumbent director.

CERTAIN BUSINESS COMBINATIONS

    SUPERIOR. Superior's certificate of incorporation contains provisions relating to business combinations with persons who are interested stockholders. These provisions are in addition to the provisions of Section 203 of the Delaware General Corporation Law relating to similar transactions. See "Description of Superior Capital Stock."

    ESSEX. Essex's certificate of incorporation does not contain such additional provisions. Essex has expressly opted out of Section 203 of the Delaware General Corporation Law.

AMENDMENT TO CERTIFICATES OF INCORPORATION

    SUPERIOR. Delaware law provides that amendments to a corporation's certificate of incorporation must be approved by the board of directors and by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

    Nevertheless, the sections of Superior's certificate of incorporation relating to

    (a) the board of directors,

    (b) stockholder action,

    (c) certain business combinations,

    (d) director liability,

    (e) indemnification,

    (f) arrangements with creditors and

    (g) amendment of its bylaws and certificate of incorporation cannot be amended or repealed, and no provision inconsistent with those sections can be adopted, without the affirmative vote of the holders of record of:

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    (1) at least two-thirds of the outstanding shares entitled to vote on the matter, voting together as a single class; and

    (2) if there is an interested stockholder, as defined in Superior's certificate of incorporation, at least a majority of the outstanding shares entitled to vote on the matter, voting together as a single class, that are not beneficially owned by an interested stockholder.

    Any such amendment, repeal or adoption must be effected at a duly called annual or special meeting of the stockholders, with prior notice, and with a vote and not by written consent. However, this provision does not apply to any amendment, repeal or adoption of any inconsistent provision that the Superior board has declared advisable by the affirmative vote of a majority of the total number of directors that Superior would have if there were no vacancies and, if there is an interested stockholder, a majority of the continuing directors.

    ESSEX. Essex's certificate of incorporation provides that amendments to its provisions relating to its

    (a) capital stock,

    (b) board of directors,

    (c) bylaws,

    (d) stockholder meetings,

    (e) liability of directors,

    (f) indemnity and

    (g) Section 203 of the Delaware General Corporation Law

may not be repealed, rescinded, altered or amended, and no other provision may be adopted that is inconsistent with those sections or in any way impairs their operation or effect, except by the affirmative vote of holders of not less than 66 2/3% of Essex's voting stock.

AMENDMENT OF BYLAWS

    SUPERIOR. Superior's certificate of incorporation states that the Superior board has the power to make, amend and repeal Superior's bylaws. Any bylaws made by the Superior board may be amended or repealed by the Superior board or by the stockholders.

    Nevertheless, the sections of Superior's bylaws pertaining to

    (a) annual meetings,

    (b) special meetings,

    (c) stockholders,

    (d) nominations,

    (e) elections and terms of directors and

    (f) amendments

cannot be amended or repealed, and no provision inconsistent with those sections can be adopted, without the affirmative vote of the holders of record of:

    (1) at least two-thirds of the outstanding shares entitled to vote on the matter, voting together as a single class; and

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    (2) if there is then an interested stockholder, as defined in Superior's certificate of incorporation, at least a majority of the outstanding shares entitled to vote on the matter, voting together as a single class, that are not beneficially owned by an interested stockholder.

    Any such amendment, repeal or adoption must be effected at a duly called annual or special meeting of the stockholders, with prior notice as is required by the bylaws. However, this provision does not apply to any amendment, repeal or adoption of any inconsistent provision that the Superior board has declared advisable by the affirmative vote of a majority of the total number of directors that Superior would have if there were no vacancies and, if there is an interested stockholder, a majority of the continuing directors.

    ESSEX. Essex's bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Essex board at any regular meeting of the stockholders or of the Essex board. This action may also be taken at any special meeting of the stockholders or of the Essex board if notice of such alteration, amendment, repeal or adoption is contained in the notice of the special meeting. In the case of amendments by stockholders, the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of voting stock of Essex, voting together as a single class, is required to alter, amend or repeal any provision of Essex's bylaws.

    The Essex board may adopt bylaws to be effective only in an emergency. An emergency exists for the purposes of Essex's bylaws if a quorum of Essex's directors cannot readily be assembled because of some catastrophic event. The emergency bylaws, which are subject to amendment or repeal by the stockholders, may make all provisions necessary for managing the corporation during an emergency, including:

    (1) procedures for calling a meeting of the Essex board;

    (2) quorum requirements for the meeting; and

    (3) designation of additional or substitute directors.

APPRAISAL/DISSENTERS' RIGHTS

    Under Delaware law, no appraisal rights are granted to stockholders who dissent from a sale, lease or exchange of all or substantially all of the assets of a corporation. Delaware law further provides that generally no appraisal rights are granted to stockholders who dissent from a merger or consolidation for which a stockholder vote is required if the shares of the class of stock voting are listed on a national securities exchange or the Nasdaq National Market System or held of record by more than 2,000 stockholders. However, stockholders will have appraisal rights if they are required in connection with the merger or consolidation to accept for their stock anything other than:

    (1) stock of the corporation surviving or resulting from the merger or consolidation;

    (2) stock of any other corporation listed on a national securities exchange or the Nasdaq National Market System or held of record by more than 2,000 stockholders;

    (3) cash in lieu of fractional shares; or

    (4) any combination of (1), (2) and (3) above.

Under the merger agreement, the stockholders of Essex are entitled to appraisal rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SUPERIOR. Superior's certificate of incorporation provides that Superior will indemnify, to the fullest extent permitted by law, directors or officers of Superior. Superior will also indemnify any person

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who had agreed to serve as a director or officer on behalf of Superior, or is or was or has agreed to serve as a director, officer, employee or agent of another entity at Superior's request.

    To the extent that a director or officer of Superior has been successful in defense of any action, suit or proceeding, he or she will be indemnified against all costs, charges and expenses, including attorneys' fees, actually and reasonably incurred by him or her or on his or her behalf. Such indemnification will include the advancement of expenses.

    ESSEX. Essex's certificate of incorporation and bylaws provide that Essex will indemnify any director, officer, employee or agent of Essex, or any person who is or was serving in one of these positions at another entity at Essex's request. Any such person will be indemnified against expenses, including attorneys' fees, judgments, fines and amounts in connection with such action or proceeding, to the fullest extent permitted by Delaware law, provided that he or she acted in good faith. Such indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled. Such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person. Such indemnification will include the advancement of expenses.

INSURANCE

    SUPERIOR. Superior may purchase and maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents, or any individual serving in one of those capacities for another entity at Superior's request, against any expense, liability or loss. Superior may do this whether or not Superior would have the power to indemnify that person under Delaware law.

    ESSEX. Essex's bylaws provide that Essex may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Essex, or is or was serving at Essex's request as a director, partner, officer, employee or agent of another entity, against any liability relating to his or her actions in that capacity. This insurance is valid whether or not Essex would have the power to indemnify him or her against such liability under the indemnification provisions of Essex's bylaws.

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
           PROPOSAL TO AMEND SUPERIOR'S CERTIFICATE OF INCORPORATION
            TO INCREASE THE AUTHORIZED STOCK AND TO ISSUE THE TRUST
                              PREFERRED SECURITIES

    The Superior board of directors proposes that the stockholders of Superior consider and adopt an amendment to article fourth of its certificate of incorporation to

    (1) increase the total authorized number of shares from 26 million to 40 million,

    (2) increase the authorized number of shares of Superior preferred stock from one million to five million, and

    (3) increase the authorized number of shares of Superior common stock from 25 million to 35 million,

and in connection therewith, to authorize the issuance of the trust preferred securities, as provided in the merger agreement, and the Superior common stock issuable upon conversion of the trust preferred securities.


    Pursuant to article fourth of the Superior certificate of incorporation, the Superior board is authorized to issue Superior common stock and Superior preferred stock from time to time. As of February 16, 1999, no shares of Superior preferred stock were issued and outstanding, 20,087,794 shares of Superior common stock were issued and outstanding and approximately 21,983,231 shares of Superior common stock had been issued or reserved or designated for specific issuance. If this proposal is approved, 3,719,211 shares of Superior common stock will be reserved for issuance upon conversion of the trust preferred securities. In addition, if the proposals contained in this Joint Proxy Statement/ Prospectus relating to increasing the number of shares available for issuance under the Superior 1996 Stock Option Plan are approved, an additional 4,844,211 shares of Superior common stock will be reserved for issuance. Approval of the proposed increases would give Superior five million shares of Superior preferred stock and approximately 8,172,558 shares of Superior common stock available for future issuance.


    The proposed additional shares of Superior preferred stock and Superior common stock could be issued for any proper corporate purpose, including:

    - the acquisition of other businesses;

    - the raising of additional capital for use in Superior's business;

    - stock splits;

    - the payment of stock dividends or other distributions in shares of stock;
      or

    - in connection with employee stock incentive programs.

While Superior currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have the authorization to issue these additional shares to enable Superior, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without the delay and expense involved in calling a special stockholders meeting for that purpose.

    The authorization of additional shares of Superior preferred stock and Superior common stock will not, by itself, have any effect on the rights of holders of existing Superior common stock. Depending on the circumstances, any issuance of additional shares of Superior preferred stock or Superior common stock may dilute the present equity ownership of current stockholders. In the resolutions establishing a particular series of Superior preferred stock, the Superior board is authorized to fix the designation and the relative rights and preferences of that series to the fullest extent permitted under Delaware law. This includes, among other things, the authority to establish:

    - dividend rates and dividend payment dates;

    - redemption prices and conditions, if any;

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
    - sinking fund provisions, if any;

    - liquidation preferences;

    - voting rights, if any;

    - conversion features, if any;

    - priority; and

    - transfer restrictions, if any.

Holders of the Superior preferred stock and the Superior common stock have no preemptive rights to participate in any such issuance.

    If the proposed amendment to Superior's certificate of incorporation is approved, the Superior board will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the stockholders, except as required by law, the Superior certificate of incorporation or the rules of any stock exchange on which Superior's securities may then be listed. The New York Stock Exchange, on which the issued shares of Superior common stock are listed, currently requires specific stockholder approval as a prerequisite to listing shares in certain limited circumstances.

    Although the proposed amendment is not intended to be an anti-takeover measure, stockholders should note that the additional shares of Superior preferred stock or Superior common stock could be used to make any attempt to gain control of Superior or the Superior board more difficult or time-consuming. The Superior board could authorize holders of the additional Superior preferred stock to vote as a class, either separately or with the holders of Superior common stock or other series of Superior preferred stock, on any merger, sale or exchange of assets by Superior or any other extraordinary corporate transaction or could grant multiple voting rights to these shares. Also, any of the additional shares of Superior preferred stock or Superior common stock could be privately placed with purchasers who might side with the Superior board in opposing a hostile takeover bid. It is possible that these shares could be sold with or without an option, on the part of Superior, to repurchase these shares or, on the part of the purchaser, to put these shares to Superior.

    The amendment to increase the authorized stock might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Superior's stock, to acquire control of Superior. This is because the issuance of the additional shares of Superior preferred stock or Superior common stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of Superior. If so used, the effect of the additional authorized shares of Superior preferred stock or Superior common stock might be:

    (a) to deprive stockholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or other purchase of shares by a person seeking to obtain control of Superior; or

    (b) to assist incumbent management in retaining its present position.

    The Superior board believes that adoption of the proposed amendment to article fourth of Superior's certificate of incorporation and the authorization of the issuance of trust preferred securities and the Superior common stock into which the trust preferred securities are convertible are in the best interest of Superior and its stockholders. Approval of this proposal requires the affirmative vote of the holders of a majority of outstanding shares of Superior common stock entitled to vote at the Superior meeting.

    With respect to this proposal, the Superior board recommends that the stockholders vote "FOR" the proposed amendment to article fourth of Superior's certificate of incorporation to

    (1) increase the total authorized number of shares from 26 million to 40 million,

    (2) increase the authorized number of shares of Superior preferred stock from one million to five million, and

    (3) increase the authorized number of shares of Superior common stock from 25 million to 35 million and, in connection therewith, to authorize the issuance of the trust preferred securities as provided in the merger agreement and the Superior common stock issuable upon conversion of the trust preferred securities.

             PROPOSAL TO AMEND THE SUPERIOR 1996 STOCK OPTION PLAN

    At the Superior meeting, the stockholders of Superior will be asked to approve the adoption of an amendment to the Superior 1996 Stock Option Plan.

    The Superior board approved the amendment to the Superior 1996 Stock Option Plan, subject to stockholder approval, to provide that the aggregate number of shares of Superior common stock subject to awards under the Superior 1996 Stock Option Plan be increased from 1,953,125 to 3,078,125. The Superior board also amended the Superior 1996 Stock Option Plan, subject to stockholder approval, to:

    - broaden the group eligible to receive stock options to include employees of, and consultants to, affiliates of Superior. This group will now include

       (1) parent corporations as defined in Section 424 of the Internal Revenue Code,

       (2) non-corporate entities such as partnerships or limited liability companies that own at least 50% of Superior or are at least 50% owned by Superior and

       (3) other entities designated by the Superior board in which Superior has a material equity interest; and

    - allow the committee responsible for administering the Superior 1996 Stock Option Plan to set the fair market value, for purposes of setting the exercise price, by utilizing an average of closing prices as reported on the applicable exchange or other reasonable methods.

    The Superior board also amended the Superior 1996 Stock Option Plan to incorporate certain minor miscellaneous changes that do not legally require stockholder approval. These include

    - permitting the committee to delegate some or all of its authority under the Superior 1996 Stock Option Plan in certain circumstances,

    - permitting participants to defer delivery of Superior common stock acquired pursuant to the exercise of a stock option,

    - permitting the committee at the time of grant or thereafter to make a nonqualified stock option transferable under limited circumstances set by the committee, and

    - providing that if

        (a) shares of Superior common stock are exchanged by a participant as full or partial payment to Superior, or for payment of withholding taxes, in connection with the exercise of a stock option or

        (b) the number of shares of Superior common stock otherwise deliverable has been reduced for payment of withholding taxes,

       then the shares exchanged or reduced will again be available for purposes of granting nonqualified stock options under the Superior 1996 Stock Option Plan.

    The following description of the Superior 1996 Stock Option Plan is a summary of the principal provisions of the Superior 1996 Stock Option Plan and is qualified in its entirety by reference to the Superior 1996 Stock Option Plan, a copy of which is annexed hereto as Appendix D.

PURPOSE OF THE SUPERIOR 1996 STOCK OPTION PLAN

    Superior adopted the Superior 1996 Stock Option Plan for the benefit of its stockholders by enabling Superior:

    (1) to offer employees and consultants of Superior and its affiliates stock-based incentives. This creates a means to raise the level of stock ownership by employees and consultants to attract, retain and reward employees and consultants and strengthen the mutuality of interests between employees, consultants and Superior's stockholders; and

    (2) to make equity-based awards to non-employee directors, thereby attracting, retaining and rewarding non-employee directors and strengthening the mutuality of interests between non-employee directors and Superior's stockholders.

AVAILABLE SHARES

    Under the Superior 1996 Stock Option Plan, as amended, options to purchase an aggregate of not more than 3,078,125 shares of Superior common stock may be granted from time to time to employees of, and consultants to, Superior or its affiliates, and directors who are neither officers nor employees of Superior or its affiliates. The number of shares of Superior common stock which may be subject to option grants is subject to certain adjustments to reflect changes in Superior's capital structure or business by reason of certain corporate transactions or events. In general, if options are for any reason canceled, or expire or terminate unexercised, the shares covered by the options will again be available for the grant of options. In addition, if

        (a)shares of Superior common stock are exchanged by a participant as full or partial payment to Superior, or for withholding, in connection with the exercise of a stock option or

        (b)the number shares of Superior common stock otherwise deliverable has been reduced for withholding,

the shares exchanged or reduced will again be available for purposes of granting nonqualified stock options under the Superior 1996 Stock Option Plan. No options may be granted after 10 years from the effective date of the Superior 1996 Stock Option Plan. The maximum number of shares of Superior common stock with respect to which options may be granted to any individual under the Superior 1996 Stock Option Plan during any fiscal year may not exceed 390,625.

ELIGIBILITY AND TYPES OF AWARDS

    The Superior 1996 Stock Option Plan provides for the grant of incentive stock options to employees and nonqualified stock options to employees, consultants and directors who are neither officers nor employees of Superior.

    - In the case of incentive stock options, the exercise price of an option may not be less than 100% of the fair market value of a share of Superior common stock at the time of grant or 110% of such fair market value if the optionee owns more than 10% of the shares of Superior common stock outstanding at the time of grant.

    - In the case of nonqualified stock options, the exercise price of an option may not be less than 100% of the fair market value of a share of Superior common stock at the time of grant.

Unless otherwise provided in the applicable option agreement, all options granted and not previously exercised will become vested and immediately exercisable upon a change in control of Superior, as defined in the Superior 1996 Stock Option Plan.

ADMINISTRATION

    The Superior 1996 Stock Option Plan is administered and interpreted by a committee appointed by the Superior board consisting of two or more members of the Superior board. Each of those directors is intended to be a "non-employee director" as provided by Rule 16b-3 under the Securities

Exchange Act of 1934 and an "outside director" as defined under Section 162(m) of the Internal Revenue Code to the extent then required. If no committee exists that has the authority to administer the Superior 1996 Stock Option Plan, the functions of the committee will be exercised by the Superior board. Currently, the members of the committee are Messrs. Connell and Levenson. Members of the committee are only eligible to receive nondiscretionary grants of nonqualified stock options under the terms of the Superior 1996 Stock Option Plan.

    The committee generally is empowered to

    - administer and interpret the Superior 1996 Stock Option Plan,

    - prescribe rules and regulations relating to the Superior 1996 Stock Option Plan,

    - determine the terms of the option agreements,

    - amend the terms of the option agreements, in certain cases only with the consent of the optionee,

    - determine the individuals to whom options are to be granted,

    - determine the number of shares subject to each option and the exercise price thereto, and

    - take all actions in connection with the Superior 1996 Stock Option Plan and the options thereunder as the committee, in its sole discretion, deems necessary or desirable.

Options will be exercisable for a term determined by the committee. Any decision, interpretation or other action taken in good faith by the committee is final, binding and conclusive. The committee may delegate some or all of its authority under the Superior 1996 Stock Option Plan as the committee deems appropriate. However, no delegation may be made:

    (1)  with regard to any employee who is a "covered employee," as defined in
       Section 162(m) of the Internal Revenue Code, at the time of grant or

    (2) that would cause options under the Superior 1996 Stock Option Plan to fail to be exempt under Section 16(b) of the Securities Exchange Act of 1934.

AMENDMENT AND TERMINATION OF PLAN

    The Superior board may modify, suspend or terminate the Superior 1996 Stock Option Plan retroactively or otherwise. However, certain material modifications affecting the Superior 1996 Stock Option Plan must be approved by the Superior stockholders. Further, any change in the Superior 1996 Stock Option Plan that may adversely affect an optionee's rights under an option previously granted requires the consent of the optionee. The committee may amend the terms of any option, other than those granted to non-employee directors, prospectively or retroactively. However, any change to an option that may adversely affect an optionee's rights under an option previously granted requires the consent of the optionee.

NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS

    Non-employee directors may receive nondiscretionary grants of nonqualified stock options under the Superior 1996 Stock Option Plan. Each non-employee director will receive an initial grant of an option to purchase 23,438 shares of Superior common stock as of the date he or she begins service as a director on the Superior board. The exercise price of the option will be equal to 100% of the fair market value of Superior common stock at the time of grant. As of each anniversary of the date he or she begins service as a director on the Superior board, each non-employee director will receive a nonqualified stock option to purchase 11,719 shares of Superior common stock at an exercise price equal to 100% of the fair market value of the shares at the time of grant. No discretionary grants of nonqualified stock options may be made to non-employee directors under the Superior 1996 Stock Option Plan. Non-employee directors are eligible to receive additional stock option grants in lieu of all or a portion of their annual retainer and meeting fees under the Superior Stock Compensation Plan for

Non-Employee Directors described under "The Companies--Superior TeleCom Inc.--Compensation of Directors."

    The options granted to non-employee directors to purchase shares of Superior common stock will vest evenly in three equal annual installments. Options may be exercised only after the non-employee director has served as a director of Superior for at least one year. In addition, options granted and not previously exercisable will become vested and fully exercisable immediately upon a change in control of Superior, as defined in the Superior 1996 Stock Option Plan.

    Each option granted to non-employee directors will expire upon the tenth anniversary of the date of grant.

    If a non-employee director terminates his service on the Superior board for any reason other than for "cause," including disability, death, resignation, failure to stand for reelection or failure to be reelected, he or she may exercise any exercisable option that has not expired at any time during the remaining term of the option. Any unexpired but unexercisable option will terminate and become null and void as of the date the non-employee director terminates his or her service with Superior.

MISCELLANEOUS

    Awards under the Superior 1996 Stock Option Plan are generally nontransferable, except that the committee may, in its sole discretion, permit the transfer of nonqualified stock options, other than those granted to non-employee directors, at the time of grant or thereafter. If a nonqualified stock option is transferable, it is anticipated that the options may be transferred solely to immediate family members or trusts, partnerships or other family entities.

    The Superior 1996 Stock Option Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Superior 1996 Stock Option Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE SUPERIOR 1996 STOCK
  OPTION PLAN

    The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Superior 1996 Stock Option Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, possibly with retroactive effect, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the material federal income tax consequences. In addition, the following discussion does not set forth any state or local income tax or estate tax consequences that may be applicable. This discussion is limited to the United States federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

    INCENTIVE STOCK OPTIONS.

    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and Superior will not realize an income tax deduction at either time. If the recipient does not sell the Superior common stock received pursuant to the exercise of an incentive stock option within either

    (1)  two years after the date of the grant of the incentive stock option or

    (2)  one year after the date of exercise,

a subsequent sale of the Superior common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to Superior. Capital gains rates may be reduced in the case of a longer holding period.

    If the recipient disposes of the Superior common stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of

    (1) the fair market value of the Superior common stock on the date of exercise over the exercise price, or

    (2)  the amount realized upon disposition over the exercise price.

In this event, Superior generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of the amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains, depending on the holding period.

    NONQUALIFIED STOCK OPTIONS.

    A recipient will not realize any taxable income upon the grant of a nonqualified stock option and Superior will not receive a deduction at the time of grant unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Superior common stock on the date of exercise over the exercise price. Upon a subsequent sale of the Superior common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Superior common stock. Superior will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

    ALL STOCK OPTIONS.

    With regard to both incentive stock options and nonqualified stock options, the following material federal income tax consequences also apply:

    - any officers and directors of Superior subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their nonqualified stock options,

    - any entitlement to a tax deduction on the part of Superior is subject to the applicable tax rules, including Section 162(m) of the Internal Revenue Code regarding a $1,000,000 limitation on deductible compensation, and

    - if the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards or a portion thereof, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code. These excess amounts may be subject to excise taxes.

    In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Stock options will generally qualify under one of these exceptions if

    - they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period,

    - the exercise price is no less than fair market value at the time of the grant,

    - the plan under which the options are granted is approved by stockholders, and

    - the plan is administered by a compensation committee comprised of outside directors.

The Superior 1996 Stock Option Plan is intended to satisfy these requirements with respect to stock options.

FUTURE PLAN AWARDS

    Because future awards under the Superior 1996 Stock Option Plan will be based upon prospective factors including the nature of services to be rendered by prospective key employees and officers of, advisors and independent consultants to, Superior or its affiliates, and directors who are neither officers nor employees of Superior or its affiliates and their potential contributions to the success of Superior, actual awards cannot be determined at this time.

VOTE REQUIRED AND BOARD RECOMMENDATION

    Approval of the amendment to the Superior 1996 Stock Option Plan requires the affirmative vote of the majority of the outstanding shares of Superior present in person or represented by proxy at the Superior meeting and entitled to vote on the proposal, provided that the total vote cast on such proposal represents over 50% in interest of all shares entitled to vote on the proposal. The Superior board recommends that stockholders of Superior vote their shares "FOR" approval of the amendment to the Superior 1996 Stock Option Plan.

                                 OTHER MATTERS

    As of the date of this Joint Proxy Statement/Prospectus, the Essex board and the Superior board know of no matters that will be presented for consideration at the Essex meeting or the Superior meeting, respectively, other than as described in this Joint Proxy Statement/Prospectus. If any other matters properly come before the Essex meeting or the Superior meeting and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Essex or Superior, as the case may be.

                                    EXPERTS

    The consolidated financial statements of Superior TeleCom Inc. and subsidiaries as of April 30, 1997 and 1998 and for each of the three years in the period ended April 30, 1998 incorporated in this Joint Proxy Statement/Prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Essex International Inc. at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in the Joint Proxy Statement of Essex International Inc. and Superior TeleCom Inc., which is made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the trust preferred securities to be issued in connection with the merger have been passed upon for the trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the trust. The validity of the debentures, the Superior common stock issuable upon conversion thereof and the guarantee agreement, and certain legal matters relating thereto, have been passed upon for Superior by Proskauer Rose LLP, New York, New York. Cooley Godward LLP, Palo Alto, California, is acting as counsel for Essex in connection with certain legal matters relating to the merger and the transactions contemplated thereby.

    Proskauer Rose LLP, New York, New York, counsel to Superior and the trust, will pass upon for Superior and the trust the material federal income tax consequences relating to the merger, the debentures and the trust preferred securities.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Representatives of Ernst & Young LLP will be present at the Essex meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire. Representatives of Arthur Andersen LLP will be present at the Superior meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy statement of Superior in connection with the 1999 annual meeting of Superior stockholders must be delivered to or mailed and received at the principal executive offices of Superior not later than the close of business on March 15, 1999. If the stockholder does not provide Superior with timely notice of such a proposal, the persons designated as proxies on Superior's proxy card may exercise their discretionary authority to vote on that proposal. If the stockholder does provide Superior with timely notice of such a proposal, depending upon the circumstances, proxies may not be able to exercise their discretionary authority to vote on the proposal. Stockholder proposals must be mailed to the Secretary of Superior at the Superior principal executive offices.

    If the merger is not consummated before such time, Essex expects to hold an annual meeting during May 1999. Essex must have received stockholder proposals intended to be presented at the annual meeting no later than November 27, 1998 for the proposals to be considered for inclusion in Essex's proxy statement relating to this meeting. In addition, Essex's bylaws require that stockholders give written notice of any proposal or the nomination of a director to the Secretary of Essex not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, before the first anniversary of the preceding year's annual meeting, which for 1999 will be between January 29, 1999 and February 28, 1999. Stockholder proposals must be mailed to the Secretary of Essex at the Essex principal offices. Stockholders proposals or nominations for directors that do not meet the notice requirements of Essex's bylaws will not be acted upon at the 1999 annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

    Superior and Essex each file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange
Commission:

Securities and Exchange Commission      Securities and Exchange Commission      Securities and Exchange Commission
Judiciary Plaza, Room 1024              Seven World Trade Center,               Citicorp Center
450 Fifth Street, N.W.                  Suite 1300                              500 West Madison Street, Suite 1400
Washington, D.C. 20549                  New York, New York 10048                Chicago, Illinois 60661

    You can also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates.

    The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Essex and Superior, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about Essex and Superior at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    No financial information has been provided for Superior Trust I since it is a newly formed entity that has not, to date, conducted any activities other than those incident to its formation.

    Superior and Superior Trust I have filed with the Securities and Exchange Commission a registration statement on Form S-4 that registers the shares of 8 1/2% trust convertible preferred securities of Superior Trust I to be issued in exchange for shares of Essex common stock upon completion of the merger, the 8 1/2% convertible subordinated debentures of Superior to be issued to Superior Trust I and the shares of common stock of Superior to be issued upon conversion of the trust preferred securities or the convertible subordinated debentures. That registration statement, including the attached exhibits and schedules, contains additional relevant information about Superior, Superior Trust I, the trust preferred securities, the convertible subordinated debentures and the Superior common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this Joint Proxy Statement/Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows Essex and Superior to "incorporate by reference" information into this Joint Proxy Statement/Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this Joint Proxy Statement/Prospectus, except for any information that is superseded by information that is included directly in this document.

    This Joint Proxy Statement/Prospectus includes by reference the documents listed below that Essex and Superior have previously filed with the Securities and Exchange Commission and that are not included in or delivered with this document. They contain important information about our companies and their financial condition.


SUPERIOR FILINGS                                          PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended April 30, 1998

                                                          Quarter ended July 31, 1998
Quarterly Reports on Form 10-Q                            Quarter ended October 31, 1998

Amended Quarterly Report on Form 10-Q                     Quarter ended October 31, 1998

The description of Superior common stock set forth in the Superior Form 8-A filed on October 2, 1996, including any amendment or report filed with the Securities and Exchange Commission for purposes of updating such description.



                                               Filed December 22, 1998
                                               Filed January 15, 1999
Current Reports on Form 8-K                    Filed February 10, 1999


ESSEX FILINGS                                             PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1997

Quarterly Reports on Form 10-Q                            Quarter ended March 31, 1998
                                                          Quarter ended June 30, 1998
                                                          Quarter ended September 30, 1998

The description of Essex common stock set forth in the Essex Form 8-A filed on April 15, 1997, including any amendment or report filed with the Securities and Exchange Commission for purposes of updating such description.

Current Report on Form 8-K                     Filed December 11, 1998

    Superior and Essex incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this Joint Proxy Statement/Prospectus and the date of the Essex meeting and the Superior meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Superior has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Superior, and Essex has supplied all such information relating to Essex.

    You can obtain any of the documents incorporated by reference in this document through the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this Joint Proxy
Statement/Prospectus. You can obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses.

Superior TeleCom Inc.                  Essex International Inc.
1790 Broadway                          1601 Wall Street
New York, New York 10019               Fort Wayne, Indiana 46802
(212) 757-3333                         (219) 461-4000
Attention: Suzanne Fernandez           Attention: Michael Smith


    If you would like to request documents, please do so by March 15, 1999 to receive them before the stockholders' meetings.


    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           FORWARD-LOOKING STATEMENTS


    This Joint Proxy Statement/Prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of Superior and Essex. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements only reflect management's expectations and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined on pages 9 to 14 under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this Joint Proxy Statement/Prospectus to reflect any future events or developments.

                                                                    APPENDIX A-1

                            AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             SUPERIOR TELECOM INC.
                             SUT ACQUISITION CORP.
                                      AND
                            ESSEX INTERNATIONAL INC.
                          DATED AS OF OCTOBER 21, 1998

                               TABLE OF CONTENTS

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

ARTICLE I          THE OFFER................................................................................      A-1-1

                   SECTION 1.01.       The Offer............................................................      A-1-1

                   SECTION 1.02.       Company Action.......................................................      A-1-3

                   SECTION 1.03.       Directors............................................................      A-1-4

ARTICLE II         THE MERGER...............................................................................      A-1-5

                   SECTION 2.01.       The Merger...........................................................      A-1-5

                   SECTION 2.02.       Effective Time.......................................................      A-1-5

                   SECTION 2.03.       Effect of the Merger.................................................      A-1-5

                   SECTION 2.04.       Certificate of Incorporation; By-Laws................................      A-1-5

                   SECTION 2.05.       Directors and Officers...............................................      A-1-5

                   SECTION 2.06.       Effect on Capital Stock..............................................      A-1-6

                   SECTION 2.07.       Exchange of Certificates; Exchange Agent.............................      A-1-7

                   SECTION 2.08.       Stock Transfer Books.................................................      A-1-9

                   SECTION 2.09.       Dissenting Shares....................................................      A-1-9

                   SECTION 2.10.       No Further Ownership Rights in Company Common Stock..................      A-1-9

                   SECTION 2.11.       Lost, Stolen or Destroyed Certificates...............................      A-1-9

                   SECTION 2.12.       Taking of Necessary Action; Further Action...........................      A-1-9

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................     A-1-10

                   SECTION 3.01.       Organization and Qualification; Subsidiaries.........................     A-1-10

                   SECTION 3.02.       Certificate of Incorporation and By-Laws.............................     A-1-10

                   SECTION 3.03.       Capitalization.......................................................     A-1-10

                   SECTION 3.04.       Authority Relative to This Agreement.................................     A-1-11

                   SECTION 3.05.       Material Contracts; No Conflict, Required Filings and Consents.......     A-1-11

                   SECTION 3.06.       Compliance, Permits..................................................     A-1-12

                   SECTION 3.07.       SEC Filings, Financial Statements....................................     A-1-12

                   SECTION 3.08.       Absence of Certain Changes or Events.................................     A-1-13

                   SECTION 3.09.       No Undisclosed Liabilities...........................................     A-1-13

                   SECTION 3.10.       Absence of Litigation................................................     A-1-13

                   SECTION 3.11.       Employee Benefit Plans; Employment Agreements........................     A-1-14

                   SECTION 3.12.       Labor Matters........................................................     A-1-16

                   SECTION 3.13.       Restrictions on Business Activities..................................     A-1-16

                   SECTION 3.14.       Taxes................................................................     A-1-16
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                                       i
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
                   SECTION 3.15.       Environmental Matters................................................     A-1-17

                   SECTION 3.16.       Brokers..............................................................     A-1-18

                   SECTION 3.17.       Intellectual Property................................................     A-1-18

                   SECTION 3.18.       Vote Required........................................................     A-1-19

                   SECTION 3.19.       Opinions of Financial Advisors.......................................     A-1-19

                   SECTION 3.20.       Year 2000 Compliance.................................................     A-1-19

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF PARENT
                   AND MERGER SUB...........................................................................     A-1-21

                   SECTION 4.01.       Organization and Qualification.......................................     A-1-21

                   SECTION 4.02.       Authority Relative to this Agreement.................................     A-1-21

                   SECTION 4.03.       No Conflict, Required Filings and Consents...........................     A-1-22

                   SECTION 4.04.       Certificate of Incorporation and By-Laws.............................     A-1-22

                   SECTION 4.05.       Capitalization.......................................................     A-1-22

                   SECTION 4.06.       SEC Filings, Financial Statements....................................     A-1-23

                   SECTION 4.07.       Absence of Certain Changes or Events.................................     A-1-23

                   SECTION 4.08.       Restrictions on Business Activities..................................     A-1-23

                   SECTION 4.09.       Compliance, Permits..................................................     A-1-24

                   SECTION 4.10.       No Undisclosed Liabilities...........................................     A-1-24

                   SECTION 4.11.       Absence of Litigation................................................     A-1-24

                   SECTION 4.12.       Environmental Matters................................................     A-1-24

                   SECTION 4.13.       Opinion of Financial Advisor.........................................     A-1-25

ARTICLE V          CONDUCT OF BUSINESS BY THE COMPANY.......................................................     A-1-25

                   SECTION 5.01.       Conduct of Business by the Company...................................     A-1-25

                   SECTION 5.02.       No Solicitation......................................................     A-1-27

                   SECTION 5.03.       Information Supplied.................................................     A-1-28

ARTICLE VI         ADDITIONAL AGREEMENTS....................................................................     A-1-28

                   SECTION 6.01.       Filings, Other Actions; Notification.................................     A-1-28

                   SECTION 6.02.       Stockholders' Meetings...............................................     A-1-29

                   SECTION 6.03.       Access to Information; Confidentiality...............................     A-1-30

                   SECTION 6.04.       Consents, Approvals..................................................     A-1-30

                   SECTION 6.05.       Stock Options........................................................     A-1-30

                   SECTION 6.06.       Employment Matters...................................................     A-1-30

                   SECTION 6.07.       Agreements of Affiliates.............................................     A-1-31

                   SECTION 6.08.       Indemnification......................................................     A-1-31

                   SECTION 6.09.       Notification of Certain Matters......................................     A-1-32
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                                       ii
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
                   SECTION 6.10.       Further Action.......................................................     A-1-32

                   SECTION 6.11.       Public Announcements.................................................     A-1-32

                   SECTION 6.12.       Listing and Delisting................................................     A-1-32

                   SECTION 6.13.       Expenses.............................................................     A-1-32

                   SECTION 6.14.       Financing............................................................     A-1-32

ARTICLE VII        CONDITIONS TO THE MERGER.................................................................     A-1-33

                   SECTION 7.01.       Conditions to Obligation of Each Party to Effect the Merger..........     A-1-33

                   SECTION 7.02.       Additional Condition to Obligation of the Company....................     A-1-33

ARTICLE VIII       TERMINATION..............................................................................     A-1-34

                   SECTION 8.01.       Termination..........................................................     A-1-34

                   SECTION 8.02.       Effect of Termination................................................     A-1-34

                   SECTION 8.03.       Fees and Expenses....................................................     A-1-35

ARTICLE IX         GENERAL PROVISIONS.......................................................................     A-1-36

                   SECTION 9.01.       Effectiveness of Representations, Warranties and Agreements..........     A-1-36

                   SECTION 9.02.       Notices..............................................................     A-1-36

                   SECTION 9.03.       Certain Definitions..................................................     A-1-37

                   SECTION 9.04.       Amendment............................................................     A-1-39

                   SECTION 9.05.       Waiver...............................................................     A-1-39

                   SECTION 9.06.       Headings.............................................................     A-1-39

                   SECTION 9.07.       Severability.........................................................     A-1-39

                   SECTION 9.08.       Entire Agreement.....................................................     A-1-39

                   SECTION 9.09.       Assignment, Merger Sub...............................................     A-1-39

                   SECTION 9.10.       Parties in Interest..................................................     A-1-40

                   SECTION 9.11.       Failure or Indulgence Not Waiver; Remedies Cumulative................     A-1-40

                   SECTION 9.12.       Governing Law........................................................     A-1-40

                   SECTION 9.13.       Counterparts.........................................................     A-1-40

                   SECTION 9.14.       Waiver of Jury Trial.................................................     A-1-40

EXHIBIT A       CONDITIONS TO THE OFFER..............................................        A-1

EXHIBIT B       CERTIFICATE OF DESIGNATION...........................................        B-1

EXHIBIT C       STOCKHOLDERS AGREEMENT...............................................        C-1

EXHIBIT D       RESTATED CERTIFICATE OF INCORPORATION................................        D-1

EXHIBIT E       FORM OF AFFILIATE AGREEMENT..........................................        E-1

EXHIBIT F       FORM OF INDENTURE....................................................        F-1
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                                      iii

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of October 21, 1998 (this "Agreement"), among SUPERIOR TELECOM INC., a Delaware corporation ("Parent"), SUT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ESSEX INTERNATIONAL INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

    WHEREAS, each of the boards of directors of Parent, Merger Sub and the Company has determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, it is proposed that Merger Sub shall make a cash tender offer (the "Offer") to acquire up to 22,562,135 of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") for $32.00 per share of Company Common Stock (such amount, or any greater amount per share of Company Common Stock paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller in cash (subject to applicable withholding of taxes), upon the terms and subject to the conditions of this Agreement and the Offer;

    WHEREAS, the board of directors of the Company (the "Board") has approved the making of the Offer and resolved and agreed to recommend that holders of Company Common Stock tender their shares of Company Common Stock pursuant to the Offer;

    WHEREAS, also in furtherance of such combination, each of the boards of directors of Parent, Merger Sub and the Company has approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, pursuant to the Merger, each outstanding share of Company Common Stock other than shares of Company Common Stock owned directly or indirectly by Parent, Merger Sub or the Company and Dissenting Shares (as defined in Section 2.09(a)) shall be converted into the right to receive the Merger Consideration (as defined in Section 2.07(b)), consisting of shares of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of Parent ("Parent Preferred Stock") having the powers, preferences, rights, qualifications, limitations and restrictions in the form set forth in Exhibit B hereto and, if applicable, cash upon the terms and subject to the conditions set forth herein;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company (the "Stockholders") are entering into a stockholders agreement ("Stockholders Agreement") in the form attached hereto as Exhibit C pursuant to which such Stockholders are agreeing to take certain actions to support the transactions contemplated by this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

    SECTION 1.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII, Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer as promptly as

                                     A-1-1
reasonably practicable after the date hereof, but in no event later than five business days after the initial public announcement on the date hereof or the following day of Merger Sub's intention to commence the Offer. The obligation of Merger Sub to accept for payment and pay for shares of Company Common Stock tendered pursuant to the Offer shall only be subject to (i) the condition (the "Minimum Condition") that at least the number of shares of Company Common Stock (together with the shares of the Company Common Stock, if any, then owned by Parent or Merger Sub) constituting a majority of the then outstanding shares of Company Common Stock on a fully diluted basis shall have been validly tendered and not withdrawn prior to the expiration of the Offer and (ii) the satisfaction or waiver of the other conditions set forth in Exhibit A. As used herein, "fully diluted basis" means issued and outstanding shares of Company Common Stock and shares of Company Common Stock subject to issuance under vested Options (as defined in Section 2.06(c)) and shares of Company Common Stock subject to issuance upon exercise of outstanding warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or securities convertible or exchangeable for such capital stock, but shall not include unvested Options. Merger Sub expressly reserves the right, subject to compliance with the Exchange Act, to waive any such condition, to increase the Per Share Amount and to make any other changes in the terms and conditions of the Offer; provided, however, that unless Parent and Merger Sub shall have obtained the prior written approval of the Company, no change may be made in the Offer which (i) decreases the Per Share Amount, (ii) changes the form of consideration to be paid in the Offer,
(iii) reduces the maximum number of shares of Company Common Stock to be purchased in the Offer, (iv) modifies the conditions to the Offer set forth in Exhibit A or imposes conditions to the Offer in addition to those set forth in Exhibit A, (v) modifies or waives the Minimum Condition or (vi) except as provided in Section 1.01(b), extends the Offer. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for, as promptly as practicable after expiration of the Offer, all shares of Company Common Stock validly tendered and not withdrawn.

    (b) Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (A) extend the Offer in increments of up to 10 business days each if at the scheduled or any extended expiration date of the Offer the Minimum Condition has not been satisfied or any of the other conditions set forth in Exhibit A shall not be satisfied or waived, until such time as such conditions are satisfied or waived and (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC (as defined in Section 1.01(c)) or the staff thereof applicable to the Offer. Without limiting the right of Merger Sub to extend the Offer pursuant to the immediately preceding sentence, in the event that (i) the Minimum Condition shall not have been satisfied or (ii) the condition set forth in paragraph (a) of Exhibit A with respect to any action or proceeding by a Governmental Entity, the condition set forth in paragraph (j) of Exhibit A or the HSR Condition (as defined in Exhibit
A) shall not have been satisfied or waived at the scheduled or any extended expiration date of the Offer, at the request of the Company Merger Sub shall, and Parent shall cause Merger Sub to, extend the expiration date of the Offer in increments of five business days each until the earliest to occur of (x) the satisfaction or waiver of the Minimum Condition or such other condition, (y) the termination of this Agreement in accordance with its terms and (z) April 30, 1999.

    (c) As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The
Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the

                                     A-1-2

"Offer Documents"). Parent and Merger Sub shall mail the Schedule 14D-1 to the stockholders of the Company as soon as practicable after filing with the SEC. The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws. Each of Parent, Merger Sub and the Company agrees to correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Sub shall give the Company and its counsel reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with, or sent to, the SEC. Parent and Merger Sub agree to provide the Company and its counsel any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

    (d) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase any and all shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

    SECTION 1.02. Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Board, at a meeting duly called and held on October 21, 1998, by the affirmative vote of all members of the Board present at such meeting, has (i) determined that each of the Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved, found advisable and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (the "Transactions") and (iii) recommended that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock to Merger Sub and approve and adopt this Agreement and the Transactions. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence, subject to the second sentence of Section 5.02.

    (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14D-9 promulgated under the Exchange Act and any other applicable federal securities laws. The
Schedule 14D-9 shall comply in all other material respects with the provisions of applicable federal securities laws. Each of the Company, Parent and Merger Sub agrees to correct promptly any information provided by it for use in the
Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. The Company agrees to provide Parent and Merger Sub and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

    (c) The Company shall cause its transfer agent to promptly furnish Merger Sub with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock and with security position listings of shares of Company Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Company Common Stock. The Company shall furnish Merger Sub with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Merger Sub or their agents may reasonably

                                     A-1-3
request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Merger Sub shall, and each of Parent and Merger Sub shall cause its affiliates, associates, agents and advisors to, (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger and (iii) if this Agreement is terminated in accordance with Article VIII, promptly deliver to the Company all copies (whether in human or machine readable form) of such information then in their possession.

    SECTION 1.03. Directors. (a) Promptly upon the acceptance for payment by Merger Sub for shares of Company Common Stock purchased pursuant to the Offer, and from time to time thereafter as shares of Company Common Stock are acquired by Merger Sub, Merger Sub shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors, rounded up to the next greatest whole number, on the Board as will give Merger Sub representation on the Board equal to that number of directors which equals the product of the total number of directors on the Board (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of shares of Company Common Stock beneficially owned by Merger Sub or any affiliate of Merger Sub (including for purposes of this Section 1.03 such shares of Company Common Stock as are accepted for payment pursuant to the Offer, but excluding shares of Company Common Stock held by the Company or any of its affiliates) bears to the number of shares of Company Common Stock outstanding; provided, however, that in the event that Merger Sub's designees are appointed or elected to the Board, until the Effective Time (as defined in Section 2.02) the Board shall have at least one director who is a director on the date of this Agreement and who is not an executive officer of the Company (the "Independent Director"). At such times, the Company will also cause (i) each committee of the Board, (ii) if requested by Merger Sub, the board of directors of each of the Company's subsidiaries and (iii) if requested by Merger Sub, each committee of such subsidiaries' boards to include persons designated by Merger Sub constituting the same percentage of each such committee or board as Merger Sub's designees are of the Board. The Company shall, upon request by Merger Sub, promptly increase the size of the Board or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub's designees to be elected to the Board and shall cause Merger Sub's designees to be so elected. The Board shall approve, and by approving the execution and delivery of this Agreement by the Company, hereby does approve the taking of action by stockholders of the Company, by written consent, to amend the By-Laws of the Company as may be necessary or desirable to effect the provisions of this Section 1.03.

    (b) Following the election or appointment of Merger Sub's designees pursuant to this Section 1.03, and prior to the Effective Time, the approval of a majority of the Independent Directors shall be required to authorize (i) any termination of this Agreement by the Company, (ii) any amendment of this Agreement requiring action by the Board (other than an amendment to eliminate cash from the Merger Consideration (as defined in Section 2.07(b)) in the event Merger Sub accepts for payment and pays for the Offered Number (as defined in Section 2.06(b)) of shares of Company Common Stock in the Offer), (iii) any consent by the Company to any extension of the time for performance of any of the obligations or other acts of Parent or Merger Sub, (iv) any waiver by the Company of compliance with any of the covenants or conditions contained in this Agreement for the benefit of the Company or any other rights of the Company under this Agreement and (v) any amendment or withdrawal by the Board of its recommendation of the Merger pursuant to Section 5.02.

    (c) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.03 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Sub has not theretofore designated directors) such information with respect to

                                     A-1-4
the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03. Parent and Merger Sub shall furnish to the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 2.02) Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Delaware Law. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article VIII and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in
Article VII, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall file this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

    SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 2.04. Certificate of Incorporation; By-Laws. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit D hereto, until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

    The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

    SECTION 2.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                     A-1-5

    SECTION 2.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

        (a) Cancellation. Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time ("Ineligible Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

        (b) Conversion of Securities. Subject to Sections 2.06(e) and 2.06(f), each remaining outstanding share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.09), shall be converted into the right to receive (i) 0.64 fully paid and non-assessable share of Parent Preferred Stock (the "Exchange Ratio"); provided, however, that if Merger Sub accepts for payment and pays for less than 22,562,135 (the "Offered Number") shares of Company Common Stock in the Offer (the number of shares of Company Common Stock so accepted for payment and paid for being referred to herein as the "Accepted Share Number"), then the Exchange Ratio shall be adjusted (the "Adjusted Exchange Ratio") and the Adjusted Exchange Ratio shall be equal to the product of the Exchange Ratio and a fraction where (A) the numerator of which is equal to (x) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time (excluding Ineligible Shares) (the "Final Outstanding Number") plus (y) the Accepted Share Number minus (z) the Offered Number and (B) the denominator of which is the Final Outstanding Number and (ii) if the Exchange Ratio has been adjusted pursuant to the immediately preceding proviso, an amount in cash equal to the product of the Per Share Amount and a fraction where (A) the numerator of which is the amount by which the Offered Number exceeds the Accepted Share Number and (B) the denominator of which is the Final Outstanding Number.

        (c) Stock Options. All options to purchase Company Common Stock granted under the Company's Amended and Restated Stock Option Plan, as amended to date (the "Employee Plan") and the Company's 1997 Stock Option Plan for Nonemployee Directors (the "Directors' Plan" and, with the Employee Plan, the "Stock Option Plans") or pursuant to any other arrangement adopted by the Board to provide options, warrants or other rights to purchase capital stock of the Company to directors, officers or employees of the Company (in any such case, an "Option") then outstanding shall be subject to the provisions of Section 6.05.

        (d) Capital Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock, the record date for which shall occur after the date hereof and prior to the Effective Time. The conversion ratio of Parent Preferred Stock into Parent Common Stock (as defined in
    Section 4.05) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock, the record date of which shall occur after the date hereof and prior to the Effective Time.

                                     A-1-6

        (f) Fractional Shares. No fraction of a share of Parent Preferred Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Preferred Stock (after aggregating all fractional shares of Parent Preferred Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for the Parent Preferred Stock as of each of the 10 consecutive trading days immediately preceding the Effective Time if the Parent Preferred Stock is traded on a "when issued" basis, or for the 10 consecutive trading days immediately succeeding the Effective Time if the Parent Preferred Stock is not traded on a "when issued" basis, in either case, as quoted in The Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Preferred Stock has occurred.

        (g) Notwithstanding anything herein to the contrary, at the sole option of Parent and with the consent of the Independent Directors, which consent shall not be unreasonably withheld, Parent may, prior to the mailing of the Prospectus/Proxy Statement (as defined in Section 5.03) to the stockholders of the Company, substitute for the Parent Preferred Stock convertible preferred securities having economic and other material terms and conditions equivalent to the Parent Preferred Stock as determined by the board of directors of Parent with the concurrence of a majority of the Independent Directors, but representing undivided beneficial interests in the assets of a statutory business trust created under the laws of the State of Delaware, of which all of the beneficial interests in the assets of such trust represented by common securities are owned by Parent. In the event of such substitution, all references in this Agreement to Parent Preferred Stock shall be deemed to refer to such convertible preferred securities.

    SECTION 2.07. Exchange of Certificates; Exchange Agent. (a) Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), which designation shall require the consent of the Company, which consent shall not be unreasonably withheld, in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 2.07, through the Exchange Agent, certificates evidencing the Parent Preferred Stock and, if applicable, the cash portion of the Merger Consideration (as defined in Section 2.07(b)), issuable pursuant to
Section 2.06 in exchange for outstanding shares of Company Common Stock.

    (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Preferred Stock and, in lieu of any fractional shares thereof, cash, and, if applicable, the cash portion of the Merger Consideration payable pursuant to
Section 2.06(b). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Preferred Stock which such holder has the right to receive in accordance with the Exchange Ratio or, if applicable, the Adjusted Exchange Ratio, in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) the amount of cash, if any, payable with respect to such shares pursuant to Section 2.06(b),
(C) any dividends or other distributions to which such holder is entitled pursuant to

                                     A-1-7

Section 2.07(c) and (D) cash in lieu of fractional shares of Parent Preferred Stock to which such holder is entitled pursuant to Section 2.06(f) (the Parent Preferred Stock, cash, dividends and distributions described in clauses (A),
(B), (C) and (D) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Parent Preferred Stock into which such shares of Company Common Stock shall have been so converted, the right to receive the cash portion of the Merger Consideration payable with respect thereto pursuant to Section 2.06(b) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.06(f).

    (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Preferred Stock.

    (d) Transfers of Ownership. If any certificate for shares of Parent Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) Withholding Rights. Subject to Section 8.03(e) and taking into account Sections 3.14(f) and 6.01(f), Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, Merger Sub, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, provincial or foreign tax law; provided, however, that Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as applicable, shall promptly pay any amounts deducted and withheld hereunder to the applicable Governmental Entity, shall promptly file all Tax Returns (as defined in Section 9.03(o)) required to be filed in respect of such deductions and withholding, and shall promptly provide to the Company proof of such payment and a copy of all such Tax Returns. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

                                     A-1-8

    SECTION 2.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

    SECTION 2.09. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have available to them and who shall have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.07, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

    (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

    SECTION 2.10. No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

    SECTION 2.11. Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 2.07; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 2.12. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                     A-1-9

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub that:

    SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries (as defined in Section 9.03(m)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Company Material Adverse Effect (as defined in Section 9.03(d)). Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Company Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section 3.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date, and a complete and correct copy of the equivalent organizational documents of each of its subsidiaries. Such Certificate of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. None of the Company's subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents, except for any such violations as would not have a Company Material Adverse Effect.

    SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of October 20, 1998, (i) 27,768,782 shares of Company Common Stock were issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, (ii) no shares of preferred stock were issued or outstanding,
(iii) 2,469,900 shares of Company Common Stock were held in the treasury of the Company, (iv) 2,142,638 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Options granted under the Employee Plan, (v) 746,844 shares of Company Common Stock were reserved for future issuance pursuant to future option grants under the Employee Plan, (vi) 4,290 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Options granted under the Directors' Plan, (vii) 94,867 shares of Company Common Stock were reserved for future issuance pursuant to future option grants under the Directors' Plan, and (viii) no shares of preferred stock were reserved for issuance. No change in such capitalization has occurred between October 20, 1998 and the date hereof other than any change associated with the exercise of vested Options. Except as set forth in this Section 3.03 or Section 3.11 hereof or in
Section 3.03 or Section 3.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the

                                     A-1-10
issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as is set forth in Section
3.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and, other than as pledged pursuant to the Credit Agreement, dated as of October 31, 1996, as amended and restated as of March 27, 1998, among the Company, Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank and other than directors' or similar de minimis statutory qualifying shares, all such shares are owned by the Company or another subsidiary, free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 3.04. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company.

    (b) The Board (i) has declared that this Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of the Company, (ii) has authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and thereby and (iii) has approved the Offer.

    (c) As of the date hereof and pursuant to Section 203(b)(3) of the Delaware Law, the restrictions contained in Section 203 of Delaware Law are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

    SECTION 3.05. Material Contracts; No Conflict, Required Filings and Consents. (a) All agreements which, as of the date hereof are required to befiled with the SEC pursuant to the requirements of the Exchange Act as "material contracts" (collectively, the "Material Contracts") of the Company and its subsidiaries are filed as Exhibits to the Company SEC Reports (as defined in Section 3.07) filed in 1998. All of the Material Contracts are valid, binding and in fullforce and effect. The Company is not in material default of any of its obligations under the Material Contracts. No contracting party to any Material Contract has indicated to the Company its intention to terminate, cancel or modify such Material Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Company.

                                     A-1-11

    (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected except, in the case of clauses (ii) and (iii), for such breaches, violations or defaults that would not have a Company Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any non-United States competition, antitrust and investment laws and the filing of appropriate merger or other documents as required by Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Company Material Adverse Effect.

    SECTION 3.06. Compliance, Permits. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, except for such conflicts, defaults and violations as have not had and would not have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to whichthe Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound oraffected.

    (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities necessary for the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"), except to the extent that failure to have any such Company Permit would not have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect.

    SECTION 3.07. SEC Filings, Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since May 1, 1997. The Company has delivered to Parent, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the year ended December 31, 1997,
(ii) its Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1998, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since May 1, 1997, (iv) all reports or registration statements filed by the Company with the SEC (other than Reports on Form 10-Q, Reports on Form 3, 4 or 5 and Schedules

                                     A-1-12

13G filed on behalf of affiliates of the Company) since May 1, 1997 and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

    (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 3.08.  Absence of Certain Changes or Events. Except as set forth in
Section 3.08 of the Company Disclosure Schedule, between June 30, 1998 and the date of this Agreement, the Company has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Certificate of Incorporation or By-Laws of the Company; (ii) any material damage to, destruction or loss of any assets of the Company (whether or not covered by insurance); (iii) any change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, other than in the ordinary course of business; or (v) any sale of a material amount of assets of the Company, except for the sale of inventory in the ordinary course of business.

    SECTION 3.09.  No Undisclosed Liabilities. Except as is disclosed in Section
3.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) adequately provided for or referred to in the Company's balance sheet and the related notes thereto as of June 30, 1998 included in Section 3.09 of the Company Disclosure Schedule (the "June 30, 1998 Balance Sheet"),
(ii)incurred in the ordinary course of business and not required under GAAP to be reflected on the the June 30, 1998 Balance Sheet or (iii) incurred since June 30, 1998 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 3.10. Absence of Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date of this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Entity that is reasonably likely to have a Company Material Adverse Effect.

                                     A-1-13

    SECTION 3.11. Employee Benefit Plans; Employment Agreements. (a)Section 3.11(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all other material plans, including bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, post-retirement, medicalor life insurance, disability, supplemental unemployment benefits, change-in-control or parachute plans, profit-sharing, pension or retirement plans or agreements and other similar material fringe or employee benefit plans, programs or arrangements (whether written or unwritten, insured or self-insured), and any employment or executive compensation or severance agreements, regardless of whether ERISA is applicable thereto, for the benefit of, or relating to, any employee, director or stockholder of the Company (whether current, former or retired) or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an"ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code (the "Employee Plans").

    (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, none of the Company (including any subsidiary thereof), any ERISA Affiliate or any of their respective predecessors has, within the past five years, contributed to, contributes to, is required to contribute to, or otherwise participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) (a "Multiemployer Plan"), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA (a "Multiple Employer Plan"). Except as set forth on Schedule 3.11(b) of the Company Disclosure Schedule, if the Company or any subsidiary thereof or any ERISA Affiliate were to have a complete or partial withdrawal as of the Effective Time, no obligation to pay any material withdrawal liability would exist with respect to any Multiemployer Plan and no material liability, whether direct or contingent, exists with regard to any Multiemployer Plan or Multiple Employer Plan. All premiums due to the Pension Benefit Guaranty Corporation (the "PBGC") by the Company or any ERISA Affiliate have been paid on a timely basis. No "reportable event" within the meaning of Section 4043(c) of ERISA (with respect to which the 30-day notice period would not be waived) has occurred or is expected to occur, and the consummation of the transaction contemplated by this Agreement will not result in a reportable event.

    (c) With respect to each of the Employee Plans: (i) none of the Employee Plans provides retiree medical, death or other retiree welfare benefits (whether or not insured) to any current or future retiree or terminee (other than under
Section 4980 of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code); (ii) all Employee Plans are in compliance in all material respects with the terms thereof and the requirements prescribed by any and all applicable statutes (including, without limitation, the Code and ERISA), orders or governmental rules and regulations currently in effect with respect thereto (including, without limitation, the pass-through voting and tender provisions of any Employee Plan with respect to any Company Common Stock held thereunder), and the Company, each of its subsidiaries and any ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iii) each Employee Plan intended to qualify under Section 401(a) of the Code (or similar provisions for tax-registered or tax-favored plans of foreign jurisdictions) is the subject of a favorable determination letter from United States Internal Revenue Service (the "IRS") (or, if applicable, similar approvals of Governmental Entities (as defined in Section 9.03(i)), and nothing has occurred or could reasonably be expected to occur that impaired or could reasonably be expected to impair such determination or result in the imposition of any penalty or tax liability; (iv) allcontributions required to be made to any Employee Plan under the terms of the Employee Plan or any collective bargaining agreement or as required by law have been timely made and, to the extent required by

                                     A-1-14

GAAP, a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (v) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code and Section 302 of ERISA) has been or could be expected to be incurred, whether or not waived, and no excise tax or other taxes have been or could be expected to be incurred or are due and owing with respect to the Employee Plan because of any failure to comply with the minimum funding standards of ERISA and the Code; (vi) no" prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred or is expected to occur with respect to any Employee Plan which would result in material liability; and (vii) to the knowledge of the Company, the present value of all unfunded "benefit liabilities" (whether or not vested) (within the meaning of Section 4001(a)(16) of ERISA) with respect to any Employee Plans subject to Title IV of ERISA has not materially increased above the amount disclosed in the most recent SEC Reports.

    (d) To the knowledge of the Company, (i) there are no pending audits, investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans and (ii) no proceeding has been or is expected to be initiated to terminate any Employee Plan subject to Title IV of ERISA.

    (e) There are no material actions, suits or claims pending or, to the knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans, the Company, any ERISA Affiliate, any director, officer or employee thereof, or the trustee, assets or fiduciaries of the Employee Plans (other than non-material routine claims for benefits) and, to the knowledge of the Company, no set of circumstances or facts exist that could reasonably be expected to give rise to any such action, suit or claim.

    (f) Section 3.11(f) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds an Option as of the date here of, together with the number of shares of Company Common Stock subject to such Option, the date of grant of such Option, the exercise price of such Option (to the extent determined as of the date hereof), and the expiration date of such Option. Section 3.11(f) of the Company Disclosure Schedule also sets forth the total number of outstanding Options. No Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

    (g) To the knowledge of the Company, with respect to each scheme or arrangement mandated by a government other than the United States and with respect to each Employee Plan maintained or contributed to by any subsidiary of the Company that is not subject to United States law (a "Foreign Employee Plan"), there are no material liabilities.

    (h) The Company has made available to Parent: (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000 and which are not terminable on less than 60 days' notice without penalty; (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (iv) the various forms of employment agreements, if any, of the Company for its nonexecutive employees.

    (i) Except as set forth in Section 3.11(i)(1) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company (whether current, former or retired) or their beneficiaries solely by reason of such transactions. Except as set forth in Section 3.11(i)(2) of the Company Disclosure Schedule, no amounts payable under any Employee Plan will fail to be deductible for federal income tax purposes by virtue of Sections 162(m) or 280G of the Code. Except as set forth in Section 3.11(i)(3) of the Company Disclosure Schedule, neither the Company,

                                     A-1-15
any ERISA Affiliate, nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Employee Plan. No event, condition or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Employee Plan or the expense of maintaining any Employee Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Effective Time. Except as set forth in Section 3.11(i)(4) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has any unfunded liabilities pursuant to any Employee Plan that is not intended to be qualified under Section 401(a) of the Code, and that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, a nonqualified deferred compensation plan or excess benefit plan. Except as required by law, no event, condition or circumstance exists that would prevent the amendment or termination of any Employee Plan.

    SECTION 3.12. Labor Matters. There are no labor disputes pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which disputes are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar such legislation of foreign jurisdictions. Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is presently a party to, or bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts within the past three years. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws, regulations and orders relating to workers' compensation and the Worker Adjustment and Retraining Notification Act or similar such legislation of foreign jurisdictions.

    SECTION 3.13. Restrictions on Business Activities. Other than this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have (after giving effect to the consummation of the Offer and the Merger) the effect of prohibiting or impairing any material business operations of the Company or any of its subsidiaries, as currently conducted.

    SECTION 3.14. Taxes. Except as set forth in Section 3.14 of the Company Disclosure Schedule or except as have not had and would not reasonably be expected to have a Company Material Adverse Effect:

    (a) The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined in Section 9.03(n)) purposes of which the Company or any of its subsidiaries is a member, have timely filed all United States federal income Tax Returns (as defined in Section 9.03(o)) and all other material Tax Returns required to be filed by them or any of them (taking into account applicable extensions), and have timely paid and discharged all Taxes shown therein to be due, except with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements that are in all material respects adequate for their payment. All federal income Tax Returns and all other material Tax Returns filed by the Company and each of its subsidiaries with respect to Taxes were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. The Company and each of its subsidiaries have disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to any material penalties or additions to Tax.

                                     A-1-16

As of the date hereof, neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for material additional Taxes. As of the date hereof, except for routine requests for information in connection with pending audits, there are no requests for information from the IRS or any other taxing authority or agency currently outstanding. As of the date hereof, no material federal Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority nor are any proceedings (whether administrative or judicial) currently being conducted with respect to any issues relating to Taxes. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof. Neither the Company nor any of its subsidiaries is required to include in income (i) any material items in respect of any change in accounting principles or any deferred intercompany transactions or (ii) any installment sale gain, where the inclusion in income would result in a material tax liability in excess of the reserves therefor.

    (b) (i) Neither the Company nor any of its subsidiaries has been subject to any accumulated earnings tax or personal holding company tax; (ii) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (iii) as of the date hereof, there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to anymaterial Tax Return that relates to the Company or any of its subsidiaries which remain in effect; (iv) there are no tax rulings, closing agreements or changes of accounting method relating to the Company or any of its subsidiaries which would materially affect their liability for Taxes for any period after the Effective Time; (v) all federal and all material state and local income Tax Returns of the Company and each of its subsidiaries with respect to taxable periods through the year ended December 31, 1994 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired; (vi) neither the Company nor any subsidiary has filed a consent under Section 341(f) of the Code or any comparable provision of state revenue statutes; (vii) no material property of the Company or its subsidiaries is" tax-exempt use property "within the meaning of Section 168(h) of the Code; and (viii) neither the Company nor its subsidiaries is a party to any material lease made pursuant to Section 168(f) of the Code.

    (c) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any material matter relating to Taxes which is currently in force, other than any power given to outside counsel to the Company or any of its subsidiaries in connection with any tax audit.

    (d) Neither the Company nor any of its subsidiaries is a party to any material agreement (written or oral) providing for the allocation or sharing of Taxes, with any party other than the Company and/or one or more of its subsidiaries.

    (e) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors, or any other person, the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law.

    (f) The Company is not, nor was it any time during each of the five-year periods ending on the dates on which the Offer is consummated and the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

    SECTION 3.15. Environmental Matters. Except as set forth in Section 3.15 of the Company Disclosure Schedule or except as have not had and would not reasonably be expected to have a Company Material Adverse Effect:

    (a) All of the current operations of the Company and each of its subsidiaries and their respective assets, businesses and real property, including any operations at or from any real property presently

                                     A-1-17
owned, used, leased, occupied, managed or operated by the Company or any of its subsidiaries (collectively, the "Real Property"), comply and have at all times complied with all applicable Environmental Laws (as defined in Section 9.03(g)).

    (b) To the knowledge of the Company, none of the assets of the Company or any of its subsidiaries, nor any of the Real Property, contains any Hazardous Substances (as defined in Section 9.03(j)) in, on, over, under or at it, in concentrations which would violate any applicable Environmental Laws (as defined in Section 9.03(g)) or reasonably would be likely to result in the imposition of liability or obligations on Company or any of its subsidiaries under any applicable Environmental Laws, including any liability or obligations for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property.

    (c) None of the Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Neither the Company, nor any of its subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities (as defined in Section 9.03(h)).

    (d) To the knowledge of the Company, each of the Company and its subsidiaries has all the permits, licenses, authorizations and approvals necessary for the conduct of their businesses and for the operations on, in or at the Real Property (the "Environmental Permits"), which are required under applicable Environmental Laws and they are in compliance in all material respects with the terms and conditions of all such Environmental Permits. To the best knowledge of the Company and each of its subsidiaries, no reason exists why the Company and each of its subsidiaries would not be capable of continued operation of their businesses in compliance in all material respects with the Environmental Permits and the applicable Environmental Laws.

    (e) Neither the Company nor any of its subsidiaries has contractually assumed or succeeded to, or received any written notice that it has assumed or succeeded to by operation of law, including the Environmental Laws and common law, or otherwise, any Environmental Liabilities of any predecessors or any other person or entity.

    SECTION 3.16. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co. ("GS") and Chase Securities Inc. ("Chase")), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements among the Company, GS and Chase pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder.

    SECTION 3.17. Intellectual Property. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company, each of which, where applicable, is to the Company's knowledge valid and subsisting. Section 3.17 of the Company Disclosure Schedule lists all current patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 3.17 of the Company Disclosure Schedule includes and specifically identifies all material third-party patents, trademarks or copyrights (the "Third Party Intellectual Property Rights") which, to the knowledge of the Company, are incorporated in, are, or form a part of, any product of the Company.

                                     A-1-18

Section 3.17 of the Company Disclosure Schedule lists (i) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company and (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

    (b) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property Rights license, sublicense or agreement described in Section 3.17 of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, are threatened by any person, nor, to the Company's knowledge, do any valid grounds for any bona fide claims exist: (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Company may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another party.

    SECTION 3.18. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

    SECTION 3.19. Opinions of Financial Advisors. The Company has been advised by its financial advisors, that in their opinion as of the date hereof, the consideration to be received, pursuant to this Agreement, by holders of Company Common Stock in the Offer and the Merger taken as a unitary transaction, are fair from a financial point of view to such holders, and will deliver a written copy of such opinions to Parent, it being understood and acknowledged that such opinions have been rendered for the benefit of the Board of Directors of the Company and may not be relied upon by Parent, its affiliates or any of their respective stockholders.

    SECTION 3.20. Year 2000 Compliance. The Company has taken affirmative steps to fully assess, address and correct any and all potential problems and liabilities relating to year 2000 compliance and its impact on any Employee Plan and its participants and beneficiaries, and to cause the computer systems of the Company and its subsidiaries to be Year 2000 Compliant by April 1, 1999, except as would not reasonably be expected to have a Company Material Adverse Effect. The term "Year 2000 Compliant" as used herein means that the computer systems
(i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date related data for dates earlier and

                                     A-1-19
later than January 1, 2000; (ii) have the ability to provide date recognition for any data element without limitation; (iii) have the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000;
(iv) have the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000; (vi) have the ability to process correctly after January 1, 2000 data containing dates before that date; and (vii) have the ability to recognize all "leap years," including February 29, 2000.

                                     A-1-20

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub each hereby represent and warrant to the Company that:

    SECTION 4.01. Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Parent Material Adverse Effect (as defined in Section 9.03(k)). Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Parent Material Adverse Effect.

    SECTION 4.02. Authority Relative to this Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval ("Parent Stockholder Approval") by the holders of at least a majority of the outstanding shares of Parent Common Stock (as hereinafter defined) of an amendment to the Certificate of Incorporation of Parent to authorize additional shares of Parent Preferred Stock and the issuance of Parent Preferred Stock in accordance with the terms of this Agreement, all in accordance with Delaware Law and Parent's Certificate of Incorporation and By-Laws (the "Parent Preferred Stock Matters")). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

    (b) The board of directors of Parent (i) has declared that this Agreement, the Offer, the Merger, the Parent Preferred Stock Matters and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of Parent, (ii) has authorized, approved and adopted this Agreement (including the Parent Preferred Stock Matters and substantially the form of Indenture attached hereto as Exhibit F), the Offer, the Merger and the other transactions contemplated hereby and thereby, and (iii) has taken appropriate action, pursuant to Section 203(a)(1) of the Delaware Law, to cause the restrictions contained in Section 203 of Delaware Law to be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement, and to approve the agreement (the "Alpine Agreement") by The Alpine Group, Inc. to vote (or cause to be voted) the shares of Parent Common Stock (as defined in Section 4.05) held of record by it or which it has the right to vote
(A) in favor of (1) an amendment to the Certificate of Incorporation of Parent to authorize additional shares of preferred stock, par value $.01 per share, of Parent; (2) the issuance of Parent Preferred Stock, in the case of clauses (1) and (2) hereof in accordance with the terms of the Merger Agreement, Delaware Law and the Certificate of Incorporation and By-Laws of Parent; and (3) any other matters submitted to the stockholders of Parent to authorize or facilitate the transactions contemplated by the Alpine Agreement; and (B) against any matters submitted to the stockholders of Parent inconsistent with the transactions contemplated by this Agreement.

                                     A-1-21

    SECTION 4.03. No Conflict, Required Filings and Consents. (a) Except asset forth in Section 4.03(b) hereof or Section 4.03(a) of the written disclosure schedule previously delivered by Parent and Merger Sub to the Company (the"Parent Disclosure Schedule"), the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contracts material to the business of Parent and Merger Sub taken as a whole (a "Parent Material Contract") or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Parent Material Adverse Effect.

    (b) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the NYSE and the pre-merger notification requirements of the HSR Act and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Parent Material Adverse Effect.

    SECTION 4.04. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of Parent's and Merger Sub's Certificate of Incorporation and By-Laws, each as amended to date. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, except for any such violations as would not have a Parent Material Adverse Effect.

    SECTION 4.05. Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of common stock, par value $.01 per share ("Parent Common Stock"), of which 16,057,295 shares were issued and outstanding, as of the close of business on October 20, 1998, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which was outstanding as of the close of business on October 20, 1998. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Subject to obtaining Parent Stockholder Approval: (i) the shares of Parent Preferred Stock to be issued in the Merger have been duly authorized and, when so issued in accordance with the terms hereof, such shares will be validly issued, fully paid and non-assessable;(ii) the shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable in the Merger, in accordance with the terms of the Parent Preferred Stock, have been duly authorized and such shares of Parent Common Stock, when so issued upon such conversion will be validly issued, fully paid and non-assessable; and (iii) the shares of Parent Common Stock issuable upon exercise of Options assumed pursuant to Section 2.06(c) have been duly authorized and, when so issued upon such exercise of the Options in accordance with their respective terms, will be validly issued, fully paid and non-assessable. Except as set forth in this Section 4.05 and except for

                                     A-1-22
those options granted pursuant to Parent's 1996 Stock Option Plan and Employee Stock Purchase Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to issue or sell any shares of capital stock of, or other equity interests in, Parent or Merger Sub. Except as is set forth in Section 4.05 of Parent Disclosure Schedule, there are no obligations, contingent or otherwise, of Parent or Merger Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or Merger Sub or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in Merger Sub or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business.

    SECTION 4.06. SEC Filings, Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since at least December 31, 1995. Parent has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended April 30, 1998 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1997, (iii) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since December 31, 1997 and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

    (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

    SECTION 4.07.  Absence of Certain Changes or Events. Except as set forth on
Section 4.07 of the Parent Disclosure Schedule or the Parent SEC Reports, between July 31, 1998 and the date of this Agreement, Parent has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent; (ii) any material damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance); (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any sale of a material amount of assets of Parent, except in the ordinary course of business.

    SECTION 4.08. Restrictions on Business Activities. Other than this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or Merger Sub which has or could reasonably be expected to have the effect of prohibiting or impairing any material business of Parent or Merger Sub as currently conducted.

                                     A-1-23

    SECTION 4.09. Compliance, Permits. (a) Except for such conflicts, defaults and violations as have not had and would not have a Parent Material Adverse Effect, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected.

    (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities necessary for the operation of the business of Parent and its subsidiaries taken as a whole (collectively, the "Parent Permits"), except to the extent that failure to have any such Parent Permit would not have a Parent Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Parent Material Adverse Effect.

    SECTION 4.10. No Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports, Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) adequately provided for or referred to in Parent's balance sheet and the related notes thereto as of July 31, 1998 included in Section 4.10 of the Parent Disclosure Schedule (the "July 31 Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the July 31, 1998 Balance Sheet or (iii) incurred since July 31, 1998 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

    SECTION 4.11. Absence of Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, as of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Entity that is reasonably likely to have a Parent Material Adverse Effect.

    SECTION 4.12. Environmental Matters. Except as have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

        (a) All of the current operations of Parent and each of its subsidiaries and their respective assets, businesses and real property, including any operations at or from any real property presently or formerly owned, used, leased, occupied, managed or operated by Parent or any of its subsidiaries (collectively, the "Parent Real Property"), comply with all applicable Environmental Laws.

        (b) To the knowledge of Parent, none of the assets of Parent or any of its subsidiaries, nor any of the Parent Real Property, contains any Hazardous Substances in, on, over, under or at it, in concentrations which would violate any applicable Environmental Laws or reasonably would be likely to result in the imposition of liability or obligations on Parent or any of its subsidiaries under any applicable Environmental Laws, including any liability or obligations for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Parent Real Property.

        (c) None of the Parent Real Property is listed or proposed for listing on the National Priorities List pursuant to the CERCLA, 42 U.S.C. Section 9601 et seq., or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Neither Parent nor any

                                     A-1-24
    of its subsidiaries has received any notice, whether oral or written, from any Governmental Entity or third party of any actual or threatened Environmental Liabilities.

        (d) To the knowledge of Parent, each of Parent and its subsidiaries has all the permits, licenses, authorizations and approvals necessary for the conduct of their businesses and for the operations on, in or at the Parent Real Property (the "Parent Environmental Permits"), which are required under applicable Environmental Laws and they are in compliance in all material respects with the terms and conditions of all such Parent Environmental Permits. To the best knowledge of Parent and each of its subsidiaries, no reason exists why Parent and each of its subsidiaries would not be capable of continued operation of their businesses in compliance in all material respects with the Parent Environmental Permits and the applicable Environmental Laws.

    SECTION 4.13. Opinion of Financial Advisor. Parent has been advised by its financial advisor, BT Wolfensohn, that in its opinion, as of the date thereof, the consideration to be paid by Parent to the holders of Company Common Stock in the Offer and the Merger, taken together, is fair from a financial point of view to Parent, and will deliver a written copy of such opinion to the Company; it being understood and acknowledged that such opinion has been rendered for the benefit of the board of directors of Parent and may not be relied upon by the Company, its affiliates or any of their respective stockholders.

                                   ARTICLE V
                       CONDUCT OF BUSINESS BY THE COMPANY

    SECTION 5.01. Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement or the election of Merger Sub's designees representing at least a majority of the members of the Board in accordance with
Section 1.03, the Company covenants and agrees that, unless Parent shall otherwise agree in writing and unless otherwise expressly permitted hereunder, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted, and the Company and its subsidiaries shall not take any action except, in the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement or the election of Merger Sub's designees representing at least a majority of the members of the Board in accordance with
Section 1.03, directly or indirectly, do or propose to do, any of the following without the prior written consent of Parent, unless otherwise expressly permitted hereunder:

        (a) amend or otherwise change the Company's or any of its subsidiaries' Certificate of Incorporation or By-Laws;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to the exercise of Options under the Stock Option Plans, which Options are outstanding on the date hereof);

                                     A-1-25

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

        (d) amend or change the period (or permit any acceleration, amend mentor change) of exercisability of Options granted under the Stock Option Plans or authorize cash payments in exchange for any such Options;

        (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine orreclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitutionfor shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

        (f) sell, transfer, license, sublicense or otherwise dispose of any material Company Intellectual Property (other than in the ordinary course of business consistent with past practice) or amend or modify any existing agreements with respect to any material Company Intellectual Property or Third Party Intellectual Property Rights;

        (g) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money (other than indebtedness incurred under existing credit facilities in the ordinary course of business consistent with past practices) or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances except to employees in the ordinary course consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize or make any capital expenditures or purchase of fixed assets that are not currently budgeted and that in the aggregate exceed $500,000; (v) terminate any Material Contract or amend any of its material terms (other than amendments to existing credit arrangements designed to remedy defaults thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.01(g);

        (h) except as set forth in Section 3.11(a) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its officers or directors or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer of the Company or any of its subsidiaries or establish, adopt, enter into or, except as required by law, terminate or amend in any material respect any Employee Plan;

        (i) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

        (j) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability, except to the extent the amount of any such settlement or compromise has been reserved for on the consolidated financial statements contained in the Company SEC Reports, or would not have a Company Material Adverse Effect;

        (k) pay, discharge, settle, or satisfy any lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities

                                     A-1-26
    reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

        (l) except as may be required by law, take any action to terminate or amend any Employee Plan;

        (m) permit any material increase in the number of employees of the Company or any of its subsidiaries employed by the Company or any of its subsidiaries, as the case may be, on the date hereof other than pursuant to an employee plan to be agreed to by the Company and Parent as promptly as practicable after the date hereof acting reasonably and in good faith; or

        (n) take or fail to take, or agree in writing or otherwise to take or fail to take, any of the actions described in Section 5.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 5.02. No Solicitation. The Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors ofit or its subsidiaries to, and shall direct it and its subsidiaries, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the consolidated assets or equity securities of the Company or any of its subsidiaries, other than transfers of Company Common Stock between and among entities associated or affiliated with the Stockholders (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Board from
(i) complying with Rule14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time prior to the earlier to occur of (x) payment for shares of Company Common Stock pursuant to the Offer or (y) the approval of the Merger by the requisite vote of the stockholders of the Company
(A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the Board receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement (as defined in Section 6.03); (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law and(ii) in each case referred to in clause (B) or
(C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted

                                     A-1-27
heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
5.02 and in the Confidentiality Agreement. The Company will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries.

    SECTION 5.03. Information Supplied. Each of the Company and Parent agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-1 and the Schedule 14D-9 will, at the time of filing thereof and at the time of distribution thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement onForm S-4 filed with the SEC by Parent in connection with the issuance of shares of Parent Preferred Stock in the Merger (including the information statement or proxy statement (as applicable) and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders of the Company and of Parent and at the times of the meetings of stockholders of the Company and of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01. Filings, Other Actions; Notification. (a) Parent and the Company shall as promptly as practicable prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company and of Parent. Parent shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

    (b) Parent and the Company shall promptly prepare and file as soon as practicable after the date hereof all documents required to be filed with the United States Federal Trade Commission and the Department of Justice in order to comply with the HSR Act. Parent and the Company shall promptly furnish all materials thereafter required in connection therewith.

    (c) Each of the Company and Parent shall cooperate with each other and use (and shall cause its subsidiaries to use) all best efforts (i) to cause to be done all things necessary, proper or advisable on

                                     A-1-28
its part under this Agreement and applicable laws to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and(ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with, as a resultof or in order to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement, including, without limitation, upon request ofParent, all material consents required in connection with the consummation of the Offer and the Merger; provided, however, that nothing in this Section 6.01 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to or limit, before or after the Effective Time, any assets, businesses or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could, in the judgment of Parent, materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

    (d) Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Offer Documents, the Schedule 14D-1, the
Schedule 14D-9, the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party or Governmental Entity in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

    (e) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its subsidiaries, from any third party or any Governmental Entity with respect to the Offer, the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other ofany change that is reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

    (f) The Company shall provide Parent with a certificate, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-3, that the Company was not a United States real property holding corporation within the meaning of Section 897(c) of the Code within any time during each of the five-year periods ending on the dates the Offer is consummated and the Effective Time occurs.

    SECTION 6.02. Stockholders' Meetings. (a) The Company shall, in accordance with Delaware Law and the Company's Certificate of Incorporation and By-Laws, take all actionnecessary to convene a meeting of holders of Company Common Stock (the "Company Stockholders' Meeting") as promptly as practicable but in no event more than 45 days after the S- 4 Registration Statement is declared effective, to consider and vote upon the approval of the Merger. Subject to fiduciary obligations under applicable law, the Board shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval. Without limiting the generality of the foregoing, if the Board withdraws or modifies its recommendation, the Company nonetheless shall

                                     A-1-29
cause the Company Stockholders' Meeting to be convened and a vote taken with respect to the Merger and the Board shall communicate to the Company's stockholders its basis for such withdrawal or modification as contemplated by
Section 251 of the Delaware Law. Parent and Merger Sub shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by them or any of their subsidiaries or affiliates to be voted to adopt and approve this Agreement and the Merger at the Company Stockholders'Meeting.

    (b) Parent shall, in accordance with Delaware Law and Parent's Certificate of Incorporation and By-Laws, take all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable but in no event more than 45 days after the S-4 Registration Statement is declared effective, to consider and vote upon the approval of the Parent Preferred Stock Matters. Parent's board of directors shall recommend such approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval.

    SECTION 6.03. Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall (and they shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent shall (and they shall cause each of their respective subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as such party may reasonably request, and shall make available to the other party the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as such party may reasonably request. The Company and Parent shall keep such information confidential in accordance with the terms of the confidentiality agreement dated April 23, 1998 (the "Confidentiality Agreement") between Parent and the Company's subsidiary. Notwithstanding the foregoing, no such review, inquiry or investigation shall affect any representations or warranties of any parties herein or the conditions to the obligations of any parties.

    SECTION 6.04. Consents, Approvals. Each of the Company and Parent shall use reasonable efforts to obtain all consents, waivers, approvals,authorizations or orders (including, without limitation, all approvals of Governmental Entities), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, executionand delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

    SECTION 6.05. Stock Options. The Board (or a committee thereof) shall adopt such resolutions and take such other actions, if any, as may be required to provide that as soon as practicable after the date of the consummation of the Offer, and contingent upon the Offer, all outstanding unexercised options granted under the Employee Plan and the Directors' Plan shall be canceled andeach holder of an unexercised stock option shall be entitled to receive a cash payment equal to the product of (x) the number of shares of Company Common Stock underlying such unexercised stock option and (y) the excess of (1) the Per Share Amount over (2) the per share exercise price of the unexercised stock option.

    SECTION 6.06. Employment Matters. (a) Except as contemplated by this Agreement, for not less than one year following the Effective Time, Parent shall cause the Surviving Corporation to maintain compensation and employee benefits plans and arrangements and perquisites for employees of the Company and its subsidiaries that, in the aggregate, are substantially comparable to those provided pursuant to their compensation and employee benefit plans and arrangements and perquisites in effect on the date hereof. Notwithstanding the above, Parent and Surviving Corporation shall have the right in the good faith exercise of their managerial discretion, to terminate or make changes or cause

                                     A-1-30
changes to be made in compensation, benefits and other terms of employment of any employee and to terminate the employment of any employee.

    (b) Parent shall cause the Surviving Corporation to perform the Company's obligations under the Termination Benefits Agreements, dated as of April 11, 1997, between the Company and each of its executive officers unless any such officer agrees otherwise.

    SECTION 6.07. Agreements of Affiliates. The Company shall deliver to Parent, prior to the date the S-4 Registration Statement becomes effective under the Securities Act, a letter (an "Affiliate Letter") identifying all persons who are, or may be deemed to be, at the time of the Company Stockholders' Meeting," affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit E hereto.

    SECTION 6.08. Indemnification. (a) The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who between the date hereof and the Effective Time were directors or officers of the Company, unless such modification is required by law.

    (b) After the election of Merger Sub's designees representing at least a majority of the members of the Board in accordance with Section 1.03, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each director and officer of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission by such director or officer by virtue of their holding the office of director or officer occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent and (ii) neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not beun reasonably withheld).

    (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events that occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium; provided further, if such insurance coverage cannot be obtained at all, Parent shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this
Section 6.08(c), does not exceed the Maximum Premium. The

                                     A-1-31

Company represents to Parent that the Maximum Premium is $288,000. Parent agrees, and will cause the Company, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 6.08(c).

    SECTION 6.09. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by ithereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder tothe party receiving such notice.

    SECTION 6.10. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

    SECTION 6.11. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the other party.

    SECTION 6.12. Listing and Delisting. Parent shall use its best efforts to cause the shares of Parent Preferred Stock to be issued in the Merger, the shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable in the Merger, and the Exchange Debentures (as defined in Exhibit
B) prior to or upon issuance thereof, to be approved for listing on the NYSE. The Surviving Corporation shall use its best efforts to cause the Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

    SECTION 6.13. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article II. Except as otherwise provided in Section 8.03, whether or not the Merger is consummated, all other costs and expenses incurred in connection with this Agreement and the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

    SECTION 6.14. Financing. Parent shall use its best efforts to put in place the financing described in the letter dated October 21, 1998 (the "Commitment Letter") from Bankers Trust Company to Parent. Parent shall use its best efforts to ensure that the conditions described in the Commitment Letter are fulfilled in a timely manner, including, without limitation, the condition that the recommendation of the board of directors of Parent with respect to the transactions referred to therein shall not have been modified in any material respect or withdrawn. The Company shall cooperate with all reasonable

                                     A-1-32
requests of Parent, and take all actions as may be reasonably requested by Parent, in connection with obtaining such financing.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

        (a) Effectiveness of the Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Prospectus/Proxy Statement shall have been initiated or threatened by the SEC;

        (b) Stockholder Approvals. This Agreement and the Transactions shall have been approved and adopted by the requisite vote of the stockholders of the Company and the Parent Preferred Stock Matters shall have been approved and adopted by the requisite vote of the stockholders of Parent;

        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other similar binding legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

        (d) Offer. Parent, Merger Sub or their affiliates shall have purchased, or caused to be purchased, shares of Company Common Stock pursuant to the Offeror pursuant to the Stockholders Agreement.

    SECTION 7.02. Additional Condition to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the condition that the shares of Parent Preferred Stock to be issued in the Merger and the shares of Parent Common Stock issuable upon conversion of Parent Preferred Stock shall have been approved for listing, subject to official notice of issuance, on the NYSE.

                                     A-1-33

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

        (a) by mutual written consent duly authorized by the respective boards of directors of Parent and the Company; or

        (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 2000 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

        (c) by either Parent or the Company if a court of competent jurisdiction or Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by Parent or the Company, if Company Common Stock has not been purchased pursuant to the Offer or pursuant to the Stockholders Agreement prior to April 30, 1999 (provided that Parent or the Company, as applicable, is not then in material breach hereof); or

        (e) as long as Company Common Stock has not been purchased pursuant to the Offer or pursuant to the Stockholders Agreement, by Parent, if (i) the Board shall withdraw, modify or change its recommendation of this Agreement, the Offer or the Merger in a manner adverse to Parent or shall have resolved to do so; or (ii) the Board shall have recommended, taken a "neutral" position with respect to, resolved to accept or accepted an Acquisition Proposal; or

        (f) as long as Company Common Stock has not been purchased pursuant to the Offer or pursuant to the Stockholders Agreement, by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company, set forth in this Agreement or if any representation or warranty of the Company, shall have become untrue, in either case, such that the breach would give rise to the failure of a condition set forth in Exhibit A (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than April 30, 1999) by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 8.01(f) until the expiration of such period without such Terminating Breach having been cured; or

        (g) by the Company if, as of any scheduled or extended expiration date of the Offer occurring later than 150 days after the commencement by Merger Sub of the Offer, all of the conditions to the Offer set forth in Exhibit A have been satisfied or waived except for the condition set forth in paragraph (j) of Exhibit A; provided, that the Company may not terminate this Agreement pursuant to this Section 8.01(g) if the Company's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to satisfy the condition set forth in paragraph (j) of Exhibit A; or

        (h) by Parent if the Offer has expired or has been terminated in accordance with the terms set forth in this Agreement (including Exhibit A) without Company Common Stock having been purchased pursuant to the Offer.

    SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of its affiliates, directors, officers,

                                     A-1-34
employees, agents, legal and financial advisors or other representatives) except(i) as set forth in Sections 6.13, 8.03 and 9.01 and (ii) nothing herein shall relieve any party from liability or damages resulting from any breach of this Agreement.

    SECTION 8.03. Fees and Expenses. (a) Except as set forth in Section 6.13 and this Section 8.03, all fees and expenses incurred in connection withth is Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

    (b) The Company shall pay Parent a fee of $25,000,000, plus actual, documented and reasonable out-of-pocket expenses of Parent, not in excess of $5,000,000, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Parent's counsel), upon the earliest to occur of the following events:

        (i) the termination of this Agreement by Parent pursuant to Section 8.01(e) and the Minimum Condition shall not have been satisfied at the scheduled or any extended expiration date of the Offer following the occurrence of the event giving rise to Parent's right to terminate this Agreement pursuant to Section 8.01(e); or

        (ii) the termination of this Agreement by Parent pursuant to Section 8.01(h) if any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have publicly made an Acquisition Proposal, the Offer shall have remained open until at least the scheduled or any extended expiration date following the date such Acquisition Proposal is made and the Minimum Condition shall not have been satisfied at the scheduled or any extended expiration date of the Offer; or

        (iii) the termination of this Agreement by Parent pursuant to Section 8.01(f) if any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have publicly made an Acquisition Proposal and the Company enters into a binding written agreement concerning a transaction that constitutes an Acquisition Proposal within one year after the date of such termination;

provided, however, that no fee or expense reimbursement shall be payable pursuant to this Section 8.03(b) if Parent or Merger Sub shall then be in willful material breach of its obligations hereunder.

    (c) Parent shall pay the Company a fee of $10,000,000, plus actual, documented and reasonable out-of-pocket expenses of the Company, not in excess of $2,000,000, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Company's counsel), upon the termination of this Agreement by the Company pursuant to Section 8.01(g) if the condition set forth in paragraph (j) of Exhibit A has not been satisfied due solely to the failure of one or more of the Excluded Conditions; provided, however, that no fee or expense reimbursement shall be payable pursuant to this Section 8.03(c) if the Company shall then be in willful material breach of its obligations hereunder. For purposes of this Section 8.03(c), "Excluded Conditions" means the conditions precedent identified in the following paragraphs under the heading "Conditions Precedent to the Initial Loans" in Exhibit B to the Commitment Letter: (iii) (to the extent it relates to the recommendation of the board of directors of Parent), (v) (change of control of Parent), (vii) (material adverse effect to the extent it relates to Parent),
(xiii) (indebtedness of Parent) and (xiv) (material adverse effect on markets).

    (d) The fee payable pursuant to Section 8.03(b) or Section 8.03(c) shall be paid within one business day after the first to occur of the events described in
Section 8.03(b)(i), (ii) or (iii) or Section 8.03(c).

    (e) All transfer, documentary, sales, use, stamp, registration and other such taxes (including, without limitation, any penalties and interest) incurred in connection with this Agreement by the Company

                                     A-1-35
and its stockholders (including, without limitation, any New York States Real Estate Transfer Tax, New York City Real Property Transfer Tax and New York State Stock Transfer Tax and other similar taxes imposed by any other State of the United States or other taxing jurisdiction) shall be borne and paid by Parent, and Parent will, at its own expense, file all necessary Tax Returns with respect to all such taxes and, if required by applicable law, the Company will, and will cause its subsidiaries to, join in the execution of any such Tax Returns.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 9.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Article II and in Section 6.05 (Stock Options), 6.08 (Indemnification) and 6.12 (Listing and Delisting) shall survive the consummation of the Merger and those set forth in Section 6.13 (Expenses), Section 8.02 (Effect of Termination) and Section 8.03 (Fees and Expenses) shall survive termination of this Agreement. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

    SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

    (a) If to Parent or Merger Sub:

       Superior Telecom Inc.
       1790 Broadway
       New York, New York 10019-1412
       Telecopier No.: (212) 757-3423
       Attention: General Counsel

       With a copy to:

       Proskauer Rose LLP
       585 Broadway
       New York, New York 10036
       Telecopier No.: (212) 969-2900
       Attention: Ronald R. Papa, Esq.

    (b) If to the Company:

       Essex International Inc.
       1601 Wall Street
       Fort Wayne, Indiana 46802
       Telecopier No.: (219) 461-4565
       Attention: General Counsel

                                     A-1-36

       With a copy to:

       Cooley Godward LLP
       Five Palo Alto Square
       3000 El Camino Real
       Palo Alto, California 94306
       Telecopier No.: (650) 857-0663
       Attention: Richard Climan, Esq.

       and

       Bessemer Partners & Co.
       630 Fifth Avenue
       New York, New York 10111
       Telecopier No.: (212) 969-9032
       Attention: Robert D. Lindsay

       and

       Cravath, Swaine & Moore
       825 Eighth Avenue
       New York, New York 10019
       Telecopier No.: (212) 474-3700
       Attention: Richard Hall, Esq.

    SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

        (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

        (b) "beneficial owner" with respect to any shares of Company Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

        (c) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

        (d) "Company Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, is materially adverse to the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Company Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic or business conditions; (ii) general industry conditions; (iii) the taking of any

                                     A-1-37
    action permitted or required by this Agreement; (iv) the announcement or pendency of the Offer, the Merger or any of the other transactions contemplated by this Agreement; (v) the breach by Parent or Merger Sub of this Agreement; and (vi) a decline in the Company's stock price; in each case, to the extent that such adverse effect is attributable to such event;

        (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (f) "Environment" means any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments, biota and any indoor area, surface or physical medium;

        (g) "Environmental Laws" means any applicable federal, foreign, state, local or common law, rule, regulation, ordinance, code, order or judgment (including any binding judicial or administrative interpretations, guidances, directives, policy statements or opinions) relating to the injury to, or the pollution or protection of, human health and safety or the Environment;

        (h) "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety or the Environment of whatever kind or nature by any party, entity or authority, (A) which are incurred as a result of (i) the existence of Hazardous Substances generated by the Company or any of its subsidiaries or in, on, under, at or emanating from any Real Property, (ii) the Company's or any of its subsidiary's offsite transportation, treatment, storage or disposal of Hazardous Substances or (iii) the violation of any Environmental Laws or (B) which arise under Environmental Laws;

        (i) "Governmental Entity" means any United States or foreign governmental, administrative or regulatory authority, commission, body, agency or other authority;

        (j) "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants" or regulated under any Environmental Law by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity;

        (k) "Parent Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is materially adverse to the business, results of operations, or financial condition of Parent and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Parent Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic or business conditions; (ii) general industry conditions; (iii) the taking if any action permitted or required by this Agreement; (iv) the announcement or pendency of the Offer, the Merger or any of the other transactions contemplated by this Agreement; (v) the breach by the Company of this Agreement; and (vi) a decline in Parent's stock price; in each case, to the extent that such adverse effect is attributable to such event;

        (l) "person" means an individual, corporation, partnership,association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

                                     A-1-38

        (m) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

        (n) "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and

        (o) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

    SECTION 9.04. Amendment. Subject to 1.03(b), this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 9.05. Waiver. Subject to Section 1.03(b), at any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 9.08. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and undertakings both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    SECTION 9.09. Assignment, Merger Sub. This Agreement shall not be assigned by operation of law or otherwise, except that Merger Sub may assign all of its rights hereunder to any direct or indirect

                                     A-1-39
wholly owned subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of its obligations hereunder.

    SECTION 9.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (including, without limitation, Section 6.06 (Employment Matters)), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II and Sections 6.05 (Stock Options), 6.08 (Indemnification) and 6.12 (Listing and Delisting).

    SECTION 9.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right here under shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 9.12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE.

    SECTION 9.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 9.14. Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                                     A-1-40

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                SUPERIOR TELECOM INC.

                                By:  /s/ STEVEN S. ELBAUM
                                     -----------------------------------------
                                     Name: Steven S. Elbaum
                                     Title:  Chairman of the Board
                                           President and Chief Executive
                                     Officer

                                SUT ACQUISITION CORP.

                                By:  /s/ STEVEN S. ELBAUM
                                     -----------------------------------------
                                     Name: Steven S. Elbaum
                                     Title:  Chairman of the Board,
                                           President and Chief Executive
                                     Officer

                                ESSEX INTERNATIONAL INC.

                                By:  /s/ STEVEN R. ABBOTT
                                     -----------------------------------------
                                     Name: Steven R. Abbott
                                     Title:  President and Chief Executive
                                             Officer

                                     A-1-41

                                   EXHIBIT A
                            CONDITIONS TO THE OFFER

    Notwithstanding any other provisions of the Offer, subject to the terms of the Agreement, Merger Sub shall not be required to accept for payment or pay for any shares of Company Common Stock tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of, or payment for, shares of Company Common Stock tendered, if, at any scheduled or extended expiration date of the Offer, (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer (the "HSRCondition") or (iii) any of the following conditions shall exist:

        (a) there shall have been instituted or be pending or threatened any action or proceeding by any Governmental Entity or any other person (in the case of any suit, action or proceeding by a person other than a Governmental Entity,such suit, action or proceeding having a reasonable likelihood of success in regard to the relief sought in any of clauses (i) through (v) below): (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any shares of Company Common Stock by Parent, Merger Sub or any other affiliate of Parent, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm material limitations on the ability of Parent, Merger Sub or any other affiliate of Parent to exercise effectively full rights of ownership of any shares of Company Common Stock, including, without limitation, the right to vote any shares of Company Common Stock acquired by Merger Sub pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; (iv) seeking to require divestiture by Parent, Merger Sub or any other affiliate of Parent of any shares of Company Common Stock; or (v) which otherwise has a Company Material Adverse Effect;

        (b) there shall have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) the Offer, the Merger or any Transaction, by any legislative body, court, government or Governmental Entity, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, which is reasonably likely in the good faith judgment of the Parent to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

        (c) after the date of the Agreement, there shall have occurred any change, condition, event or development that has a Company Material Adverse Effect;

        (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchange not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war or armed hostilities or other similar national or international crisis directly or indirectly involving the United States having, or which could reasonably be expected to have, a substantial continuing general effect on business and financial conditions in the United States or (iv) in the case of any of the foregoing existing on the date hereof, in the good faith judgment of the Parent a material acceleration or worsening thereof;

        (e) (i) the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any takeover proposal or any other acquisition of shares of Company Common Stock other than the Offer and the Merger or (ii) the Board or any committee thereof shall have resolved to do any of the foregoing;

        (f) any representation or warranty of the Company in the Agreement shall not be true and correct as if such representation and warranty was made as of the date of the expiration of the Offer, except for (i) changes contemplated by the Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall be determined as of such date) and (iii) where the failure to be true and correct would not, together with all other such failures, have a Company Material Adverse Effect;

        (g) the Company or any other person (other than Parent and Merger Sub) shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Agreement;

        (h) the Agreement shall have been terminated in accordance with its terms;

        (i) Merger Sub and the Company shall have agreed that Merger Sub shall terminate the Offer or postpone the acceptance for payment of or payment for shares of Company Common Stock thereunder; or

        (j) the conditions set forth in the Commitment Letter shall not have been satisfied or waived or the financing contemplated thereby shall not have been effected;

which, in the sole judgment of Merger Sub in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for the shares of Company Common Stock.

    The foregoing conditions are for the sole benefit of Merger Sub and Parent and may be asserted by Merger Sub or Parent regardless of the circumstances giving rise to any such condition or may, subject to Section 1.01 of the Agreement, be waived by Merger Sub or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                    APPENDIX A-2



                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER



    AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of February 24, 1999 (this "Amendment"), among SUPERIOR TELECOM INC., a Delaware corporation ("Parent"), SUT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ESSEX INTERNATIONAL INC., a Delaware corporation (the "Company"). Capitalized terms used and not defined herein have the meanings ascribed to them in the Merger Agreement (as defined below).



                              W I T N E S S E T H:



    WHEREAS, Parent, Merger Sub and the Company have previously entered into that certain Agreement and Plan of Merger, dated as of October 21, 1998 (the "Merger Agreement"); and



    WHEREAS, by written consent dated December 14, 1998, the Board of Directors of Parent approved the exercise by Parent of the option pursuant to Section 2.06(g) of the Merger Agreement to substitute for the Parent Preferred Stock convertible preferred securities representing undivided beneficial interests in the assets of a statutory business trust created under the laws of the State of Delaware, of which all of the beneficial interests in the assets of such trust represented by common securities are owned by Parent, as the consideration to be received by the stockholders of the Company in the Merger and determined that the economic and other material terms and conditions of such trust preferred securities are equivalent to those of the Parent Preferred Stock, and the sole Independent Director has consented to such substitution and has concurred with such determination; and



    WHEREAS, the parties desire to amend certain provisions of the Merger Agreement to reflect the substitution of such trust preferred securities for the Parent Preferred Stock as more fully set forth herein.



    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree to amend the Merger Agreement as follows:



1. Conversion of Securities. Section 2.06(g) of the Merger Agreement shall be deleted in its entirety and Sections 2.06(b), 2.06(e) and 2.06(f) of the Merger Agreement relating to conversion of securities of the Company at the Effective Time, adjustments to the Exchange Ratio and fractional shares, respectively, shall each be amended and restated in its entirety to read as follows:



    (b) Conversion of Securities. Subject to Sections 2.06(e) and 2.06(f), each remaining outstanding share of Company Common Stock, other than Dissenting Shares (as defined in Section 2.09), shall be converted into the right to receive 0.64 (the "Exchange Ratio") of a fully paid and non-assessable 8 1/2% trust convertible preferred security (collectively, the "Trust Preferred Securities") of Superior Trust I, a Delaware statutory business trust in which Superior owns all of the common equity interests, having the rights, terms and conditions set forth in the form of Amended and Restated Declaration of Trust (the "Declaration of Trust") annexed hereto as Exhibit G, and the Delaware Business Trust Act and the Trust Indenture Act of 1939, as amended, which are incorporated by reference in the Declaration of Trust.



    (e) Adjustments to Conversion Ratio. The conversion ratio of the Trust Preferred Securities into Parent Common Stock (as defined in Section 4.05) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other


                                     A-2-1
       like change with respect to Parent Common Stock, the record date for which shall occur after the date hereof and prior to the Effective Time.



    (f) Fractional Shares. No fraction of a Trust Preferred Security will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a Trust Preferred Security (after aggregating all fractional Trust Preferred Securities to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of the Trust Preferred Securities for each of the first 10 consecutive trading days on which the Trust Preferred Securities are traded following the Effective Time, as quoted in The Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Trust Preferred Securities has occurred.



2. Amendment of Exchange Procedures. Section 2.07(a) of the Merger Agreement relating to exchange procedures shall be amended and restated in its entirety to read as follows:



    (a) Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), which designation shall require the consent of the Company, which consent shall not be unreasonably withheld, in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 2.07, through the Exchange Agent, certificates evidencing the Trust Preferred Securities, which shall be authenticated and delivered in accordance with the terms of the Declaration of Trust, and, if applicable, the cash portion of the Merger Consideration (as defined in Section 2.07(b)), issuable pursuant to Section 2.06 in exchange for outstanding shares of Company Common Stock.



3. Amendments to Reflect Substitution of Trust Preferred Securities. All remaining references to "Parent Preferred Stock" in the Merger Agreement shall be deemed to refer to "Trust Preferred Securities" (except as otherwise provided in the following sentence) and all remaining references to "Parent Preferred Stock Matters" in the Merger Agreement shall be deemed to refer to "Parent Matters." For the purposes of the Merger Agreement, "Parent Matters" shall mean: (a) an amendment to the Certificate of Incorporation of Parent to authorize additional shares of Parent Preferred Stock and Parent Common Stock, (b) the issuance of Trust Preferred Securities in accordance with the terms of the Merger Agreement and (c) the authorization of the Parent Common Stock issuable upon conversion of the Trust Preferred Securities, all in accordance with Delaware Law and Parent's Certificate of Incorporation and By-Laws. All references to the "Adjusted Exchange Ratio" shall be deemed removed.


                                     A-2-2

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.



                                SUPERIOR TELECOM INC.

                                By:  /s/ STEVEN S. ELBAUM
                                     -----------------------------------------
                                     Steven S. Elbaum
                                     Chairman of the Board
                                     and Chief Executive Officer

                                SUT ACQUISITION CORP.

                                By:  /s/ STEVEN S. ELBAUM
                                     -----------------------------------------
                                     Steven S. Elbaum
                                     Chairman of the Board,
                                     President and Chief Executive Officer

                                ESSEX INTERNATIONAL INC.

                                By:  /s/ STEVEN S. ELBAUM
                                     -----------------------------------------
                                     Steven S. Elbaum
                                     Chief Executive Officer


                                     A-2-3

                                                                       Exhibit 7
                                                                    APPENDIX B-1

                              [LOGO]

PERSONAL AND CONFIDENTIAL

October 21, 1998

Board of Directors
Essex International Inc.
1601 Wall Street
Fort Wayne, IN 46802

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Essex International Inc. (the "Company") of the consideration proposed to be paid by Superior TeleCom Inc. ("Buyer") in the Tender Offer and the Merger (each as defined below) pursuant to the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Buyer, SUT Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Buyer, and the Company (the "Agreement"), taken together as a unitary transaction. The Agreement provides for a tender offer for up to 22,562,135 Shares (the "Tender Offer") pursuant to which Merger Sub will pay $32.00 per Share in cash for each Share accepted. The Agreement further provides that following completion of the Tender Offer, Merger Sub will be merged with and into the Company (the "Merger") and each outstanding Share (other than Shares already owned by Buyer and Merger Sub and Shares owned by holders who have properly exercised their appraisal rights) will be exchanged for 0.64 of a share of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of Buyer (the "Convertible Preferred Stock"), or a combination of cash and Convertible Preferred Stock, as provided in the Agreement in the event that the Tender Offer is not fully subscribed.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as managing underwriter of public offerings of Shares in April 1997 and September 1997 (in which certain affiliates of Goldman, Sachs & Co., having previously owned approximately 14.5% of the then outstanding Shares, sold all of their ownership interest in the Company), and having acted as its financial advisor in connection with the Agreement.

                                     [LOGO]

                                     B-1-1

Essex International Inc.
October 21, 1998
Page Two

In connection with this opinion, we have reviewed, among other things, the Agreement, including the form of Certificate of Designation of the Convertible Preferred Stock and the form of the Stockholders

Agreement among Buyer, Merger Sub and certain stockholders of the Company attached as exhibits thereto; the form of Buyer's Indenture for the 8.5% Subordinated Convertible Exchange Debentures due 2013; the Company's Prospectus for the initial public offering of Shares dated April 17, 1997; the Company's Prospectus for the secondary offering of Shares dated September 17, 1997; Buyer's Prospectus for the initial public offering of Buyer's common stock dated October 11, 1996; Annual Report to Stockholders of the Company for the year ended December 31, 1997 and Annual Reports on Form 10-K of the Company and its predecessor for the five years ended December 31, 1997; Annual Reports to Stockholders and Annual Reports on Form 10-K of Buyer for the two fiscal years ended April 30, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Buyer; certain other communications from the Company and Buyer to their respective stockholders; and certain internal financial analyses and forecasts for the Company through the calendar year ended December 31, 1999, and for Buyer through the calendar year ended December 31, 2002 prepared by their respective managements. We also have held discussions with members of the senior management of the Company and Buyer regarding the past and current business operations, financial condition and future prospects of their respective companies and the companies combined pursuant to the Agreement. In addition, we have reviewed the reported price and trading activity of Shares, the common stock of Buyer and convertible securities generally, compared certain financial and stock market information for the Company and Buyer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain business combinations in the cable and wire industry specifically and in other industries generally, and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company, Buyer or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. In addition, we were not requested to solicit, and did not solicit,

                                     [LOGO]

                                     B-1-2

Essex International Inc.
October 21, 1998
Page Three

interest from other parties with respect to an acquisition of or other business combination with the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with the Tender Offer or how any holder of Shares should vote, or whether such holder should seek appraisal rights, in connection with the Merger.

We note that under current market conditions, there may be a limited trading market for the
Convertible Preferred Stock. Any estimate of the future trading value of the Convertible Preferred Stock would be speculative and subject to substantial uncertainties and contingencies. We are not expressing a view as to the actual trading price of the Convertible Preferred Stock, which will be dependent upon and fluctuate with dividend rates generally, the market price of the common stock of Buyer into which the Convertible Preferred Stock is convertible, market conditions, general economic conditions, the financial condition and prospects of Buyer after the Merger and other factors which generally influence the price of similar securities.

We are not opining on the fairness from a financial point of view of the Convertible Preferred Stock to be received by holders of Shares pursuant to the Merger if viewed as a separate and distinct transaction from the Tender Offer.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the consideration to be received pursuant to the Agreement by the holders of Shares in the Tender Offer and the Merger, taken together as a unitary transaction, is fair from a financial point of view to such holders.

Very truly yours,


/s/ GOLDMAN, SACHS & CO.



GOLDMAN, SACHS & CO.


                                     [LOGO]

                                     B-1-3

                                                                       Exhibit 8
                                                                    APPENDIX B-2

                                     [LOGO]

CHASE SECURITIES INC.
270 PARK AVENUE
NEW YORK, NY 10017-2070

PERSONAL AND CONFIDENTIAL

October 21, 1998

Board of Directors
Essex International Inc.
1601 Wall Street
Fort Wayne, IN 46802

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Essex International Inc. (the "Company") of the consideration proposed to be paid by Superior TeleCom Inc. ("Buyer") in the Tender Offer (as defined below) and the Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Buyer, SUT Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Buyer, and the Company (the "Agreement"), taken together as a unitary transaction. The Agreement provides for a tender offer for up to 22,562,135 Shares (the "Tender Offer") pursuant to which Merger Sub will pay $32.00 per Share in cash for each Share accepted. The Agreement further provides that following completion of the Tender Offer, Merger Sub will be merged with and into the Company (the "Merger") and each outstanding Share (other than Shares already owned by Buyer and Merger Sub and Shares owned by holders who have properly exercised their appraisal rights) will be exchanged for 0.64 of a share of Series A Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock"), of Buyer, or a combination of cash and Convertible Preferred Stock, as provided in the Agreement in the event that the Tender Offer is not fully subscribed.

In connection with this opinion, we have reviewed, among other things, the Agreement, including the form of Certificate of Designation of the Convertible Preferred Stock and the form of Stockholders Agreement among Buyer, Merger Sub and certain stockholders of the Company attached as exhibits thereto; the form of Indenture for the 8 1/2% Subordinated Convertible Exchange Debentures due 2013; the Company's Prospectus

Chase Securities Inc. is a member NASD/SIPC, and is a wholly-owned subsidiary of The Chase Manhattan Corporation.

                                     B-2-1
for the initial public offering of the Company's Shares dated April 17, 1997; the Company's Prospectus for the secondary offering of the Shares dated September 17, 1997; Buyer's Prospectus for the initial public offering of Buyer's common stock dated October 11, 1996; Annual Report to Stockholders of the Company for the year ended December 31, 1997 and Annual Reports on Form 10-K of the Company and its predecessor for the five fiscal years ended December 31, 1997; Annual Reports to Stockholders and Annual Reports on Form 10K of Buyer for the two fiscal years ended April 30, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Buyer; certain other communications from the Company and Buyer to their respective stockholders; and certain internal financial analyses and forecasts for the Company through the calendar year ended December 31, 1999 and for Buyer through December 31, 2002 prepared by their respective managements. We also have held discussions with members of the senior management of the Company and Buyer regarding the past and current business operations, financial condition and future prospects of their respective companies and the combined company. In addition, we have reviewed the reported price and trading activity of the Shares, the common stock of Buyer and convertible securities generally, compared certain financial and stock market information for the Company and Buyer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain business combinations in the cable and wire industry specifically, and in other industries generally, and reviewed such other information and performed such other studies and analyses as we considered appropriate.

We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company or Buyer or any of their subsidiaries, nor have we conducted a physical inspection of the properties and facilities of the Company or Buyer or any of their subsidiaries. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Agreement and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with the Tender Offer or how any holder of Shares should vote, or whether such holder should seek appraisal rights, in connection with the Merger.

For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all material conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, including any necessary amendments, modifications or waivers to any documents to which any of the Company or Buyer are a

                                     B-2-2
party, as contemplated by the Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company or Buyer of the Merger. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles.

We note that under current market conditions, there may be a limited trading market for the Convertible Preferred Stock. Any estimate of the future trading value of the Convertible Preferred Stock would be speculative and subject to substantial uncertainties and contingencies. We are not expressing a view as to the actual trading price of the Convertible Preferred Stock, which will be dependent upon and fluctuate with dividend rates generally, the market price of the common stock of Buyer into which the Convertible Preferred Stock is convertible, market conditions, general economic conditions, the financial condition and prospects of Buyer after the Merger and other factors which generally influence the price of similar securities.

Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. We are not opining on the fairness from a financial point of view of the consideration to be received by holders of Shares pursuant to the Merger if viewed as a separate and distinct transaction from the Tender Offer.

Chase Securities Inc. ("CSI"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain banking services to the Company including having acted as administrative agent for various debt financings, having acted as an underwriter of public offerings of the Shares in April 1997 and September 1997 (in which certain affiliates of CSI, having previously owned approximately 6.78% of the then outstanding Shares, sold all of their ownership interest in the Company) and having acted as its financial advisor in connection with the Agreement. CSI was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company.

CSI provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers and at any time may have a long or short position in such securities. CSI may provide investment banking services to the Company, Buyer or any of their respective subsidiaries in the future.

                                     B-2-3

Based upon and subject to the foregoing and based upon such matters as we consider relevant, it is our opinion that as of the date hereof the consideration to be received pursuant to the Agreement by holders of Shares in the Tender Offer and the Merger, taken together as a unitary transaction, is fair from a financial point of view to such holders.

This opinion has been provided at the request of and is for the use and benefit of the Board of Directors of the Company in its evaluation of the consideration to be received by holders of Shares in the Tender Offer and the Merger, taken together as a unitary transaction, and shall not be used for any other purpose without the prior written consent of CSI.

Very truly yours,


/s/ CHASE SECURITIES INC.



Chase Securities Inc.


                                     B-2-4

                                                                      APPENDIX C

                        DELAWARE GENERAL CORPORATION LAW

    SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock "and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
       Section 258, Section 263 or Section 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2)Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal right sunder this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

    (LANGUAGE WHICH IS CHANGED BY THE AMENDMENT TO THE SUPERIOR 1996 STOCK OPTION PLAN, OTHER THAN SECTION HEADINGS, TO BE APPROVED BY STOCKHOLDERS IS IN ITALICS.)

                                                                      APPENDIX D

                             SUPERIOR TELECOM INC.
                             1996 STOCK OPTION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 1999)

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

ARTICLE I.             PURPOSE.............................................................................           1

ARTICLE II.            DEFINITIONS.........................................................................           1

ARTICLE III.           ADMINISTRATION......................................................................           3

ARTICLE IV.            SHARE AND OTHER LIMITATIONS.........................................................           5

ARTICLE V.             ELIGIBILITY.........................................................................           7

ARTICLE VI.            EMPLOYEE STOCK OPTION GRANTS........................................................           7

ARTICLE VII.           NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS...........................................          10

ARTICLE VIII.          NON-TRANSFERABILITY.................................................................          12

ARTICLE IX.            CHANGE IN CONTROL PROVISIONS........................................................          13

ARTICLE X.             TERMINATION OR AMENDMENT OF THE PLAN................................................          14

ARTICLE XI.            UNFUNDED PLAN.......................................................................          15

ARTICLE XII.           GENERAL PROVISIONS..................................................................          15

ARTICLE XIII.          TERM OF PLAN........................................................................          17

ARTICLE XIV.           NAME OF PLAN........................................................................          17

                             SUPERIOR TELECOM INC.
                             1996 STOCK OPTION PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 1999)

                                   ARTICLE I.
                                    PURPOSE

    The purpose of this Superior TeleCom Inc. 1996 Stock Option Plan (the "Plan") is to enhance the profitability and value of Superior TeleCom Inc. (the "Company") for the benefit of its stockholders by enabling the Company (i) to offer employees and Consultants of the Company and its AFFILIATES stock based incentives, thereby creating a means to raise the level of stock ownership by employees and Consultants in order to attract, retain and reward such employees and Consultants and strengthen the mutuality of interests between employees and Consultants and the Company's stockholders and (ii) to make equity based awards to non-employee directors thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and the Company's stockholders.

                                  ARTICLE II.
                                  DEFINITIONS

    For purposes of this Plan, the following terms shall have the following meanings:

    2.1. "AFFILIATE" SHALL MEAN EACH OF THE FOLLOWING: (I) ANY SUBSIDIARY; (II) ANY PARENT; (III) ANY CORPORATION, TRADE OR BUSINESS (INCLUDING, WITHOUT LIMITATION, A PARTNERSHIP OR LIMITED LIABILITY COMPANY) WHICH IS DIRECTLY OR INDIRECTLY CONTROLLED 50% OR MORE (WHETHER BY OWNERSHIP OF STOCK, ASSETS OR AN EQUIVALENT OWNERSHIP INTEREST OR VOTING INTEREST) BY THE COMPANY OR ONE OF ITS AFFILIATES; AND (IV) ANY OTHER ENTITY IN WHICH THE COMPANY OR ANY OF ITS AFFILIATES HAS A MATERIAL EQUITY INTEREST AND WHICH IS DESIGNATED AS AN "AFFILIATE" BY RESOLUTION OF THE COMMITTEE.

    2.2. "Board" shall mean the Board of Directors of the Company.

    2.3. "Cause" shall mean, with respect to a Participant's Termination of Employment or Termination of Consultancy, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company as determined by the Committee in its sole discretion. With respect to a Participant's Termination of Directorship, Cause shall mean an act or failure to act that constitutes "cause" for removal of a director under applicable Delaware law.

    2.4. "Change in Control" shall have the meaning set forth in Article IX.

    2.5. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

    2.6. "Committee" shall mean a committee of the Board appointed from time to time by the Board. Solely to the extent required under Rule 16b-3 and Section 162(m) of the Code, such committee shall consist of two or more non-employee directors, each of whom shall be a non-employee director as defined in Rule 16b-3 and an outside director as defined under Section 162(m) of the Code. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or
Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

    2.7. "Common Stock" means the COMMON STOCK, $.01 par value per share, of the Company.

    2.8. "Consultant" means any adviser or consultant to the Company and its AFFILIATES who is eligible pursuant to Section 5.1 to be granted Options under this Plan.

    2.9. "Disability" shall mean total and permanent disability, as defined in
Section 22(e)(3) of the Code.

    2.10. "Effective Date" shall mean October 2, 1996. THE AMENDMENTS CONTAINED HEREIN SHALL BECOME EFFECTIVE ON JANUARY 1, 1999, SUBJECT TO APPROVAL BY THE COMPANY'S STOCKHOLDERS TO THE EXTENT AND IN THE MANNER PROVIDED BY APPLICABLE LAW.

    2.11. "Eligible Employees" shall mean the employees of the Company and its AFFILIATES.

    2.12. "Exchange Act" shall mean the Securities Exchange Act of 1934.

    2.13. "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, "FAIR MARKET VALUE" MEANS THE PRICE FOR COMMON STOCK SET BY THE COMMITTEE IN GOOD FAITH BASED ON REASONABLE METHODS SET FORTH UNDER SECTION 422 OF THE CODE AND THE REGULATIONS THEREUNDER INCLUDING, WITHOUT LIMITATION, A METHOD UTILIZING THE AVERAGE OF PRICES OF THE COMMON STOCK REPORTED ON THE PRINCIPAL NATIONAL SECURITIES EXCHANGE ON WHICH IT IS THEN TRADED DURING A REASONABLE PERIOD DESIGNATED BY THE COMMITTEE. For purposes of the grant of any Stock Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

    2.14. "Good Reason" shall mean, with respect to a Participant's Termination of Employment or Termination of Consultancy unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, a voluntary termination due to "good reason," as the Committee, in its sole discretion, decides to treat as a Good Reason termination.

    2.15. "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

    2.16. "Non-Qualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

    2.17. "PARENT" SHALL MEAN ANY PARENT CORPORATION OF THE COMPANY WITHIN THE MEANING OF SECTION 424(E) OF THE CODE.

    2.18. "Participant" shall mean the following persons to whom an Option has been granted pursuant to this Plan: Eligible Employees and Consultants of the Company and its AFFILIATES and non-employee directors of the Company; provided, however, that non-employee directors shall be Participants for purposes of the Plan solely with respect to awards of Stock Options pursuant to Article VII.

    2.19. "Retirement" with respect to a Participant's Termination of Employment or Termination of Consultancy, shall mean a Termination of Employment or Termination of Consultancy without Cause by a Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five

(55) as approved by the Committee with regard to such Participant. With respect to a Participant's Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five (65).

    2.20. "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

    2.21. "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

    2.22. "Stock Option" or "Option" shall mean any OPTION to purchase shares of Common Stock granted to Eligible Employees or Consultants pursuant to Article VI or non-employee directors pursuant to Article VII.

    2.23. "Subsidiary" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

    2.24. "Ten Percent Stockholder" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company , ITS SUBSIDIARIES OR ITS PARENT.

    2.25. "Termination of Consultancy" shall mean, with respect to an individual that the individual is no longer acting as a Consultant to the Company or AN AFFILIATE. In the event an entity shall cease to be AN AFFILIATE, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant of the Company or another AFFILIATE at the time the entity ceases to be AN AFFILIATE. IN THE EVENT THAT A CONSULTANT BECOMES AN ELIGIBLE EMPLOYEE UPON THE TERMINATION OF HIS CONSULTANCY, THE COMMITTEE, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY DETERMINE THAT NO TERMINATION OF CONSULTANCY SHALL BE DEEMED TO OCCUR UNTIL SUCH TIME AS SUCH CONSULTANT IS NO LONGER A CONSULTANT OR AN ELIGIBLE EMPLOYEE.

    2.26. "Termination of Directorship" shall mean, with respect to a non-employee director, that the non-employee director has ceased to be a director of the Company.

    2.27. "Termination of Employment" shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its AFFILIATES; or (ii) when an entity which is employing a Participant ceases to be AN AFFILIATE, unless the Participant thereupon becomes employed by the Company or another AFFILIATE. IN THE EVENT THAT AN ELIGIBLE EMPLOYEE BECOMES A CONSULTANT UPON THE TERMINATION OF HIS EMPLOYMENT, THE COMMITTEE, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY DETERMINE THAT NO TERMINATION OF EMPLOYMENT SHALL BE DEEMED TO OCCUR UNTIL SUCH TIME AS SUCH ELIGIBLE EMPLOYEE IS NO LONGER AN ELIGIBLE EMPLOYEE OR A CONSULTANT.

    2.28. "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                  ARTICLE III.
                                 ADMINISTRATION

    3.1. The Committee. The Plan shall be administered and interpreted by the Committee. THE COMMITTEE MAY DELEGATE SOME OR ALL OF ITS AUTHORITY UNDER THE PLAN AS THE COMMITTEE DEEMS APPROPRIATE IN ITS SOLE AND ABSOLUTE DISCRETION; PROVIDED, HOWEVER, THAT NO SUCH DELEGATION SHALL BE MADE (I) WITH REGARD TO ANY ELIGIBLE EMPLOYEE WHO IS A "COVERED EMPLOYEE" (AS DEFINED IN SECTION 162(M) OF THE CODE) AT THE TIME OF GRANT OR (II) THAT WOULD CAUSE STOCK OPTIONS UNDER THE PLAN TO FAIL TO BE EXEMPT UNDER SECTION 16(B) OF THE EXCHANGE ACT.

    3.2. Stock Option Grants. The Committee shall have full authority to grant Stock Options, pursuant to the terms of this Plan. Stock Options shall be granted to non-employee directors of the Company pursuant to Article VII. In particular, the Committee shall have the authority:

        (a) to select the Eligible Employees and Consultants to whom Stock Options may from time to time be granted hereunder;

        (b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Employees or Consultants;

        (c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Employee or Consultant hereunder;

        (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option granted hereunder to an Eligible Employee or Consultant (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

        (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

        (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees and Consultants in order to exercise Options under the Plan; and

        (g) to determine whether to require an Eligible Employee or Consultant, as a condition of the granting of any Option, to not sell or otherwise dispose of shares acquired pursuant to the exercise of the Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

    3.3. Guidelines. Subject to Article X hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Option issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any) and the applicable provisions of Section 162(m) of the Code (if any). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. If and to the extent applicable, this Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

    3.4. Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company, the Board, or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

    3.5. Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

    3.6. Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.7. Designation of Consultants--Liability.

        (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

        (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or AFFILIATE. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

                                  ARTICLE IV.
                          SHARE AND OTHER LIMITATIONS

    4.1. Shares.

        (a) GENERAL LIMITATION. The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 3,078,125 SHARES (AS ADJUSTED TO REFLECT ALL ADJUSTMENTS TO THE COMMON STOCK ON OR BEFORE FEBRUARY 3, 1999, subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full or the Company repurchases any Option pursuant to Section 6.3(f), the number of shares of Common Stock underlying the repurchased Option and/or the number of shares of Common Stock underlying any unexercised Option shall again be available for the purposes of awards under the Plan. IN DETERMINING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS OTHER THAN AWARDS OF INCENTIVE STOCK OPTIONS, IF COMMON STOCK HAS BEEN DELIVERED OR EXCHANGED BY A PARTICIPANT AS FULL OR PARTIAL PAYMENT TO THE COMPANY FOR THE EXERCISE PRICE OR FOR WITHHOLDING TAXES, IN CONNECTION WITH THE EXERCISE OF A STOCK OPTION OR THE NUMBER SHARES OF COMMON STOCK OTHERWISE DELIVERABLE HAS BEEN REDUCED FOR FULL OR PARTIAL PAYMENT FOR THE EXERCISE PRICE OR FOR WITHHOLDING TAXES, THE NUMBER OF SHARES OF COMMON STOCK DELIVERED, EXCHANGED OR REDUCED SHALL AGAIN BE AVAILABLE FOR PURPOSES OF AWARDS UNDER THIS PLAN.

        (b) INDIVIDUAL PARTICIPANT LIMITATIONS. The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan to each Participant shall not exceed 390,625 SHARES (AS ADJUSTED TO REFLECT ALL ADJUSTMENTS TO THE COMMON STOCK ON OR BEFORE FEBRUARY 3, 1999, subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company.

    4.2. Changes.

        (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or AFFILIATE, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or AFFILIATE, any sale or transfer of all or part of THE assets or business OF THE COMPANY OR AFFILIATE or any other corporate act or proceeding.

        (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares to be issued upon exercise of an outstanding Option granted under this Plan and the exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

        (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half ( 1/2) and rounding-up for fractions equal to or greater than one-half ( 1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

        (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees and Consultants, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

        If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

                                   ARTICLE V.
                                  ELIGIBILITY

    5.1. GENERAL ELIGIBILITY. Consultants and all ELIGIBLE EMPLOYEES are eligible to be granted NON-QUALIFIED STOCK Options under this Plan. Eligibility under this Plan shall be determined by the Committee in its sole discretion.

    5.2. INCENTIVE STOCK OPTIONS. ALL ELIGIBLE EMPLOYEES WHO ARE EMPLOYEES OF THE COMPANY, ITS SUBSIDIARIES OR ITS PARENT (IF ANY) ARE ELIGIBLE TO BE GRANTED INCENTIVE STOCK OPTIONS UNDER THIS PLAN.

    5.3. NON-EMPLOYEE DIRECTORS. Non-employee directors of the Company are only eligible to receive an award of Stock Options in accordance with Article VII of the Plan.

                                  ARTICLE VI.
                          EMPLOYEE STOCK OPTION GRANTS

    6.1. Options. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of
Section 422 of the Code or (ii) a Non-Qualified Stock Option.

    6.2. Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant to any Consultant one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. NOTWITHSTANDING ANY OTHER PROVISION OF THIS PLAN TO THE CONTRARY OR ANY PROVISION IN AN AGREEMENT EVIDENCING THE GRANT OF A STOCK OPTION TO THE CONTRARY, ANY STOCK OPTION GRANTED TO AN ELIGIBLE EMPLOYEE OF AN AFFILIATE (OTHER THAN AN AFFILIATE WHICH IS A PARENT OR A SUBSIDIARY) SHALL BE A NON-QUALIFIED STOCK OPTION.

    6.3. Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

        (a) OPTION PRICE. The option price per share of Common Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee but shall not be less than the 100% of the Fair Market Value of the Common Stock at the time of grant. Notwithstanding the foregoing, if an Option is modified, extended or renewed and, thereby, deemed to be the issuance of a new Option under the Code, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

        (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

        (d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock withheld from the shares to be received on the exercise of a Stock Option hereunder or Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

        (e) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or ANY PARENT exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

        Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

        (f) BUY OUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

        (g) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

        (h) DEFERRED DELIVERY OF COMMON SHARES. THE COMMITTEE MAY IN ITS DISCRETION PERMIT PARTICIPANTS TO DEFER DELIVERY OF COMMON STOCK ACQUIRED PURSUANT TO A PARTICIPANT'S EXERCISE OF AN OPTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS ESTABLISHED BY THE COMMITTEE.

        (I) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

    6.4. Termination of Employment or Termination of Consultancy. The following rules apply with regard to Options upon the Termination of Employment of a Participant:

        (a) TERMINATION BY REASON OF DEATH. If a Participant's Termination of Employment or Termination of Consultancy is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (b) TERMINATION BY REASON OF DISABILITY. If a Participant's Termination of Employment or Termination of Consultancy is by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (c) TERMINATION BY REASON OF RETIREMENT. If a Participant's Termination of Employment or Termination of Consultancy is by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the

    Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (d) INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If a Participant's Termination of Employment or Termination of Consultancy is by involuntary termination without Cause or for Good Reason, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (e) TERMINATION WITHOUT GOOD REASON. If a Participant's Termination of Employment or Termination of Consultancy is voluntary but without Good Reason and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (f) OTHER TERMINATION. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Employment or Termination of Consultancy is for any reason other than death, Disability, Retirement, Good Reason, involuntary termination without Cause or voluntary termination as provided in subsection (e) above, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination, provided that (unless the Committee determines a different period upon grant or, if, no rights of the Participant are reduced, thereafter) in the event the termination is for Cause or is a voluntary termination without Good Reason within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause.

                                  ARTICLE VII.
                   NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS

    7.1. Options. The terms of this Article VII shall apply only to Options granted to non-employee directors.

    7.2. Grants. Without further action by the Board or the stockholders of the Company, each non-employee director shall:

        (a) subject to the terms of the Plan, be granted Options to purchase 23,438 SHARES (AS ADJUSTED TO REFLECT ALL ADJUSTMENTS TO THE COMMON STOCK ON OR BEFORE FEBRUARY 3, 1999, SUBJECT TO ANY INCREASE OR DECREASE PURSUANT TO
    SECTION 4.2) of Common Stock upon (1) the date on which the offering price in connection with the initial public offering of the Common Stock (the "Offering") is agreed upon between the Company and the underwriters (the "Price to the Public"); or if later, (2) as of the date the non-employee director begins service as a director on the Board; and

        (b) subject to the terms of the Plan, be granted Options to purchase 11,719 SHARES (AS ADJUSTED TO REFLECT ALL ADJUSTMENTS TO THE COMMON STOCK ON OR BEFORE FEBRUARY 3, 1999, SUBJECT TO ANY INCREASE OR DECREASE PURSUANT TO
    SECTION 4.2) of Common Stock upon each anniversary of the date on which he began service as a director of the Board.

    7.3. Non-Qualified Stock Options. Stock Options granted under this Article VII shall be Non-Qualified Stock Options.

    7.4. Terms of Options. Options granted under this Article VII shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan, as the Committee shall deem desirable:

        (a) OPTION PRICE. The purchase price per share deliverable upon the exercise of an Option granted pursuant to Section 7.2(a)(1) shall be the Price to the Public and the purchase price per share deliverable upon the exercise of an Option granted pursuant to Section 7.2(a)(2) shall be 100% of the Fair Market Value of such Common Stock at the time of the grant of the Option, or the par value of the Common Stock, whichever is greater.

        (b) EXERCISABILITY. Except as otherwise provided herein, thirty-three percent (33%) of any Option granted under this Article VII shall be exercisable on or after each of the three anniversaries following the date of grant. All Options shall fully vest upon a Change in Control.

        (c) METHOD FOR EXERCISE. A non-employee director electing to exercise one or more Options shall give written notice of exercise to the Company specifying the number of shares to be purchased. Common Stock purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash or by delivery of unencumbered Common Stock owned by the non-employee director or a combination thereof or by such other method as approved by the Board.

        (d) OPTION TERM. Except as otherwise provided herein, if not previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

    7.5. Termination of Directorship. The following rules apply with regard to Options upon the Termination of Directorship:

        (a) DEATH, DISABILITY OR OTHERWISE CEASING TO BE A DIRECTOR OTHER THAN FOR CAUSE. Except as otherwise provided herein, upon the Termination of Directorship, on account of Disability, death, Retirement, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (b) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for the remainder of the stated term of such Options.

        (b) CAUSE. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

        (c) CANCELLATION OF OPTIONS. No Options that were not exercisable during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.

    7.6. Changes. (a) The Awards to a non-employee director shall be subject to Sections 4.2(a), (b) and (c) of the Plan and this Section 7.6, but shall not be subject to Section 4.2(d).

        (b) If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Options or substitutes new Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Options shall expire without additional compensation to the holder thereof; provided, that, the Committee shall deliver notice to each non-employee director at least twenty (20) days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Participant shall have the right to exercise in full effective as of such consummation all Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a ninety (90) day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

                                 ARTICLE VIII.
                              NON-TRANSFERABILITY

    No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. No Option shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option nor shall it be subject to attachment or legal process for or against such person. NOTWITHSTANDING THE FOREGOING, THE COMMITTEE MAY DETERMINE AT THE TIME OF GRANT OR THEREAFTER, THAT A NON-QUALIFIED STOCK OPTION GRANTED PURSUANT TO ARTICLE VI (OTHER THAN A NON-QUALIFIED STOCK OPTION GRANTED TO A NON-EMPLOYEE DIRECTOR) THAT IS OTHERWISE NOT TRANSFERABLE PURSUANT TO THIS
ARTICLE VIII IS TRANSFERABLE IN WHOLE OR PART AND IN SUCH CIRCUMSTANCES, AND UNDER SUCH CONDITIONS, AS SPECIFIED BY THE COMMITTEE.

                                  ARTICLE IX.
                          CHANGE IN CONTROL PROVISIONS

    9.1. Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Option, the Participant shall be entitled to the following benefits:

        (a) Subject to paragraph (c) below with regard to Options granted to Eligible Employees and Consultants, all outstanding Options of such Participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 9.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

        (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to an Eligible Employee hereunder or thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer), or, in the case of a Consultant, by the entity (or its parent or subsidiary) which retains the Consultant, immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

           (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

           (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

           (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control).

    For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto).

        (c) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting of an Option (other than a grant to a non-employee director pursuant to Article VII hereof), upon a Termination of Employment or Termination of Consultancy during the Pre-Change in Control Period. Unless otherwise determined by the Committee, the Pre-Change in Control Period shall be the one hundred eighty (180) day period prior to a Change in Control.

    9.2. Change in Control. A "Change in Control" shall be deemed to have occurred:

        (a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, as a group or individually BY Steven S. Elbaum or The Alpine Group, INC.), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

        (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph
    (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

        (c) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

        (d) upon the stockholder's of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                                   ARTICLE X.
                      TERMINATION OR AMENDMENT OF THE PLAN

    10.1. Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company, if and to the extent required by the applicable provisions of Rule 16b-3 or, if and to the extent required, under the applicable provisions of Section 162(m) of the Code, or with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees, Consultants and non-employee directors eligible to receive Options under this Plan; (iv) decrease the minimum Option price of any Stock Option; (v) extend the maximum Option period under Section 6.3; (vi) change any rights under the Plan with regard to non-employee directors; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions, if any, of Rule 16b-3, Section 162(m) of the Code or, with regard to Incentive Stock Options,
Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum option price of any Stock Option, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

    Except with respect to the award of Stock Options to non-employee directors under Article VII, the Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent.

                                  ARTICLE XI.
                                 UNFUNDED PLAN

    11.1. Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE XII.
                               GENERAL PROVISIONS

    12.1. Legend. The Committee may require each person receiving shares pursuant to the exercise of an Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    12.2. Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    12.3. No Right to Employment/Consultancy/Directorship. Neither this Plan nor the grant of any Option hereunder shall give any Participant or other employee any right with respect to continuance of employment or consultancy with the Company or any AFFILIATE, nor shall they be a limitation in any way on the right of the Company or any AFFILIATE by which an employee is employed or consultant retained to terminate his employment or consultancy, as applicable, at any time. Neither this Plan nor the grant of any Option hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

    12.4. Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

    The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

    12.5.  Listing and Other Conditions.

        (a) AS LONG AS the Common Stock IS listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

        (c) Upon termination of any period of suspension under this Section 12.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

    12.6. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

    12.7. Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    12.8. Other Benefits. No Option payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

    12.9. Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

    12.10. No Right to Same Benefits. The provisions of Options need not be the same with respect to each Participant, and such Options granted to individual Participants need not be the same in subsequent years.

    12.11. Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

    12.12. Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

    12.13. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

    12.14. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                 ARTICLE XIII.
                                  TERM OF PLAN

    No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Options granted prior to such tenth anniversary may extend beyond that date.

                                  ARTICLE XIV.
                                  NAME OF PLAN

    This Plan shall be known as the Superior TeleCom Inc. 1996 Stock Option
Plan.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Superior TeleCom Inc.'s Certificate of Incorporation and Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Superior TeleCom Inc. has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his or her capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

    The following exhibits are filed herewith or incorporated herein by reference.


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

   2.1     Agreement and Plan of Merger, dated as of October 21, 1998, by and among Superior TeleCom Inc., SUT
           Acquisition Corp. and Essex International Inc. (incorporated by reference to Appendix A-1 to the Joint
           Proxy Statement/Prospectus filed as part of this Registration Statement).

   2.2     Amendment No. 1 to Agreement and Plan of Merger, dated as of February 24, 1999, by and among Superior
           TeleCom Inc., SUT Acquisition Corp. and Essex International Inc. (incorporated by reference to Appendix
           A-2 to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement).

   4.1*    Certificate of Trust of Superior Trust I, as filed on December 9, 1998.

   4.2**   Form of Amended and Restated Declaration of Trust of Superior Trust I.

   4.3**   Form of Indenture for the 8 1/2% Convertible Subordinated Debentures.

   4.4**   Form of Preferred Securities Guarantee Agreement.

   5.1*    Opinion of Proskauer Rose LLP, counsel to Superior TeleCom Inc., as to the legality of the 8 1/2%
           Convertible Subordinated Debentures, the Superior Common Stock and the Preferred Securities Guarantee
           Agreement being registered hereby.

   5.2**   Opinion of Morris, Nichols, Arsht & Tunnell, special counsel to Superior Trust I, as to the legality of the 8 1/2% Trust Convertible Preferred Securities being registered hereby.

   8.1*    Opinion of Proskauer Rose LLP, counsel to Superior TeleCom Inc. and special counsel to Superior Trust
           I, as to the federal tax consequences of the Merger.

  10.1     Stockholders' Agreement, dated as of October 21, 1998, among Superior TeleCom Inc., SUT Acquisition
           Corp. and certain stockholders of Essex International Inc. named therein (incorporated herein by reference to Exhibit (c)(2) to the Tender Offer Statement on Schedule 14D-1 filed by Superior TeleCom
           Inc. and SUT Acquisition Corp. with the Commission on October 28, 1998).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  10.2*    Registration Rights Agreement, dated as of October 21, 1998, among Steven R. Abbott, Superior TeleCom
           Inc. and the individuals and entities named in Schedule I thereto.

  10.3*    Voting Agreement, dated as of October 21, 1998, between The Alpine Group, Inc. and Essex International
           Inc.

  10.4     Amended and Restated Credit Agreement, dated as of November 27, 1998, among Superior/ Essex Corp.,
           Essex Group, Inc., the guarantors named therein, various lenders, Merrill Lynch & Co., as documentation agent, Fleet National Bank, as syndication agent, and Bankers Trust Company, as administrative agent
           (incorporated herein by reference to Exhibit 99.7 to the Schedule 13D/A filed by The Alpine Group,
           Inc., Superior TeleCom Inc., Superior/Essex Corp. and SUT Acquisition Corp. on December 7, 1998 (the
           "Schedule 13D")).

  10.5     Senior Subordinated Credit Agreement, dated as of November 27, 1998, among Superior/ Essex Corp., as borrower, Superior TeleCom Inc., as Parent, the subsidiary guarantors named therein, various lenders,
           Fleet Corporate Finance, Inc., as syndication agent, and Bankers Trust Company, as administrative agent
           (incorporated herein by reference to Exhibit 99.8 to the Schedule 13D).

  10.6     Amended and Restated Superior TeleCom Inc. 1996 Stock Option Plan (incorporated by reference to
           Appendix D to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement).

  12.1     Statement of ratios of combined fixed charges and preference dividends to earnings (included on page 25 of this Registration Statement).

  23.1*    Consent of Proskauer Rose LLP with respect to the legality of the 8 1/2% Convertible Subordinated
           Debentures, the Superior Common Stock and the Preferred Securities Guarantee Agreement being registered hereby (contained in Exhibit 5.1).

  23.2**   Consent of Arthur Andersen LLP, independent auditors, with respect to financial statements of Superior
           TeleCom Inc.

  23.3**   Consent of Ernst & Young LLP, independent auditors, with respect to financial statements of Essex
           International Inc.

  23.4**   Consent of Morris, Nichols, Arsht & Tunnell with respect to the legality of the 8 1/2% Trust
           Convertible Preferred Securities being registered hereby (contained in Exhibit 5.2).

  23.5**   Consent of Goldman, Sachs & Co.

  23.6**   Consent of Chase Securities Inc.

  24.1*    Power of Attorney (included in signature page of previous filing).

  25.1*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Property
           Trustee.

  25.2*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture
           Trustee.

  25.3*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Guarantee
           Trustee.

  99.1*    Form of Proxy to be used in connection with special meeting of stockholders of Superior TeleCom Inc.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  99.2*    Form of Proxy to be used in connection with special meeting of stockholders of Essex International Inc.

------------------------

*   Previously filed.

**  Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

(C) REPORTS, OPINIONS AND APPRAISALS

    The opinions of Goldman, Sachs & Co. and Chase Securities Inc (attached as Appendices B-1 and B-2, respectively, to the Joint Proxy Statement/Prospectus filed as a part of this Registration Statement).

ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The Registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (g) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 24TH DAY OF FEBRUARY, 1999.


                                    SUPERIOR TELECOM INC.

                                    By /s/ STEVEN S. ELBAUM
                                      ------------------------------------------

                                       Steven S. Elbaum
                                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
     /s/ STEVEN S. ELBAUM         Chief Executive Officer
------------------------------    (Principal Executive       February 24, 1999
       Steven S. Elbaum           Officer)

              *
------------------------------  Director                     February 24, 1999
      Eugene P. Connell

              *
------------------------------  Director                     February 24, 1999
      Robert T. Levenson

              *
------------------------------  Director                     February 24, 1999
       Charles Y.C. Tse

      /s/ BRAGI F. SCHUT
------------------------------  Director                     February 24, 1999
        Bragi F. Schut

                                Chief Financial Officer
    /s/ DAVID S. ALDRIDGE         and Treasurer (Principal
------------------------------    Accounting and Financial   February 24, 1999
      David S. Aldridge           Officer)

     *By: /s/ STEWART H.
          WAHRSAGER
------------------------------                               February 24, 1999
     Stewart H. Wahrsager
       ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of February, 1999.


                                          SUPERIOR TRUST I

                                          By  /S/ STEWART H. WAHRSAGER__________

                                              Stewart H. Wahrsager, Trustee

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

   2.1     Agreement and Plan of Merger, dated as of October 21, 1998, by and among Superior TeleCom Inc., SUT
           Acquisition Corp. and Essex International Inc. (incorporated by reference to Appendix A-1 to the Joint
           Proxy Statement/Prospectus filed as part of this Registration Statement).

   2.2     Amendment No. 1 to Agreement and Plan of Merger, dated as of February 24, 1999, by and among Superior
           TeleCom Inc., SUT Acquisition Corp. and Essex International Inc. (incorporated by reference to Appendix
           A-2 to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement).

   4.1*    Certificate of Trust of Superior Trust I, as filed on December 9, 1998.

   4.2**   Form of Amended and Restated Declaration of Trust of Superior Trust I.

   4.3**   Form of Indenture for the 8 1/2% Convertible Subordinated Debentures.

   4.4**   Form of Preferred Securities Guarantee Agreement.

   5.1*    Opinion of Proskauer Rose LLP, counsel to Superior TeleCom Inc., as to the legality of the 8 1/2%
           Convertible Subordinated Debentures, the Superior Common Stock and the Preferred Securities Guarantee
           Agreement being registered hereby.

   5.2**   Opinion of Morris, Nichols, Arsht & Tunnell, special counsel to Superior Trust I, as to the legality of the 8 1/2% Trust Convertible Preferred Securities being registered hereby.

   8.1*    Opinion of Proskauer Rose LLP, counsel to Superior TeleCom Inc. and special counsel to Superior Trust
           I, as to the federal tax consequences of the Merger.

  10.1     Stockholders' Agreement, dated as of October 21, 1998, among Superior TeleCom Inc., SUT Acquisition
           Corp. and certain stockholders of Essex International Inc. named therein (incorporated herein by reference to Exhibit (c)(2) to the Tender Offer Statement on Schedule 14D-1 filed by Superior TeleCom
           Inc. and SUT Acquisition Corp. with the Commission on October 28, 1998).

  10.2*    Registration Rights Agreement, dated as of October 21, 1998, among Steven R. Abbott, Superior TeleCom
           Inc. and the individuals and entities named in Schedule I thereto.

  10.3*    Voting Agreement, dated as of October 21, 1998, between The Alpine Group, Inc. and Essex International
           Inc.

  10.4     Amended and Restated Credit Agreement, dated as of November 27, 1998, among Superior/ Essex Corp.,
           Essex Group, Inc., the guarantors named therein, various lenders, Merrill Lynch & Co., as documentation agent, Fleet National Bank, as syndication agent, and Bankers Trust Company, as administrative agent
           (incorporated herein by reference to Exhibit 99.7 to the Schedule 13D/A filed by The Alpine Group,
           Inc., Superior TeleCom Inc., Superior/Essex Corp. and SUT Acquisition Corp. on December 7, 1998 (the
           "Schedule 13D")).

  10.5     Senior Subordinated Credit Agreement, dated as of November 27, 1998, among Superior/ Essex Corp., as borrower, Superior TeleCom Inc., as Parent, the subsidiary guarantors named therein, various lenders,
           Fleet Corporate Finance, Inc., as syndication agent, and Bankers Trust Company, as administrative agent
           (incorporated herein by reference to Exhibit 99.8 to the Schedule 13D).

  10.6     Amended and Restated Superior TeleCom Inc. 1996 Stock Option Plan (incorporated by reference to
           Appendix D to the Joint Proxy Statement/Prospectus filed as part of this Registration Statement).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  12.1     Statement of ratios of combined fixed charges and preference dividends to earnings (included on page 25 of this Registration Statement).

  23.1*    Consent of Proskauer Rose LLP with respect to the legality of the 8 1/2% Convertible Subordinated
           Debentures, the Superior Common Stock and the Preferred Securities Guarantee Agreement being registered hereby (contained in Exhibit 5.1).

  23.2**   Consent of Arthur Andersen LLP, independent auditors, with respect to financial statements of Superior
           TeleCom Inc.

  23.3**   Consent of Ernst & Young LLP, independent auditors, with respect to financial statements of Essex
           International Inc.

  23.4**   Consent of Morris, Nichols, Arsht & Tunnell with respect to the legality of the 8 1/2% Trust
           Convertible Preferred Securities being registered hereby (contained in Exhibit 5.2).

  23.5**   Consent of Goldman, Sachs & Co.

  23.6**   Consent of Chase Securities Inc.

  24.1*    Power of Attorney (included in signature page of previous filing).

  25.1*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Property
           Trustee.

  25.2*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture
           Trustee.

  25.3*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Guarantee
           Trustee.

  99.1*    Form of Proxy to be used in connection with special meeting of stockholders of Superior TeleCom Inc.

  99.2*    Form of Proxy to be used in connection with special meeting of stockholders of Essex International Inc.


------------------------

*   Previously filed.


**  Filed herewith.